Exhibit 10.1

EXECUTION COPY

ABL CREDIT AGREEMENT

among

BI-LO HOLDING, LLC,

BI-LO, LLC,

VARIOUS LENDERS,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as ADMINISTRATIVE AGENT and COLLATERAL AGENT,

CITIBANK, N.A.,

as SYNDICATION AGENT,

and

SUNTRUST BANK,

TD BANK, N.A.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as CO- DOCUMENTATION AGENTS

Dated as of March 9, 2012

CITIGROUP GLOBAL MARKETS INC.

and

DEUTSCHE BANK SECURITIES INC.,

as JOINT LEAD ARRANGERS and JOINT BOOK RUNNERS,

and

SUNTRUST BANK,

TD BANK, N.A.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as SENIOR MANAGING AGENTS

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SCHEDULE 1.01(a)	Commitments
SCHEDULE 1.01(b)	Fiscal Periods
SCHEDULE 1.01(c)	Scheduled Properties
SCHEDULE 1.01(d)	Scheduled Sale Leaseback Properties
SCHEDULE 1.01(e)	Qualified Credit Card Issuers
SCHEDULE 1.01(f)	Qualified Credit Card Processors
SCHEDULE 3.01(a)	Existing Letters of Credit
SCHEDULE 8.10	Plans
SCHEDULE 8.12	Real Property
SCHEDULE 8.14	Subsidiaries
SCHEDULE 8.21	Permitted Existing Indebtedness
SCHEDULE 8.22	Insurance
SCHEDULE 8.25	Material Contracts
SCHEDULE 9.06	Environmental Matters
SCHEDULE 9.12(a)	Real Property Requirements
SCHEDULE 9.18	Permanent Restricted Subsidiaries
SCHEDULE 10.01	Existing Liens
SCHEDULE 10.05	Existing Investments
SCHEDULE 10.13	Deposit Accounts
SCHEDULE 13.03	Lender Addresses

EXHIBIT A-1	Form of Notice of Borrowing
EXHIBIT A-2	Form of Notice of Conversion/Continuation
EXHIBIT B-1	Form of Revolving Note
EXHIBIT B-2	Form of Swingline Note
EXHIBIT C	Form of Letter of Credit Request
EXHIBIT D	Form of Section 5.04(b)(ii) Certificate
EXHIBIT E	Form of Intercreditor Agreement
EXHIBIT F	Form of Incremental Commitment Agreement
EXHIBIT G	Form of Subsidiaries Guaranty
EXHIBIT H	Form of Pledge Agreement
EXHIBIT I	Form of Security Agreement
EXHIBIT J	Form of Solvency Certificate
EXHIBIT K	Form of Compliance Certificate
EXHIBIT L	Form of Assignment and Assumption Agreement
EXHIBIT M	Form of Intercompany Note
EXHIBIT N	Form of Landlord Waiver and Consent Agreement
EXHIBIT O	Form of Joinder Agreement
EXHIBIT P	Form of Borrowing Base Certificate
EXHIBIT Q	Form of Shareholder Subordinated Note

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ABL CREDIT AGREEMENT, dated as of March 9, 2012, among BI-LO, LLC, a Delaware limited liability company (the “Borrower”), BI-LO Holding, LLC, a Delaware limited liability company (“Holdings”), the Lenders party hereto from time to time, Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent, Citibank, N.A., as Syndication Agent, SunTrust Bank, TD Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents, and Citibank, N.A., Deutsche Bank Trust Company Americas and Wells Fargo Bank, National Association, as Collateral Monitors. All capitalized terms used herein and defined in Section 1.01 are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, pursuant to the Agreement and Plan of Merger (together with the Company Disclosure Letter (as defined therein) delivered in connection therewith), dated as of December 16, 2011, by and among Opal Holdings, LLC, a Wholly-Owned Domestic Subsidiary of the Borrower (“Target Holdings”), Opal Merger Sub, Inc. (“Merger Corp.”) and Winn-Dixie Stores Inc., a Florida corporation (“Target”) (as amended to, but not including, the date hereof, the “Merger Agreement”), Holdings has agreed to acquire (the “Acquisition”) Target and its subsidiaries (together with Target, the “Acquired Business”) through the merger of Target with and into Merger Corp. (the “Merger”), with Target being the surviving entity of the Merger and an indirect Wholly-Owned Domestic Subsidiary of the Borrower;

WHEREAS, on or prior to the date hereof, (a) the Borrower intends to repay in full all outstandings and terminate all commitments under that certain Credit Agreement, dated as of February 3, 2011, among the Borrower, Holdings, Deutsche Bank Trust Company Americas, as administrative agent, certain other agents named therein and the lenders party thereto (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing BI-LO Credit Agreement”), and (b) Target intends to repay in full all outstandings and terminate all commitments under that certain Second Amended and Restated Credit Agreement, dated as of March 18, 2011, among Target and certain of its subsidiaries party thereto as borrowers, Wells Fargo National Bank, National Association, as administrative agent, certain other agents named therein and the lenders party thereto (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Winn-Dixie Credit Agreement”);

WHEREAS, the sources of funds needed to effect the Acquisition and the Refinancing and to pay fees and expenses incurred in connection with the Transaction (the “Transaction Costs”) and to provide for the working capital needs and general corporate requirements of the Borrower and its Subsidiaries after giving effect to the Transaction shall be provided through:

(i)	the revolving credit facility provided herein (the “ABL Facility”); and

(ii)	a cash common equity contribution made by the Equity Investors to Holdings (who shall, in turn, use all of the proceeds thereof to make a cash common equity contribution to the Borrower) in an aggregate amount equal to at least $235,600,000 (the “Equity Contribution”);

WHEREAS, in order to effect the Acquisition and the Refinancing, to pay the Transaction Costs, and to provide for the general corporate purposes and working capital of the Borrower and its Subsidiaries, Holdings and the Borrower have requested that the Lead Arrangers arrange, and the Lenders provide, the ABL Facility; and

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lead Arrangers have arranged, and the Lenders are willing to make available to the Borrower, the ABL Facility;

NOW, THEREFORE, IT IS AGREED:

SECTION 1. Definitions and Accounting Terms.

1.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“90-Day Excess Availability” shall mean, on a given date, the quotient obtained by dividing (a) the sum of each day’s Excess Availability during the 90 consecutive day period immediately preceding such date by (b) 90.

“ABL Facility” shall have the meaning provided in the recitals to this Agreement.

“ABL Priority Collateral” shall have the meaning provided in the Intercreditor Agreement.

“Account” shall mean an “account” as such term is defined in Article 9 of the UCC, and any and all supporting obligations in respect thereof.

“Account Debtor” shall mean each Person who is obligated on an Account.

“Acquired Business” shall have the meaning provided in the recitals to this Agreement.

“Acquired Business Material Adverse Effect” shall mean any event, change, circumstance, occurrence, effect or state of facts that (a) is materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Acquired Business, taken as a whole, or (b) materially impairs, or prevents or materially delays, the ability of Target to consummate the Merger or any of the other transactions contemplated by the Merger Agreement; provided, however, that in the case of preceding clause (a) only, the determination of an Acquired Business Material Adverse Effect shall exclude the following events, changes, circumstances, occurrences, effects and states of fact: (i) those generally affecting the industry of Target, or the economy or the financial or securities markets of the United States, including effects on such industry, economy or markets resulting from any regulatory and political conditions or developments in general; (ii) any outbreak or escalation of hostilities or declared or undeclared acts of war or terrorism; (iii) changes or proposed changes in law or GAAP; (iv) customary seasonal fluctuations in the business of the Acquired Business; (v) any change, in and of itself, in the market price or trading volume of any securities or indebtedness of Target, or any change of or failure to meet, in and of itself, any internal or public projections, forecasts, budgets or estimates of or relating to the Acquired Business for any period (it being understood that the underlying causes of such change or failure shall, if they are not otherwise excluded from the definition of Acquired Business Material Adverse Effect, be taken into account in determining whether a Acquired Business Material Adverse Effect has occurred); (vi) any hurricane, tropical storm, flood, forest fire, earthquake or other similar natural disaster; (vii) the execution, announcement, performance and existence of the Merger Agreement, including any actual or potential loss or impairment after December 16, 2011 of any bond, debenture, note, mortgage, indenture, guarantee, license, lease, purchase or sale order or other contract, commitment, agreement, obligation, undertaking or other binding arrangement (to which Target or any of its Subsidiaries is a party or by which Target or any of its Subsidiaries or any of their respective properties or

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assets may be bound) as a result thereof; and (viii) any action taken or not taken by Target at the written request of Target Holdings (provided, that the exercise of Target Holdings or Merger Corp. of its rights under the Merger Agreement, including any decision to not provide the Acquired Business with a waiver of Section 5.1 of the Merger Agreement, shall not be considered such a written instruction of Target Holdings), with the prior consent of the Lead Arrangers if such action or inaction is material and adverse to the interests of the Lenders and the Lead Arrangers as reasonably determined by the Lead Arrangers; provided, further, that, (A) with respect to preceding clauses (i) through (vi), such matters shall be excluded solely to the extent that the impact of such matters is not disproportionately adverse to the Acquired Business in comparison to similarly situated businesses (in which case the disproportionate impact shall be taken into account), and (B) clause (vii) above shall not apply with respect to references to “Material Adverse Effect” in Section 3.5 of the Merger Agreement.

“Acquired Entity or Business” shall mean either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of Holdings or (y) 100% of the Equity Interests of any such Person, which Person shall, as a result of the acquisition of such Equity Interests, become a Wholly-Owned Subsidiary of the Borrower (or shall be merged with and into the Borrower or another Wholly-Owned Subsidiary of the Borrower; provided that, in the case of any merger involving (x) the Borrower, the Borrower shall be the surviving or continuing Person and (y) involving a Subsidiary Guarantor, a Subsidiary Guarantor shall be the surviving or continuing Person).

“Acquisition” shall have the meaning provided in the recitals to this Agreement.

“Additional Margin” shall have the meaning provided in Section 2.14(a).

“Additional Obligations” shall mean any subordinated or senior Indebtedness of the Borrower (which Indebtedness may be (A) (a) unsecured or (b) secured by a Lien ranking pari passu to the Lien securing the Senior Secured Notes (or, to the extent that the Senior Secured Notes are no longer outstanding, secured by a Lien that would have ranked pari passu to the Lien securing the Senior Secured Notes if any of the same were outstanding) and (B) guaranteed on a like basis by Holdings and the Subsidiary Guarantors, although BI-LO Finance Corp. may be a co-issuer or co-borrower with the Borrower on any such Indebtedness), including customary bridge financings, so long as (i) such Indebtedness does not mature earlier than six (6) months after the Final Maturity Date in effect at the time of incurrence of such Indebtedness (other than an earlier maturity date for customary bridge financings which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for a maturity date earlier than six (6) months after such Final Maturity Date), (ii) such Indebtedness does not have any mandatory redemption, prepayment, amortization, sinking fund or similar obligations prior to such maturity date (other than pursuant to (x) customary asset sale and change of control offer provisions and, in the case of any customary bridge financing, prepayments of such bridge financing from the issuance of equity or other Indebtedness permitted hereunder which meets the requirements of this definition and (y) in the case of term loans, nominal amortization requirements not to exceed 1% per annum of the initial aggregate principal amount of such Indebtedness), (iii) such Indebtedness otherwise contains terms and conditions (excluding economic terms such as interest rate and redemption premiums) which, taken as a whole, are not more restrictive on Holdings and its Restricted Subsidiaries in any material respect than the terms and conditions of the Senior Secured Notes Documents as in effect on the Effective Date (as reasonably determined in good faith by senior management of Holdings), (iv) to the extent such Indebtedness is subordinated, the terms of such Indebtedness provide for customary payment subordination to the Obligations as reasonably determined by the Administrative Agent in good faith, and (v) if such Indebtedness is secured by a Lien ranking pari passu to the Lien securing the Senior Secured Notes (or, to the extent that the Senior Secured Notes are no longer outstanding, secured by a Lien that would have ranked pari passu to the Lien securing the Senior Secured Notes if any of the same were outstanding),

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such Indebtedness shall meet the requirements of “Additional Pari Passu Notes Obligations” under, and as defined in, the Intercreditor Agreement and shall otherwise be subject to the terms and conditions of the Intercreditor Agreement (or, if the Intercreditor Agreement is no longer in effect because the Senior Secured Notes are no longer outstanding at the time of the incurrence of such Additional Obligations, shall otherwise be subject to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent (it being understood and agreed that an intercreditor agreement in form and substance substantially similar to the Intercreditor Agreement shall be reasonably satisfactory to the Administrative Agent)).

“Additional Obligations Documents” shall mean any agreement, document or instrument (including any guarantee, security agreement or mortgage) issued or executed and delivered with respect to any Additional Obligations.

“Additional Security Documents” shall have the meaning provided in Section 9.12.

“Adjustable Applicable Margins” shall have the meaning provided in the definition of Applicable Margin.

“Administrative Agent” shall mean Deutsche Bank Trust Company Americas, in its capacity as Administrative Agent for the Lenders hereunder and under the other Credit Documents, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that none of the Administrative Agent, any Lender or any of their respective Affiliates shall be considered an Affiliate of Holdings or any Subsidiary thereof.

“Agent Advance” shall have the meaning provided in Section 2.01(e).

“Agent Advance Amount” shall have the meaning provided in Section 2.01(e).

“Agent Advance Period” shall have the meaning provided in Section 2.01(e).

“Agents” shall mean and include the Administrative Agent, the Collateral Agent, the Syndication Agent and the Co-Documentation Agents.

“Aggregate Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans then outstanding, (b) the aggregate amount of all Letter of Credit Outstandings at such time (exclusive of Letter of Credit Outstandings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Loans) and (c) the aggregate principal amount of all Swingline Loans then outstanding (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans).

“Agreement” shall mean this credit agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

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“Anti-Terrorism Laws” shall have the meaning provided in Section 8.24(a).

“Applicable Commitment Commission Percentage” shall mean (i) for each calendar quarter (or, if shorter, for the period from the Effective Date through March 31, 2012) during which the daily average Aggregate Exposure for such period exceeds 50% of the Total Revolving Loan Commitment, 0.375%, and (ii) for each calendar quarter (or, if shorter, for the period from the Effective Date through March 31, 2012) during which the daily average Aggregate Exposure for such period is less than or equal to 50% of the Total Revolving Loan Commitment, 0.50%. From and after any Extension, with respect to any Extended Revolving Loan Commitments and Extended Loans, the Applicable Commitment Commission Percentage specified for such Extended Revolving Loan Commitments and Extended Loans shall be those set forth in the applicable definitive documentation thereof.

“Applicable Margin” initially shall mean a percentage per annum equal to (i) in the case of Revolving Loans maintained as (A) Base Rate Loans, 1.00%, and (B) LIBOR Loans, 2.00%, and (ii) in the case of Swingline Loans, 1.00%. From and after each day of delivery of any certificate delivered in accordance with the first sentence of the following paragraph (each, a “Start Date”) to and including the applicable End Date described below, the Applicable Margins for such Type of Loans (hereinafter, the “Adjustable Applicable Margins”) shall be those set forth below opposite the Historical Excess Availability indicated to have been achieved in any certificate delivered in accordance with the first sentence of the following paragraph:

Level	Historical Excess Availability	Revolving Loans Maintained as LIBOR Loans	Revolving Loans and Swingline Loans Maintained as Base Rate Loans
I	Greater than or equal to 66.7% of Availability	1.75%	0.75%
II	Less than 66.7% of Availability but greater than or equal to 33.3% of Availability	2.00%	1.00%
III	Less than 33.3% of Availability	2.25%	1.25%

The Historical Excess Availability used in a determination of Adjustable Applicable Margins shall be determined based on the delivery of a certificate of an Authorized Officer of the Borrower (each, a “Quarterly Pricing Certificate”) to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Lender), within five (5) Business Days after the last day of any calendar quarter, which Quarterly Pricing Certificate shall set forth the calculation of the Historical Excess Availability as at the last day of the calendar quarter ended immediately prior to the relevant Start Date. The Adjustable Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the earlier of (x) the date on which the next Quarterly Pricing Certificate is delivered to the Administrative Agent and (y) the date which is five (5) Business Days

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following the last day of the calendar quarter in which the previous Start Date occurred (such earlier date, the “End Date”), at which time, if no Quarterly Pricing Certificate has been delivered to the Administrative Agent (and thus commencing a new Start Date), the Adjustable Applicable Margins shall be those that correspond to a Historical Excess Availability at Level III above (such Adjustable Applicable Margins as so determined, the “Highest Adjustable Applicable Margins”) and the Highest Adjustable Applicable Margins shall apply until a Quarterly Pricing Certificate is delivered to the Administrative Agent (and thus commencing a new Start Date). Notwithstanding anything to the contrary contained above in this definition, (i) the Adjustable Applicable Margins shall be the Highest Adjustable Applicable Margins at all times during which there shall exist any Event of Default, (ii) at all times prior to the date of delivery of the Quarterly Pricing Certificate for the calendar quarter ending September 30, 2012, the Adjustable Applicable Margins shall be maintained at Level II above, (iii) from and after the most recent Incremental Commitment Date for any Incremental Commitment Agreement pursuant to which the Applicable Margins and Adjustable Applicable Margins have been increased above the Applicable Margins and the Adjustable Applicable Margins in effect immediately prior to such Incremental Commitment Date, each of the Applicable Margins and the Adjustable Applicable Margins shall be increased to those respective percentages per annum set forth in the applicable Incremental Commitment Agreement and (iv) from and after any Extension, with respect to any Extended Loans, the Applicable Margins and Adjustable Applicable Margins specified for such Extended Loans shall be those specified in the applicable definitive documentation thereof.

“Applicable Qualifier” shall have the meaning provided in Section 8.

“Asset Sale” shall mean any sale, transfer or other disposition by Holdings or any of its Restricted Subsidiaries to any Person (including by way of redemption by such Person) other than to Holdings or a Wholly-Owned Subsidiary of Holdings that is a Restricted Subsidiary of any asset (including, without limitation, any capital stock or other securities of, or Equity Interests in, another Person), but excluding sales, transfers or other dispositions of assets pursuant to Sections 10.02(b), (c), (g), (h), (i), (j), (k), (m), (n), (o), (p), (q), (u) and (v).

“Asset Sale Proceeds Account” shall mean one or more deposit accounts or securities accounts holding solely the proceeds of any sale or other disposition of any Senior Secured Notes Priority Collateral (and only such Collateral) that are required to be held in such account or accounts pursuant to the terms of the Senior Secured Notes Indenture, any Additional Obligations Documents or any Refinancing Senior Secured Notes Indenture or any Additional Obligations Documents.

“Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit L (appropriately completed).

“Authorized Officer” shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion/Continuation and similar notices, any person or persons that has or have been authorized by the members or board of directors, as applicable, of the Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards or certificates of incumbency on file with the Administrative Agent, the Swingline Lender or the respective Issuing Lender, (ii) delivering financial information and officer’s certificates pursuant to this Agreement, the chief financial officer, the treasurer or the principal accounting officer of Holdings or the Borrower, and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two (2) officers) of the applicable Credit Party.

“Availability” at any time shall mean the lesser of (i) the Borrowing Base at such time and (ii) the Total Revolving Loan Commitment at such time.

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“Bankruptcy Code” shall have the meaning provided in Section 11.05.

“Base Rate” shall mean, at any time, the highest of (i) the Prime Lending Rate at such time, (ii)  1⁄2 of 1% per annum in excess of the overnight Federal Funds Rate at such time, and (iii) the LIBO Rate for a LIBOR Loan denominated in Dollars with a one month Interest Period commencing on such day plus 1.00%. For purposes of this definition, the LIBO Rate shall be determined using the LIBO Rate as otherwise determined by the Administrative Agent in accordance with the definition of LIBO Rate, except that (x) if a given day is a Business Day, such determination shall be made on such day (rather than two (2) Business Days prior to the commencement of an Interest Period) or (y) if a given day is not a Business Day, the LIBO Rate for such day shall be the rate determined by the Administrative Agent pursuant to preceding clause (x) for the most recent Business Day preceding such day. Any change in the Base Rate due to a change in the Prime Lending Rate, the Federal Funds Rate or such LIBO Rate shall be effective as of the opening of business on the day of such change in the Prime Lending Rate, the Federal Funds Rate or such LIBO Rate, respectively.

“Base Rate Loan” shall mean (i) each Swingline Loan and (ii) each Revolving Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

“BG Cards” shall mean BG Cards, LLC, a South Carolina limited liability company.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Book-Entry Shares” shall have the meaning provided in the Merger Agreement.

“Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Borrowing” shall mean the borrowing of one Type of Revolving Loan from all the Lenders, or from the Swingline Lender in the case of Swingline Loans, on a given date (or resulting from a conversion or conversions on such date) having in the case of LIBOR Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 2.10(b) shall be considered part of the related Borrowing of LIBOR Loans.

“Borrowing Base” shall mean, as of any date of calculation, the amount calculated pursuant to the Borrowing Base Certificate most recently delivered to the Collateral Monitors in accordance with Section 9.01(j) (but as modified as provided below in this definition), equal to, without duplication, the sum of:

(a) 85% of the book value of Eligible Pharmacy Accounts at such time;

(b) 90% of the book value of Eligible Credit Card Accounts at such time;

(c) the lesser of (i) 70% of the Value of Eligible Inventory and (ii) the sum of (x) 90% of the Net Orderly Liquidation Value of Eligible Retail Inventory and (y) 90% of the Net Orderly Liquidation Value of Eligible Pharmacy Inventory; and

(d) the lesser of (I) 85% of the product of (i) the average net value per Pharmacy Script based on the most recent appraisal of Pharmacy Scripts received by the Administrative Agent multiplied by (ii) the number of Eligible Pharmacy Scripts filled over the trailing 13 Fiscal Months of the Borrower; provided that such amount may be reduced or increased (but in no event shall the advance rate

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in respect of Eligible Pharmacy Scripts be increased to an amount greater than 85%), at the Administrative Agent’s option in its Permitted Discretion, to reflect (A) any sales or acquisitions of Eligible Pharmacy Scripts, (B) reductions or increases in the number of prescriptions, the average volume of prescriptions being filled or the average dollar amount of prescription values, (C) any change in the mix of the types of payors with respect to prescriptions, (D) any statutory or regulatory changes after the date hereof that affect the transferability of the Pharmacy Scripts or (E) any other changes to the factors identified in any appraisal that affect the amount that may be recovered by the Collateral Agent from the sale or other disposition of the Pharmacy Scripts; provided, further, that the amount of any reduction shall have a reasonable relationship to the event, condition or other matter which is the basis for such reduction as determined by the Administrative Agent in its Permitted Discretion and (II) $150,000,000;

in each case less (a) the sum of (i) the Rent Reserve and (ii) other Reserves then established by the Collateral Monitors in their Permitted Discretion and (b) to the extent that, at any time, the aggregate Stated Amount of all outstanding Letters of Credit (plus any Unpaid Drawings related thereto) is less than the amount by which the Borrowing Base at such time (determined without giving effect to this clause (b)) exceeds the Maximum Indenture Availability at such time, the amount of such shortfall.

The Collateral Monitors shall have the right (but not the obligation) to review such computations and if they shall have reasonably determined in good faith in their Permitted Discretion that such computations have not been calculated in accordance with the terms of this Agreement, the Collateral Monitors shall have the right to correct any such errors.

Notwithstanding the foregoing, on the Effective Date (but not at any time thereafter), the Borrowing Base shall be equal to the greater of (i) the Borrowing Base as calculated in accordance with the provisions above in this definition and (ii) $440,000,000 less the Borrowing Base Value of any assets or businesses sold or divested on or prior to the Effective Date pursuant to Section 5.6(e) of the Merger Agreement. After the Effective Date, the Borrowing Base shall be calculated in accordance with the provisions of this definition without regard to this paragraph. For the purposes hereof, “Borrowing Base Value” shall mean, with respect to any assets or businesses, the amount by which the Borrowing Base determined by clause (i) in the immediately preceding sentence is reduced as a result of the sale or divestiture of such assets or businesses on or prior to the Effective Date.

“Borrowing Base Certificate” shall have the meaning provided in Section 9.01(j).

“Bruno’s” shall have the meaning provided in the definition of Bruno Litigation.

“Bruno Litigation” shall mean any and all litigation and proceedings arising from or relating to (1) that certain adversary proceeding numbered 7:11-ap-80214(HB), which is pending as of the Effective Date in the United States Bankruptcy Court for the District of South Carolina; (2) the proof of claim, as amended, filed by William Kaye, Liquidating Trustee for BFW Liquidation, LLC f/k/a Bruno’s Supermarkets, LLC (“Bruno’s”), in the chapter 11 bankruptcy cases of the Borrower, Holdings and their reorganized-debtor affiliates (case no. 09-02140(HB) (Bankr. D.S.C.)); (3) the objections and responses of the Borrower, Holdings and their reorganized-debtor affiliates to the claims asserted in such proof of claim (and any and all amendments thereto), which, to the extent such claims were to be ultimately allowed in the bankruptcy cases of the Borrower, Holdings and their reorganized-debtor affiliates, will be treated as “Class 5 Claims” under the confirmed and effective plan of reorganization in those cases and paid by LSF5 Grocery Holdings, LLC, the “Investor” under such plan, with any such payments guaranteed by Lone Star Fund V (U.S.), L.P. and Lone Star Fund V (Bermuda), L.P.; (4) proceedings in or relating to Bruno’s bankruptcy case before the United States Bankruptcy Court for the Northern District of Alabama (case no. 09-00634(BGC) and adv. pro. no. 11-00421(BGC)), regarding which the Borrower, Holdings and their reorganized-debtor affiliates are interested parties, including those

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proceedings pertaining to the claims the Borrower, Holdings and their reorganized-debtor affiliates filed against Bruno’s in the Bruno’s bankruptcy case and claims of third parties against Bruno’s that have been acquired by the Borrower, and Bruno’s objections and responses thereto; (5) any and all proceedings relating to the claims of the United Food Commercial Workers Unions and Employers Pension Fund asserted against the Borrower, Holdings, their reorganized-debtor affiliates, Bruno’s, and/or any other previously or currently affiliated entities, including, without limitation, case no. 1:09-cv-2886, which is pending as of the Effective Date in the United States District Court for the Northern District of Georgia, Atlanta Division; and (6) any and all proceedings, both in and out of court, related to any of the foregoing, including any and all appeals emanating therefrom, including, without limitation, case nos. 11-2193 and 11-2218, which are currently pending as of the Effective Date before the United States Court of Appeals for the Fourth Circuit.

“Business” shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate) or the equivalent of the foregoing in any foreign jurisdiction.

“Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in U.S. dollar deposits in the London interbank market.

“Calculation Period” shall mean, with respect to any Permitted Acquisition or any other event expressly required to be calculated on a Pro Forma Basis pursuant to the terms of this Agreement, the Test Period most recently ended prior to the date of such Permitted Acquisition or other event for which financial statements have been delivered to the Lenders pursuant to this Agreement.

“Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP and, without duplication, the amount of all Capitalized Lease Obligations incurred by such Person, excluding (a) interest capitalized during construction of a new store, distribution center or warehouse, (b) any expenditure to the extent, for purposes of the definition of Permitted Acquisition or any other Investment permitted by Section 10.05(p) or (r), such expenditure is part of the aggregate consideration for any Permitted Acquisition or such other Investment consummated during or prior to such period, (c) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding Holdings or any of its Restricted Subsidiaries) and for which neither Holdings nor any of its Restricted Subsidiaries has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period) and (d) the purchase price of equipment purchased during such period to the extent the consideration consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a substantially concurrent sale of used or surplus equipment, in each case, in the ordinary course of business.

“Capitalized Lease Obligations” shall mean, with respect to any Person, all rental obligations of such Person which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

“Cash Equivalents” shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 12

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months from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 12 months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (iii) Dollar-denominated time deposits, certificates of deposit and bankers acceptances of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s with maturities of not more than 12 months from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than 12 months after the date of acquisition by such Person and (vi) investments in money market funds at least 95% of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

“Cash Management Control Agreement” shall mean a “control agreement” in form and substance reasonably acceptable to the Administrative Agent and containing terms regarding the treatment of all cash and other amounts on deposit in the respective Deposit Account governed by such Cash Management Control Agreement consistent with the requirements of Section 5.03.

“Certificates” shall have the meaning provided in the Merger Agreement.

“CFC” shall mean a “controlled foreign corporation” within the meaning of section 957 of the Code.

“Change of Control” shall mean (i) Holdings shall at any time cease to own directly 100% of the Equity Interests of the Borrower, (ii) prior to the occurrence of a Qualified IPO, the Permitted Holders shall at any time and for any reason fail to own at least a majority of Holdings’ Voting Stock (determined on a fully diluted basis and based on the number of votes, rather than number of shares), (iii) prior to the occurrence of a Qualified IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, shall have obtained the power (whether or not exercised) to elect a majority of the Board of Directors of Holdings, (iv) after the occurrence of a Qualified IPO, the Permitted Holders shall at any time and for any reason fail to own at least 35% of Holdings’ Voting Stock (determined on a fully diluted basis and based on the number of votes, rather than number of shares), (v) after the occurrence of a Qualified IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of a percentage of Holdings’ Voting Stock greater than the percentage held by Permitted Holders (determined on a fully diluted basis and based on the number of votes, rather than number of shares), (vi) from and after a Qualified IPO, the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors or (vii) a “change of control” or similar event shall occur as provided in any Senior Secured Notes Document, Refinancing Senior Secured Notes Document, any Additional Obligations Document or any Qualified Preferred Stock of Holdings (or the documentation governing the same).

“Chattel Paper” shall mean “chattel paper” (as such term is defined in Article 9 of the UCC).

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“Co-Documentation Agents” shall mean SunTrust Bank, TD Bank, N.A. and Wells Fargo Bank, National Association, each in its capacity as documentation agent for the Lenders hereunder and under the other Credit Documents.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to Section 5.02 or Section 11.

“Collateral Agent” shall mean Deutsche Bank Trust Company Americas in its capacity as collateral agent for the Secured Creditors pursuant to the Security Documents and shall include any successor to the Collateral Agent as provided in Section 12.09.

“Collateral Monitors” shall mean Citibank, N.A., Deutsche Bank Trust Company Americas and Wells Fargo Bank, National Association, in their capacities as Collateral Monitors hereunder.

“Collection Account” shall mean each account established at a Collection Bank subject to a Cash Management Control Agreement into which funds shall be transferred as provided in Section 5.03(b).

“Collection Banks” shall have the meaning provided in Section 5.03(b).

“Commingled Inventory” shall mean Inventory of any Qualified Credit Party that is commingled (whether pursuant to a consignment, a toll manufacturing agreement or otherwise) with Inventory of another Person (other than another Qualified Credit Party) at a location owned or leased by a Qualified Credit Party, but only to the extent that such Inventory of such Qualified Credit Party is not readily identifiable as separate from such Inventory of such other Person.

“Commitment Commission” shall have the meaning provided in Section 4.01(a).

“Compliance Period” shall mean any period (a) commencing on the date on which Excess Availability is less than the greater of (i) 12.5% of Availability at such time and (ii) $70,000,000 and (b) ending on the first date thereafter on which Excess Availability has been equal to or greater than the greater of (i) 12.5% of Availability at such time and (ii) $70,000,000, in either case for 30 consecutive days.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum dated February 7, 2012 for syndication of the ABL Facility.

“Concentration Account” shall have the meaning provided in Section 5.03(c).

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period (without giving effect to (x) any extraordinary gains or losses (including any extraordinary charges), (y) any non-cash income, and (z) any gains or losses from sales of assets other than inventory

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sold in the ordinary course of business) adjusted by (A) adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period), without duplication, the amount of (i) total interest expense (inclusive of amortization of deferred financing fees and other original issue discount and banking fees, charges and commissions (e.g., letter of credit fees and commitment fees)) of Holdings and its Restricted Subsidiaries determined on a consolidated basis for such period, (ii) provision for taxes based on income and foreign withholding taxes for Holdings and its Restricted Subsidiaries (including state, franchise, capital and similar taxes paid or accrued) determined on a consolidated basis for such period, (iii) all depreciation and amortization expense of Holdings and its Restricted Subsidiaries determined on a consolidated basis for such period, (iv) the amount of all fees, expenses and charges incurred in connection with the Transaction during such period, (v) all costs and litigation expenses (other than, for the avoidance of doubt, amounts payable in respect of any judgments or settlements of any proceeding) incurred in connection with litigation (including shareholder litigation), investigations and other proceedings relating to the Transaction and the Bruno Litigation during such period, (vi) any unusual or non-recurring charges and any restructuring charges or reserves (which, for the avoidance of doubt, shall include retention, severance, system establishment costs, integration costs, business optimization expense, excess pension charges, contract and lease termination costs and costs to consolidate or close facilities or stores and relocate or terminate employees) for such period (x) incurred in connection with a Permitted Acquisition consummated after the Effective Date, (y) incurred at any time in connection with Holdings’ and its Restricted Subsidiaries’ or the Acquired Business’ bankruptcy proceedings and related corporate reorganization that occurred prior to the Effective Date (including post-emergence bankruptcy related professional fees) or (z) otherwise incurred in connection with Holdings’ and its Restricted Subsidiaries’ operations in an amount under this clause (z) not to exceed 10% of Consolidated EBITDA for such period (as determined prior to giving effect to any adjustments pursuant to this clause (vi)), (vii) management fees and expenses accrued or paid to the Sponsor and/or its associated management companies as permitted hereunder for such period, (viii) any expenses in connection with any actual or proposed Investment, incurrence or repayment of Indebtedness, issuance of Equity Interests or acquisition or disposition outside the ordinary course of business for such period, whether or not consummated, (ix) expenses incurred to the extent covered by indemnification provisions in any agreement in connection with an acquisition to the extent reimbursed in cash to Holdings or any of its Restricted Subsidiaries and such indemnification payments are not otherwise included in Consolidated Net Income, in each case, for such period, (x) proceeds received by Holdings or any of its Restricted Subsidiaries from any business interruption insurance to the extent such proceeds are not otherwise included in Consolidated Net Income for such period, (xi) all losses for such period that are directly attributable to discontinued operations and closed stores of Holdings or its Restricted Subsidiaries existing on or at any time prior to the end of the Fiscal Year ending closest to December 29, 2012, (xii) the amount of net cost savings, operating expense reductions, other operating improvements and acquisition synergies projected by Holdings in good faith to be realized during such period (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken in connection with the Transactions, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that (A) a duly completed certificate signed by a Responsible Officer of Holdings shall be delivered to the Administrative Agent certifying that (x) such cost savings, operating expense reductions and synergies are factually supportable and identifiable cost savings and expenses which are contemplated by the Confidential Information Memorandum and (y) such actions are to be taken within in the case of any such cost savings, operating expense reductions and synergies in connection with the Transactions, twenty-four (24) months after the Effective Date, (B) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (xii) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, and (C) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (xii) to the extent occurring more than four full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating

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expense reductions and synergies; and (xiii) all non-cash charges of Holdings and its Restricted Subsidiaries determined on a consolidated basis for such period (including any impairment charge or asset write-off or write-down, non-cash compensation expenses, and the non-cash impact of acquisition method accounting), and (B) subtracting therefrom (to the extent not otherwise deducted in determining Consolidated Net Income for such period) the amount of, without duplication, (i) all gains for such period that are directly attributable to those discontinued operations and closed stores of Holdings or any of its Restricted Subsidiaries existing on or at any time prior to the Fiscal Year ending closest to December 29, 2012, and (ii) all cash payments or cash charges made (or incurred) by Holdings or any of its Restricted Subsidiaries for such period on account of any non-cash charges added back to Consolidated EBITDA pursuant to preceding sub-clause (A)(xiii) in a previous period. For the avoidance of doubt, it is understood and agreed that, to the extent any amounts are excluded from Consolidated Net Income by virtue of the proviso to the definition thereof contained herein, any add backs to (and subtractions from) Consolidated Net Income in determining Consolidated EBITDA as provided above shall be limited (or denied) in a fashion consistent with the proviso to the definition of Consolidated Net Income contained herein. Notwithstanding anything to the contrary contained above in this definition, for the purposes of determining Consolidated EBITDA for any Test Period which ends prior to April 20, 2013, Consolidated EBITDA for all portions of such period occurring on or prior to April 21, 2012 shall be calculated in accordance with the second sentence of the definition of Test Period contained herein.

“Consolidated Indebtedness” shall mean, at any time, the sum of (without duplication) (a) all Indebtedness of Holdings and its Restricted Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or Capitalized Lease Obligations on the liability side of a consolidated balance sheet of Holdings and its Restricted Subsidiaries in accordance with GAAP, (b) all unpaid drawings and unreimbursed payments in respect of Indebtedness of Holdings and its Subsidiaries of the type described in clause (ii) of the definition of Indebtedness, and (c) all Contingent Obligations of Holdings and its Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (a) and (b).

“Consolidated Interest Expense” shall mean, for any period, (i) the total consolidated cash interest expense of Holdings and its Restricted Subsidiaries (including, without limitation, all commissions, discounts and other commitment and banking fees and charges (e.g., fees with respect to letters of credit, Interest Rate Protection Agreements and Other Hedging Agreements) for such period, adjusted to exclude (to the extent same would otherwise be included in the calculation above in this clause (i)) the amortization or write-off of any deferred financing costs for such period and any interest expense actually “paid in kind” or accreted during such period, plus (ii) without duplication, (x) that portion of Capitalized Lease Obligations of Holdings and its Restricted Subsidiaries on a consolidated basis representing the interest factor for such period and (y) the “deemed interest expense” (i.e., the interest expense which would have been applicable if the respective obligations were structured as on-balance sheet financing arrangements) with respect to all Indebtedness of Holdings and its Restricted Subsidiaries of the type described in clause (vii) of the definition of Indebtedness contained herein (to the extent same does not arise from a financing arrangement constituting an operating lease) for such period.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of Holdings and its Restricted Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period) in accordance with GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person in which a Person or Persons other than Holdings and its Wholly-Owned Subsidiaries has an Equity Interest or Equity Interests to the extent of such Equity Interests held by Persons other than Holdings and its Wholly-Owned Subsidiaries in such Person, (ii) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a

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Restricted Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Restricted Subsidiary and (iii) the net income of any Restricted Subsidiary of the Borrower to the extent that the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary.

“Consolidated Total Assets” shall mean, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of (a) with respect to any calculation of “Consolidated Total Assets” pursuant to Section 9.18, Holdings and its Subsidiaries and (b) with respect to any other calculation of “Consolidated Total Assets” hereunder, Holdings and its Restricted Subsidiaries, in each case, as at the end of the most recently ended Fiscal Quarter of Holdings for which internal financial statements are available (giving pro forma effect to any Permitted Acquisitions or other acquisitions or dispositions of assets or properties that have been made by Holdings or any of its Subsidiaries or Restricted Subsidiaries (as applicable) subsequent to the date of such balance sheet, including through mergers or consolidations to the extent financial statements are then available for such acquired assets or properties).

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Continuing Directors” shall mean the directors of Holdings on the Effective Date and each other director of Holdings if such director’s nomination for election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

“Credit Account” shall have the meaning provided in Section 5.03(e).

“Credit Card Agreements” shall mean all agreements or notices in effect as of the Effective Date (so long as such agreements have been delivered to the Administrative Agent prior to the Effective Date) and each other agreement or notice in form and substance reasonably satisfactory to the Administrative Agent now or hereafter entered into by any Credit Party, in each case, with any credit card issuer or any credit card processor, as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, without limitation, any agreements or notices entered into in connection with any Private Label Credit Cards; provided that any such credit card agreement or notice shall provide, among other things, that each such credit card processor shall transfer all proceeds

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due with respect to credit card charges for sales (net of expenses and chargebacks of the credit card issuer or processor) by such Credit Party received by it (or other amounts payable by such credit card processor) into a designated concentration account on a daily basis, or on such other basis as the Administrative Agent may agree in writing in the exercise of its Permitted Discretion.

“Credit Card Receivables” shall mean, collectively, all present and future rights of the Credit Parties to payment from (a) any Qualified Credit Card Issuer or Qualified Credit Card Processor arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) any Qualified Credit Card Issuer or Qualified Credit Card Processor in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Qualified Credit Card Issuer or Qualified Credit Card Processor under the Credit Card Agreements or otherwise.

“Credit Documents” shall mean this Agreement, the Subsidiaries Guaranty, the Pledge Agreement, the Security Agreement, the Intercreditor Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Incremental Commitment Agreement, each Joinder Agreement, each Mortgage and each other Security Document.

“Credit Event” shall mean the making of any Loan or the issuance, amendment, extension or renewal of any Letter of Credit (other than any amendment, extension or renewal that does not increase the maximum Stated Amount of such Letter of Credit).

“Credit Party” shall mean Holdings, the Borrower and each Subsidiary Guarantor.

“Customer Credit Liabilities” shall mean, at any time, the aggregate remaining balance at such time of outstanding gift certificates and gift cards of the Qualified Credit Parties entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory.

“Customer Credit Liabilities Reserve” shall mean, as of any date, an amount equal to 50% of the Customer Credit Liabilities.

“DB Account” shall have the meaning provided in Section 5.03(d).

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Deposit Account” shall mean a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization.

“Designation Date” shall have the meaning provided in Section 9.18.

“Disbursement Account” shall mean each checking and/or disbursement account maintained by each Credit Party for their respective general corporate purposes, including for the purpose of paying their trade payables and other operating expenses.

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“Dividend” shall mean, with respect to any Person, that such Person has paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or made any other distribution, payment or delivery of property (other than common Equity Interests of such Person) or cash to its stockholders, partners or members, in each case in their capacity as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration (other than common Equity Interests of such Person) any shares of any class of its capital stock or any other Equity Interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration (other than common Equity Interests of such Person) any shares of any class of the capital stock or any other Equity Interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests). Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

“Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.

“Domestic Subsidiary” of any Person shall mean any Restricted Subsidiary of such Person incorporated or organized in the United States or any State thereof or the District of Columbia.

“Dominion Period” shall mean any period (a) commencing on the date on which (x) an Event of Default has occurred and is continuing or (y) Excess Availability shall have been less than the greater of (i) 15.0% of Availability at such time or (ii) $85,000,000, in each case, for a period of five (5) consecutive Business Days and (b) ending on the first date thereafter on which (1) no Event of Default exists and (2) Excess Availability has been equal to or greater than the greater of (i) 15.0% of Availability at such time and (ii) $85,000,000, in each case, for a period of 30 consecutive days.

“Drawing” shall have the meaning provided in Section 3.05(b).

“Effective Date” shall have the meaning provided in Section 13.10.

“Eligible Accounts” shall mean, collectively, the Eligible Credit Card Accounts and the Eligible Pharmacy Accounts.

“Eligible Credit Card Accounts” shall mean all of the Credit Card Receivables of the Qualified Credit Parties that arise in the ordinary course of their business, that have been earned by performance, that comply in all material respects with each of the representations and warranties respecting Eligible Accounts made in the Credit Documents, and that are not excluded as ineligible by virtue of one or more of the excluded criteria set forth below; provided, however, that such criteria may be revised from time to time by the Collateral Monitors in their Permitted Discretion to address the results of any audit or other collateral examination performed by or on behalf of the Administrative Agent and/or the Collateral Monitors from time to time after the Effective Date, except to the extent any such revision would result in any of the criteria set forth below being less restrictive than as set forth herein. In determining the amount to be included, Eligible Credit Card Accounts shall be calculated net of customer deposits, unapplied cash, bonding subrogation rights to the extent not cash collateralized, any and all returns, accrued rebates, discounts (which may, at the Collateral Monitors’ option, be calculated on shortest terms), credits, allowances or sales or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time. Eligible Credit Card Accounts shall not include the following:

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(a) Credit Card Receivables due from Qualified Credit Card Processors or Qualified Credit Card Issuers that have been outstanding for more than five (5) Business Days from the date of sale;

(b) Credit Card Receivables due from Qualified Credit Card Processors or Qualified Credit Card Issuers with respect to which the Qualified Credit Parties do not have good, valid and marketable title thereto, free and clear of any Lien (other than (x) Liens in favor of the Collateral Agent on behalf of the Secured Creditors, (y) Permitted Liens described in Section 10.01(a)(i) and (z) junior Permitted Liens described in Sections 10.01(d)(ii), (iii) and (iv));

(c) Credit Card Receivables due from Qualified Credit Card Processors or Qualified Credit Card Issuers that are not subject to a valid and perfected First Priority Lien in favor of the Collateral Agent on behalf of the Secured Creditors pursuant to the relevant Security Documents as provided in the Intercreditor Agreement;

(d) Credit Card Receivables due from Qualified Credit Card Processors or Qualified Credit Card Issuers which are disputed, or with respect to which a claim, counterclaim, offset or chargeback has been asserted, by the related credit card processor (but only to the extent of such dispute, counterclaim, offset or chargeback);

(e) Credit Card Receivables due from Qualified Credit Card Processors or Qualified Credit Card Issuers as to which the credit card processor has the right under certain circumstances to require the Qualified Credit Parties to repurchase such Credit Card Receivables from such credit card processor;

(f) except as otherwise approved by the Collateral Monitors, Credit Card Receivables due from Qualified Credit Card Processors or Qualified Credit Card Issuers as to which the Administrative Agent has not received a Credit Card Agreement;

(g) Accounts due from Qualified Credit Card Processors or Qualified Credit Card Issuers (other than Visa, MasterCard, American Express, Carte Blanche, Diners Club and Discover) which the Collateral Monitors determine, in their Permitted Discretion, to be unlikely to be collected; or

(h) except as otherwise approved by the Collateral Monitors in their Permitted Discretion, Credit Card Receivables of the Qualified Credit Parties arising from Private Label Credit Cards.

The Collateral Monitors shall have the right, upon notice to the Borrower, to establish, modify or eliminate Reserves against Eligible Credit Card Accounts (including, without limitation, for estimates, chargeback or other accrued liabilities or offsets by credit card processors and amounts to adjust for material claims, offsets, defenses or counterclaims or other material disputes with an Account Debtor) from time to time in their Permitted Discretion, except that any such Reserves shall not be duplicative of adjustments of the amount of Eligible Credit Card Receivables pursuant to the other provisions of this definition.

“Eligible Inventory” shall mean all of the Inventory owned by any Qualified Credit Party which shall be “Eligible Pharmacy Inventory” or “Eligible Retail Inventory”, as applicable for purposes of this Agreement, except any Inventory as to which any of the exclusionary criteria set forth below applies. Eligible Inventory shall not include any Inventory of a Qualified Credit Party that:

(a) consists of work-in-process or raw materials;

(b) in the Collateral Monitors’ Permitted Discretion or in the reasonable determination of the Borrower’s management is obsolete, unsalable, shopworn, damaged or unfit for sale;

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(c) is not of a type held for sale by the applicable Qualified Credit Party in the ordinary course of business as is being conducted by each such Qualified Credit Party;

(d) is not subject to a First Priority Lien in favor of the Collateral Agent on behalf of the Secured Creditors as provided in the Intercreditor Agreement;

(e) is not owned by a Qualified Credit Party free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure a Qualified Credit Party’s performance with respect to that Inventory), except (x) the First Priority Lien in favor of the Collateral Agent, on behalf of the Secured Creditors, (y) the junior Permitted Liens under Sections 10.01(d)(ii), (iii) and (iv) in favor of (i) the Senior Secured Notes Agent on behalf of the Senior Secured Notes Secured Parties, (ii) the holders of any Additional Obligations (or any agent, trustee or other Person acting in a similar capacity on behalf of such holders) and (iii) the Refinancing Senior Secured Notes Agent on behalf of the Refinancing Senior Secured Notes Secured Parties, and (z) First Priority Priming Liens;

(f) except for Inventory of a Qualified Credit Party located at a retail store owned, leased or rented by a Qualified Credit Party, (i) is not located on premises owned, leased or rented by a Qualified Credit Party and in the case of leased or rented premises unless either (x) a reasonably satisfactory Landlord Personal Property Collateral Access Agreement has been delivered to the Administrative Agent or (y) Reserves reasonably satisfactory to the Collateral Monitors have been established with respect thereto or (ii) is stored with a bailee or warehouseman, unless either (x) a reasonably satisfactory and acknowledged bailee or warehouseman letter has been received by the Administrative Agent or (y) Reserves reasonably satisfactory to the Collateral Monitors have been established with respect thereto, or (iii) is located at an owned location subject to a mortgage or other security interest in favor of a creditor other than the Collateral Agent or the Senior Secured Notes Agent unless either (x) a Landlord Personal Property Collateral Access Agreement has been delivered to the Administrative Agent or (y) Reserves reasonably satisfactory to the Collateral Monitors have been established with respect thereto, other than Inventory, in any such case, for which the foregoing is not required by the Collateral Monitors;

(g) is placed on consignment unless Reserves reasonably satisfactory to the Collateral Monitors have been established with respect thereto;

(h) is in transit, except Inventory up to a maximum aggregate amount of $20,000,000 at any time that is in transit (A) between locations owned or leased by one or more Qualified Credit Parties, (B) within the United States and is under the control of one or more Qualified Credit Parties and, in the case of clause (B), with respect to which Reserves reasonably satisfactory to the Collateral Monitors and determined in the Collateral Monitors’ Permitted Discretion have been established with respect thereto or (C) to the extent supported by a letter of credit and is owned by a Qualified Credit Party;

(i) is covered by a negotiable document of title (other than such Inventory that is in transit, owned by a Qualified Credit Party and supported by a letter of credit), unless, at the Administrative Agent’s request, such document has been delivered to the Collateral Agent or an agent thereof and such Qualified Credit Party takes such other actions as the Administrative Agent reasonably requests in order to create a perfected First Priority security interest in favor of the Collateral Agent in such Inventory with all necessary endorsements, free and clear of all Liens except

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those in favor of the Collateral Agent on behalf of the Secured Creditors, the Senior Secured Notes Agent on behalf of the Senior Secured Notes Secured Parties, any holders of any Additional Obligations (or any agent, trustee or other Person acting in a similar capacity on behalf of such holders) and any Refinancing Senior Secured Notes Agent on behalf of the Refinancing Senior Secured Notes Secured Parties and the amount of any shipping fees, costs and expenses shall be reflected in Reserves;

(j) consists of goods that are slow moving (to the extent not included in determining Net Orderly Liquidation Value) or constitute spare parts (not intended for sale), packaging and shipping materials, promotional products (not intended for sale), or supplies used or consumed in a Qualified Credit Party business;

(k) is manufactured, assembled or otherwise produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provisions contained in Title 25 U.S.C. 215(a)(i);

(l) is not covered by casualty insurance required by the terms of this Agreement (except to the extent of any deductible thereunder);

(m) consists of goods which have been returned or rejected by the buyer and are not in salable condition;

(n) breaches in any material respect any of the representations or warranties pertaining to such Inventory set forth in any Credit Document;

(o) does not conform in all material respects to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof;

(p) is Commingled Inventory;

(q) consists of lottery tickets;

(r) is located outside the United States of America (other than such Inventory that is owned by a Qualified Credit Party and supported by a letter of credit);

(s) is subject to a license agreement or other arrangement with a third party which, in the Administrative Agent’s Permitted Discretion, restricts the ability of the Collateral Agent to exercise its rights under the Credit Documents with respect to such Inventory unless such third party has entered into an agreement in form and substance reasonably satisfactory to the Administrative Agent permitting the Collateral Agent to exercise its rights with respect to such Inventory or the Collateral Monitors have otherwise agreed to allow such Inventory to be eligible in the Collateral Monitors’ Permitted Discretion;

(t) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available; or

(u) is expired pursuant to the manufacturer’s expiration date.

The Collateral Monitors shall have the right, upon notice to the Borrower, to establish, modify or eliminate Reserves against Eligible Inventory from time to time in their Permitted Discretion, except that any such Reserves shall not be duplicative of adjustments of the amount of Eligible Inventory

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pursuant to the other provisions of this definition. In addition, the Collateral Monitors shall have the right, from time to time, to adjust any of the criteria set forth above with respect to Eligible Inventory, in their Permitted Discretion, except to the extent any such adjustment would result in such criteria being less restrictive than as set forth herein.

“Eligible Pharmacy Accounts” shall mean all of the Accounts derived from sales of prescription medication owned by any Qualified Credit Party that comply in all material respects with each of the representations and warranties respecting Eligible Accounts made in the Credit Documents which have been earned by performance, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by the Collateral Monitors in their Permitted Discretion to address the results of any audit or other collateral examination performed by or on behalf of the Administrative Agent from time to time after the Effective Date, except to the extent any such revision would result in any of the criteria set forth below being less restrictive than as set forth herein. In determining the amount to be included, Eligible Pharmacy Accounts shall be calculated net of customer deposits, unapplied cash, bonding subrogation rights to the extent not cash collateralized, any and all returns, accrued rebates, discounts (which may, at the Administrative Agent’s option, be calculated on shortest terms), credits, allowances or sales or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time. Eligible Pharmacy Accounts shall not include the following:

(a) Accounts for which the Account Debtor is not a third party insurer in respect of sales of prescription medication (excluding government accounts under clause (b) of this definition);

(b) Accounts for which the Account Debtor is a retail customer or is any Governmental Authority (including, without limitation, Medicare, Medicaid and food assistance programs);

(c) Accounts that do not arise from the sale of prescription medication by such Qualified Credit Party in the ordinary course of its business;

(d) (i) Accounts upon which such Qualified Credit Party’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) Accounts as to which such Qualified Credit Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to such Qualified Credit Party’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(e) any Account as to which any defense, counterclaim, setoff or dispute is asserted, but only to the extent of such defense, counterclaim, setoff or dispute;

(f) any Account that is not a true and correct statement of bona fide payment obligation incurred in the amount of the Account for prescription medication sold to and accepted by the applicable Account Debtor;

(g) Accounts with respect to which an invoice, reasonably acceptable to the Administrative Agent in form, has not been sent to the applicable Account Debtor;

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(h) any Account that (i) is not owned by such Qualified Credit Party or (ii) is subject to any Lien of any other Person, other than (x) the First Priority Liens in favor of the Collateral Agent, on behalf of the Secured Creditors, (y) the junior Liens in favor of the Senior Secured Notes Agent on behalf of the Senior Secured Notes Secured Parties, the holders of any Additional Obligations (or any agent, trustee or other Person acting in a similar capacity on behalf of such holders) or any Refinancing Senior Secured Notes Agent on behalf of the Refinancing Senior Secured Notes Secured Parties as provided in the Intercreditor Agreement and (z) Permitted Liens described in Section 10.01(a)(i);

(i) any Account that is the obligation of an Account Debtor located (i) in a foreign country unless payment thereof is assured by a letter of credit assigned and delivered to the Administrative Agent or is covered by credit insurance assigned to the Administrative Agent, in each case reasonably satisfactory to the Administrative Agent as to form, amount and issuer or (ii) (x) in New Jersey, Minnesota or West Virginia or (y) in respect of any Account Debtor that has defaulted on an Account or against which any Qualified Credit Party otherwise has a claim, in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Qualified Credit Party to seek judicial enforcement in such state of payment of such Account, in each case unless such Qualified Credit Party has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then-current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost, in each case in respect of this sub-clause (ii), to the extent that the Collateral Monitors in their Permitted Discretion have determined to render such Account ineligible;

(j) any Account to the extent any Qualified Credit Party or any Subsidiary thereof is (x) liable for goods sold or services rendered by the applicable Account Debtor to any Qualified Credit Party or any Subsidiary thereof, or (y) liable for accrued and actual discounts, claims, unpaid fees, credit or credits pending, promotional program allowances, price adjustment, finance charges or other allowances (including any amount that any Qualified Credit Party or any Subsidiary thereof, as applicable, may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (whether written or oral), but, in each case only to the extent of the potential offset resulting therefrom;

(k) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by an Account Debtor may be conditional;

(l) any Account upon the occurrence and continuance of any of the following with respect thereto:

(i) the Account is not paid within the earlier of 30 days following its due date or 60 days following its original invoice date;

(ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(iii) a petition is filed by or against the Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(m) any Account that is the obligation of an Account Debtor if 50% or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria listed in clause (l)(i) of this definition;

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(n) Accounts that are not subject to a valid and perfected First Priority Lien in favor of the Collateral Agent pursuant to the relevant Security Document as provided in the Intercreditor Agreement;

(o) any Account to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

(p) any Account to the extent such Account exceeds any credit limit established by the Collateral Monitors in their Permitted Discretion, but only after a determination made by the Collateral Monitors in their Permitted Discretion that the creditworthiness of such applicable Account Debtor has declined in such a manner that the prospects for payment on such Account have or may become materially impaired;

(q) any Account to the extent that such Account, together with all other Accounts owing by such Account Debtor as of any date of determination exceed 25% of all Eligible Pharmacy Accounts of the Qualified Credit Parties but only to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however that the amount of Eligible Accounts that are excluded because they exceed the foregoing percentages shall be determined by the Collateral Monitors based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit;

(r) any Account as to which any check, draft or other items of payment has previously been received which has been returned unpaid or otherwise dishonored;

(s) any Account to the extent such Account consists of finance charges as compared to obligations to such Qualified Credit Party for goods sold;

(t) any Account with respect to Account Debtors that are credit card issuers or credit card processors;

(u) any Account to the extent arising from the provision of administrative or processing services to Medicaid or Medicare as compared to obligations to such Qualified Credit Party for goods sold; or

(v) any Account that is payable in any currency other than Dollars.

The Collateral Monitors shall have the right, upon notice to the Borrower, to establish, modify or eliminate Reserves against Eligible Pharmacy Accounts from time to time in their Permitted Discretion, except that any such Reserves shall not be duplicative of adjustments of the amount of Eligible Accounts pursuant to the other provisions of the definition.

“Eligible Pharmacy Inventory” shall mean the portion of Eligible Inventory consisting of prescription medication.

“Eligible Pharmacy Scripts” shall mean Pharmacy Scripts owned by the Qualified Credit Parties, in each case that comply in all material respects with each of the representations and warranties regarding Eligible Pharmacy Scripts made in the Credit Documents and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below. Pharmacy Scripts shall be Eligible Pharmacy Scripts if arising and maintained in the ordinary course of the business of the Qualified Credit Parties but shall not include:

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(a) Pharmacy Scripts for which the applicable Qualified Credit Party’s pharmacy store computer and phone systems, in the Collateral Monitors’ determination in their Permitted Discretion, (i) are inadequate to facilitate the sale of prescriptions to a potential purchaser and (ii) do not facilitate the transfer of pharmacy prescriptions files to a potential purchaser;

(b) Pharmacy Scripts subject to a security interest or Lien in favor of any Person other than (x) the First Priority Lien in favor of the Collateral Agent, on behalf of the Secured Creditors, (y) junior Liens in favor of the Senior Secured Notes Agent, on behalf of the Senior Secured Notes Secured Parties, any holders of any Additional Obligations (or any agent on behalf of such holders) or any Refinancing Senior Secured Notes Agent on behalf of the Refinancing Senior Secured Notes Secured Parties as provided in the Intercreditor Agreement and (z) Permitted Liens described in Section 10.01(a)(i); or

(c) Pharmacy Scripts that are not in a form that may be sold or otherwise transferred to all Persons (whether due to regulatory prohibition or otherwise), unless otherwise acceptable to the Collateral Monitors in their Permitted Discretion.

The Collateral Monitors shall have the right, upon notice to the Borrower, to establish, modify or eliminate Reserves against Eligible Pharmacy Scripts from time to time in their Permitted Discretion, except that any such Reserves shall not be duplicative of adjustments of the amount of Eligible Pharmacy Scripts pursuant to the other provisions of this definition. In addition, the Collateral Monitors reserve the right, at any time and from time to time after the Effective Date, to adjust any of the applicable criteria, in their Permitted Discretion, except to the extent any such adjustment would result in such criteria being less restrictive than as set forth herein.

“Eligible Retail Inventory” shall mean all Eligible Inventory other than Eligible Pharmacy Inventory.

“Eligible Transferee” shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), but in any event excluding Holdings, the Borrower and their respective Subsidiaries and Affiliates (including the Sponsor).

“End Date” shall have the meaning provided in the definition of Applicable Margin.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations and/or proceedings relating in any way to any noncompliance with, or liability arising under, Environmental Law or to any permit issued, or any approval given, under any Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising out of or relating to an alleged injury or threat of injury to human health, safety or the environment due to the presence of Hazardous Materials.

“Environmental Law” shall mean any Federal, state, foreign or local statute, law (including principles of common law), rule, regulation, ordinance, code, directive, judgment, order or agreement, now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, relating to the protection of the environment, or of human health (as it relates to the exposure to environmental hazards) or to the presence, Release or threatened Release, or the manufacture, use, transportation, treatment, storage, disposal or recycling of Hazardous Materials, or the arrangement for any such activities.

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“Equity Contribution” shall have the meaning provided in the recitals to this Agreement.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“Equity Investors” shall mean the Sponsor and certain other investors arranged by the Sponsor.

“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a single employer or otherwise aggregated with Holdings or any of its Restricted Subsidiaries under Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” shall mean any one or more of the following:

(a) any Reportable Event;

(b) the filing of a notice of intent to terminate any Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c)(1)(A) of ERISA of a notice of intent to terminate any Plan or the termination of any Plan under Section 4041(c) of ERISA;

(c) institution of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan;

(d) the failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Plan, or that such filing may be likely to be made or a determination that any Plan is, or is reasonably expected to be, considered an at-risk plan or in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 or 305 of ERISA; Holdings, any of its Restricted Subsidiaries or any ERISA Affiliate incurring any liability under Section 436 of the Code, or a violation of Section 436 of the Code with respect to a Plan; or the failure to make a required contribution to a Multiemployer Plan;

(e) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA;

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(f) the complete or partial withdrawal of Holdings or any of its Restricted Subsidiaries or any ERISA Affiliate from a Multiemployer Plan, the reorganization or insolvency under Title IV of ERISA of any Multiemployer Plan; or the receipt by Holdings or any of its Restricted Subsidiaries or any ERISA Affiliate, of any notice, or the receipt by any Multiemployer Plan from any of Holdings, any of its Restricted Subsidiaries or any ERISA Affiliate of any notice, that a Multiemployer Plan is in endangered or critical status under Section 432 of the Code or Section 305 of ERISA; or

(g) Holdings, any of its Restricted Subsidiaries or an ERISA Affiliate incurring any material liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

“Event of Default” shall have the meaning provided in Section 11.

“Excess Availability” shall mean, as of any date of determination, the amount by which (a) Availability at such time exceeds (b) the Aggregate Exposure at such time.

“Excluded Deposit Accounts” shall mean (v) all Deposit Accounts established (or otherwise maintained) by Insurance Captive, (w) the Medicare/Medicaid Deposit Account, (x) all Deposit Accounts established (or otherwise maintained) by Holdings or any of its Domestic Subsidiaries which are funded by, or on behalf or for the benefit of, employees of Holdings or any of its Domestic Subsidiaries and are to be maintained exclusively for the benefit, directly or indirectly, of such employees (including, without limitation, Deposit Accounts which are employer funded pension accounts for employees and accounts established to pay taxes for and on behalf of employee tax liabilities), (y) all other Deposit Accounts established (or otherwise maintained) by Holdings or any of its Domestic Subsidiaries (excluding Collection Accounts, Concentration Accounts and DB Accounts) that do not have cash balances at the end of the day exceeding $500,000 for any individual Deposit Account or $7,500,000 in the aggregate for all such Deposit Accounts and (z) each Asset Sale Proceeds Account.

“Excluded Subsidiary” shall mean (a) a direct or indirect Subsidiary of the Borrower substantially all of the assets of which consist of the Equity Interests of one or more CFCs, (b) a Subsidiary of the Borrower that is organized under the laws of a jurisdiction located in the United States of America and is owned, directly or indirectly, by a CFC, (c) a Subsidiary of the Borrower treated as disregarded for United States federal income tax purposes that owns, directly or indirectly, through one or more Subsidiaries that are treated as disregarded for United States federal income tax purposes, more than 65% of the Equity Interests of a CFC or of a Subsidiary described in clause (a) or (b) of this definition and such Equity Interests constitutes substantially all the assets of such Subsidiaries, (d) Insurance Captive and (e) a direct or indirect Subsidiary of the Borrower that has less than $1,000,000 in assets, in each case, unless such Subsidiary is required to enter into a guaranty of (or become an obligor under) the Senior Secured Notes, any Refinancing Senior Secured Notes or any Additional Obligations.

“Excluded Taxes” shall have the meaning provided in Section 5.04(a).

“Executive Order” shall have the meaning provided in Section 8.24(a).

“Existing BI-LO Credit Agreement” shall have the meaning provided in the recitals to this Agreement.

“Existing Credit Agreements” shall mean, collectively, the Existing BI-LO Credit Agreement and the Existing Winn-Dixie Credit Agreement.

“Existing Indebtedness” shall have the meaning provided in Section 8.21.

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“Existing Letters of Credit” shall have the meaning provided in Section 3.01(a)(B).

“Existing Winn-Dixie Credit Agreement” shall have the meaning provided in the recitals to this Agreement.

“Expenses” shall mean all present and future reasonable and invoiced out of pocket expenses incurred by or on behalf of the Administrative Agent, the Collateral Agent, the Syndication Agent or any Issuing Lender in connection with this Agreement, any other Credit Document or otherwise in its capacity as the Administrative Agent or Syndication Agent under this Agreement or the Collateral Agent under any Security Document or as an Issuing Lender under this Agreement, whether incurred heretofore or hereafter, which expenses shall include, without limitation, the expenses set forth in Section 13.01, the cost of record searches, all reasonable and invoiced costs and expenses incurred by the Administrative Agent and the Collateral Agent in opening bank accounts, depositing checks, electronically or otherwise receiving and transferring funds, and any other charges imposed on the Administrative Agent and/or the Collateral Agent due to insufficient funds of deposited checks and the standard fee of the Administrative Agent and the Collateral Agent relating thereto, collateral examination fees and expenses, reasonable fees and expenses of accountants and appraisers, reasonable fees and expenses of other consultants, experts or advisors employed or retained by the Administrative Agent, the Collateral Agent or the Syndication Agent in accordance with (or to the extent permitted by) the terms of this Agreement or any other Credit Document or with the consent of the Borrower (not to be unreasonably withheld), fees and taxes related to the filing of financing statements, costs of preparing and recording any other Credit Documents, all expenses, costs and fees set forth in this Agreement and the other Credit Documents, all other fees and expenses required to be paid pursuant to any other letter agreement and all fees and expenses incurred in connection with releasing Collateral and the amendment or termination of any of the Credit Documents.

“Extended Final Maturity Date” shall mean, with respect to any Extended Loan or Extended Revolving Loan Commitment, the agreed upon date occurring after the Initial Maturity Date as specified in the applicable definitive documentation thereof.

“Extended Loan” shall mean each Revolving Loan and each Swingline Loan pursuant to an Extended Revolving Loan Commitment.

“Extended Revolving Loan Commitments” shall have the meaning provided in Section 2.16(c)(i).

“Extension” shall have the meaning provided in Section 2.16(a).

“Extension Offer” shall have the meaning provided in Section 2.16(a).

“Facing Fee” shall have the meaning provided in Section 4.01(c).

“Fair Market Value” shall mean, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by, (i) with respect to any asset (or related assets part of the same transaction) having a Fair Market Value less than $10,000,000, the senior management of Holdings or the Restricted Subsidiary of Holdings selling such asset and (ii) with respect to any other asset, the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer, of Holdings or the Restricted Subsidiary of Holdings selling such asset.

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“FATCA” shall mean Sections 1471 through 1474 of the Code, as enacted on the Effective Date (or any amended version that is substantively identical), and the regulations promulgated thereunder or published administrative guidance implementing such Sections.

“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 4.01.

“Final Maturity Date” shall mean the Initial Maturity Date; provided that, with respect to any Extended Revolving Loan Commitment, the Final Maturity Date with respect thereto instead shall be the Extended Final Maturity Date.

“First Priority” shall mean, with respect to any Lien purported to be created on any Collateral pursuant to any Security Document, that such Lien is prior in right to any other Lien thereon, other than (i) any Permitted Liens (excluding Permitted Liens as described in clauses (ii), (iii) and (iv) of Section 10.01(d)) applicable to such Collateral which as a matter of law (and giving effect to any actions taken pursuant to the last paragraph of Section 10.01) have priority over the respective Liens on such Collateral created pursuant to the relevant Security Document and (ii) any Lien on property that would otherwise constitute Eligible Inventory, but is subject to a lease that grants to the landlord thereunder a first priority perfected security interest in such property (such Liens described in clauses (i) and (ii) above, “First Priority Priming Liens”).

“First Priority Priming Liens” shall have the meaning provided in the definition of First Priority.

“Fiscal Month” shall mean any of the 4-week accounting periods of Holdings on the dates set forth in Schedule 1.01(b), as such periods may be amended in accordance with Section 9.08.

“Fiscal Quarter” shall mean any of the quarterly accounting periods of Holdings on the dates set forth in Schedule 1.01(b), as such periods may be amended in accordance with Section 9.08.

“Fiscal Year” shall mean any of the annual accounting periods of Holdings ending on the dates set forth on Schedule 1.01(b), as such periods may be amended in accordance with Section 9.08.

“Fixed Charge Coverage Ratio” shall mean, for any period, the ratio of (a)(i) Consolidated EBITDA for such period minus (ii) the aggregate amount of all Capital Expenditures made by Holdings and its Restricted Subsidiaries during such period (other than Capital Expenditures to the extent financed with the proceeds of any sale or issuance of Equity Interests, the proceeds of any asset sale (other than the sale of inventory in the ordinary course of business), the proceeds of any Recovery Event or the proceeds of any incurrence of Indebtedness (other than the incurrence of any Loans), but including Capital Expenditures to the extent financed with proceeds of Loans) minus (iii) the aggregate amount of all cash payments made by Holdings and its Restricted Subsidiaries in respect of income taxes or income tax liabilities (net of cash income tax refunds) during such period (including Dividends paid pursuant to Section 10.03(e), but excluding such cash payments related to asset sales not in the ordinary course of business) minus (iv) without duplication of any amounts included in clause (iii) above, the

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aggregate amount of all cash Dividends paid by Holdings or any of its Restricted Subsidiaries to any Person other than Holdings or any of its Restricted Subsidiaries as permitted under Section 10.03 for such period to (b) Fixed Charges for such period. Notwithstanding anything to the contrary contained above in this definition, for the purposes of determining the Fixed Charge Coverage Ratio, to the extent the items described in preceding clauses (a)(ii), (a)(iii), (a)(iv) and (b) are to be determined for any Test Period which ends prior to April 20, 2013, the amount of such items for all portions of such period ending on or prior to April 21, 2012 shall be calculated in accordance with the second sentence of the definition of Test Period contained herein.

“Fixed Charges” shall mean, for any period, the sum of (a) any amortization or other scheduled payments made during such period on all Indebtedness of Holdings and its Restricted Subsidiaries for such period (including the principal component of all obligations in respect of all Capitalized Lease Obligations), plus (b) Consolidated Interest Expense of Holdings and its Restricted Subsidiaries for such period.

“Foreign Lender” shall have the meaning provided in Section 5.04(b).

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by Holdings or any one or more of its Restricted Subsidiaries primarily for the benefit of employees of Holdings or such Restricted Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Subsidiary” of any Person shall mean, any Restricted Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time; provided that determinations in accordance with GAAP for purposes of Sections 9.14 and 10 and the calculation of the Fixed Charge Coverage Ratio, in each case including defined terms as used therein, are subject to Section 13.07(a).

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Creditors” shall mean and include each of the Administrative Agent, the Collateral Agent, the Issuing Lenders, the Lenders, the Swingline Lender, each Lender Counterparty and each Treasury Services Creditor.

“Guaranteed Obligations” shall have the meaning provided in the Subsidiaries Guaranty.

“Guarantor” shall mean each of Holdings, the Borrower (in its capacity as a guarantor under the Subsidiaries Guaranty) and each Subsidiary Guarantor.

“Guaranty” shall mean each of the Holdings Guaranty and the Subsidiaries Guaranty.

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“Hazardous Materials” shall mean any chemicals, materials, wastes, pollutants, contaminants, or substances in any form that is prohibited, limited or regulated pursuant to any Environmental Law by virtue of their toxic or otherwise deleterious characteristics, including without limitation any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas.

“Health Care Laws” shall mean all Federal, state and local laws, rules, regulations, interpretations, guidelines, ordinances and decrees primarily relating to patient healthcare, any health care provider, medical assistance and cost reimbursement program, as now or at any time hereafter in effect, applicable to any Credit Party or any of its Restricted Subsidiaries.

“Highest Adjustable Applicable Margins” shall have the meaning provided in the definition of Applicable Margin.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder

“Historical Excess Availability” shall mean, for the purposes of the definition of Applicable Margin, in the case of each Start Date, an amount equal to (x) the sum of each day’s Excess Availability during the most recently ended Fiscal Quarter divided by (y) the number of days in such Fiscal Quarter; provided that Excess Availability shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of “Pro Forma Basis” contained herein.

“Holdings” shall have the meaning provided in the first paragraph of this Agreement.

“Holdings Common Stock” shall have the meaning provided in Section 8.13(a).

“Holdings Guaranty” shall mean the guaranty of Holdings pursuant to Section 14.

“Incremental Commitment” shall mean, for any Lender, any Revolving Loan Commitment provided by such Lender after the Effective Date in an Incremental Commitment Agreement delivered pursuant to Section 2.14; it being understood, however, that on each date upon which an Incremental Commitment of any Lender becomes effective, such Incremental Commitment of such Lender shall be added to (and thereafter become a part of) the Revolving Loan Commitment of such Lender for all purposes of this Agreement as contemplated by Section 2.14.

“Incremental Commitment Agreement” shall mean each Incremental Commitment Agreement in substantially the form of Exhibit F (appropriately completed, and with such modifications as may be reasonably satisfactory to the Administrative Agent) executed and delivered in accordance with Section 2.14.

“Incremental Commitment Date” shall mean each date upon which an Incremental Commitment under an Incremental Commitment Agreement becomes effective as provided in Section 2.14(b).

“Incremental Commitment Requirements” shall mean, with respect to any provision of an Incremental Commitment on a given Incremental Commitment Date, the satisfaction of each of the following conditions on the Incremental Commitment Date of the respective Incremental Commitment Agreement: (i) no Default or Event of Default exists or would exist after giving effect thereto; (ii) all of

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the representations and warranties contained in the Credit Documents shall be true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date) (it being understood that any representation or warranty that is qualified by an Applicable Qualifier shall be true and correct in all respects as written, including by giving effect to such Applicable Qualifier, as of such date); (iii) the delivery by the Borrower to the Administrative Agent of an acknowledgment, in form and substance reasonably satisfactory to the Administrative Agent and executed by each Credit Party, acknowledging that such Incremental Commitment and all Revolving Loans subsequently incurred, and Letters of Credit issued, as applicable, pursuant to such Incremental Commitment shall constitute Obligations and Guaranteed Obligations (as defined herein and under the Subsidiaries Guaranty) under the Credit Documents and secured on a pari passu basis with the Obligations under the Security Documents; (iv) the delivery by each Credit Party to the Administrative Agent of such other officers’ certificates, board of director (or equivalent governing body) resolutions and evidence of good standing (to the extent available under applicable law) as the Administrative Agent shall reasonably request; (v) Holdings shall have delivered a certificate executed by an Authorized Officer of Holdings, certifying to such officer’s knowledge, compliance with the requirements of preceding clauses (i) and (ii); and (vi) the completion by each Credit Party of (x) such other conditions precedent that may be included in the respective Increased Commitment Agreement and (y) such other actions as the Administrative Agent may reasonably request in connection with such Incremental Commitment in order to create, continue or maintain the security interest of the Collateral Agent in the Collateral and the perfection thereof (including, without limitation, any amendments to the Security Documents, title insurance policies and such other documents reasonably requested by the Administrative Agent to be delivered in connection therewith).

“Incremental Lender” shall have the meaning provided in Section 2.14(b).

“Incremental Security Documents” shall have the meaning provided in Section 2.14(b).

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the Fair Market Value of the property to which such Lien relates), (iv) all Capitalized Lease Obligations of such Person, (v) all Contingent Obligations of such Person, (vi) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement (and with the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligations that would be payable by such Person at such time) and (vii) all Off-Balance Sheet Liabilities of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, Indebtedness shall not include trade payables, accrued expenses and deferred tax and other credits incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

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“Indemnified Person” shall have the meaning provided in Section 13.01(c).

“Individual Exposure” of any Lender shall mean, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans made by such Lender and then outstanding, (b) such Lender’s RL Percentage of the aggregate principal amount of all Swingline Loans then outstanding and (c) such Lender’s RL Percentage of the aggregate amount of all Letter of Credit Outstandings at such time.

“Initial Maturity Date” shall mean March 9, 2017.

“Insolvency Proceeding” shall mean any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any state or foreign bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Insurance Captive” means WIN General Insurance, Inc., a South Carolina insurance captive and a Wholly-Owned Subsidiary of the Target.

“Intercompany Debt” shall mean any Indebtedness, payables or other obligations, whether now existing or hereafter incurred, owed by Holdings or any Subsidiary of Holdings to Holdings or any other Subsidiary of Holdings.

“Intercompany Loans” shall have the meaning provided in Section 10.05(h).

“Intercompany Note” shall mean a promissory note evidencing Intercompany Loans, duly executed and delivered substantially in the form of Exhibit M (or such other form as shall be reasonably satisfactory to the Administrative Agent), with blanks completed in conformity herewith.

“Intercreditor Agreement” shall have the meaning provided in Section 6.10 and also shall include, after the execution and delivery thereof, each other intercreditor agreement (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof) contemplated by the definitions of Additional Obligations and Refinancing Senior Secured Notes.

“Interest Determination Date” shall mean, with respect to any LIBOR Loan, the second Business Day prior to the commencement of any Interest Period relating to such LIBOR Loan.

“Interest Period” shall have the meaning provided in Section 2.09.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Inventory” shall mean “inventory” as such term is defined in Article 9 of the UCC.

“Investments” shall have the meaning provided in Section 10.05.

“Issuing Lender” shall mean each of (i) Deutsche Bank Trust Company Americas (except as otherwise provided in Section 12.09), (ii) Wells Fargo Bank, National Association (including in its capacity as the issuer of the Existing Letters of Credit), and (iii) any other Lender (which may include Wells Fargo Bank, National Association) reasonably acceptable to the Administrative Agent which agrees

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to issue Letters of Credit hereunder; provided that, if any Extension is effected in accordance with Section 2.16, then on the occurrence of the Initial Maturity Date, each Issuing Lender shall have the right to resign as such on, or on any date within 20 Business Days after, the Initial Maturity Date, upon not less than 30 days’ prior written notice thereof to the Borrower and the Administrative Agent and, in the event of any such resignation and upon the effectiveness thereof, the resigning Issuing Lender shall retain all of its rights hereunder and under the other Credit Documents as Issuing Lender with respect to all Letters of Credit theretofore issued by it (which Letters of Credit shall remain outstanding in accordance with the terms hereof until their respective expirations) but shall not be required to issue any further Letters of Credit hereunder. If at any time and for any reason (including as a result of resignations as contemplated by the last proviso to the preceding sentence), an Issuing Lender has resigned in such capacity in accordance with the preceding sentence and no Issuing Lenders exist at such time, then no Person shall be an Issuing Lender hereunder obligated to issue Letters of Credit unless and until (and only for so long as) a Lender (or Affiliate of a Lender) reasonably satisfactory to the Administrative Agent and the Borrower agrees to act as Issuing Lender hereunder. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such Issuing Lender (and such Affiliate shall be deemed to be an “Issuing Lender” for all purposes of the Credit Documents).

“Joinder Agreement” shall mean a Joinder Agreement substantially in the form of Exhibit O (appropriately completed).

“Landlord Personal Property Collateral Access Agreement” shall mean a Landlord Waiver and Consent Agreement substantially in the form of Exhibit N, with such amendments, modifications or supplements thereto as may be approved by the Administrative Agent in its reasonable discretion.

“L/C Supportable Obligations” shall mean obligations of Holdings or any of its Restricted Subsidiaries permitted hereunder (other than obligations in respect of (i) the Senior Secured Notes, (ii) any Additional Obligations, (iii) the Refinancing Senior Secured Notes, (iv) any Indebtedness (including term loans and other Indebtedness that is subordinated in right of payment to the Obligations), (v) any Equity Interests, and (vi) Shareholder Subordinated Notes).

“Lead Arrangers” shall mean Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., each in its capacity as a Joint Lead Arranger and Joint Book Runner for the ABL Facility hereunder and any successor thereto.

“Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” shall mean each financial institution listed on Schedule 1.01(a), as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.13, Section 2.14 or Section 13.04(b).

“Lender Counterparty” shall mean any counterparty to an Interest Rate Protection Agreement and/or Other Hedging Agreement that is the Administrative Agent, a Lender or an affiliate of the Administrative Agent or a Lender at the time such Person enters into such Interest Rate Protection Agreement and/or Other Hedging Agreement (even if the Administrative Agent or such Lender subsequently ceases to be the Administrative Agent or a Lender, as the case may be, under this Agreement for any reason, together with the Administrative Agent’s, such Lender’s or such affiliate’s successors and assigns), so long as the Administrative Agent, such Lender, such affiliate or such successor or assign participates in such Interest Rate Protection Agreement and/or Other Hedging Agreement.

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“Lender Default” shall mean, as to any Lender, (i) the refusal (which has not been retracted) of such Lender or the failure of such Lender (which has not been cured) to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment with respect to a Letter of Credit pursuant to Section 3.04(c), in each case, within two (2) Business Days of the date of such Borrowing or the date such funding was required to be made, as applicable, unless, in the case of any Borrowing, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of a determination by such Lender in good faith that one or more conditions precedent to funding (which conditions precedent shall be identified to the Administrative Agent and the Borrower in writing) has not been satisfied, (ii) such Lender having been deemed insolvent or having become the subject of an Insolvency Proceeding or a takeover by a regulatory authority; provided that a Lender Default shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interest in a Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (iii) such Lender having notified the Administrative Agent, the Swingline Lender, any Issuing Lender and/or any Credit Party (x) that it does not intend to comply with its obligations under Sections 2.01(a) or (c), Section 2.04 or Section 3, as the case may be, in circumstances where such non-compliance would constitute a breach of such Lender’s obligations under the respective Section or (y) of the events described in preceding clause (ii); provided that, for purposes of (and only for purposes of) Sections 2.15(a) and (b) and any documentation entered into pursuant to the Letter of Credit Back Stop Arrangements (and the term “Defaulting Lender” as used therein), the term “Lender Default” shall also include, as to any Lender, (i) any Affiliate of such Lender that has “control” (within the meaning provided in the definition of “Affiliate”) of such Lender having been deemed insolvent or having become the subject of an Insolvency Proceeding or a takeover by a regulatory authority, (ii) any previously cured “Lender Default” of such Lender under this Agreement, unless such Lender Default has ceased to exist for a period of at least 90 consecutive days, (iii) any default by such Lender with respect to its payment or funding obligations under any other credit facility to which it is a party and which the Swingline Lender, any Issuing Lender or the Administrative Agent believes in good faith has occurred and is continuing, and (iv) the failure of such Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment with respect to a Letter of Credit pursuant to Section 3.04(c) within one (1) Business Day of the date (x) the Administrative Agent (in its capacity as a Lender) or (y) Lenders constituting the Required Lenders with Revolving Loan Commitments has or have, as applicable, funded its or their portion thereof.

“Letter of Credit” shall have the meaning provided in Section 3.01(a).

“Letter of Credit Back-Stop Arrangements” shall have the meaning provided in Section 2.15(a)(ii).

“Letter of Credit Exposure” shall mean, at any time, the aggregate amount of all Letter of Credit Outstandings at such time in respect of Letters of Credit. The Letter of Credit Exposure of any Lender at any time shall be its RL Percentage of the aggregate Letter of Credit Exposure at such time.

“Letter of Credit Fee” shall have the meaning provided in Section 4.01(b).

“Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the Stated Amount of all outstanding Letters of Credit at such time and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit at such time.

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“Letter of Credit Request” shall have the meaning provided in Section 3.03(a).

“LIBO Rate” shall mean, with respect to any Borrowing of LIBOR Loans for any Interest Period, (a) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the commencement of such Interest Period by reference to the Reuters Screen LIBOR01 for deposits in Dollars (or such other comparable page as may, in the reasonable opinion of the Administrative Agent, replace such page for the purpose of displaying such rates) for a period equal to such Interest Period; provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the beginning of such Interest Period, divided by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

“LIBOR Loan” shall mean each Loan (other than a Swingline Loan) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Loan” shall mean each Revolving Loan and each Swingline Loan.

“Management Agreements” shall mean all material agreements with members of, or with respect to, the management of Holdings or any of its Restricted Subsidiaries.

“Mandatory Borrowing” shall have the meaning provided in Section 2.01(c).

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean any event, change, condition, occurrence or circumstance which has had, or could reasonably be expected to have, either individually or in the aggregate, (a) a material adverse change in, or a material adverse effect on, the business, operations, assets, liabilities or financial condition of Holdings and its Restricted Subsidiaries taken as a whole or (b) a material adverse effect (i) on the material rights or remedies of the Lenders, the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document, (ii) on the ability of the Credit Parties taken as a whole to perform their payment and other material obligations to the Lenders, the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document, or (iii) upon the legality, validity, binding effect or enforceability against any Credit Party of any Credit Document to which it is a party.

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“Material Contract” shall mean any contract or other arrangement to which Holdings or any of its Restricted Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Maximum Indenture Availability” shall mean, at any time, the sum of (i) the maximum principal amount of Indebtedness permitted to be incurred by the Borrower and its Restricted Subsidiaries at such time pursuant to Section 4.09(b)(i) of the Senior Secured Notes Indenture (or if less, any equivalent provision in any Additional Obligations Document or Refinancing Senior Secured Notes Indenture) and (ii) to the extent that Liens with respect thereto are permitted pursuant to Section 4.11 of the Senior Secured Notes Indenture (or if more restrictive, any equivalent provision in any Additional Obligations Document or Refinancing Senior Secured Notes Indenture) and clause (r) of the definition of “Permitted Lien” therein (or if more restrictive, any equivalent provision in any Additional Obligations Document or Refinancing Senior Secured Notes Indenture), the maximum principal amount of secured Indebtedness permitted to be incurred by the Borrower and its Restricted Subsidiaries at such time pursuant to Section 4.09(b)(xv) of the Senior Secured Notes Indenture (or any equivalent provision in any Additional Obligations Document or Refinancing Senior Secured Notes Indenture), less, in the case of each of preceding clauses (i) and (ii), the principal amount of any Indebtedness or secured Indebtedness, as applicable (other than under the Credit Documents), incurred in reliance on and then outstanding under such Section of the Senior Secured Notes Indenture (or if more restrictive, any Additional Obligations Document or Refinancing Senior Secured Notes Indenture, as applicable).

“Maximum Letter of Credit Amount” shall have the meaning provided in Section 3.02(a).

“Maximum Rate” shall have the meaning provided in Section 13.20.

“Maximum Swingline Amount” shall mean $30,000,000.

“Medicaid” shall mean the health care financial assistance program under Title XIX of the Social Security Act, as amended, and all regulations promulgated thereunder.

“Medicare” shall mean the health care financial assistance program under Title XVIII of the Social Security Act, as amended, and all regulations promulgated thereunder.

“Medicare/Medicaid Account Debtor” shall mean any Person obligated on an Account with respect to medical goods or services provided to a beneficiary of Medicare, Medicaid or Tricare.

“Medicare/Medicaid Deposit Account” shall mean a Deposit Account of the Borrower into which payments in respect of Accounts owing by a Medicare/Medicaid Account Debtor shall be deposited.

“Merger” shall have the meaning provided in the recitals to this Agreement.

“Merger Agreement” shall have the meaning provided in the recitals to this Agreement.

“Merger Agreement Representations” shall mean those representations made by (or relating to) the Acquired Business in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that Holdings or any of its Affiliates (determined immediately before giving effect to the Merger) has the right (determined without regard to any notice requirement) to terminate its obligations to close under the Merger Agreement or to refuse to consummate the Acquisition as a result of a breach of such representations in the Merger Agreement.

“Merger Consideration” shall have the meaning provided in the Merger Agreement.

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“Merger Corp” shall have the meaning provided in the recitals to this Agreement.

“Merger Documents” shall mean the Merger Agreement and all other agreements and documents relating to the Merger, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Minimum Borrowing Amount” shall mean (i) for Revolving Loans, $250,000 and (ii) for Swingline Loans (x) at all times when a Dominion Period is not in existence, $100,000 and (y) at all other times, there shall be no Minimum Borrowing Amount.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean any deed of trust, mortgage, deed to secure debt, or other document creating a Lien on Real Property.

“Mortgage Policy” shall mean a Lender’s title insurance policy (Form 2006).

“Mortgaged Property” shall mean any Real Property owned or leased by any Credit Party which is encumbered (or required to be encumbered) by a Mortgage pursuant to the terms of this Agreement or any Security Document.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is contributed to (or to which there is an obligation to contribute to) by Holdings or any of its Restricted Subsidiaries or with respect to which Holdings or any of its Restricted Subsidiaries has any current liability (including on account of an ERISA Affiliate).

“NAIC” shall mean the National Association of Insurance Commissioners.

“Net Insurance Proceeds” shall mean, with respect to any Recovery Event, the cash proceeds received by the respective Person in connection with such Recovery Event (net of (a) reasonable costs and taxes incurred in connection with such Recovery Event and (b) required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents, the Senior Secured Notes Security Documents, the Refinancing Senior Secured Notes Security Documents and the Additional Obligations Documents) which is secured by the respective assets the subject of such Recovery Event).

“Net Orderly Liquidation Value” shall mean the cash proceeds of Inventory consisting of prescription medication and/or other retail Inventory as applicable, which could be obtained in an orderly liquidation (net of all liquidation expenses, costs of sale, commissions, operating expenses and retrieval and related costs), as determined pursuant to the most recent third-party appraisal of such Inventory consisting of prescription medication and/or other retail Inventory, as applicable, delivered to the Administrative Agent by an appraiser reasonably acceptable to the Administrative Agent, and in each case expressed as a recovery percentage with respect to each such category of assets. The Net Orderly Liquidation Value for each such category of assets will be increased or reduced promptly upon receipt by the Administrative Agent of each updated appraisal.

“Net Sale Proceeds” shall mean, for any sale or other disposition of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale or other disposition of assets, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions, reasonable legal, advisory and other fees and expenses

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(including title and recording expenses), associated therewith and sales, VAT and transfer taxes arising therefrom), (ii) payments of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition, (iii) the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness (other than Indebtedness secured pursuant to the Security Documents, the Senior Secured Notes Security Documents, the Refinancing Senior Secured Notes Security Documents and the Additional Obligation Documents) which is secured by the respective assets which were sold or otherwise disposed of, and (iv) the estimated net marginal increase in income taxes which will be payable by Holdings’ consolidated group or any Restricted Subsidiary of Holdings with respect to the Fiscal Year of Holdings in which the sale or other disposition occurs as a result of such sale or other disposition; provided, however, that such gross proceeds shall not include any portion of such gross cash proceeds which Holdings determines in good faith should be reserved for post-closing adjustments (to the extent Holdings delivers to the Administrative Agent a certificate signed by an Authorized Officer of Holdings as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than six (6) months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by Holdings or any of its Restricted Subsidiaries shall constitute Net Sale Proceeds on such date received by Holdings and/or any of its Restricted Subsidiaries from such sale or other disposition.

“Non-Defaulting Lender” shall mean and include each Lender, other than a Defaulting Lender.

“Non-Recourse Debt” shall mean Indebtedness:

(a) as to which neither Holdings nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise, except (in the case of preceding clause (i) or (ii)) for a Lien on the Equity Interests of an Unrestricted Subsidiary that have been pledged to the creditors of such Unrestricted Subsidiary which is not otherwise recourse to Holdings or any of its Restricted Subsidiaries (including to any other assets of Holdings or any of its Restricted Subsidiaries), or (iii) constitutes the lender;

(b) no default under which (including any rights that the holders of the Indebtedness may have to take enforcement action against Holdings or a Restricted Subsidiary thereof) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Loans) of Holdings or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(c) as to which the holders of such Indebtedness do not otherwise have recourse to the stock or assets of Holdings or any of its Restricted Subsidiaries (other than as expressly permitted under sub-clause (ii) of clause (a) above in this definition).

“Non-Wholly-Owned Subsidiary” shall mean, as to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

“Note” shall mean each Revolving Note and the Swingline Note.

“Notice Date” shall have the meaning provided in Section 2.16(a).

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“Notice of Borrowing” shall have the meaning provided in Section 2.03(a).

“Notice of Conversion/Continuation” shall have the meaning provided in Section 2.06.

“Notice Office” shall mean the office of the Administrative Agent located at 5022 Gate Parkway, Suite 200, 32256 Jacksonville, Florida, Attention: Sheila Lee Telephone No.: (904) 527-6119, and Telecopier No.: (732) 380-3355, with a copy to the office of the Administrative Agent located at 60 Wall Street, New York, New York 10005, Attention: Dusan Lazarov, Telephone No.: (212) 250-0211 and Fax No.: (212) 797-5695, or (in either case) such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Obligations” shall mean (x) the principal of, premium, if any, and interest on the Notes issued by, and the Loans made to, the Borrower under this Agreement, and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit and (y) all other payment obligations (including, without limitation, obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and indebtedness owing by the Borrower to the Administrative Agent, the Collateral Agent, the Syndication Agent, any Issuing Lender, the Swingline Lender or any Lender under this Agreement and each other Credit Document to which the Borrower is a party (including, without limitation, indemnities, expenses (including Expenses), Fees and interest thereon (including, without limitation, in each case any interest, Fees or expenses (including Expenses) accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in this Agreement, whether or not such interest, Fees or expenses (including Expenses) are an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with each such Credit Document (but shall in any event exclude any Secured Hedging Obligations and Treasury Services Obligations).

“OFAC” shall have the meaning provided in Section 8.24(a).

“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that does not create a liability on the balance sheet of such Person, (iii) any obligation under a Synthetic Lease or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar arrangements, or arrangements designed to protect against fluctuations in currency values or commodity prices.

“PACA” shall mean the Perishable Agricultural Commodities Act of 1930, as amended.

“Participant” shall have the meaning provided in Section 3.04(a).

“Participant Register” shall have the meaning provided in Section 13.04(e).

“Patriot Act” shall have the meaning provided in Section 13.18.

“Paying Agent” shall have the meaning provided in the Merger Agreement.

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“Payment Conditions” shall mean that each of the following conditions are satisfied at the time of each action or proposed action and immediately after giving effect thereto: (i) there is no Default or Event of Default existing immediately before or immediately after the action or proposed action, (ii) 90-Day Excess Availability and Excess Availability on the date of the action or proposed action (calculated after giving effect to the Borrowing of any Loans or issuance of any Letters of Credit in connection with the action or proposed action (and assuming that such Loans and Letters of Credit had remained outstanding throughout the applicable 90-day period for which 90-Day Excess Availability is to be determined)) exceeds (1) in the case of Permitted Acquisitions, the greater of (A) 15.0% of Availability at such time and (B) $87,500,000, (2) in the case of Dividends permitted only if Payment Conditions are satisfied, the greater of (A) 20.0% of Availability at such time and (B) $127,500,000 and (3) in the case of Intercompany Loans made pursuant to clause (iii) of Section 10.05(h), other Investments (other than Permitted Acquisitions and other Investments otherwise permitted without regard to Payment Conditions), any designation of a Subsidiary as an Unrestricted Subsidiary under Section 9.18 and permitted prepayments, redemptions or repurchases of other Indebtedness, in each case permitted only if Payment Conditions are satisfied, the greater of (A) 17.5% of Availability at such time and (B) $105,000,000, (iii) Holdings shall be in compliance with a Fixed Charge Coverage Ratio of not less than 1.00:1.00 for the Test Period then most recently ended on a Pro Forma Basis as if such action or proposed action had occurred on the first day of such Test Period, and (iv) Holdings shall have delivered to the Administrative Agent a certificate of an Authorized Officer of Holdings certifying as to compliance with preceding clauses (i) through (iii) and demonstrating (in reasonable detail) the calculations required by preceding clauses (ii) and (iii).

“Payment Office” shall mean the office of the Administrative Agent located at 5022 Gate Parkway, Jacksonville, FL 32256, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“PBGC” shall mean the U.S. Pension Benefit Guaranty Corporation.

“Permitted Acquisition” shall mean the acquisition by a Qualified Credit Party of an Acquired Entity or Business; provided that (in each case) (a) the consideration paid or to be paid by the Qualified Credit Party consists solely of cash (including proceeds of Loans), Holdings Common Stock, Qualified Preferred Stock, the issuance or incurrence of Indebtedness otherwise permitted by Section 10.04 and the assumption/acquisition of any Indebtedness (calculated at face value) which is permitted to remain outstanding in accordance with the requirements of Section 10.04, (b) in the case of the acquisition of the Equity Interests of any Acquired Entity or Business (including by way of merger), such Acquired Entity or Business shall own no Equity Interests of any other Person (other than immaterial amounts) unless either (i) such Acquired Entity or Business owns 100% of the Equity Interests of such other Person or (ii) if such Acquired Entity or Business owns Equity Interests in any other Person which is a Non-Wholly-Owned Subsidiary of such Acquired Entity or Business, (A) such Acquired Entity or Business shall not have been created or established in contemplation of, or for purposes of, the respective Permitted Acquisition, (B) any such Non-Wholly-Owned Subsidiary of the Acquired Entity or Business shall have been a Non-Wholly-Owned Subsidiary of such Acquired Entity or Business prior to the date of the respective Permitted Acquisition and shall not have been created or established in contemplation thereof and (C) such Acquired Entity or Business and/or its Wholly-Owned Subsidiaries own at least 90% of the total value of all the assets owned by such Acquired Entity or Business and its Subsidiaries (for purposes of such determination, excluding the value of the Equity Interests of Non-Wholly-Owned Subsidiaries held by such Acquired Entity or Business and its Wholly-Owned Subsidiaries), (c) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a business permitted by Section 10.11, (d) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is acquired in a “non-hostile” transaction approved by the board of directors (or similar body) of such Acquired Entity or Business and (e) all requirements of Sections 9.14, 10.02 and 10.12 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the

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requirements set forth above in the definition of “Permitted Acquisition” shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing, prior to the consummation thereof, that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

“Permitted Discretion” shall mean the reasonable exercise of the Collateral Monitors’ good faith credit judgment (from the perspective of a reasonable secured asset based lender) in consideration of any factor which is reasonably likely to (i) adversely affect the value of any Collateral, the enforceability or priority of the Liens thereon or the amount that the Administrative Agent, the Collateral Agent, the Collateral Monitors, the Issuing Lenders and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation thereof, (ii) suggest that any collateral report or financial information delivered to the Administrative Agent, the Collateral Agent, the Collateral Monitors or the Lenders by any Person on behalf of any Credit Party is incomplete, inaccurate or misleading in any material respect, or (iii) increase in any material respect the likelihood that the Administrative Agent, the Collateral Agent, the Collateral Monitors, the Issuing Lenders and the Lenders would not receive payment in full in cash for all of the Obligations. In exercising such judgment, the Administrative Agent, the Collateral Agent and the Collateral Monitors may consider (but not make duplicate adjustment for) such factors as are already included in or tested by the definition of Eligible Pharmacy Accounts, Eligible Credit Card Accounts, Eligible Retail Inventory, Eligible Pharmacy Inventory, Eligible Accounts or Eligible Inventory, as well as any of the following (but only to the extent not otherwise adjusted for in the relevant calculations): (i) the changes in collection history and dilution or collectability with respect to the Accounts; (ii) changes in demand for, pricing of, or product mix of Inventory; and (iii) any other objective factors that change the credit risk of lending to any Qualified Credit Party on the security of any Qualified Credit Party’s Accounts or Inventory.

“Permitted Encumbrance” shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

“Permitted Holders” shall mean the Sponsor and any majority owned and controlled Affiliate of the Sponsor.

“Permitted Liens” shall have the meaning provided in Section 10.01.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any Governmental Authority.

“Pharmacy Scripts” shall mean as to each Qualified Credit Party, all of such Qualified Credit Party’s now owned or hereafter arising retail customer files (including prescriptions for retail customers and other medical information related thereto) maintained by the retail pharmacies of such Qualified Credit Party, wherever located.

“Plan” shall mean an “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) maintained or contributed to by Holdings or any of its Restricted Subsidiaries during the five year period prior to the date of this Agreement (or, if later, during the five (5) year period prior to the date of the most recent Credit Event) or with respect to which Holdings or any of its Restricted Subsidiaries has any liability (including on account of an ERISA Affiliate).

“Pledge Agreement” shall have the meaning provided in Section 6.09.

“Pledge Agreement Collateral” shall mean all “Collateral” as defined in the Pledge Agreement.

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“Pledgee” shall have the meaning provided in the Pledge Agreement.

“Preferred Equity”, as applied to the Equity Interests of any Person, shall mean Equity Interests of such Person (other than common Equity Interests of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Equity Interests of any other class of such Person, and shall include any Qualified Preferred Stock.

“Prime Lending Rate” shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“Private Label Credit Card” shall mean a credit card that bears any Credit Party’s trademark and/or logo and is issued by a third party which takes the credit risk as to customers on a full recourse basis and makes payments to the Credit Parties in a manner similar to other Qualified Credit Card Issuers and where any indebtedness owed by any Credit Party to such third party is on an unsecured basis.

“Pro Forma Basis” shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness, to finance a Permitted Acquisition or other Investment or to finance a Dividend) after the first day of the relevant Calculation Period or Test Period, as the case may be, as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of such Test Period or Calculation Period, as the case may be, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) after the first day of the relevant Test Period or Calculation Period, as the case may be, as if such Indebtedness had been retired or repaid on the first day of such Test Period or Calculation Period, as the case may be, and (z) any Investment permitted by Section 10.05(p) or (r) and any Permitted Acquisition then being consummated as well as any other Investment permitted by Section 10.05(p) or (r) or Permitted Acquisition if consummated after the first day of the relevant Test Period or Calculation Period, as the case may be, and on or prior to the date of the respective Investment or Permitted Acquisition, as the case may be, then being effected, with the following rules to apply in connection therewith:

(i) all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness, to finance Permitted Acquisitions or other Investments or to finance a Dividend) incurred or issued after the first day of the relevant Test Period or Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of such Test Period or Calculation Period, as the case may be, and remain outstanding through the date of determination and (y) (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) permanently retired or redeemed after the first day of the relevant Test Period or Calculation Period, as the case may be, shall be deemed to have been retired or redeemed on the first day of such Test Period or Calculation Period, as the case may be, and remain retired through the date of determination;

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(ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness, or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); provided that all Indebtedness (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time of such calculation of compliance; and

(iii) in making any determination of Consolidated EBITDA on a Pro Forma Basis, pro forma effect shall be given to any Investment permitted by Section 10.05(p) or (r) or any Permitted Acquisition if effected during the respective Calculation Period or Test Period as if same had occurred on the first day of the respective Calculation Period or Test Period, as the case may be, and taking into account, in the case of any Investment permitted by Section 10.05(p) or (r) or any Permitted Acquisition, the amount of net cost savings, operating expense reductions, other operating improvements and acquisition synergies projected by Holdings in good faith to be realized during such period as a result of actions taken or to be taken in connection with such Investment or Permitted Acquisition, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that (A) a duly completed certificate signed by a Responsible Officer of Holdings shall be delivered to the Administrative Agent certifying that (x) such cost savings, operating expense reductions and synergies are factually supportable and identifiable cost savings and expenses, and (y) such actions are to be taken within 24 months after the date of such Investment or Permitted Acquisition, (B) no cost savings, operating expense reductions and synergies shall be added to Consolidated EBITDA to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, (C) projected amounts (and not yet realized) may not be added in calculating Consolidated EBITDA pursuant to this clause (iii) to the extent occurring more than four full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions and synergies and (D) such cost savings, operating expense reductions and synergies shall not exceed 10% of Consolidated EBITDA in any Calculation Period or Test Period, as the case may be (as determined prior to giving effect to any such cost savings, operating expense reductions and synergies).

“Projections” shall mean the projections that were prepared by or on behalf of the Borrower in connection with the Transaction and delivered to the Administrative Agent and the Lenders prior to the Effective Date.

“Qualified Credit Card Issuer” shall mean the credit card issuers set forth on Schedule 1.01(e) and any other credit card issuers permitted by the Collateral Monitors in their Permitted Discretion.

“Qualified Credit Card Processor” shall mean the credit card processors set forth on Schedule 1.01(f) and any other credit card processors permitted by the Collateral Monitors in their Permitted Discretion.

“Qualified Credit Party” shall mean the Borrower and each Subsidiary Guarantor that is a Wholly-Owned Domestic Subsidiary of the Borrower.

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“Qualified IPO” shall mean a bona fide underwritten sale to the public of common stock of Holdings pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of Holdings or any of its Subsidiaries, as the case may be) that is declared effective by the SEC and such offering results in net cash proceeds received by Holdings of at least $100,000,000.

“Qualified Preferred Stock” shall mean any Preferred Equity of Holdings so long as the terms of any such Preferred Equity (and the terms of any Equity Interests into which such Preferred Equity is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof) (x) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision (other than pursuant to a customer offer to repurchase as a result of a change of control) that would require such Preferred Equity to be purchased, redeemed, repaid (or any sinking fund payment to be made) at any time prior to six (6) months after the Initial Maturity Date (or, if the Initial Maturity Date shall have been extended pursuant to Section 2.16, six (6) months after the Final Maturity Date), (y) do not require the cash payment of dividends or distributions that would otherwise be prohibited by the terms of this Agreement or any other agreement or contract of Holdings or any of its Subsidiaries, and (z) are otherwise reasonably satisfactory to the Administrative Agent.

“Quarterly Payment Date” shall mean June 30, 2012 and the last Business Day of each March, June, September and December occurring thereafter.

“Quarterly Pricing Certificate” shall have the meaning provided in the definition of Applicable Margin.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures thereon, including Leaseholds.

“Recovery Event” shall mean any event that gives rise to the receipt by Holdings or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of Holdings or any of its Restricted Subsidiaries or (ii) under any policy of insurance maintained by any of them.

“Refinancing” shall mean the refinancing transactions described in Section 6.06, and “Refinanced” shall have a corresponding meaning.

“Refinancing Senior Secured Notes” shall mean any Indebtedness of the Borrower (which may be guaranteed by Holdings and the Subsidiary Guarantors) the net cash proceeds of which are used to refinance, replace or refund all or any portion of the then outstanding Senior Secured Notes so long as (a) such Indebtedness does not mature earlier than six (6) months after the Final Maturity Date in effect at the time of incurrence of such Indebtedness and does not have any mandatory redemption, prepayment, sinking fund or similar obligations prior to such maturity date (other than pursuant to customary asset sale and change of control provisions) and otherwise contain terms and conditions (excluding interest rate and redemption premiums) which, taken as a whole, are not more restrictive on Holdings and its Restricted Subsidiaries in any material respect than the terms and conditions of the Senior Secured Notes Documents as in effect on the Effective Date, (b) such Indebtedness does not (i) exceed the aggregate principal amount of the Senior Secured Notes being refinanced, replaced or refunded other than as a result of the refinancing of accrued and unpaid interest and premiums (including applicable prepayment premiums) and the fees and the costs of issuing such refinancing Indebtedness or (ii) add guarantors, obligors or security from that which applied to the Senior Secured Notes unless the same guarantors, obligors or security are added in connection with this Agreement and the other Credit

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Documents, and (c) if such Indebtedness is secured, such Indebtedness shall be subject to the terms and conditions of the Intercreditor Agreement (or, if the Intercreditor Agreement is no longer in effect, an intercreditor agreement on substantially the same terms as the Intercreditor Agreement or otherwise agreed to by the Administrative Agent) on the same basis (or on less favorable terms to the holders of such Refinancing Senior Secured Notes) as the Senior Secured Notes as in effect on the Effective Date.

“Refinancing Senior Secured Notes Agent” shall mean the respective collateral agent, collateral trustee or similar Person for the holders of the Refinancing Senior Secured Notes.

“Refinancing Senior Secured Notes Documents” shall mean the Refinancing Senior Secured Notes Indenture, the Refinancing Senior Secured Security Documents, all guarantee agreements relating to the Refinancing Senior Secured Notes and all other documents, agreements or instruments from time to time relating thereto.

“Refinancing Senior Secured Notes Indenture” shall mean any indenture, purchase agreement, credit agreement, loan agreement or similar agreement or arrangement evidencing or governing the Refinancing Senior Secured Notes.

“Refinancing Senior Secured Notes Secured Parties” shall mean the Refinancing Senior Secured Notes Agent and any other agent, trustee, representative or similar Person for the holders of any Refinancing Senior Secured Notes and the holders from time to time of any Refinancing Senior Secured Notes.

“Refinancing Senior Secured Notes Security Documents” shall mean all pledge agreements, security agreements, mortgages, deeds of trust, collateral documents and other documents, agreements or instruments from time to time that create (or purport to create) Liens on any assets or properties of any Credit Party to secure any obligations under the Refinancing Senior Secured Notes Documents.

“Register” shall have the meaning provided in Section 13.15.

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof.

“Release” shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into or upon any land or water or air, or otherwise entering into the environment.

“Rent Reserve” shall mean a reserve established (with respect to succeeding clause (b), after the date that is 90 days after the Effective Date) by the Collateral Monitors (upon notice to the Borrower) equal to three (3) months’ rent (or a lesser amount reasonably agreed to by the Administrative Agent) in respect of rent payments made by a Qualified Credit Party for each (a) leased store (i) that is in

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a State providing lessors with statutory or common law Lien rights on personal property located at such store securing payment of rent and other charges that prime a previously perfected security interest or (ii) that is subject to a lease that grants to the landlord a security interest in property that would otherwise constitute Eligible Inventory which is a first priority perfected security interest, and (b) distribution center, warehouse or other location other than a leased store at which Inventory of a Qualified Credit Party is located, unless, in each case, such location is subject to a Landlord Personal Property Collateral Access Agreement (as reported to the Administrative Agent by the Borrower from time to time as requested by the Administrative Agent, as adjusted from time to time by the Collateral Monitors in their Permitted Discretion).

“Replaced Lender” shall have the meaning provided in Section 2.13.

“Replacement Lender” shall have the meaning provided in Section 2.13.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under applicable regulations.

“Required Lenders” shall mean, at any time, Non-Defaulting Lenders the sum of whose outstanding Revolving Loan Commitments at such time (or, after the termination thereof, outstanding Revolving Loans and RL Percentages of (x) outstanding Swingline Loans at such time and (y) Letter of Credit Outstandings at such time) represents at least a majority of the sum of the Total Revolving Loan Commitment in effect at such time less the Revolving Loan Commitments of all Defaulting Lenders at such time (or, after the termination thereof, the sum of then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

“Reserves” shall mean reserves, if any, established by the Collateral Monitors from time to time hereunder in their Permitted Discretion against the Borrowing Base, including without limitation (but without duplication), (i) Rent Reserves, (ii) potential dilution related to Accounts, (iii) sums that the Qualified Credit Parties are or will be required to pay (such as taxes, assessments and insurance premiums) and have not yet paid, (iv) amounts owing by any Qualified Credit Party to any Person to the extent secured by a Lien on, or trust over, any Collateral, (v) to reflect amounts owing by any Qualified Credit Party under PACA, (vi) Customer Credit Liabilities Reserves and (vii) such other events, conditions or contingencies as to which the Collateral Monitors, in their Permitted Discretion, determine reserves should be established (without duplication of any reserves established pursuant to foregoing clauses (i) through (vi)) from time to time hereunder; provided, however, that the Collateral Monitors may not implement reserves with respect to matters which are already specifically reflected as ineligible Accounts, Pharmacy Scripts or Inventory or criteria deducted in computing the amount of Eligible Accounts, Value of Eligible Inventory or the Net Orderly Liquidation Value of Eligible Inventory.

“Responsible Officer” shall mean the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer or any other senior or executive officer of a Person.

“Restricted Subsidiary” shall mean any Subsidiary of Holdings other than an Unrestricted Subsidiary; provided that in no event shall the Borrower be an Unrestricted Subsidiary.

“Returns” shall have the meaning provided in Section 8.09.

“Revolving Loan” shall have the meaning provided in Section 2.01(a).

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“Revolving Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule 1.01(a) directly below the column entitled “Revolving Loan Commitment,” as same may be (x) reduced from time to time or terminated pursuant to Sections 4.02, 4.03 and/or 11, as applicable, (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 2.13 or Section 13.04(b) or (z) increased from time to time pursuant to Section 2.14. In addition, the Revolving Loan Commitment of each Lender shall include, subject to the consent of such Lender, any Extended Revolving Loan Commitment of such Lender.

“Revolving Note” shall have the meaning provided in Section 2.05(a).

“RL Percentage” of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time; provided that if the RL Percentage of any Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of such Lender shall be determined immediately prior (and without giving effect) to such termination.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Scheduled Properties” shall mean the Real Property of the Credit Parties set forth on Schedule 1.01(c).

“Scheduled Sale Leaseback Properties” shall mean the Real Property of the Credit Parties set forth on Schedule 1.01(d).

“SEC” shall have the meaning provided in Section 9.01(h).

“Section 5.04(b)(ii) Certificate” shall have the meaning provided in Section 5.04(b)(ii).

“Secured Creditors” shall have the meaning provided in the respective Security Documents.

“Secured Hedging Obligations” shall have the meaning provided in the Security Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” shall have the meaning provided in Section 6.11.

“Security Agreement Collateral” shall mean all “Collateral” as defined in the Security Agreement.

“Security Document” shall mean and include each of the Security Agreement, the Pledge Agreement, each Mortgage, after the execution and delivery thereof, each Additional Security Document and each Incremental Security Document and any other related document, agreement or grant pursuant to which Holdings or any of its Restricted Subsidiaries grants, perfects or continues a security interest in favor of the Collateral Agent for the benefit of the Secured Creditors; provided that any cash collateral or other agreements entered into pursuant to the Letter of Credit Back-Stop Arrangements shall constitute “Security Documents” solely for purposes of (x) Sections 8.03 and 10.01(d) and (y) the term “Credit Documents” as used in Sections 10.04(a), 10.12 and 13.01.

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“Senior Secured Notes” shall mean the Borrower’s and BI-LO Finance Corp.’s 9.25% senior secured notes due 2019, issued pursuant to the Senior Secured Notes Indenture, as in effect on the Effective Date and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Senior Secured Notes Agent” shall mean Wells Fargo Bank, National Association, as trustee and collateral agent under the Senior Secured Notes Documents, together with its successors, assigns or replacements in such capacity.

“Senior Secured Notes Documents” shall mean the Senior Secured Notes, the Senior Secured Notes Indenture, the Senior Secured Notes Security Documents, as in effect on the Effective Date and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Senior Secured Notes Indenture” shall mean the Indenture, dated as of February 3, 2011, among the Borrower and BI-LO Finance Corp., as issuers, Holdings, the Subsidiary Guarantors, and the Senior Secured Notes Agent, as trustee thereunder, as in effect on the Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Senior Secured Notes Priority Collateral” shall mean any and all Collateral other than the ABL Priority Collateral.

“Senior Secured Notes Secured Parties” shall mean the Senior Secured Notes Agent (both in its capacity as a trustee and collateral agent for the holders of the Senior Secured Notes) and the holders from time to time of the Senior Secured Notes.

“Senior Secured Notes Security Documents” shall mean the “Security Documents” as defined in the Senior Secured Notes Indenture.

“Shareholders’ Agreements” shall mean all agreements entered by Holdings or any of its Restricted Subsidiaries governing the terms and relative rights of its equity interests and any agreements entered into by its shareholders relating to any such entity with respect to its equity interests.

“Shareholder Subordinated Note” shall mean an unsecured subordinated note issued by Holdings and not guaranteed by any Restricted Subsidiary of Holdings in the form of Exhibit Q, as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

“Specified Representations” shall mean the representations and warranties set forth in Sections 8.01(i), 8.02, 8.03(i), (ii) (solely as it relates to the Senior Secured Notes Documents) and (iii) in each case in respect of such Section 8.03 as it relates to the entry into and performance of the Credit Documents, 8.05(b), 8.08(b), 8.11, 8.16, 8.24 and 8.26.

“Sponsor” shall mean Lone Star Fund V (U.S.), L.P., Lone Star Fund VII (U.S.), L.P. and their respective majority owned and controlled Affiliates (other than any portfolio company of any of the foregoing).

“Sponsor Management Agreement” shall mean that certain Asset Advisory Agreement dated effective as of the Effective Date between Hudson Americas LLC, a Delaware limited liability company, and the Borrower, as in existence on the date hereof.

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“Start Date” shall have the meaning provided in the definition of Applicable Margin.

“Stated Amount” of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder in each case determined (x) as if any future automatic increases in the maximum amount available that are provided for in any such Letter of Credit had in fact occurred at such time and (y) without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder.

“Stated Maturity” shall mean, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provisions providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiaries Guaranty” shall have the meaning provided in Section 6.08.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Holdings; provided that, for the purposes of this Agreement, “Subsidiaries” of the Borrower shall be deemed to include BG Cards so long as BG Cards otherwise is a Subsidiary (as determined without regard to this proviso) of Holdings.

“Subsidiary Guarantor” shall mean each direct and indirect Domestic Subsidiary of Holdings (other than the Borrower), whether existing on the Effective Date or established, created or acquired after the Effective Date, unless and until such time as such Domestic Subsidiary is released from all of its obligations under the Guaranty in accordance with the terms and provisions thereof; provided that, notwithstanding the foregoing, no Excluded Subsidiary or Unrestricted Subsidiary shall be required to be a Subsidiary Guarantor unless and until such Excluded Subsidiary or Unrestricted Subsidiary is required to guarantee the Senior Secured Notes, any Additional Obligations, any Refinancing Senior Secured Notes or any other Indebtedness of Holdings or its Restricted Subsidiaries.

“Supermajority Lenders” shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement, if the reference to “a majority” contained therein were changed to “66 2⁄3%.”

“Supply Agreement” means that certain Second Amended and Restated BI-LO, LLC Supply Agreement, dated as of May 12, 2010, among Holdings, the Borrower and C&S Wholesale Grocers, Inc. or any comparable contract entered into in replacement thereof.

“Swingline Expiry Date” shall mean that date which is five (5) Business Days prior to the Final Maturity Date.

“Swingline Lender” shall mean the Administrative Agent, in its capacity as Swingline Lender hereunder.

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“Swingline Loan” shall have the meaning provided in Section 2.01(b).

“Swingline Loan Exposure” shall mean, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Loan Exposure of any Lender at any time shall be its RL Percentage of the aggregate Swingline Loan Exposure at such time.

“Swingline Note” shall have the meaning provided in Section 2.05(a).

“Syndication Agent” shall mean Citibank, N.A., in its capacity as syndication agent for the Lenders hereunder and under the other Credit Documents.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Target” shall have the meaning provided in the recitals to this Agreement.

“Target Holdings” shall have the meaning provided in the recitals to this Agreement.

“Tax Sharing Agreements” shall mean all tax sharing, tax collecting and other similar agreements entered into by Holdings or any of its Restricted Subsidiaries.

“Taxes” shall have the meaning provided in Section 5.04(a).

“Test Period” shall mean each period of 13 consecutive Fiscal Months of Holdings then last ended, in each case taken as one accounting period. If the respective Test Period (i) includes any Fiscal Month during the Fiscal Quarter of Holdings ended April 23, 2011, (x) Consolidated EBITDA for each such Fiscal Month shall be deemed to be one quarter of $103,002,000, (y) Fixed Charges for each such Fiscal Month shall be deemed to be one quarter of $33,134,000 and (z) the aggregate amounts referred to in clauses (a)(ii), (iii) and (iv) of the definition of Fixed Charge Coverage Ratio for each such Fiscal Month shall be deemed to be one quarter of $29,808,000, (ii) includes any Fiscal Month during the Fiscal Quarter of Holdings ended July 16, 2011, (x) Consolidated EBITDA for each such Fiscal Month shall be deemed to be one third of $72,433,000, (y) Fixed Charges for each such Fiscal Month shall be deemed to be one third of $25,857,000 and (z) the aggregate amounts referred to in clauses (a)(ii), (iii) and (iv) of the definition of Fixed Charge Coverage Ratio for each such Fiscal Month shall be deemed to be one third of $28,438,000, (iii) includes any Fiscal Month during the Fiscal Quarter of Holdings ended October 8, 2011, (x) Consolidated EBITDA for each such Fiscal Month shall be deemed to be one third of $67,184,000, (y) Fixed Charges for each such Fiscal Month shall be deemed to be one third of $25,943,000 and (z) the aggregate amounts referred to in clauses (a)(ii), (iii) and (iv) of the definition of Fixed Charge Coverage Ratio for each such Fiscal Month shall be deemed to be one third of $30,863,000, (iv) includes any Fiscal Month during the Fiscal Quarter of Holdings ended December 31, 2011, (x) Consolidated EBITDA for each such Fixed Month shall be deemed to be one third of $73,792,000, (y) Fixed Charges for each such Fiscal Month shall be deemed to be one third of $24,938,000 and (z) the aggregate amounts referred to in clauses (a)(ii), (iii) and (iv) of the definition of Fixed Charge Coverage Ratio for each such Fiscal Month shall be deemed to be one third of $29,888,000, (v) includes any of the Fiscal Months ended January 28, 2012, February 25, 2012 or March 24, 2012, (x) Consolidated EBITDA for such Fiscal Month shall be deemed to be one quarter of $133,289,000, (y) Fixed Charges for such Fiscal Month shall be deemed to be one quarter of $34,140,000, (z) the aggregate amounts referred to in clauses (a)(ii), (iii) and (iv) of the definition of Fixed Charge Coverage Ratio for such Fiscal Month shall be deemed to be one quarter of $39,658,000 and (vi) includes the Fiscal Month ended April 21, 2012, Consolidated EBITDA, Fixed Charges, and the aggregate amounts referred to in clauses (a)(ii), (iii) and

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(iv) of the definition of Fixed Charge Coverage Ratio for such Fiscal Month shall be actual amounts for such Fiscal Month including an amount in respect of Target for the period from the Effective Date through April 21, 2012 pro rated as appropriate for such Fiscal Month; provided that further adjustments may be made on Pro Forma Basis to the amounts specified above to the extent provided herein with respect to Permitted Acquisitions that are consummated after the Effective Date.

“Threshold Amount” shall mean $20,000,000.

“Total Leverage Ratio” shall mean, on any date of determination, the ratio of (x) Consolidated Indebtedness on the last date of the Test Period most recently ended on or prior to such date to (y) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that for purposes of any calculation of the Total Leverage Ratio pursuant to this Agreement, Consolidated EBITDA and Consolidated Indebtedness shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of “Pro Forma Basis” contained herein. Notwithstanding anything to the contrary contained above in this definition, for the purposes of determining the Total Leverage Ratio, to the extent Consolidated EBITDA is to be determined for any Test Period which ends prior to April 20, 2013, the amount of Consolidated EBITDA for all portions of such period ending on or prior to April 21, 2012 shall be calculated in accordance with the second sentence of the definition of Test Period contained herein.

“Total Revolving Loan Commitment” shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time.

“Total Unutilized Revolving Loan Commitment” shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment in effect at such time less (y) the sum of (i) the aggregate principal amount of all Revolving Loans and Swingline Loans outstanding at such time plus (ii) the aggregate amount of all Letter of Credit Outstandings at such time.

“Transaction” shall mean, collectively, (i) the consummation of the Acquisition, the Merger and the other transactions contemplated by the Merger Documents, (ii) the consummation of the Refinancing, (iii) the consummation of the Equity Contribution, (iv) the execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party, the incurrence of Loans (if any) on the Effective Date and the use of proceeds thereof, and (v) the payment of all Transaction Costs.

“Transaction Costs” shall have the meaning provided such term in the recitals to this Agreement.

“Treasury Services Agreement” shall have the meaning provided such term in the Security Agreement.

“Treasury Services Creditors” shall have the meaning provided such term in the Security Agreement.

“Treasury Services Obligations” shall have the meaning provided such term in the Security Agreement.

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a LIBOR Loan.

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“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“Unfunded Pension Liability” of any Plan subject to Title IV of ERISA shall mean the amount, if any, by which the value of the accumulated plan benefits under such Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the Fair Market Value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“United States” and “U.S.” shall each mean the United States of America.

“Unpaid Drawing” shall have the meaning provided in Section 3.05(a).

“Unrestricted Subsidiary” shall mean:

(a) any Subsidiary of the Borrower created or acquired after the Effective Date that is designated by the board of directors of Holdings as an Unrestricted Subsidiary pursuant to a board resolution and in accordance with Section 9.18, but only to the extent that such Subsidiary:

(i) has no Indebtedness other than Non-Recourse Debt;

(ii) is not party to any agreement, contract, arrangement or understanding with Holdings or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holdings;

(iii) is a Person with respect to which neither Holdings nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(iv) has not guaranteed or otherwise directly or indirectly provided credit support for any then outstanding Indebtedness of Holdings or any of its Restricted Subsidiaries; and

(v) does not own any Equity Interests of Holdings or any of its Restricted Subsidiaries which is not simultaneously being designated an Unrestricted Subsidiary; and

(b) any Subsidiary of an Unrestricted Subsidiary.

“Unutilized Revolving Loan Commitment” shall mean, with respect to any Lender at any time, such Lender’s Revolving Loan Commitment at such time less the sum of (a) the aggregate outstanding principal amount of all Revolving Loans made by such Lender at such time and (b) such Lender’s RL Percentage of the Letter of Credit Outstandings at such time.

“Value” shall mean, with respect to Eligible Inventory, the lower of (i) the cost thereof computed on a first-in first-out basis in accordance with GAAP and (ii) the market value thereof (net of any intercompany profit).

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“Voting Stock” of any Person shall mean all of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Weekly Borrowing Base Period” shall mean any period (a) commencing on the date on which (i) a Default or an Event of Default has occurred and is continuing or (ii) Excess Availability is less than the greater of (x) 12.5% of Availability as then in effect and (y) $70,000,000 and (b) ending on the first date thereafter on which (i) no Default or Event of Default exists and (ii) Excess Availability has been equal to or greater than the greater of (x) 12.5% of Availability as then in effect and (y) $70,000,000 for 30 consecutive days.

“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Domestic Subsidiary of such Person that is a Wholly-Owned Subsidiary.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary of the Borrower with respect to the preceding clauses (i) and (ii), directors’ qualifying shares and/or other nominal amounts of shares required to be held by Persons other than the Borrower and its Subsidiaries under applicable law).

1.02. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Credit Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Credit Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms not defined in Section 1.01 shall have the respective meanings given to them under GAAP, (ii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iv) unless the context otherwise requires, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity Interests, securities, revenues, accounts, leasehold interests and contract rights, (v) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (vi) unless the context otherwise requires, any reference herein (A) to any Person shall be construed to include such Person’s successors and assigns and (B) to Holdings, the Borrower or any other Credit Party shall be construed to include Holdings, the Borrower or such Credit Party as debtor and debtor-in-possession and any receiver or trustee for Holdings, the Borrower or any other Credit Party, as the case may be, in any insolvency or liquidation proceeding, (vii) unless otherwise expressly provided herein or in any other Credit Document, references to agreements and other contractual instruments, including this Agreement and the other Credit Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, (viii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation and (ix) terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

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(c) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. Amount and Terms of Credit.

2.01. The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make, at any time and from time to time on or after the Effective Date and prior to the Final Maturity Date, a revolving loan or revolving loans (each, a “Revolving Loan” and, collectively, the “Revolving Loans”) to the Borrower, which Revolving Loans (i) shall be denominated in Dollars, (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or LIBOR Loans; provided that, except as otherwise specifically provided in Section 2.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not be made (and shall not be required to be made) by any Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Individual Exposure of such Lender to exceed the amount of its Revolving Loan Commitment at such time, (v) shall not be made (and shall not be required to be made) by any Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause (A) the Aggregate Exposure to exceed the Total Revolving Loan Commitment as then in effect or (B) the Aggregate Exposure to exceed the Borrowing Base at such time and (vi) shall not exceed in aggregate principal amount, on the Effective Date, when taken together with all Swingline Loans made on such date, $300,000,000.

(b) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower, which Swingline Loans (i) shall be denominated in Dollars, (ii) shall be incurred and maintained as Base Rate Loans; (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not be made (and shall not be required to be made) by the Swingline Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause (A) the Aggregate Exposure to exceed the Total Revolving Loan Commitment as then in effect or (B) the Aggregate Exposure to exceed the Borrowing Base at such time, (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount and (vi) shall not exceed in aggregate principal amount on the Effective Date, when taken together with all Revolving Loans made on such date, $300,000,000. Notwithstanding anything to the contrary contained in this Section 2.01(b), the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower, any other Credit Party or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders.

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(c) On any Business Day (but in any event no less frequently than once per week), the Swingline Lender or the Administrative Agent, as the case may be, may, in its sole discretion give notice to the Lenders that the Swingline Lender’s outstanding Swingline Loans or the Administrative Agent’s outstanding Agent Advances, as the case may be, shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 11.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 11), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by all Lenders pro rata based on each such Lender’s RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 11) and the proceeds thereof shall be applied directly by the Swingline Lender or the Administrative Agent, as the case may be, to repay the Swingline Lender or the Administrative Agent, as the case may be, for such outstanding Swingline Loans or Agent Advances, as the case may be. Each Lender hereby irrevocably agrees to make Revolving Loans upon one (1) Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender or the Administrative Agent, as the case may be, notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, (v) the amount of the Borrowing Base at such time, and (vi) whether such Lender’s Revolving Loan Commitment has been terminated at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender or the Administrative Agent, as the case may be, such participations in the outstanding Swingline Loans or Agent Advances, as the case may be, as shall be necessary to cause the Lenders to share in such Swingline Loans or Agent Advances, as the case may be, ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 11); provided that (x) all interest payable on the Swingline Loans or Agent Advances, as the case may be, shall be for the account of the Swingline Lender or the Administrative Agent, as the case may be, until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender or the Administrative Agent, as the case may be, interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three (3) days and at the interest rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

(d) Notwithstanding anything to the contrary in Section 2.01(a) or elsewhere in this Agreement, the Collateral Monitors shall have the right to establish Reserves in such amounts, and with respect to such matters, but subject to the limitations contained in the definition of “Reserves” herein, as the Collateral Monitors in their Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base (which Reserves shall reduce the then existing Borrowing Base in an amount equal to such Reserves).

(e) (i) In the event that the Borrower is unable to comply with the Borrowing Base limitations set forth in Section 2.01(a) or (ii) the Borrower is unable to satisfy the conditions precedent to the making of Revolving Loans set forth in Section 7, in either case, the Lenders, subject

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to the immediately succeeding proviso, hereby authorize the Administrative Agent, for the account of the Lenders, to make Revolving Loans to the Borrower, in either case solely in the event that the Administrative Agent in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, Expenses and Fees, which Revolving Loans may only be made as Base Rate Loans (each, an “Agent Advance”) for a period commencing on the date the Administrative Agent first receives a Notice of Borrowing requesting an Agent Advance or otherwise makes an Agent Advance until the earliest of (x) the twentieth (20th) Business Day after such date, (y) the date the Borrower is again able to comply with the Borrowing Base limitations and the conditions precedent to the making of Revolving Loans, or obtain an amendment or waiver with respect thereto and (z) the date the Required Lenders instruct the Administrative Agent to cease making Agent Advances (in each case, the “Agent Advance Period”); provided that the Administrative Agent shall not make any Agent Advance to the extent that at the time of the making of such Agent Advance, the amount of such Agent Advance (I) when added to the aggregate outstanding amount of all other Agent Advances made to the Borrower at such time, would exceed 10% of the Borrowing Base at such time (the “Agent Advance Amount”) or (II) when added to the Aggregate Exposure as then in effect (immediately prior to the incurrence of such Agent Advance), would exceed the Total Revolving Loan Commitment at such time. Agent Advances may be made by the Administrative Agent in its sole discretion and the Borrower shall have no right whatsoever to require that any Agent Advances be made. Agent Advances will be subject to periodic settlement with the Lenders pursuant to Section 2.01(c).

(f) If the Initial Maturity Date shall have occurred at a time when Extended Revolving Loan Commitments are in effect, then on the Initial Maturity Date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such Initial Maturity Date) or refinanced with a borrowing of an Extended Revolving Loan; provided that, if on the occurrence of the Initial Maturity Date (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 3.07), there shall exist sufficient unutilized Extended Revolving Loan Commitments so that the respective outstanding Swingline Loans could be incurred pursuant the Extended Revolving Loan Commitments which will remain in effect after the occurrence of the Initial Maturity Date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and same shall be deemed to have been incurred solely pursuant to the Extended Revolving Loan Commitments and such Swingline Loans shall not be so required to be repaid in full on the Initial Maturity Date.

2.02. Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans of a specific Type shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten (10) Borrowings of LIBOR Loans (or such greater number of Borrowings of LIBOR Loans as may be agreed to from time to time by the Administrative Agent).

2.03. Notice of Borrowing. (a) Whenever the Borrower desires to incur (x) LIBOR Loans hereunder (other than LIBOR Loans to be incurred on the Effective Date on same day notice to the extent permitted by succeeding sub-clause (y)), the Borrower shall give the Administrative Agent at the Notice Office notice thereof, which notice must be received by the Administrative Agent prior to 11:00 A.M. (New York City time) at least three (3) Business Days’ prior to the requested date of Borrowing of each such LIBOR Loan to be incurred hereunder, and (y) Base Rate Loans hereunder (including Agent Advances, but excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing) or LIBOR Loans hereunder on the Effective Date (but only to the extent each Lender

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hereunder on the Effective Date is able to make LIBOR Loans on the Effective Date on same-day notice), the Borrower shall give the Administrative Agent at the Notice Office notice thereof, which notice must be received by the Administrative Agent prior to 1:00 P.M. (New York City time) on the Business Day of the requested date of Borrowing of each such Base Rate Loan or LIBOR Loan to be incurred hereunder. Each such notice (each, a “Notice of Borrowing”), except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Revolving Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the Revolving Loans made pursuant to such Borrowing constitute Agent Advances (it being understood that the Administrative Agent shall be under no obligation to make such Agent Advance), (iv) whether the Revolving Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, LIBOR Loans and, if LIBOR Loans, the initial Interest Period to be applicable thereto and (v) the Borrowing Base at such time. The Administrative Agent shall promptly give each Lender notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender no later than 2:00 P.M. (New York City time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

(ii) Mandatory Borrowings shall be made upon the notice specified in Section 2.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 2.01(c).

(c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from an Authorized Officer of the Borrower, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s or the Swingline Lender’s record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

2.04. Disbursement of Funds. No later than 1:00 P.M. (New York City time) on the date specified in each Notice of Borrowing (or (x) in the case of Revolving Loans that are Base Rate Loans that are to be made on same day notice or, in the case of LIBOR Loans made on the Effective Date on same day notice, no later than 4:00 P.M. (New York City time) on the date specified pursuant to Section 2.03(a), (y) in the case of Swingline Loans, no later than 4:00 P.M. (New York City time) on the date specified pursuant to Section 2.03(b) or (z) in the case of Mandatory Borrowings, no later than 1:00 P.M. (New York City time) on the date specified in Section 2.01(c)), each Lender will make available its pro rata portion (determined in accordance with Section 2.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof). All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will make available to the Borrower at the Payment Office, or to such other account that the Borrower may specify in writing to the Administrative Agent at least one (1) Business Day prior to the requested Borrowing date, the aggregate of the amounts so made available by the Lenders; provided that, if, on the date of a Borrowing

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of Revolving Loans (other than a Mandatory Borrowing), there are Unpaid Drawings or Swingline Loans then outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such Unpaid Drawings with respect to Letters of Credit, second, to the payment in full of any such Swingline Loans, and third, to the Borrower as otherwise provided above. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall promptly (but in any event within one (1) Business Day) pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three (3) days and at the interest rate otherwise applicable to such Loans for each day thereafter and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.08. Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

2.05. Notes. (a) The Borrower’s obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, also be evidenced (i) in the case of Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a “Revolving Note” and, collectively, the “Revolving Notes”), and (ii) in the case of Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the “Swingline Note”).

(b) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and prior to any transfer of any of its Notes will endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower’s obligations in respect of such Loans.

(c) Notwithstanding anything to the contrary contained above in this Section 2.05 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request, obtain, maintain or produce a Note evidencing its Loans to the Borrower shall affect, or in any manner impair, the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to any Credit Document. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (b). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.

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2.06. Conversions. The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Revolving Loans made pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing of another Type of Revolving Loan; provided that, (a) except as otherwise provided in Section 2.10(b), LIBOR Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Revolving Loans being converted and no such partial conversion of LIBOR Loans shall reduce the outstanding principal amount of such LIBOR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (b) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into LIBOR Loans if no Default or Event of Default is in existence on the date of the conversion, and (c) no conversion pursuant to this Section 2.06 shall result in a greater number of Borrowings of LIBOR Loans than is permitted under Section 2.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 11:00 A.M. (New York City time) at least (i) in the case of conversions of Base Rate Loans into LIBOR Loans, three (3) Business Days’ prior notice and (ii) in the case of conversions of LIBOR Loans into Base Rate Loans, one (1) Business Day’s prior notice (each, a “Notice of Conversion/Continuation”), in each case in the form of Exhibit A-2, appropriately completed to specify the Revolving Loans to be so converted, the Borrowing or Borrowings pursuant to which such Revolving Loans were incurred and, if to be converted into LIBOR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Revolving Loans.

2.07. Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Revolving Loan Commitments; provided that all Mandatory Borrowings shall be incurred from the Lenders pro rata on the basis of their RL Percentages. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

2.08. Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a LIBOR Loan pursuant to Section 2.06 or 2.09, as applicable, at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the Base Rate, each as in effect from time to time.

(b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each LIBOR Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such LIBOR Loan to a Base Rate Loan pursuant to Section 2.06, 2.09 or 2.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time during such Interest Period plus the LIBO Rate for such Interest Period.

(c) (i) Upon the occurrence and during the continuance of an Event of Default, each Loan and all Letter of Credit Fees shall, in each case, bear interest or accrue as applicable, at a rate per annum equal to the rate which is 2% in excess of the rate then borne by such Loans or the Letter of Credit Fee then applicable to Letters of Credit, and (ii) all overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Base Rate Loans from time to time. Interest that accrues under this Section 2.08(c) shall be payable on demand.

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(d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, (x) quarterly in arrears on each Quarterly Payment Date, (y) on the date of any repayment or prepayment in full of all outstanding Base Rate Loans, and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and (ii) in respect of each LIBOR Loan, (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (y) on the date of any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e) Upon each Interest Determination Date, the Administrative Agent shall determine the LIBO Rate for each Interest Period applicable to the respective LIBOR Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.09. Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any LIBOR Loan (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (New York City time) on the third Business Day prior to the expiration of an Interest Period applicable to such LIBOR Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect the interest period (each, an “Interest Period”) applicable to such LIBOR Loan, which Interest Period shall, at the option of the Borrower, be (x) a one (1), two (2), three (3) or six (6) month period, (y) to the extent agreed to by all Lenders, a nine (9) or 12 month period or (z) to the extent agreed to by all Lenders and the Administrative Agent in their sole discretion, such other period of less than one month; provided that (in each case):

(a) all LIBOR Loans comprising a Borrowing shall at all times have the same Interest Period;

(b) the initial Interest Period for any LIBOR Loan shall commence on the date of Borrowing of such LIBOR Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such LIBOR Loan shall commence on the day on which the immediately preceding Interest Period applicable thereto expires;

(c) if any Interest Period for a LIBOR Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(d) if any Interest Period for a LIBOR Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a LIBOR Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(e) unless the Required Lenders otherwise agree, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and

(f) no Interest Period in respect of any Borrowing shall be selected which extends beyond the Final Maturity Date.

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If by 11:00 A.M. (New York City time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such LIBOR Loans as provided above, the Borrower shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

2.10. Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

(i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the London interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBO Rate; or

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loan because of (A) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, but not limited to: (1) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (except for Taxes that are indemnified under Section 5.04 and Excluded Taxes) or (2) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the LIBO Rate and/or (B) other circumstances arising since the Effective Date affecting such Lender, the London interbank market or the position of such Lender in such market (including that the LIBO Rate with respect to such LIBOR Loan does not adequately and fairly reflect the cost to such Lender of funding such LIBOR Loan); or

(iii) at any time, that the making or continuance of any LIBOR Loan has been made (A) unlawful by any law or governmental rule, regulation or order, (B) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (C) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the London interbank market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to LIBOR Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees to pay to such Lender, upon such Lender’s written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such

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Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

(b) At any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(ii), the Borrower may, and in the case of a LIBOR Loan affected by the circumstances described in Section 2.10(a)(iii), the Borrower shall, either (i) if the affected LIBOR Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 2.10(a)(ii) or (iii) or (ii) if the affected LIBOR Loan is then outstanding, upon at least three (3) Business Days’ written notice to the Administrative Agent, require the affected Lender to convert such LIBOR Loan into a Base Rate Loan; provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.10(b).

(c) If any Lender determines that after the Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Revolving Loan Commitment hereunder or its obligations hereunder, then the Borrower agrees to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided that such Lender’s determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

(d) Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to be a change after the Effective Date in a requirement of law or governmental rule, regulation or order, regardless of the date enacted, adopted, issued or implemented (including, without limitation, for purposes of this Section 2.10 and Section 3.06).

2.11. Compensation. The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its LIBOR Loans but excluding loss of anticipated profits) which such Lender may

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sustain: (a) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 2.10(a)); (b) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 5.01, Section 5.02 or as a result of an acceleration of the Loans pursuant to Section 11) or conversion of any of its LIBOR Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (c) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (d) as a consequence of (i) any other default by the Borrower to repay LIBOR Loans when required by the terms of this Agreement or any Note held by such Lender or (ii) any election made pursuant to Section 2.10(b).

2.12. Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c), Section 3.06 or Section 5.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 2.10, 3.06 and 5.04.

2.13. Replacement of Lenders. (a) If any Lender becomes a Defaulting Lender, (b) upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c), Section 3.06 or Section 5.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders, (c) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b) or (iv) in the circumstances provided for in Section 2.16(b), the Borrower shall have the right, in accordance with Section 13.04(b), if no Default or Event of Default then exists or would exist after giving effect to such replacement, to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of which shall be reasonably acceptable to the Administrative Agent and each Issuing Lender; provided that:

(i) at the time of any replacement pursuant to this Section 2.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Borrower) pursuant to which the Replacement Lender shall acquire the entire Revolving Loan Commitment and all outstanding Revolving Loans of, and all participations in Letters of Credit and Swingline Loans by, the Replaced Lender and, in connection therewith, shall pay to (i) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the respective Replaced Lender, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 4.01, (ii) each Issuing Lender an amount equal to such Replaced Lender’s RL Percentage of any Unpaid Drawing relating to Letters of Credit issued by such Issuing Lender (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender and (iii) the Swingline Lender an amount equal to such Replaced Lender’s RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender; and

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(ii) all obligations of the Borrower then owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 2.11) shall be paid in full to such Replaced Lender concurrently with such replacement.

(c) Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 2.13, the Administrative Agent shall be entitled (but not obligated) and is authorized (which authorization is coupled with an interest) to execute an Assignment and Assumption Agreement on behalf of such Replaced Lender, and any such Assignment and Assumption Agreement so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 2.13 and Section 13.04. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.15 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note executed by the Borrower, (x) the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 12.06, 13.01 and 13.06), which shall survive as to such Replaced Lender and (y) the RL Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement.

2.14. Incremental Commitments. (a) The Borrower shall have the right, in consultation and coordination with the Administrative Agent as to all of the matters set forth below in this Section 2.14, but without requiring the consent of the Administrative Agent or the Lenders (except, in either case, as otherwise provided in this Section 2.14), to request at any time and from time to time after the Effective Date and prior to the Final Maturity Date that one or more Lenders (and/or one or more other Persons which are Eligible Transferees and which will become Lenders) provide Incremental Commitments and, subject to the applicable terms and conditions contained in this Agreement and the relevant Incremental Commitment Agreement, make Revolving Loans and participate in Letters of Credit and Swingline Loans pursuant thereto; provided that (i) no Lender shall be obligated to provide an Incremental Commitment, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Commitment and executed and delivered to the Administrative Agent and the Borrower an Incremental Commitment Agreement as provided in clause (b) of this Section 2.14, such Lender shall not be obligated to fund any Revolving Loans in excess of its Revolving Loan Commitment (if any) or participate in any Letters of Credit or Swingline Loans in excess of its RL Percentage, in each case, as in effect prior to giving effect to such Incremental Commitment provided pursuant to this Section 2.14; provided that the Lenders shall have at least 10 Business Days following the Borrower’s request for Incremental Commitments to decide whether or not to provide any such Incremental Commitments (and, to the extent that any Lender fails to respond within such 10 Business Day period, such Lender shall be deemed to have rejected to provide an Incremental Commitment), (ii) any Lender (including any Person which is an Eligible Transferee who will become a Lender) may so provide an Incremental Commitment without the consent of the Administrative Agent or any other Lender; provided that any Person that is not a Lender prior to the effectiveness of its Incremental Commitment shall require the consent of the Administrative Agent, each Issuing Lender and the Swingline Lender (which consents shall not be unreasonably withheld) to provide an Incremental Commitment pursuant to this Section 2.14, (iii) the aggregate amount of each request (and provision therefor) for Incremental Commitments shall be in a

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minimum aggregate amount for all Lenders which provide an Incremental Commitment pursuant to a given Incremental Commitment Agreement pursuant to this Section 2.14 (including Persons who are Eligible Transferees and will become Lenders) of at least $25,000,000 (or such lesser amount that is acceptable to the Administrative Agent), (iv) the aggregate amount of all Incremental Commitments permitted to be provided pursuant to this Section 2.14 shall not exceed in the aggregate $200,000,000, (v) the Borrower shall not increase the Total Revolving Loan Commitment pursuant to this Section 2.14 more than five times, (vi) if the Applicable Margins with respect to Revolving Loans to be incurred pursuant to an Incremental Commitment shall be higher in any respect than those applicable to any other Revolving Loans, the Applicable Margins for the other Revolving Loans and extension of credit hereunder shall be automatically increased as and to the extent needed to eliminate any deficiencies in accordance with the definition of “Applicable Margin” contained herein (such increase, the “Additional Margin”), (vii) all Revolving Loans incurred pursuant to an Incremental Commitment (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Credit Documents and shall be secured by the relevant Security Documents, and guaranteed under the relevant Guaranties, on a pari passu basis will all other Loans (and related Obligations) secured by each relevant Security Document and guaranteed under each relevant Guaranty, and (viii) each Lender (including any Person which is an Eligible Transferee who will become a Lender) agreeing to provide an Incremental Commitment pursuant to an Incremental Commitment Agreement shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, participate in Swingline Loans and Letters of Credit pursuant to Sections 2.01(b) and 3.04, respectively, and make Revolving Loans as provided in Section 2.01(a) and such Revolving Loans shall constitute Revolving Loans for all purposes of this Agreement and the other applicable Credit Documents.

(b) At the time of the provision of Incremental Commitments pursuant to this Section 2.14, (I) Holdings, the Borrower, each Subsidiary Guarantor, the Administrative Agent, the Swingline Lender and each Issuing Lender (if the consent of the Swingline Lender and each Issuing Lender are required pursuant to Section 2.14(a)(ii)) and each such Lender or other Eligible Transferee which agrees to provide an Incremental Commitment (each, an “Incremental Lender”) shall execute and deliver to the Borrower and the Administrative Agent an Incremental Commitment Agreement, appropriately completed (with the effectiveness of the Incremental Commitment provided therein to occur on the date set forth in such Incremental Commitment Agreement, which date in any event shall be no earlier than the date on which (i) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid, (ii) all Incremental Commitment Requirements have been satisfied, (iii) all conditions set forth in this Section 2.14 shall have been satisfied and (iv) all other conditions precedent that may be set forth in such Incremental Commitment Agreement shall have been satisfied) and (II) Holdings, the Borrower, each Subsidiary Guarantor, the Collateral Agent and each Incremental Lender (as applicable) shall execute and deliver to the Administrative Agent and the Collateral Agent such additional Security Documents and/or amendments to the Security Documents which are necessary to ensure that all Loans incurred pursuant to the Incremental Commitments and any Additional Margin are secured by each relevant Security Document (the “Incremental Security Documents”). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Commitment Agreement and, at such time, Schedule 1.01(a) shall be deemed modified to reflect the Incremental Commitments of such Incremental Lenders.

(c) It is understood and agreed that the Incremental Commitments provided by an Incremental Lender or Incremental Lenders, as the case may be, pursuant to each Incremental Commitment Agreement shall constitute part of, and be added to, the Total Revolving Loan Commitment and each Incremental Lender shall constitute a Lender for all purposes of this Agreement and each other applicable Credit Document.

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(d) At the time of any provision of Incremental Commitments pursuant to this Section 2.14, the Borrower shall, in coordination with the Administrative Agent, repay outstanding Revolving Loans of certain of the Lenders, and incur additional Revolving Loans from certain other Lenders (including the Incremental Lenders), in each case to the extent necessary so that all of the Lenders participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Loan Commitments (after giving effect to any increase in the Total Revolving Loan Commitment pursuant to this Section 2.14) and with the Borrower being obligated to pay to the respective Lenders any costs of the type referred to in Section 2.11 in connection with any such repayment and/or Borrowing.

(e) At the time of any provision of Incremental Commitments pursuant to this Section 2.14, all dollar thresholds included in any determination made with respect to Excess Availability shall be increased automatically in an amount equal to the percentage by which the Incremental Commitments increase the Total Revolving Loan Commitments.

2.15. Defaulting Lenders. (a) Notwithstanding any provision of this Agreement or in the other Credit Documents to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender and if any Swingline Loan Exposure or Letter of Credit Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such Swingline Loan Exposure and Letter of Credit Exposure shall be reallocated among the Lenders that are Non-Defaulting Lenders in accordance with their respective RL Percentages (calculated without regard to any Defaulting Lender’s Revolving Loan Commitment) but only to the extent (x) no Default or Event of Default shall have occurred and then be continuing, (y) the sum of the Individual Exposures of all Lenders that are Non-Defaulting Lenders plus such Defaulting Lender’s Swingline Loan Exposure and Letter of Credit Exposure does not exceed the aggregate amount of all Non-Defaulting Lenders’ Revolving Loan Commitments and (z) immediately following the reallocation to a Lender that is a Non-Defaulting Lender, the Individual Exposure of such Lender does not exceed its Revolving Loan Commitment at such time;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Loan Exposure and (y) second, cash collateralize in a manner reasonably satisfactory to the Administrative Agent and each applicable Issuing Lender such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in an aggregate amount equal to 100% of such Defaulting Lender’s Letter of Credit Exposure for so long as such Letter of Credit Exposure is outstanding (the “Letter of Credit Back-Stop Arrangements”);

(iii) if any portion of such Defaulting Lender’s Letter of Credit Exposure is cash collateralized pursuant to clause (ii) above, the Borrower shall not be required to pay the Letter of Credit Fees for participation with respect to such portion of such Defaulting Lender’s Letter of Credit Exposure so long as it is cash collateralized;

(iv) if the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.15(a), then the Letter of Credit Fees payable to the Lenders pursuant to Section 4.01(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ RL Percentages (calculated without regard to any Defaulting Lender’s Revolving Loan Commitment) and the Defaulting Lender shall not be entitled to any Letter of Credit Fee; and

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(v) if any Defaulting Lender’s Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.15(a), then, without prejudice to any rights or remedies of any Issuing Lender or any Lender hereunder, all Letter of Credit Fees payable under Section 4.01(b) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to the applicable Issuing Lender until such Letter of Credit Exposure is cash collateralized and/or reallocated.

(b) Notwithstanding anything to the contrary contained in Section 2.01(a) or Section 3, so long as any Lender is a Defaulting Lender (i) the Swingline Lender shall not fund any Swingline Loan and no Issuing Lender shall issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Loan Commitments of the Non-Defaulting Lenders and/or cash collateral has been provided by the Borrower in accordance with Section 2.15(a), and (ii) participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among Lenders that are Non-Defaulting Lenders in a manner consistent with Section 2.15(a)(i) (and Defaulting Lenders shall not participate therein).

(c) Notwithstanding anything to the contrary contained herein or in Section 7.4 of the Security Agreement, any amount payable to a Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 13.02) may, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated non-interest bearing account and, subject to any requirements of applicable law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Lenders or the Swingline Lender hereunder, (iii) third, to the funding of any Loan or the funding or cash collateralization of any participation in any Swingline Loan or Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iv) fourth, if so determined by the Administrative Agent, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vi) sixth, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (vii) seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or repayments of Unpaid Drawings in respect of which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 7 are satisfied or waived, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all Non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or Unpaid Drawings owed to, any Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this clause (c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(d) In the event that the Administrative Agent, the Borrower, each Issuing Lender and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then (i) the Swingline Loan Exposure and Letter of Credit Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s

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Revolving Loan Commitments and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Loans in accordance with its RL Percentage and (ii) so long as no Default or Event of Default then exists, all funds held as cash collateral pursuant to the Letter of Credit Back-Stop Arrangements shall thereafter be promptly returned to the Borrower. If the Revolving Loan Commitments have been terminated, all Obligations have been paid in full and no Letters of Credit are outstanding, then all funds held as cash collateral pursuant to the Letter of Credit Back-Stop Arrangements shall thereafter be promptly returned to the Borrower.

2.16. Extension of Revolving Loan Commitments. (a) Notwithstanding anything to the contrary in this Agreement, subject to the terms of this Section 2.16, the Borrower may extend the maturity date, and otherwise modify the terms of the Total Revolving Loan Commitment, or any portion thereof (including by increasing the interest rate or fees payable in respect of any Loans and/or Revolving Loan Commitments or any portion thereof (and related outstandings) (the “Extension”) pursuant to a written offer (the “Extension Offer”) made by the Borrower to all Lenders, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective outstanding Revolving Loans and unfunded Revolving Loan Commitments) and on the same terms to each such Lender. In connection with the Extension, (i) the Borrower will provide notification to the Administrative Agent (for distribution to the Lenders) and (ii) each Lender, acting in its sole and individual discretion, wishing to participate in the Extension shall, prior to the date (the “Notice Date”) that is 20 days after delivery of notice by the Administrative Agent to such Lender, provide the Administrative Agent with a written notice thereof in a form reasonably satisfactory to the Administrative Agent. Any Lender that does not respond to the Extension Offer by the Notice Date shall be deemed to have rejected such Extension. The Administrative Agent shall promptly notify the Borrower of each Lender’s determination under this Section 2.16(a). The election of any Lender to agree to the Extension shall not obligate any other Lender to so agree. After giving effect to the Extension, the Revolving Loan Commitments so extended shall cease to be a part of the tranche of the Revolving Loan Commitments they were a part of immediately prior to the Extension and shall be a new tranche of Extended Revolving Loan Commitments hereunder.

(b) The Borrower shall have the right to replace each Lender that shall have rejected (or be deemed to have rejected) the Extension under Section 2.16(a) with, and add as “Lenders” under this Agreement in place thereof, one or more Replacement Lenders as provided in Section 2.13; provided that each of such Replacement Lenders shall enter into an Assignment and Assumption Agreement pursuant to which such Replacement Lender shall, effective as of a closing date selected by the Administrative Agent in consultation with the Borrower (which shall occur no later than 30 days following the Notice Date and shall occur on the same date as the effectiveness of the Extension as to the Lenders which have consented thereto pursuant to Section 2.16(a)), undertake the Revolving Loan Commitment of such Replaced Lender (and, if any such Replacement Lender is already a Lender, its Revolving Loan Commitment shall be in addition to such Lender’s Revolving Loan Commitment hereunder on such date).

(c) The Extension shall be subject to the following:

(i) except as to interest rates, utilization fees, unused fees and final maturity, the Revolving Loan Commitment of any Lender extended pursuant to the Extension (the “Extended Revolving Loan Commitment”), and the related outstandings, shall be a Revolving Loan Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Loan Commitments (and related outstandings); provided that, subject to the provisions of Sections 3.07 and 2.01(f) to the extent dealing with Swingline Loans and Letters of

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Credit which mature or expire after the Initial Maturity Date, all Swingline Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Loan Commitments and/or Extended Revolving Loan Commitments in accordance with their RL Percentages (and except as provided in Sections 3.07 and 2.01(f), without giving effect to changes thereto on the Initial Maturity Date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued) and all borrowings under Revolving Loan Commitments and Extended Revolving Loan Commitments and repayments thereunder shall be made on a pro rata basis (except for (x) payments of interest and fees at different rates on Extended Revolving Loan Commitments (and related outstandings) and (y) repayments required upon any Final Maturity Date of any tranche of Revolving Loan Commitments or Extended Revolving Loan Commitments);

(ii) if the aggregate principal amount of Revolving Loan Commitments in respect of which Lenders shall have accepted the Extension Offer shall exceed the maximum aggregate principal amount of Revolving Loan Commitments offered to be extended by the Borrower pursuant to the Extension Offer, then the Revolving Loan Commitments of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted the Extension Offer;

(iii) all documentation in respect of the Extension shall be consistent with the foregoing, and all written communications by the Borrower generally directed to the Lenders in connection therewith shall be in form consistent with the foregoing and otherwise reasonably satisfactory to the Administrative Agent; and

(iv) the Extension shall not become effective unless, on the proposed effective date of the Extension, (x) the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer of each Credit Party dated the applicable date of the Extension and executed by an Authorized Officer of such Credit Party certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such Extension and (y) the conditions set forth in Sections 7.01 and 7.03 shall be satisfied (with all references in such Section to any Credit Event being deemed to be references to the Extension on the applicable date of the Extension) and the Administrative Agent shall have received a certificate to that effect dated the applicable date of the Extension and executed by an Authorized Officer of the Borrower.

(d) With respect to the Extension consummated by the Borrower pursuant to this Section 2.16, (i) the Extension shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 5.01, 5.02, 5.03, 13.02 or 13.06, (ii) if the amount extended is less than the Maximum Letter of Credit Amount, the Maximum Letter of Credit Amount shall be reduced upon the date that is five (5) Business Days prior to the Initial Maturity Date (to the extent needed so that the Maximum Letter of Credit Amount does not exceed the aggregate Revolving Loan Commitments which would be in effect after the Initial Maturity Date), and, if applicable, the Borrower shall cash collateralize obligations under any issued Letters of Credit in an amount equal to 105% of the Stated Amount of such Letters of Credit, and (iii) if the amount extended is less than the Maximum Swingline Amount, the Maximum Swingline Amount shall be reduced upon the date that is five (5) Business Days prior to the Initial Maturity Date (to the extent needed so that the Maximum Swingline Amount does not exceed the aggregate Revolving Loan Commitments which would be in effect after the Initial Maturity Date), and, if applicable, the Borrower shall prepay any outstanding Swingline Loans. The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.16 (including, for the avoidance of doubt, payment of any interest or fees in respect of any Extended Revolving Loan Commitments on such terms as may be set forth in the

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Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Section 5.01, 5.02, 5.03, 13.02 or 13.06) or any other Credit Document that may otherwise prohibit the Extension or any other transaction contemplated by this Section 2.16; provided that such consent shall not be deemed to be an acceptance of the Extension Offer.

(e) The Lenders hereby irrevocably authorize the Administrative Agent on behalf of all of the Lenders to enter into amendments to this Agreement and the other Credit Documents with the Credit Parties as may be necessary in order establish new tranches in respect of Revolving Loan Commitments so extended and such amendments as may be necessary in connection with the establishment of such new tranches, in each case on terms consistent with this Section 2.16 and without any requirement of additional consent by any Lender. Without limiting the foregoing, in connection with the Extension, the respective parties shall (at the expense of the Credit Parties) amend (and the Administrative Agent is hereby authorized to amend) any Credit Document (including any Mortgage) that has a maturity date prior to the Extended Final Maturity Date so that such maturity date is extended to the Extended Final Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent).

(f) In connection with the Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be reasonably established by, or reasonably acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.16.

SECTION 3. Letters of Credit.

3.01. Letters of Credit. (a) (A) Subject to and upon the terms and conditions set forth herein, the Borrower may request that an Issuing Lender issue, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Final Maturity Date, for the account of the Borrower and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as is reasonably acceptable to such Issuing Lender, and (y) sellers of goods to the Borrower or any of its Restricted Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such letter of credit, a “Letter of Credit” and, collectively, the “Letters of Credit”). All Letters of Credit shall be issued on a sight basis only.

(B) Schedule 3.01(a) contains a description of letters of credit that were issued pursuant to the Existing Credit Agreements and which remain outstanding on the Effective Date (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name(s) of the account party or account parties, (iv) the stated amount, (v) the currency in which the letter of credit is denominated, (vi) the name of the beneficiary, (vii) the expiry date and (viii) whether such letter of credit constitutes a standby letter of credit or a trade letter of credit). Each such letter of credit, including any extension or renewal thereof in accordance with the terms thereof and hereof (each, as amended from time to time in accordance with the terms thereof and hereof, an “Existing Letter of Credit”) shall constitute a “Letter of Credit” for all purposes of this Agreement and shall be deemed issued on the Effective Date and such deemed issuance shall not be subject to the limitations set forth in clauses (i) and (ii) of Section 3.01(b). Each Existing Letter of Credit shall be deemed to have been issued for the account of the Borrower.

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(b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender agrees that it will, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Final Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default; provided that no Issuing Lender shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect with respect to such Issuing Lender on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Lender as of the date hereof and which such Issuing Lender reasonably and in good faith deems material to it; or

(ii) such Issuing Lender shall have received from the Borrower, any other Credit Party or the Required Lenders prior to the issuance of such Letter of Credit notice of the type described in the second sentence of Section 3.03(b).

3.02. Maximum Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (a) no Letter of Credit shall be issued (or required to be issued) if the Stated Amount of such Letter of Credit, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed (i) on the Effective Date (including each Existing Letter of Credit deemed issued on the Effective Date), the lesser of (A) difference between (x) $440,000,000 and (y) the aggregate principal amount of Loans made on the Effective Date and (B) $250,000,000 and (ii) thereafter, $250,000,000; provided that in the event that an Incremental Commitment is made available to the Borrower, a portion of such Incremental Commitment may be made available for the issuance of Letters of Credit in an amount not exceeding 35% of such Incremental Commitment (the “Maximum Letter of Credit Amount”), (b) no Letter of Credit shall be issued (or required to be issued) at any time when the Aggregate Exposure exceeds (or would after giving effect to such issuance exceed) either (i) the Total Revolving Loan Commitment at such time or (ii) the Borrowing Base at such time, (c) each Letter of Credit shall be denominated in Dollars, (d) each standby Letter of Credit shall by its terms terminate on or before the earlier of (i) the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit may be extendible for successive periods of up to 12 months, but, in each case, not beyond the fifth Business Day prior to the Final Maturity Date, on terms acceptable to the Issuing Lender)) and (ii) five (5) Business Days prior to the Final Maturity Date and (e) each trade Letter of Credit shall by its terms terminate on or before the earlier of (i) the date which occurs 180 days after the date of issuance thereof and (ii) 30 days prior to the Final Maturity Date.

3.03. Letter of Credit Requests; Minimum Stated Amount. (a) Other than the Letters of Credit deemed to be issued on the Effective Date pursuant to Section 3.01(a), whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Lender at least five (5) Business Days’ (or such shorter period as is acceptable to such Issuing Lender) written notice thereof (including by way of facsimile). Each notice shall be in the form of Exhibit C, appropriately completed (each, a “Letter of Credit Request”).

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(b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower to the Lenders that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.02. Unless the respective Issuing Lender has received notice from the Borrower, any other Credit Party or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 6 or 7 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 3.02, then such Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender’s usual and customary practices. Upon the issuance of or modification or amendment to any standby Letter of Credit, each Issuing Lender shall promptly notify the Borrower and the Administrative Agent, in writing of such issuance, modification or amendment and such notice shall be accompanied by a copy of such Letter of Credit or the respective modification or amendment thereto, as the case may be. Promptly after receipt of such notice the Administrative Agent shall notify the Participants, in writing, of such issuance, modification or amendment. On the first Business Day of each week, each Issuing Lender shall furnish the Administrative Agent with a written (including via facsimile) report of the daily aggregate outstandings of trade Letters of Credit issued by such Issuing Lender for the immediately preceding week.

(c) The initial Stated Amount of each Letter of Credit shall not be less than $50,000 or such lesser amount as is acceptable to the respective Issuing Lender.

3.04. Letter of Credit Participations. (a) Immediately upon the issuance by an Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each Lender, and each such Lender (in its capacity under this Section 3.04, a “Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant’s RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Section 2.13, 2.14, 2.15 or 13.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 3.04 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.

(b) In determining whether to pay under any Letter of Credit, no Issuing Lender shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for such Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(c) In the event that an Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 3.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant’s RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 12:00 Noon (New York City time) on any Business Day, any Participant

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required to fund a payment under a Letter of Credit, such Participant shall make available to the respective Issuing Lender in Dollars such Participant’s Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the respective Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate for the first three (3) days and at the interest rate applicable to Loans that are maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to an Issuing Lender its RL Percentage of any payment under any Letter of Credit issued by such Issuing Lender shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its RL Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant’s RL Percentage of any such payment.

(d) Whenever an Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall pay to each such Participant which has paid its RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant’s share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

(e) Upon the request of any Participant, each Issuing Lender shall furnish to such Participant copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

(f) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, setoff, defense or other right which Holdings or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between Holdings or any Subsidiary of Holdings and the beneficiary named in any such Letter of Credit);

(iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default.

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3.05. Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse each Issuing Lender, by making payment to the Administrative Agent in Dollars in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount, so paid until reimbursed by the Borrower, an “Unpaid Drawing”), not later than one (1) Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 11.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York City time) on the date of such payment or disbursement from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin as in effect from time to time for Loans that are maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York City time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 11.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Loans that are maintained as Base Rate Loans as in effect from time to time plus 2%, with such interest to be payable on demand. Each Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit issued by it; provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower’s obligations hereunder.

(b) The obligations of the Borrower under this Section 3.05 to reimburse each Issuing Lender with respect to drafts, demands and other presentations for payment under Letters of Credit issued by it (each, a “Drawing”) (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Holdings or any Restricted Subsidiary of Holdings may have or have had against any Lender (including in its capacity as an Issuing Lender or as a Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

3.06. Increased Costs. If at any time after the Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by the NAIC or by any such Governmental Authority (whether or not having the force of law), shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Lender or participated in by any Participant, or (b) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for Taxes that are indemnified under Section 5.04 and Excluded Taxes), then, upon the

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delivery of the certificate referred to below to the Borrower by any Issuing Lender or any Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), the Borrower agrees to pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Issuing Lender or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable to it pursuant to this Section 3.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section 3.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

3.07. Extended Revolving Loan Commitments. If the Initial Maturity Date shall have occurred at a time when Extended Revolving Loan Commitments are in effect, then such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders to purchase participations therein and to make payments in respect thereof pursuant to Sections 3.04 and 3.05) under (and ratably participated in by Lenders under the applicable tranche pursuant to) the Extended Revolving Loan Commitments up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Extended Revolving Loan Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated). Except to the extent of reallocations of participations pursuant to the prior sentence, the occurrence of the Initial Maturity Date shall have no effect upon (and shall not diminish) the percentage participations of the Lenders under the Revolving Loan Commitments in any Letter of Credit issued before the Initial Maturity Date.

SECTION 4. Commitment Commission; Fees; Reductions of Commitment.

4.01. Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender a commitment commission (the “Commitment Commission”) for the period from and including the Effective Date to and including the Final Maturity Date (or such earlier date on which the Total Revolving Loan Commitment has been terminated) computed at a rate per annum equal to the Applicable Commitment Commission Percentage of the Unutilized Revolving Loan Commitment of such Non-Defaulting Lender as in effect from time to time. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment is terminated.

(b) The Borrower agrees to pay to the Administrative Agent for distribution to each Lender (based on each such Lender’s respective RL Percentage) a fee in respect of each Letter of Credit (the “Letter of Credit Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin as in effect from time to time during such period with respect to Revolving Loans that are maintained as LIBOR Loans on the daily Stated Amount of each such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

(c) The Borrower agrees to pay to each Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it (the “Facing Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or

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expiration of such Letter of Credit, computed at a rate per annum equal to 1/4 of 1% on the daily Stated Amount of such Letter of Credit, provided that in any event the minimum amount of Facing Fees payable in any twelve-month period for each Letter of Credit shall be not less than $500; it being agreed that, on the day of issuance of any Letter of Credit and on each anniversary thereof prior to the termination or expiration of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding twelve-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment, upon which no Letters of Credit remain outstanding.

(d) The Borrower agrees to pay to each Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by it, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

(e) The Borrower agrees to pay to the Administrative Agent such fees as may have been, or are hereafter, agreed to in writing from time to time by Holdings or any of its Restricted Subsidiaries and the Administrative Agent.

4.02. Voluntary Termination of Unutilized Commitments. (a) Upon at least three (3) Business Day’s prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty to terminate the Total Unutilized Revolving Loan Commitment in whole, or reduce it in part, pursuant to this Section 4.02(a), in an integral multiple of $1,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment; provided that (i) each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Lender and (ii) after giving effect to such termination (x) the aggregate amount of the Letter of Credit Outstandings shall not exceed the Maximum Letter of Credit Amount and (y) the aggregate principal amount of Swingline Loans then outstanding shall not exceed the Maximum Swingline Amount.

(b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, subject to obtaining the consents required by Section 13.12(b), upon five (5) Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Loan Commitment of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (including all amounts, if any, owing pursuant to Section 2.11) are repaid concurrently with the effectiveness of such termination (at which time Schedule 1.01(a) shall be deemed modified to reflect such changed amounts) and such Lender’s RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner reasonably satisfactory to the Administrative Agent and the respective Issuing Lenders, and at such time such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 12.06, 13.01 and 13.06), which shall survive as to such repaid Lender.

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4.03. Mandatory Reduction of Commitments. The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender) shall terminate in its entirety upon the Final Maturity Date.

SECTION 5. Prepayments; Payments; Taxes.

5.01. Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 11:00 A.M. (New York City time) at the Notice Office (A) at least one (1) Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans) and (B) at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay LIBOR Loans, which notice (in each case) shall specify whether Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of LIBOR Loans, the specific Borrowing or Borrowings pursuant to which such LIBOR Loans were made, and which notice the Administrative Agent shall, except in the case of a prepayment of Swingline Loans, promptly transmit to each of the Lenders; (ii) (x) each partial prepayment of Revolving Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $250,000 (or such lesser amount as is acceptable to the Administrative Agent) and (y) each partial prepayment of Swingline Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $100,000 (or such lesser amount as is acceptable to the Administrative Agent in any given case); provided that if any partial prepayment of LIBOR Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of LIBOR Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of LIBOR Loans (and same shall automatically be converted into a Borrowing of Base Rate Loans) and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; and (iii) each prepayment pursuant to this Section 5.01(a) in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans; provided that at the Borrower’s election in connection with any prepayment of Revolving Loans pursuant to this Section 5.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender.

(b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five (5) Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), repay all Revolving Loans of such Lender, together with accrued and unpaid interest, Fees and all other amounts then owing to such Lender (including all amounts, if any, owing pursuant to Section 2.11) in accordance with, and subject to the requirements of Section 13.12(b), so long as (i) in the case of the repayment of Revolving Loans of any Lender pursuant to this clause (b), (A) the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 4.02(b) (at which time Schedule 1.01(a) shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) such Lender’s RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner reasonably satisfactory to the Administrative Agent and the respective Issuing Lenders and (ii) the consents, if any, required by Section 13.12(b) in connection with the repayment pursuant to this clause (b) shall have been obtained.

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5.02. Mandatory Repayments; Cash Collateralization. (a) (i) On any day on which the Aggregate Exposure exceeds (A) 100% (or, during an Agent Advance Period, 110%) of the Borrowing Base at such time and/or (B) the Total Revolving Loan Commitment at such time, then in each case, the Borrower shall repay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, Revolving Loans in an amount equal to such excess. If, after giving effect to the repayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds (A) the Borrowing Base at such time and/or (B) the Total Revolving Loan Commitment at such time, then in each case, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrower to each applicable Issuing Lender and the Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent.

(ii) On any day on which the aggregate amount of the Letter of Credit Outstandings exceeds the Maximum Letter of Credit Amount, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess, such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrower to each applicable Issuing Lender and the Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent.

(iii) On any day on which the aggregate principal amount of Swingline Loans then outstanding exceeds the Maximum Swingline Amount, the Borrower shall repay on such day the principal of Swingline Loans in an amount equal to such excess.

(b) In addition to any other mandatory repayments pursuant to this Section 5.02, on each date on or after the Effective Date upon which Holdings or any of its Restricted Subsidiaries receives any cash proceeds from any Asset Sale of ABL Priority Collateral (other than an Asset Sale or series of related Asset Sales of ABL Priority Collateral where the Net Sale Proceeds therefrom do not exceed $2,500,000), an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied on such date as a mandatory repayment in accordance with the requirements of Sections 5.02(d) and (e). In the event that ABL Priority Collateral and Senior Secured Notes Priority Collateral are disposed of in a single Asset Sale or series of related Asset Sales in which the aggregate sales price is not allocated between the ABL Priority Collateral, on the one hand, and the Senior Secured Notes Priority Collateral, on the other hand, including in connection with or as a result of the sale by Holdings or any of its Restricted Subsidiaries of the Equity Interest of any Restricted Subsidiary of Holdings that owns assets constituting ABL Priority Collateral or Senior Secured Notes Priority Collateral, then, subject to the Intercreditor Agreement, solely for purposes of this Section 5.02(b), the portion of aggregate sales price deemed to be proceeds from the ABL Priority Collateral, on the one hand, and the Senior Secured Notes Priority Collateral, on the other hand, shall be allocated to the ABL Priority Collateral or the Senior Secured Notes Priority Collateral in accordance with their respective Fair Market Value as determined in good faith by the Board of Directors of Holdings (provided, in any event, the portion thereof allocated to the ABL Priority Collateral shall not be less than the value thereof that such assets contribute to the Borrowing Base).

(c) In addition to any other mandatory repayments pursuant to this Section 5.02, on each date on or after the Effective Date upon which Holdings or any of its Restricted Subsidiaries receives any cash proceeds from any Recovery Event in respect of ABL Priority Collateral (other than Recovery Events where the Net Insurance Proceeds therefrom do not exceed $2,500,000), an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event shall be applied on such date as a mandatory repayment in accordance with the requirements of Sections 5.02(d) and (e).

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(d) Each amount required to be applied pursuant to Sections 5.02(b) and (c) in accordance with this Section 5.02(d) shall be applied (i) first, to repay the outstanding principal amount of Swingline Loans without any reduction in the Total Revolving Loan Commitment and (ii) second, if no Swingline Loans are or remain outstanding, to repay the outstanding principal amount of Revolving Loans without any reduction in the Total Revolving Loan Commitment.

(e) With respect to each repayment of Loans required by this Section 5.02, the Borrower may designate the Types of Loans which are to be repaid and, in the case of LIBOR Loans, the specific Borrowing or Borrowings pursuant to which such LIBOR Loans were made; provided that: (i) repayments of LIBOR Loans pursuant to this Section 5.02 made on a day other than the last day of an Interest Period applicable thereto shall be subject to Section 2.11; (ii) if any repayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be automatically converted into a Borrowing of Base Rate Loans; and (iii) each repayment of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among the Lenders holding such Revolving Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion. For the avoidance of doubt, it is understood that all mandatory repayments made pursuant to Sections 5.02(a), (b), and (c) will be made without a corresponding reduction to the Total Revolving Loan Commitment.

(f) In addition to any other mandatory repayments pursuant to this Section 5.02, (i) all then outstanding Swingline Loans shall be repaid in full on the earlier of (x) the fifth Business Day following the date the incurrence of such Swingline Loans and (y) Swingline Expiry Date and (ii) all then outstanding Revolving Loans shall be repaid in full on the Final Maturity Date.

5.03. Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 1:00 P.M. (New York City time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

(b) The Borrower and each other Credit Party shall, along with the Collateral Agent and certain financial institutions selected by the Borrower and approved by the Administrative Agent (the “Collection Banks”), enter into on or prior to the 90th day following the Effective Date (as such date may be extended from time to time by the Administrative Agent in its sole discretion), and thereafter maintain, separate Cash Management Control Agreements with respect to all Deposit Accounts (other than Excluded Deposit Accounts). Each Credit Party shall instruct all (i) Account Debtors (other than Medicare/Medicaid Account Debtors) of the Credit Parties to remit all payments to the applicable “P.O. Boxes” or “Lockbox Addresses” of the applicable Collection Bank (or to remit such payments to the applicable Collection Bank by electronic settlement) with respect to all Accounts of such Account Debtor which remittances shall be collected by the applicable Collection Bank and deposited in the applicable Collection Account and (ii) Medicare/Medicaid Account Debtors of the Credit Parties (or any paying agent thereof) to remit all payments to the applicable “P.O. Boxes” or “Lockbox Addresses” relating to the Medicare/Medicaid Deposit Account (or to remit such payments to the Medicare/Medicaid Deposit Account by electronic settlement) with respect to all Accounts of such Medicare/Medicaid Account Debtor. All amounts received by any Credit Party and any Collection Bank, in respect of any Account, in addition to all other cash received

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from any other source (other than (x) cash received (and to be maintained) at a retail store in an amount necessary for the operation of such retail store in the ordinary course of business not to exceed $30,000,000 in the aggregate for all retail stores and (y) amounts received in respect of Accounts of Medicare/Medicaid Account Debtors), shall upon receipt be deposited into a Collection Account or directly into a Concentration Account or, subject to the limitations in the definition of “Excluded Deposit Account” in the case of amounts not constituting payments in respect of Accounts of a Credit Party, an Excluded Deposit Account.

(c) All amounts held in the Medicare/Medicaid Deposit Account and all of the Collection Accounts and Disbursement Accounts (but not Excluded Deposit Accounts other than the Medicare/Medicaid Deposit Account) with respect to each Credit Party shall be wired by the close of business on each Business Day into one or more concentration accounts with the Collateral Agent and/or one or more other institutions reasonably acceptable to the Administrative Agent (each, a “Concentration Account”) unless such amounts are otherwise required or permitted to be applied pursuant to Section 5.02. The Medicare/Medicaid Deposit Account and all of the Collection Accounts and Disbursement Accounts (other than Excluded Deposit Accounts but not the Medicare/Medicaid Deposit Account) shall be “zero” balance accounts. So long as no Dominion Period then exists, the Borrower and the Subsidiary Guarantors shall be permitted to transfer cash from the Concentration Accounts to the Disbursement Accounts to be used for working capital and general corporate purposes, all subject to the requirements of this Section 5.03(c) and pursuant to procedures and arrangements to be reasonably determined by the Administrative Agent. If a Dominion Period exists, all collected amounts held in the Concentration Accounts shall be applied as provided in Section 5.03(d).

(d) Each Cash Management Control Agreement relating to a Concentration Account shall (unless otherwise agreed by the Administrative Agent in its sole discretion) include provisions that allow, during any Dominion Period, for all collected amounts held in such Concentration Account from and after the date requested by the Administrative Agent, to be sent by ACH or wire transfer or similar electronic transfer no less frequently than once per Business Day to one or more accounts maintained with the Administrative Agent (each, a “DB Account”). Subject to the terms of the respective Security Document, all amounts received in a DB Account shall be applied (and allocated) by the Administrative Agent on a daily basis in the following order (in each case, to the extent the Administrative Agent has actual knowledge of the amounts owing or outstanding as described below and after giving effect to the application of any such amounts otherwise required to be applied pursuant to Section 5.02(b) or (c) constituting proceeds from any Collateral otherwise required to be applied pursuant to the terms of the respective Security Document): (i) first, to the payment (on a ratable basis) of any outstanding Expenses actually due and payable to the Administrative Agent, the Collateral Agent and the Syndication Agent under any of the Credit Documents and to repay or prepay outstanding Loans advanced by the Administrative Agent on behalf of the Lenders pursuant to Section 2.01(e); (ii) second, to the extent all amounts referred to in preceding clause (i) have been paid in full, to pay (on a ratable basis) all outstanding Expenses actually due and payable to each Issuing Lender under any of the Credit Documents and to repay all outstanding Unpaid Drawings and all interest thereon; (iii) third, to the extent all amounts referred to in preceding clauses (i) and (ii) have been paid in full, to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the Loans and all accrued and unpaid Fees actually due and payable to the Administrative Agent, the Issuing Lenders and the Lenders under any of the Credit Documents; (iv) fourth, to the extent all amounts referred to in preceding clauses (i) through (iii), inclusive, have been paid in full, to repay (on a ratable basis) the outstanding principal of Revolving Loans (whether or not then due and payable); (v) fifth, to the extent all amounts referred to in preceding clauses (i) through (iv), inclusive, have been paid in full, to pay (on a ratable basis) all other outstanding Obligations then due and payable to the Administrative Agent, the Collateral Agent, the

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Syndication Agent and the Lenders under any of the Credit Documents; and (vi) sixth, to the extent all amounts referred to in preceding clauses (i) through (v), inclusive, have been paid in full and so long as no Default under Section 11.01 or 11.05 or any Event of Default then exists, to be returned to the Borrower for the Borrower’s own account.

(e) Without limiting the provisions set forth in Section 13.15, the Administrative Agent shall maintain accounts on its books in the name of the Borrower (collectively, the “Credit Account”) in which the Borrower will be charged with all loans and advances made by the Lenders to the Borrower for the Borrower’s account, including the Loans, the Letter of Credit Outstandings, and the Fees, Expenses and any other Obligations relating thereto. The Borrower will be credited, in accordance with this Section 5.03, with all amounts received by the Lenders from the Borrower or from others for its account, including, as set forth above, all amounts received by the Administrative Agent and applied to the Obligations. In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to the Administrative Agent’s right to demand payment of any Obligation upon its maturity. Further, the Administrative Agent shall have no obligation whatsoever to perform in any respect any of the Borrower’s or the other Credit Parties’ contracts or obligations relating to the Accounts.

5.04. Net Payments. (a) All payments made by the Borrower hereunder and under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 5.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, (i) any tax imposed on or measured by the net income or net profits of a Lender and any franchise taxes imposed pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein, (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (iii) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a change in law) to comply with Section 5.04(b), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 5.04(a), (iv) any United States federal withholding tax that would not have been imposed but for a failure by such recipient (or any financial institution through which any payment is made to such recipient) to comply with the applicable requirements of FATCA and (v) all interest, penalties or similar liabilities with respect to the taxes in subparagraphs (i) through (iv) (subparagraphs (i) through (iv) together, “Excluded Taxes”)) and all interest, penalties or similar liabilities with respect to such non-Excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-Excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower or other evidence of payment reasonably satisfactory to the Administrative Agent. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

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(b) Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code), if requested by the Borrower or the Administrative Agent, shall deliver to the Borrower and the Administrative Agent on or prior to the Effective Date two (2) accurate and complete original signed copies of Internal Revenue Service Form W-9 and, if requested by the Borrower or the Administrative Agent, such other documentation prescribed by applicable law as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. In addition, each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a “Foreign Lender”) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date (i) two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, W-8IMY or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10-percent shareholder” within the meaning of Section 881(c)(3)(B) of the Code, and (C) a “controlled foreign corporation” within the meaning of 881(c)(3)(C) of the Code, and cannot deliver Internal Revenue Service Form W-8ECI, W-8IMY or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or any successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a “Section 5.04(b)(ii) Certificate”) and (y) two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8BEN or W-8IMY (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Foreign Lender shall, in the case of any payment made after December 31, 2013 in respect of any Loan, Letters of Credit, Note or Obligation that was not treated as outstanding for purposes of FATCA or January 1, 2013, provide any forms, documentation, or other information as shall be prescribed by the IRS to demonstrate that the relevant Lender has complied with the applicable reporting requirements of FATCA (including, without limitation, those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), so that such payments made to such Lender hereunder would not be subject to U.S. federal withholding taxes imposed by FATCA. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Borrower and the Administrative Agent two (2) new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, W-8IMY, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 5.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Lender shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 5.04(b). Notwithstanding anything to the contrary contained in Section 5.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Foreign Lender to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding.

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(c) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to Section 5.04(a), it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 5.04 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant jurisdiction or any political subdivision or taxing authority thereof with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant jurisdiction or any political subdivision or taxing authority thereof) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such jurisdiction or any political subdivision or taxing authority thereof; provided, further, that the Borrower shall not be required to repay the Administrative Agent or such Lender an amount in excess of the amount paid over by such party to the Borrower pursuant to this Section 5.04(c). This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

SECTION 6. Conditions Precedent to Credit Events on the Effective Date. The occurrence of the Effective Date and the obligation of each Lender to make Loans, and the obligation of each Issuing Lender to issue Letters of Credit, on the Effective Date, are subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

6.01. Effective Date; Notes. On or prior to the Effective Date, (a) this Agreement shall have been executed and delivered as provided in Section 13.10 and (b) there shall have been delivered to the Lenders that have requested same, the appropriate Revolving Notes executed by the Borrower and if requested by the Swingline Lender, the appropriate Swingline Notes executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

6.02. Officer’s Certificate. On the Effective Date, the Administrative Agent shall have received a certificate in form reasonably satisfactory to the Administrative Agent, dated the Effective Date and signed on behalf of the Borrower by an Authorized Officer of the Borrower, certifying on behalf of the Borrower that all of the conditions in Sections 6.05(b), 6.05(c), 6.06, 6.07 and 6.18 have been satisfied on such date; provided that such Authorized Officer will not make any certification with respect to conditions that must be satisfied to the Administrative Agent’s satisfaction or other subjective standards of similar effect.

6.03. Opinions of Counsel. On the Effective Date, the Administrative Agent shall have received (a) from Gibson, Dunn & Crutcher LLP, special New York counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Effective Date covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (b) without duplication, from such local counsel, reasonably satisfactory to the Administrative Agent, in each jurisdiction where a Credit Party is “located” for purposes of Section 9-307 of the UCC and/or organized and, to the extent that Mortgages are delivered on the Effective Date pursuant to Section 6.12, in each jurisdiction where a Mortgaged Property is located, in each case, an opinion in form and substance reasonably satisfactory to the Administrative Agent addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Effective Date covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

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6.04. Company Documents; Proceedings; etc. (a) On the Effective Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Effective Date, signed by an Authorized Officer of such Credit Party, and attested to by another Authorized Officer of such Credit Party, in form reasonably satisfactory to the Administrative Agent with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or other equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.

(b) On the Effective Date, the Administrative Agent shall have received good standing certificates dated as of a date reasonably close to the Effective Date and bring-down facsimiles or other electronic transmission (to the extent available), if any, from the jurisdiction of organization of each of the Credit Parties certified by proper Governmental Authorities.

6.05. Merger Agreement; Equity Contribution. (a) The Administrative Agent shall have received a certified copy of the Merger Agreement, duly executed by the parties thereto (together with all exhibits and schedules thereto), which shall be in full force and effect.

(b) The Acquisition and Merger shall be consummated contemporaneously with the initial funding of the Loans in accordance with the terms of the Merger Agreement; provided that, without the prior consent of the Lead Arrangers, no provision of the Merger Agreement shall have been amended, supplemented or otherwise modified, and no provision thereof shall have been waived by Target Holdings or Merger Corp., in a manner that is material and adverse to the interests of the Lenders and the Lead Arrangers (as reasonably determined by the Lead Arrangers) (it is hereby understood and agreed that (i) any reduction in the purchase price specified in the Merger Agreement in excess of 10.0% of such purchase price shall be deemed to be material and adverse to the interests of the Lenders and the Lead Arrangers, (ii) except as otherwise agreed to by the Lead Arrangers in their sole discretion, any reduction of such purchase price shall be allocated on a pro rata basis to a reduction in the principal amount of the Loans to be funded hereunder on the Effective Date and the Equity Contribution and (iii) any increase in such purchase price in and of itself shall not be deemed to be materially adverse to the Lenders and shall be funded solely by an increase in the Equity Contribution).

(c) On the Effective Date and immediately prior to the initial funding of Loans hereunder, (i) Holdings shall have received from the Sponsors the Equity Contribution and (ii) Holdings shall have contributed the full amount of the Equity Contribution to the Borrower.

6.06. Consummation of the Refinancing. (a) Contemporaneously with the initial funding of Loans hereunder, all Indebtedness and other obligations in respect of the Existing Credit Agreements shall have been repaid in full, together with all fees and other amounts owing thereon, all commitments thereunder shall have been terminated and all letters of credit issued pursuant thereto shall have been terminated (or, to the extent provided herein, incorporated as an Existing Letter of Credit hereunder).

(b) On the Effective Date, all security interests in respect of, and Liens securing, the Existing Credit Agreements created pursuant to the security documentation relating thereto shall have been terminated and released.

(c) The Administrative Agent shall have received all releases related to the security interests referred to in the preceding clause (b) as may have been requested by the Administrative Agent, which releases shall be in form and substance reasonably satisfactory to the Administrative Agent. Without limiting the foregoing, there shall have been delivered to the Administrative Agent (i) proper termination statements (Form UCC-3 or the appropriate equivalent in each relevant jurisdiction) for filing under the UCC or equivalent statute or regulation of each relevant jurisdiction where a financing

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statement or application for registration (Form UCC-1 or the appropriate equivalent in each relevant jurisdiction) was filed with respect to the Borrower, Holdings or any of their respective Restricted Subsidiaries in connection with the security interests created with respect to the Existing Credit Agreements, (ii) terminations or reassignments of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of the Borrower, Holdings or any of their respective Restricted Subsidiaries on which filings have been made and (iii) terminations of all mortgages, leasehold mortgages, hypothecs and deeds of trust created with respect to property of the Borrower, Holdings or any of their respective Restricted Subsidiaries, in each case, to secure the obligations under the Existing Credit Agreements, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

(d) The Administrative Agent shall have received payoff letters and other evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 6.06 have been satisfied on the Effective Date.

6.07. Acquired Business Material Adverse Effect. Since June 29, 2011, there shall not have been any event, change, circumstance, occurrence, effect or state of facts that, either individually or in the aggregate, has had or would reasonably be expected to have an Acquired Business Material Adverse Effect.

6.08. Subsidiaries Guaranty. On the Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit G (as amended, modified and/or supplemented from time to time, the “Subsidiaries Guaranty”), and the Subsidiaries Guaranty shall be in full force and effect.

6.09. Pledge Agreement. On the Effective Date, the Borrower and each other Credit Party shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit H (as amended, modified, restated and/or supplemented from time to time, the “Pledge Agreement”) and shall have delivered to the Collateral Agent, as Pledgee thereunder, subject to the Intercreditor Agreement, all of the Pledge Agreement Collateral, if any, referred to therein and then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral (including, without limitation, all certificates or other instruments representing all Equity Interests required to be delivered to the Collateral Agent) and (y) together with executed and undated endorsements for transfer in the case of Equity Interests constituting certificated Pledge Agreement Collateral, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect and protect the security interests purported to be created by the Pledge Agreement have been taken and the Pledge Agreement shall be in full force and effect.

6.10. Intercreditor Agreement. On the Effective Date, the Intercreditor Agreement, in the form of Exhibit E (as amended, modified, restated and/or supplemented from time to time, the “Intercreditor Agreement”), shall be in full force and effect.

6.11. Security Agreement. On the Effective Date, each Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit I (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”) covering all of such Credit Party’s Security Agreement Collateral, together with:

(a) proper financing statements (Form UCC-1 or the equivalent) for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, advisable, to perfect the security interests purported to be created by the Security Agreement;

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(b) certified copies of (x) requests for information or copies (Form UCC-11), or equivalent reports as of a recent date, listing all effective financing statements that name Holdings, the Borrower, any of its Restricted Subsidiaries, the Target or any of its Restricted Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name Holdings, the Borrower, any of its Restricted Subsidiaries, the Target or any of its Restricted Subsidiaries as debtor (none of which shall cover any Collateral except to the extent evidencing Permitted Liens and (y) reports as of a recent date listing all effective tax and judgment liens (if any) with respect to Holdings, the Borrower, any of its Restricted Subsidiaries, the Target or any of its Restricted Subsidiaries in each jurisdiction as the Administrative Agent may reasonably require;

(c) confirmation that arrangements reasonably satisfactory to the Administrative Agent have been made for all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, advisable, to perfect and protect the security interests intended to be created by the Security Agreement; and

(d) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, advisable to perfect and protect the security interests purported to be created by the Security Agreement have been taken, and the Security Agreement shall be in full force and effect.

On the Effective Date, the Security Agreement shall be in full force and effect.

6.12. Mortgage; Title Insurance; Survey; Landlord Waivers; etc. On the Effective Date, the Collateral Agent shall have received:

(i) fully executed counterparts of Mortgages and corresponding UCC Fixture Filings, in form and substance reasonably satisfactory to the Collateral Agent, which Mortgages and UCC Fixture Filings shall cover each Real Property owned by the Borrower or any of its Restricted Subsidiaries and designated as a “Mortgaged Property” on Schedule 8.12, together with evidence that counterparts of such Mortgages and UCC Fixture Filings have been delivered to the title insurance company insuring the Lien of such Mortgage for recording;

(ii) a Mortgage Policy (or irrevocable commitment to issue same) relating to each Mortgage of the Mortgaged Property referred to above, issued by a title insurer reasonably satisfactory to the Collateral Agent, in an insured amount satisfactory to the Collateral Agent and insuring the Collateral Agent that the Mortgage on each such Mortgaged Property is a valid and enforceable mortgage lien on such Mortgaged Property with the priority contemplated pursuant to the Intercreditor Agreement, free and clear of all defects and encumbrances except Permitted Encumbrances, with each such Mortgage Policy (1) to be in form and substance reasonably satisfactory to the Collateral Agent, (2) to include, to the extent available in the applicable jurisdiction, supplemental endorsements (including, without limitation, endorsements relating to future advances under this Agreement and the Loans, usury, first loss, tax parcel, subdivision, zoning, contiguity, variable rate, doing business, public road access, survey, environmental lien, mortgage tax and so-called comprehensive coverage over covenants and restrictions and for any other matters that the Collateral Agent in its discretion may reasonably request), (3) to not include the “standard” title exceptions, a survey exception (except with respect to matters shown on any survey of the Mortgaged Property delivered pursuant to Section 6.12(iv) below) or an exception for mechanics’ liens, and (4) to provide for affirmative insurance and such reinsurance or coinsurance as the Collateral Agent in its discretion may reasonably request;

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(iii) to induce the title company to issue the Mortgage Policies referred to in subsection (ii) above, such affidavits, certificates, information and instruments of indemnification (including, without limitation, a so-called “gap” indemnification) as shall be required by the Title Company, together with payment by the Borrower of all Mortgage Policy premiums, search and examination charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of such Mortgages and issuance of such Mortgage Policies;

(iv) to the extent available, a survey of each Mortgaged Property (and all improvements thereon) (1) prepared by a surveyor or engineer licensed to perform surveys in the state where such Mortgaged Property is located, (2) certified by the surveyor (in a manner reasonably acceptable to the Collateral Agent) to the Collateral Agent in its capacity as such, White & Case LLP and the title company, (3) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date or preparation of such survey, and (4) sufficient for the title company to remove all standard survey exceptions from the Mortgage Policy relating to such Mortgaged Property and issue the endorsements required pursuant to the provisions of Section 6.12(ii) above;

(v) to the extent obtainable on or prior to the Effective Date, fully executed landlord waivers and/or bailee agreements in respect of those Leaseholds of Holdings or any of its Restricted Subsidiaries designated as “Leaseholds Subject to Landlord Waivers” on Schedule 8.12, each of which landlord waivers and/or bailee agreements shall be in form and substance reasonably satisfactory to the Collateral Agent;

(vi) to the extent requested by the Administrative Agent, copies of all leases in which Holdings or any of its Restricted Subsidiaries holds the lessor’s interest or other agreements relating to possessory interests, if any; provided that, to the extent any of the foregoing affect such Mortgaged Property, to the extent requested by the Administrative Agent, such agreements shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement (with any such agreement being reasonably acceptable to the Administrative Agent); and

(vii) a “life of loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property, in form and substance acceptable to the Administrative Agent (together with notice about special flood hazard area status and flood disaster assistance, duly executed by the Borrower and any applicable Restricted Subsidiary and evidence of flood insurance, in the event any improved parcel of Mortgaged Property is located in a special flood hazard area).

Notwithstanding anything to the contrary in this Agreement, each of the requirements set forth in Section 6.09, Section 6.11, and this Section 6.12 (other than the delivery of documents, lien searches and pledge and perfection of Collateral with respect to which a Lien may be perfected solely by the filing of a financing statement under the UCC or the delivery of a stock certificate and related stock power) (or the equivalent in other jurisdictions) shall not constitute conditions precedent to the obligation of each Lender to make Loans, and the obligation of each Issuing Lender to issue Letters of Credit, on the Effective Date to the extent such requirements cannot be satisfied after the respective Credit Parties’ use of commercially reasonable efforts so long as the respective Credit Parties agree (and hereby do agree) to take or cause to be taken such other actions as may be required to perfect such security interests within 90 days after the Effective Date (subject to extensions approved by the Administrative Agent in its reasonable discretion).

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6.13. Financial Statements; Pro Forma Balance Sheet; Projections. On or prior to the Effective Date, the Administrative Agent shall have received (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows for each of Holdings and the Acquired Business (or their respective predecessors, as applicable), in each case for each of the three (3) Fiscal Years ended at least 90 days (in the case of the Borrower) or 75 days (in the case of the Acquired Business) prior to the Effective Date, which shall be prepared in accordance with GAAP; (b) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows for each of Holdings and the Acquired Business (or their respective predecessors, as applicable), in each case for each Fiscal Quarter ended at least 45 days (in the case of the Borrower) or 40 days (in the case of the Acquired Business) prior to the Effective Date (other than the fourth Fiscal Quarter of any year), which shall be prepared in accordance with GAAP and (c) a pro forma consolidated balance sheet and related pro forma consolidated statement of operations of Holdings (or its predecessors, as applicable) and its Subsidiaries as of March 24, 2012 and for the four (4) consecutive Fiscal Quarters then ended (in each case, after giving effect to the Transaction and the other transactions contemplated hereby as if they had occurred on the last day thereof (in the case of the balance sheet) and at the beginning of such period (in the case of the statement of operations), which pro forma financial statements shall reflect adjustments applied in accordance with Regulation S-X of the Securities Act and purchase accounting adjustments (provided that such purchase accounting adjustments may be preliminary in nature and based only on estimates and allocations determined by the Borrower).

6.14. Solvency Certificate; Insurance Certificates. On the Effective Date, the Administrative Agent shall have received:

(a) a solvency certificate from the chief financial officer or treasurer of Holdings in the form of Exhibit J; and

(b) certificates of insurance complying with the requirements of Section 9.03 for the business and properties of Holdings and its Restricted Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent together with the endorsements thereto required by Section 9.03(c), naming the Collateral Agent as an additional insured and/or as loss payee, as applicable.

6.15. Fees, etc. On the Effective Date, the Borrower shall have paid to the Administrative Agent (and its relevant affiliates), the Collateral Agent and each Lender all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses to the extent invoiced) and other compensation contemplated hereby payable to the Administrative Agent (and/or its relevant affiliates), the Collateral Agent or such Lender to the extent then due.

6.16. Initial Borrowing Base Certificate. On the Effective Date, the Administrative Agent shall have received the initial Borrowing Base Certificate meeting the requirements of Section 9.01(j).

6.17. Patriot Act. The Administrative Agent and the Lenders shall have received, at least five (5) days prior to the Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

6.18. Effective Date Representations. All Merger Agreement Representations and Specified Representations shall be true and correct on and as of the Effective Date as if made on and as of such date.

6.19. Notice of Borrowing; Letter of Credit Request. Prior to (i) the making of a Loan on the Effective Date, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03(a) and (ii) the issuance of a Letter of Credit (other than an Existing Letter of Credit) on the Effective Date, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 3.03(a).

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6.20. Borrowing Base Limitations. On the Effective Date and after giving effect to any Credit Events to occur on such date, (i) the Aggregate Exposure shall not exceed 100% of the Borrowing Base and (ii) the Aggregate Exposure shall not exceed the Total Revolving Loan Commitment on such date.

SECTION 7. Conditions Precedent to All Credit Events after the Effective Date. The obligation of each Lender to make Loans after the Effective Date, and the obligation of each Issuing Lender to issue Letters of Credit after the Effective Date, are subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

7.01. No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (a) there shall exist no Default or Event of Default and (b) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified by an Applicable Qualifier shall be true and correct in all respects as written, including by giving effect to such Applicable Qualifier as of any such date).

7.02. Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03(a). Prior to the making of each Swingline Loan after the Effective Date, the Swingline Lender shall have received the notice referred to in Section 2.03(b)(i).

(b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 3.03(a).

7.03. Borrowing Base Limitations. Notwithstanding anything to the contrary set forth herein (but subject to Section 2.01(e)), it shall be a condition precedent to each Credit Event that after giving effect thereto (and the use of the proceeds thereof):

(i) the Aggregate Exposure would not exceed 100% (or, during an Agent Advance Period 110%) of the Borrowing Base at such time; and

(ii) the Aggregate Exposure at such time would not exceed the Total Revolving Loan Commitment at such time.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by Holdings and the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 6 (with respect to the occurrence of the Effective Date and Credit Events on the Effective Date) and in this Section 7 (with respect to the Credit Events after the Effective Date) and applicable to such Credit Event are satisfied as of that time (other than, in the case of Section 6, any condition that must be satisfied to the Administrative Agent’s satisfaction or other subjective standard of similar effect). All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 6 and in this Section 7, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

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SECTION 8. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of Holdings and the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the issuance of the Letters of Credit, with the occurrence of the Effective Date and each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 8 are true and correct in all material respects on and as of the Effective Date and on the date of each such Credit Event (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified by “materiality”, “Material Adverse Effect” or similar language (each, an “Applicable Qualifier”) shall be true and correct in all respects as written, including by giving effect to such Applicable Qualifier).

8.01. Company Status. Each of Holdings and each of its Restricted Subsidiaries (i) is a duly organized and validly existing Business in good standing under the laws of the jurisdiction of its organization, (ii) has the Business power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except, in the case of this clause (iii), for failures to be so qualified or authorized which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

8.02. Power and Authority. Each Credit Party has the Business power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary Business action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

8.03. No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents and the Senior Secured Notes Security Documents) upon any of the property or assets of any Credit Party or any of its Restricted Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party or any of its Restricted Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject including, without limitation, the Senior Secured Notes Indenture, or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party or any of its Restricted Subsidiaries.

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8.04. Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Effective Date and which remain in full force and effect on the Effective Date and (y) filings which are necessary to perfect the security interests created or intended to be created under the Security Documents), or exemption by, any Governmental Authority is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

8.05. Financial Statements; Financial Condition; Undisclosed Liabilities; Projections. (a) (i) (A) The audited consolidated balance sheet of Holdings and its consolidated Subsidiaries at January 1, 2011, January 2, 2010 and January 3, 2009 and the related consolidated statements of income and cash flows and changes in shareholders’ equity of Holdings for the Fiscal Years of Holdings on such dates, in each case furnished to the Lenders prior to the Effective Date, present fairly in all material respects the consolidated financial position of Holdings and its consolidated Subsidiaries at the date of said financial statements and the results for the respective periods covered thereby and (B) (I) the audited consolidated balance sheet of Target and its consolidated Subsidiaries at June 29, 2011, June 30, 2010 and June 24, 2009 and the related consolidated statements of income and cash flows and changes in shareholders’ equity of Target for the Fiscal Years of Target ended on such dates, in each case furnished to the Lenders prior to the Effective Date, present fairly in all material respects the consolidated financial position of Target and its consolidated Subsidiaries at the date of said financial statements and the results for the respective periods covered thereby; and (II) the unaudited consolidated balance sheet of Target at January 11, 2012 and the related consolidated statements of income and cash flows and changes in shareholders’ equity of Target and its consolidated Subsidiaries for the seven (7) Fiscal Month period ended on such date, furnished to the Lenders prior to the Effective Date, present fairly in all material respects the consolidated financial condition of Target and its consolidated Subsidiaries at the date of said financial statements and the results for the period covered thereby, subject to normal year end adjustments and absence of footnotes. All financial statements referred to in this clause (a)(i) have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes.

(ii) The pro forma consolidated balance sheet and statement of operations of Holdings and its consolidated Subsidiaries furnished to the Lenders pursuant to clause (c) of Section 6.13 and set forth in the Confidential Information Memorandum (x) has been prepared as if the Transaction and the financing therefor had occurred on the date of such balance sheet (in the case of the consolidated balance sheet) and on the first day of the period of four consecutive Fiscal Quarters covered thereby (in the case of the statement of operations) and (y) represents a good faith estimate of the pro forma consolidated financial position of Holdings and its consolidated Subsidiaries as of such date.

(b) (i) The fair value and present fair saleable value of the assets of Holdings and its Restricted Subsidiaries (taken as a whole) exceed their respective stated liabilities and identified contingent liabilities, (ii) Holdings and its Restricted Subsidiaries (taken as a whole) from the Effective Date through the Final Maturity Date, are a going concern and have sufficient capital to ensure that they will continue to be a going concern (as such term is determined in accordance with GAAP) for such period and to remain a going concern, and (iii) Holdings and its Restricted Subsidiaries (taken as a whole) intend to and believe that from the Effective Date through the Final Maturity Date, they will have sufficient assets and cash flow to pay their stated liabilities and identified contingent liabilities as those liabilities mature or otherwise become payable. For purposes of this Section 8.05(b), (A) “fair value” means the amount at which the assets (both tangible and intangible), in their entirety, of Holdings and its Restricted Subsidiaries (taken as a whole) would

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change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act; (B) “present fair salable value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of Holdings and its Restricted Subsidiaries (taken as a whole) are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises; (C) “stated liabilities” means the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of Holdings and its Restricted Subsidiaries (taken as a whole), determined in accordance with GAAP consistently applied; and (D) “identified contingent liabilities” means the estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities (other than such contingent liabilities included within the term “stated liabilities”) of Holdings and its Restricted Subsidiaries (taken as a whole), as identified and explained in terms of their nature and estimated magnitude by the relevant officers of Holdings and its Restricted Subsidiaries, determined in accordance with GAAP.

(c) Except as fully disclosed in the financial statements referred to in Section 8.05(a), and except for the Indebtedness incurred under this Agreement, there were, as of the Effective Date, no liabilities or obligations with respect to Holdings or any of its Restricted Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. As of the Effective Date, neither Holdings nor the Borrower knows of any basis for the assertion against it or any of its Restricted Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 8.05(a) or referred to in the immediately preceding sentence which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(d) The Projections delivered to the Administrative Agent and the Lenders prior to the Effective Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to Holdings or the Borrower to be misleading in any material respect or which fail to take into account material information known to Holdings or the Borrower regarding the matters reported therein. On the Effective Date, Holdings and the Borrower believe that the Projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results included in such Projections and such differences may be material.

(e) After giving effect to the Transaction (but for this purpose assuming that the Transaction and the related financing had occurred prior to January 1, 2011), since January 1, 2011, nothing has occurred that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

8.06. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of Holdings or the Borrower, threatened that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

8.07. True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Holdings or the Borrower in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein does not, and all other such factual information (taken as a whole) hereafter furnished by or on

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behalf of Holdings or the Borrower in writing to the Administrative Agent or any Lender will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 8.07, such factual information shall not include the Projections or any pro forma financial information.

8.08. Use of Proceeds; Margin Regulations. (a) All proceeds of the Loans will be used by the Borrower (i) to effect, in part, the Acquisition and the Refinancing and to pay the Transaction Costs and (ii) for the working capital and general corporate purposes (including Permitted Acquisitions) of the Borrower and its Restricted Subsidiaries; provided that the proceeds of Swingline Loans shall not be used to refinance then outstanding Swingline Loans.

(b) None of Holdings or the Borrower is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purposes of purchasing or carrying Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X. Not more than 25% of the value of the assets of Holdings, the Borrower and their respective Restricted Subsidiaries taken as a whole is represented by Margin Stock. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, referred to in said Regulation U.

8.09. Tax Returns and Payments. Each of Holdings and each of its Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority all federal and other material returns, statements, forms and reports for taxes (the “Returns”) required to be filed by, or with respect to the income, properties or operations of, Holdings and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of Holdings and its Subsidiaries, as applicable, for the periods covered thereby. Each of Holdings and each of its Subsidiaries has paid all material taxes and assessments payable by it which have become due, other than those that are being contested in good faith and adequately disclosed and fully provided for on the financial statements of Holdings and its Subsidiaries in accordance with GAAP. There is no material action, suit, proceeding, investigation, audit or claim now pending or, to the knowledge of Holdings or the Borrower, threatened by any authority regarding any material taxes relating to Holdings or any of its Subsidiaries. As of the Effective Date, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

8.10. Compliance with ERISA. (a) Schedule 8.10 sets forth each material Plan as of the Effective Date. Each Plan is in compliance in form and operation with its terms and with ERISA and the Code (including without limitation the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations, except where any failure to comply could not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect. Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS or has applied to the IRS for such a determination letter to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable tax law changes or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and to the knowledge of Holdings and the Borrower, nothing has occurred since the date of such determination that would reasonably be expected to adversely

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affect such determination (or, in the case of a Plan with no determination, to the knowledge of Holdings and the Borrower, nothing has occurred that would reasonably be expected to materially adversely affect the issuance of a favorable determination letter or otherwise materially adversely affect such qualification). No ERISA Event has occurred, or is reasonably expected to occur, other than as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b) There exists no Unfunded Pension Liability with respect to any Plan, which either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(c) To the knowledge of Holdings and the Borrower, no Multiemployer Plan is insolvent or in reorganization. None of Holdings or any of its Restricted Subsidiaries or any ERISA Affiliate has incurred a complete or partial withdrawal from any Multiemployer Plan, and, if each of Holdings, any of its Restricted Subsidiaries and each ERISA Affiliate have or were to withdraw in a complete withdrawal as of the date this assurance is given or deemed given, the aggregate withdrawal liability that would be incurred could not, either individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

(d) There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) that could reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect, or, to the knowledge of Holdings or the Borrower, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, could reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect.

(e) Holdings, its Restricted Subsidiaries and any ERISA Affiliate have made all contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, the terms of such Plan or Multiemployer Plan, respectively, or any contract or agreement requiring contributions to a Plan or Multiemployer Plan except where any failure to comply, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(f) No Plan which is subject to Section 412 of the Code or Section 302 of ERISA has applied for or received an extension of any amortization period, within the meaning of Section 412 of the Code or Section 302 or 304 of ERISA. Holdings, its Restricted Subsidiaries and any ERISA Affiliate have not ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions. None of Holdings, its Restricted Subsidiaries or any ERISA Affiliate have incurred or reasonably expect to incur liability to the PBGC which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and no lien imposed under the Code or ERISA on the assets of Holdings, its Restricted Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan. None of Holdings, its Restricted Subsidiaries or any ERISA Affiliate has any liability under Section 4069 or 4212(c) of ERISA.

(g) Except as could not, either individually or in the aggregate, result in a Material Adverse Effect: each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; all contributions required to be made with respect to a Foreign Pension Plan have been timely made;

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neither Holdings nor any of its Restricted Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan; and the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of Holdings most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

8.11. Security Documents. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent, for the benefit of the Secured Creditors, a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in all of the Security Agreement Collateral described therein, and the Collateral Agent, for the benefit of the Secured Creditors, has upon (i) the timely and proper filing of financing statements listing each applicable Credit Party, as a debtor, and the Collateral Agent, as secured party, in the secretary of state’s office (or other similar governmental entity) of the jurisdiction of organization of such Credit Party, (ii) sufficient identification of commercial tort claims, (iii) execution of a control agreement establishing the Collateral Agent’s “control” (within the meaning of the New York Uniform Commercial Code) with respect to any deposit account, (iv) the recordation of the Grant of Security Interest in U.S. Patents, if applicable, and the Grant of Security Interest in U.S. Trademarks, if applicable, in the respective form attached to the Security Agreement, in each case in the United States Patent and Trademark Office and (v) the Grant of Security Interest in U.S. Copyrights, if applicable, in the form attached to the Security Agreement with the United States Copyright Office, a perfected security interest (to the extent the foregoing measures perfect such security interest) in all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens (it being understood that the Permitted Liens described in clauses (ii), (iii) and (iv) of Section 10.01 are subject to the terms of the Intercreditor Agreement).

(b) The security interests created under the Pledge Agreement in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors, constitute perfected security interests in all Pledge Agreement Collateral described in the Pledge Agreement, subject to no security interests of any other Person (other than, subject to the terms of the Intercreditor Agreement, Permitted Liens described in clauses (ii), (iii) or (iv) of Section 10.01(d)).

(c) If applicable, each Mortgage creates, as security for the obligations purported to be secured thereby, a valid and enforceable and, upon recordation in the appropriate recording office perfected security interest in and mortgage lien on the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law), for the benefit of the Secured Creditors, superior and prior to the rights of all third Persons (except that the security interest and mortgage lien created on such Mortgaged Property may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Encumbrances related thereto (it being understood that the Permitted Liens described in clauses (ii), (iii) or (iv) of Section 10.01(d) are subject to the terms of the Intercreditor Agreement)).

8.12. Properties. All Real Property owned or leased by Holdings or any of its Restricted Subsidiaries as of the Effective Date, and the nature of the interest therein, is correctly set forth in Schedule 8.12. Each of Holdings and each of its Restricted Subsidiaries has good and indefeasible title to all material properties (and to all buildings, fixtures and improvements located thereon) owned by it, including all material property reflected in the most recent historical balance sheets referred to in Section 8.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens. Each of Holdings and each of its Restricted Subsidiaries have a valid and indefeasible leasehold interest in the material properties leased by it free and clear of all Liens other than Permitted Liens.

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8.13. Capitalization. (a) The authorized Equity Interests of Holdings (the “Holdings Common Stock”) consist of membership interests.

(b) The authorized Equity Interests of the Borrower consist of membership interests, 100% of which membership interests are owned by Holdings.

(c) All outstanding Equity Interests of Holdings have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. Holdings does not have outstanding any Equity Interests or other securities convertible into or exchangeable for its Equity Interests or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Equity Interests or any appreciation or similar rights.

8.14. Subsidiaries. On and as of the Effective Date, Holdings has no Subsidiaries other than those Subsidiaries listed on Schedule 8.14 and all such Subsidiaries are Restricted Subsidiaries as of the Effective Date. Schedule 8.14 sets forth, as of the Effective Date, the percentage ownership (direct and indirect) of Holdings in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof. All outstanding Equity Interests of each Restricted Subsidiary of Holdings have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. No Restricted Subsidiary of Holdings that is a Credit Party has outstanding any securities convertible into or exchangeable for such Restricted Subsidiary’s Equity Interests or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, such Restricted Subsidiary’s Equity Interests or any stock appreciation or similar rights.

8.15. Compliance with Statutes, etc. Each of Holdings and each of its Restricted Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.16. Investment Company Act. Neither Holdings nor any of its Restricted Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

8.17. Representations and Warranties in Other Documents. All representations and warranties set forth in the other Credit Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Effective Date as if such representations or warranties were made on and as of such date (it being understood and agreed that any such representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects as of such specified date).

8.18. Environmental Matters. (a) Except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect: (i) each of Holdings and each of its Restricted Subsidiaries is in compliance with all applicable Environmental Laws and has obtained and is

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in compliance with the terms of any permits required under such Environmental Laws; (ii) there are no Environmental Claims pending or to the knowledge of Holdings or the Borrower, threatened, against Holdings or any of its Restricted Subsidiaries; (iii) no Lien, other than a Permitted Lien, has been recorded or to the knowledge of Holdings or the Borrower, threatened under any Environmental Law with respect to any Real Property owned by Holdings or any Restricted Subsidiary; (iv) neither Holdings nor any of its Restricted Subsidiaries has agreed to assume or accept responsibility for any existing liability of any other Person under any Environmental Law; and (v) there are no facts, circumstances, conditions or occurrences with respect to the past or present business, operations, properties or facilities of Holdings or any of its Restricted Subsidiaries, or any of their respective predecessors, that could reasonably be expected to give rise to any Environmental Claim against or any liability for Holdings or any of its Restricted Subsidiaries under any Environmental Law.

(b) Neither Holdings nor any of its Restricted Subsidiaries has received any letter or request for information under Section 104(e) of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601, et seq.) or any comparable state law with regard to any matter that could reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect.

(c) Neither Holdings nor any of its Restricted Subsidiaries has been issued or been required to obtain a permit for the treatment, storage or disposal of hazardous waste for any of its facilities pursuant to the federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq. (“RCRA”), or any equivalent state law, nor are any such facilities regulated as “interim status” facilities required to undergo corrective action pursuant to RCRA or any state equivalent, except, in each case, for such matters that could not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect.

8.19. Employment and Labor Relations. Neither Holdings nor any of its Restricted Subsidiaries is engaged in any unfair labor practice that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Holdings or any of its Restricted Subsidiaries or, to the knowledge of Holdings or the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Restricted Subsidiaries or, to the knowledge of Holdings or the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Restricted Subsidiaries or, to the knowledge of Holdings or the Borrower, threatened against Holdings or any of its Restricted Subsidiaries, (iii) no union representation question exists with respect to the employees of Holdings or any of its Restricted Subsidiaries, (iv) no equal employment opportunity charges or other claims of employment discrimination are pending or, to Holdings’ or the Borrower’s knowledge, threatened against Holdings or any of its Restricted Subsidiaries, and (v) no wage and hour department investigation has been made of Holdings or any of its Restricted Subsidiaries, except (with respect to any matter specified in clauses (i) – (v) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

8.20. Intellectual Property, etc. Each of Holdings and each of its Restricted Subsidiaries owns or has the right to use all the patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information, formulas and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases), and has obtained assignments of all leases, licenses and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to own or have which, as the case may be, could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

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8.21. Indebtedness. Schedule 8.21 sets forth a list of all Indebtedness (including Contingent Obligations) of Holdings and its Restricted Subsidiaries as of the Effective Date and which is to remain outstanding after giving effect to the Transaction (excluding (i) the Obligations, (ii) the Senior Secured Notes and related obligations and (iii) Capitalized Lease Obligations consisting of real property leases of retail stores and distribution centers) (all such non-excluded Indebtedness, “Existing Indebtedness”), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Restricted Subsidiaries which directly or indirectly guarantees such debt.

8.22. Insurance. Schedule 8.22 sets forth a listing of all insurance maintained by Holdings and its Restricted Subsidiaries as of the Effective Date, with the amounts insured (and any deductibles) set forth therein.

8.23. Borrowing Base Calculation. The calculation by the Borrower of the Borrowing Base in any Borrowing Base Certificate delivered to the Administrative Agent and the valuation thereunder is complete and accurate in all material respects as of the date of such delivery.

8.24. Anti-Terrorism Law. (a) Neither Holdings nor any of its Restricted Subsidiaries is in violation (other than immaterial unknowing or unintentional violations) of any legal requirement relating to any laws with respect to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”) and the Patriot Act. Neither Holdings nor any of its Restricted Subsidiaries and, to the knowledge of Holdings and the Borrower, no agent of Holdings or any of its Restricted Subsidiaries acting on behalf of Holdings or any of its Restricted Subsidiaries, as the case may be, is any of the following:

(i) a Person that is listed in the annex to, or it otherwise subject to the provisions of, the Executive Order;

(ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v) a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

(b) Neither Holdings nor any of its Restricted Subsidiaries and, to the knowledge of Holdings and the Borrower, no agent of Holdings or any of its Restricted Subsidiaries acting on behalf of Holdings or any of its Restricted Subsidiaries, as the case may be, (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of a Person described in Section 8.24(a), (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

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8.25. Material Contracts. Schedule 8.25 contains a true, correct and complete list of all the Material Contracts in effect on the Effective Date, and except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder other than defaults the consequence of which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

8.26. Status as ABL Obligations. The subordination provisions contained in (a) the Intercreditor Agreement are enforceable against Holdings, the Borrower and/or the Subsidiary Guarantors, as applicable, and the holders of the Indebtedness set forth therein and all Obligations hereunder and all obligations of the Credit Parties under the other Credit Documents (including without limitation, the Holdings Guaranty and the Subsidiaries Guaranty) constitute “ABL Obligations” as set forth in and for the purposes of the Intercreditor Agreement and (b) any Shareholder Subordinated Notes are enforceable against Holdings and the holders of the Shareholder Subordinated Notes and all Obligations are within the definition of “Senior Indebtedness” included in such subordination provisions.

SECTION 9. Affirmative Covenants. Each of Holdings and the Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon), Fees and all other Obligations (other than indemnities and expense reimbursement obligations which, in either case, are not then due and payable) incurred hereunder and thereunder, are paid in full:

9.01. Information Covenants. Holdings will furnish to the Administrative Agent for delivery to each Lender:

(a) Monthly Reports. Within 30 days after the end of each Fiscal Month of Holdings (other than Fiscal Months that end on the last day of a Fiscal Quarter), commencing with the end of the first Fiscal Month after the end of the first Fiscal Quarter after the Effective Date, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Month and the related consolidated statements of income and statement of cash flows for such Fiscal Month and for the elapsed portion of the Fiscal Year ended with the last day of such Fiscal Month, in each case setting forth comparative figures for the corresponding Fiscal Month in the prior Fiscal Year and comparable budgeted figures for such Fiscal Month as set forth in the respective budget delivered pursuant to Section 9.01(e), all of which shall be certified by an Authorized Officer of Holdings that they fairly present in all material respects in accordance with GAAP the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

(b) Quarterly Financial Statements. Within 55 days after the close of each of the first three (3) Fiscal Quarters in each Fiscal Year of Holdings, (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income and statement of cash flows for such Fiscal Quarter and for the elapsed portion of the Fiscal Year ended with the last day of such Fiscal Quarter, in each case setting forth comparative figures for the corresponding Fiscal Quarter in the prior Fiscal Year and (x) comparable budgeted figures for such Fiscal Quarter as set forth in the respective budget delivered pursuant to Section 9.01(e), all of which shall be certified by an Authorized Officer of Holdings that they fairly present in all material respects in accordance with GAAP the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management’s discussion and analysis of the important operational and financial developments during such Fiscal Quarter.

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(c) Annual Financial Statements. Within 105 days after the close of each Fiscal Year of Holdings (commencing with the Fiscal Year ended December 31, 2011), (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income and statement of cash flows for such Fiscal Year setting forth, comparative figures for the preceding Fiscal Year and certified by Deloitte & Touche LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, accompanied by an opinion of such accounting firm (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to scope of audit; provided, however, the audit opinion in respect of Holdings’ Fiscal Year ending closest to December 31, 2016 may contain a “going concern” or like qualification solely as a result of the Obligations being treated as current obligations on Holdings’ consolidated balance sheet) and (ii) management’s discussion and analysis of the important operational and financial developments during such Fiscal Year.

(d) Management Letters. Promptly after Holdings’ or any of its Restricted Subsidiaries’ receipt thereof, a copy of any final “management letter” received from its certified public accountants and management’s response thereto.

(e) Budgets. No later than the 45th day of each Fiscal Year of Holdings, a budget (including budgeted statements of income, sources and uses of cash and balance sheets for Holdings and its Subsidiaries on a consolidated basis and a schedule of projected Availability) for each of the thirteen Fiscal Months of such Fiscal Year prepared in reasonable detail setting forth, with appropriate discussion, the principal assumptions upon which such budget is based.

(f) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 9.01(a), (b) and (c), a compliance certificate from an Authorized Officer of Holdings in the form of Exhibit K certifying on behalf of Holdings that, to such officer’s knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, and which certificate shall (i) set forth in reasonable detail the calculations required to establish whether Holdings and its Restricted Subsidiaries were in compliance with the provisions of Section 10.07 at the end of such Fiscal Month, Fiscal Quarter or Fiscal Year, as the case may be (setting forth, for the purposes of such certificate, calculations setting forth the Fixed Charge Coverage Ratio for the Test Period ended on the last day of such fiscal period irrespective of whether a Compliance Period exists at such time), at the end of such Fiscal Month, Fiscal Quarter or Fiscal Year, as the case may be, and (ii) other than in the case of any compliance certificate delivered at the time of delivery of the financial statements provided for in Section 9.01(a), certify that there have been no changes to Annexes C through J, of the Security Agreement and Annexes A through F of the Pledge Agreement, in each case since the Effective Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 9.01(f), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (ii), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and whether Holdings and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connections with any such changes.

(g) Notice of Default, Litigation and Material Adverse Effect. Promptly, and in any event within three (3) Business Days after any Responsible Officer of Holdings or any of its Restricted Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending against Holdings or any of its Restricted Subsidiaries (x) which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect or (y) with respect to any Document, or (iii) any other event, change or circumstance that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

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(h) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all annual, regular, periodic and special reports, proxy statements and registration statements which Holdings or any of its Restricted Subsidiaries shall (i) publicly file with the Securities and Exchange Commission or any successor thereto (the “SEC”) or (ii) deliver to holders (or any trustee, agent or other representative therefor) of any Qualified Preferred Stock, any Senior Secured Notes, any Refinancing Senior Secured Notes or any of its Indebtedness in excess of the Threshold Amount pursuant to the terms of the documentation governing the same, in each case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 9.01.

(i) Environmental Matters. Promptly after any Responsible Officer of Holdings or the Borrower obtains knowledge thereof, notice of one or more of the following environmental matters to the extent that such environmental matters, either individually or when aggregated with all other such environmental matters, could reasonably be expected to have a Material Adverse Effect:

(i) any pending or threatened Environmental Claim against Holdings or any of its Restricted Subsidiaries or relating to any Real Property owned, leased or operated by Holdings or any of its Restricted Subsidiaries;

(ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by Holdings or any of its Restricted Subsidiaries that (a) results in noncompliance by Holdings or any of its Restricted Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Restricted Subsidiaries or relating to any such Real Property;

(iii) any condition or occurrence on any Real Property owned, leased or operated by Holdings or any of its Restricted Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by Holdings or any of its Restricted Subsidiaries of such Real Property under any Environmental Law; and

(iv) the taking of any removal or remedial action to the extent required by any Environmental Law or any Governmental Authority in response to the Release or threatened Release of any Hazardous Material on any Real Property owned, leased or operated by Holdings or any of its Restricted Subsidiaries.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings’ or such Restricted Subsidiary’s response thereto.

(j) Borrowing Base Certificate. (i) On the Effective Date, (ii) unless clause (iii) below applies, not later than 5:00 P.M. (New York time) on or before the 13th day of each Fiscal Month thereafter, (iii) during any period in which a Weekly Borrowing Base Period is in effect, not later than 5:00 P.M. (New York time) on or before Friday of each week, (iv) at the time of the consummation of a Permitted Acquisition and (v) at the time of the consummation of any Asset Sale involving ABL Priority Collateral, a borrowing base certificate setting forth the Borrowing Base (in each case with supporting calculations in reasonable detail) substantially in the form of Exhibit P (each, a “Borrowing Base Certificate”), which shall be prepared (A) as of February 25, 2012 in the case of the initial Borrowing Base Certificate delivered on the Effective Date and (B) as of the last Business Day of the preceding

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Fiscal Month in the case of each subsequent Borrowing Base Certificate (or, if any such Borrowing Base Certificate is delivered more frequently than monthly, as of the last Business Day of the week preceding such delivery); provided that, in the case of each Borrowing Base Certificate delivered pursuant to subclause (i) or (ii) of this clause (j) prior to the seventh Fiscal Month of Holdings for Fiscal Year 2012 as set forth on Schedule 1.01(b), such Borrowing Base Certificate shall be prepared as of the last Business Day of the preceding Fiscal Month of Holdings but shall include calculations with respect to the Target as of the last Business Day of the preceding fiscal month of the Target. Each such Borrowing Base Certificate shall include such supporting information as may be reasonably requested from time to time by the Administrative Agent or the Collateral Monitors.

(k) Notice of Dominion Period or Compliance Period. Promptly, and in any event within two (2) Business Days after any Responsible Officer of Holdings or the Borrower obtains knowledge thereof, notice of the commencement of a Dominion Period or a Compliance Period.

(l) Field Examinations; Appraisals. (i) In the case of succeeding sub-clause (x), one (1) time during each Fiscal Year of Holdings (or, at any time that a Dominion Period under clause (y) of the definition thereof is in effect, two (2) times in each Fiscal Year), (ii) in the case of succeeding sub-clause (y), one (1) time in each Fiscal Year (or, at any time that a Dominion Period under clause (y) of the definition thereof is in effect, two (2) times in each Fiscal Year), and (iii) in the case of either sub-clause (x) or (y) at any time that any Default or Event of Default exists, as often as the Administrative Agent may reasonably request, (x) an appraisal of the Inventory and Pharmacy Scripts of the Qualified Credit Parties and (y) a collateral examination of the Inventory, Pharmacy Scripts, Accounts and related accounts of the Qualified Credit Parties, in each case, in scope and form, and from a third-party appraiser and a third-party consultant, respectively, reasonably satisfactory to the Administrative Agent and the Collateral Agent and at the sole cost and expense of the Borrower. The Administrative Agent shall deliver to each Lender, within five (5) days of receipt thereof, each final report from a third-party appraiser or third-party consultant delivered to the Administrative Agent pursuant to this clause (l).

(m) Other Reporting. Upon the request of the Administrative Agent, as soon as available, but in any event (x) no later than 15 Business Days after the end of each Fiscal Month, and (y) at any time that an Event of Default shall be continuing: (i) an Inventory report with respect to the Qualified Credit Parties by type, location and department as of the last day of such Fiscal Month (and including the amounts of Inventory and value thereof at any leased locations and at premises of warehouses, consignees, processors or other third parties); (ii) a shrink reserve roll-forward report with respect to the Qualified Credit Parties as of such day; (iii) an updated pharmacy prescription filled count by period report with respect to the Qualified Credit Parties as of the last day of such period and with detail sufficient to permit the preparation of any updated Inventory appraisal; (iv) a detailed aged trial balance as of the last day of such Fiscal Month showing pharmacy and related Accounts and a detailed summary of all Accounts indicating which Accounts are 30, 60 and 90 days past due and listing the names of all Account Debtors, (v) a detailed listing and a detailed summary of the Qualified Credit Parties’ accounts payable, and (vi) a reconciliation of Accounts, accounts payable and inventory to the financial statements delivered pursuant to clauses (a) and (b) of this Section 9.01 and to the Borrowing Base Certificate delivered pursuant to clause (j) of this Section 9.01 (for each Fiscal Month which is the last Fiscal Month of a Fiscal Quarter); in each case accompanied by such supporting detail and documentation as shall be reasonably requested by the Administrative Agent.

(n) Notice Regarding the Supply Agreement. Promptly, and in any event within ten Business Days (i) after the Supply Agreement is terminated or amended in a manner that is materially adverse to Holdings or such Restricted Subsidiary, as the case may be, or (ii) any new Supply Agreement is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of

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any such Supply Agreement, provided, no such prohibition on delivery shall be effective if it were bargained for by the Borrower or its applicable Restricted Subsidiary with the intent of avoiding compliance with this Section 9.01(n)), and an explanation of any actions being taken with respect thereto.

(o) Patriot Act. Promptly following the Administrative Agent’s or any Lender’s request therefor, all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under the applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(p) PACA. Promptly inform the Administrative Agent if a Credit Party or any of its Restricted Subsidiaries obtains any notice regarding the existence of any Lien on, or trust over, any of the Collateral arising under PACA and promptly provide the Administrative Agent with a copy of such notice.

(q) Cancellation of Insurance. Promptly (but in any event within one (1) Business Day of receipt thereof) inform the Administrative Agent if any Credit Party receives notice of cancellation of any insurance policy required to be maintained pursuant to Section 9.03.

(r) Financial Statements of Unrestricted Subsidiaries. Simultaneously with the delivery of each of the financial statements required to be delivered under Sections 9.01(a), (b) and (c), the related consolidating financial statements reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

(s) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Holdings or any of its Restricted Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

9.02. Books, Records and Inspections; Annual Meetings. (a) Holdings will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Holdings will, and will cause each of its Restricted Subsidiaries to, permit officers and designated representatives of the Administrative Agent, the Collateral Monitors and, upon the occurrence and during the continuance of an Event of Default, any Lender (a) to visit and inspect, under guidance of officers of Holdings or such Restricted Subsidiary, any of the properties of Holdings or such Restricted Subsidiary, (b) to examine the books of account of Holdings or such Restricted Subsidiary and discuss the affairs, finances and accounts of Holdings or such Restricted Subsidiary with, and be advised as to the same by, its and their officers and independent accountants and (c) to verify Eligible Accounts and/or Eligible Inventory, in each case once per year unless an Event of Default has occurred and is continuing, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent, any such other Agent or, upon the occurrence and during the continuance of an Event of Default, any such Lender may reasonably request.

(b) At a date to be mutually agreed upon between the Administrative Agent and Holdings occurring on or prior to the 120th day after the close of each Fiscal Year of Holdings, Holdings will, at the request of the Administrative Agent, hold a meeting (or a conference call or teleconference in lieu of a meeting) with all of the Lenders at a time and place reasonably acceptable to the Administrative Agent at which meeting (or on such conference call or teleconference) will be reviewed the financial results of Holdings and its Subsidiaries for the previous Fiscal Year and the budgets presented for the current Fiscal Year of Holdings.

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9.03. Maintenance of Property; Insurance. (a) Holdings will, and will cause each of its Restricted Subsidiaries to, (i) keep all property necessary to the business of Holdings and its Restricted Subsidiaries in good working order and condition, ordinary wear and tear excepted and subject to the occurrence of casualty events, (ii) maintain with financially sound and reputable insurance companies insurance on all such property and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as Holdings and its Restricted Subsidiaries, and (iii) furnish to the Administrative Agent, upon its request therefor, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, Holdings and its Restricted Subsidiaries will at all times cause insurance of the types described in Schedule 8.22 to be maintained (with the same scope of coverage as that described in Schedule 8.22) at levels which are consistent with customary practices.

(b) If at any time the improvements on a Mortgaged Property are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or any successor thereto or other applicable agency, Holdings will, and will cause each of its Restricted Subsidiaries to, at all times keep and maintain flood insurance in an amount satisfactory to the Administrative Agent but in no event less than the amount sufficient to comply with the rules and regulations promulgated under the National Flood Insurance Act of 1968 and Flood Disaster Protection Act of 1973, each as amended from time to time.

(c) Holdings will, and will cause each of its Restricted Subsidiaries to, at all times keep its property insured in favor of the Collateral Agent, and all policies and certificates (or certified copies thereof including any endorsements) with respect to such insurance (and any other insurance maintained by Holdings and/or such Restricted Subsidiaries) (i) shall be endorsed to the Collateral Agent’s reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) if the respective insurer agrees (it being understood and agreed that Holdings will, and will cause each of its Restricted Subsidiaries to use commercially reasonable efforts to have such insurer agree), shall state that such insurance policies shall not be canceled without at least 30 days’ prior written notice thereof (or, with respect to non-payment of premiums, 10 days prior written notice) (other than any cancellation effectuated during an insurance renewal process or replacement process) by the respective insurer to the Collateral Agent and (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the other Secured Creditors; provided that the requirements of this Section 9.03(c) shall not apply to (x) insurance policies covering (1) directors and officers, fiduciary or other professional liability, (2) employment practices liability, (3) workers compensation liability, (4) automobile and aviation liability, (5) health, medical, dental and life insurance, and (6) such other insurance policies and programs as the Collateral Agent may approve (such approval not to be unreasonably withheld or delayed); and (y) self-insurance programs.

(d) If Holdings or any of its Restricted Subsidiaries shall fail to maintain insurance in accordance with this Section 9.03, or if Holdings or any of its Restricted Subsidiaries shall fail to so endorse all policies or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance upon prior written notice to Holdings and the Borrower, and Holdings and the Borrower jointly and severally agree to reimburse the Administrative Agent for all costs and expenses of procuring such insurance.

9.04. Existence; Franchises. Holdings will, and will cause each of its Restricted Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its rights, franchises, licenses, permits, copyrights, trademarks and patents; provided, however, that nothing in this Section 9.04 shall prevent (i) sales of assets and other transactions by

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Holdings or any of its Restricted Subsidiaries in accordance with Section 10.02, (ii) the withdrawal by Holdings or any of its Restricted Subsidiaries of its qualification as a foreign Business in any jurisdiction if such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) the termination of any rights, franchises, licenses, permits, copyrights, trademarks and patents if such termination, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

9.05. Compliance with Statutes, etc. Holdings will, and will cause each of its Restricted Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.06. Compliance with Environmental Laws. (a) Holdings will comply, and will cause each of its Restricted Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required in respect of the conduct of its business or operations or by, the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by Holdings or any of its Restricted Subsidiaries, except for such instances of noncompliance as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Except in connection with the matter described on Schedule 9.06, neither Holdings nor any of its Restricted Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by Holdings or any of its Restricted Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and as required in connection with the normal operation, use and maintenance of the business or operations of Holdings or any of its Restricted Subsidiaries.

(b) (i) After the receipt by the Administrative Agent or any Lender of any notice of the type described in Section 9.01(i), (ii) at any time that Holdings or any of its Restricted Subsidiaries are not in compliance with Section 9.06(a) or (iii) in the event that the Administrative Agent or the Lenders have exercised any of the remedies pursuant to the last paragraph of Section 11, Holdings and the Borrower will (in each case) provide, at the sole joint and several expense of Holdings and the Borrower and at the request of the Administrative Agent, an environmental site assessment report concerning any Real Property owned, leased or operated by Holdings or any of its Restricted Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property. If Holdings or the Borrower fails to provide the same within 60 days after such request was made, the Administrative Agent may order the same, the cost of which shall be borne by Holdings and the Borrower on a joint and several basis, and the Borrower shall grant and hereby grants to the Administrative Agent and the Lenders and their respective agents access to such Real Property and specifically grant the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to Holdings or the Borrower, all at the sole joint and several expense of Holdings and the Borrower.

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9.07. ERISA. Holdings will deliver to the Administrative Agent (in sufficient copies for all Lenders, if the Administrative Agent so requests):

(a) promptly and in any event within 15 days after receiving a request from the Administrative Agent a copy of the most recent IRS Form 5500 (including the Schedule B) with respect to a Plan;

(b) promptly and in any event within 30 days after Holdings, any Restricted Subsidiary of Holdings or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred that would reasonably be expected to result in material liability to Holdings or any Restricted Subsidiaries of Holdings, a certificate of an Authorized Officer of the Borrower describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by Holdings, any Restricted Subsidiary of Holdings or ERISA Affiliate from the PBGC or any other governmental agency with respect thereto; provided that, in the case of ERISA Events under paragraph (d) of the definition thereof, the 30-day notice period set forth above shall be a 10-day period, and, in the case of ERISA Events under paragraph (b) of the definition thereof, in no event shall notice be given later than 10 days after the occurrence of the ERISA Event; and

(c) promptly, and in any event within 30 days, after becoming aware that there has been (i) an increase in Unfunded Pension Liabilities (taking into account only Plans with positive Unfunded Pension Liabilities) that are reasonably expected to result in material liability to Holdings since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, (ii) a material increase since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, in potential withdrawal liability under Section 4201 of ERISA, if Holdings, any Restricted Subsidiary of Holdings and the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans that are reasonably expected to result in a material liability to Holdings or any Restricted Subsidiary, (iii) that any material contribution required to made with respect to a Foreign Pension Plan has not been timely made or (iv) the adoption of any amendment to a Plan which results in a material increase in contribution obligations of Holdings or any Restricted Subsidiary, a detailed written description thereof from an Authorized Officer of Holdings.

9.08. End of Fiscal Years; Fiscal Quarters. Holdings will cause (i) its Fiscal Month to end on the last day of the period described in the definition of “Fiscal Month”, (ii) its Fiscal Year to end on the last day of the period described in the definition of “Fiscal Year” and (iii) its Fiscal Quarters to end on the last day of each period described in the definition of “Fiscal Quarter”; provided, however, that Holdings may, upon at least 15 days’ prior written notice to the Administrative Agent and up to two times in the aggregate, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case Holdings, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

9.09. Performance of Obligations. Holdings will, and will cause each of its Restricted Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound (other than, in each case, any obligations under the Credit Documents, the Senior Secured Notes Documents and the Additional Obligations and any other Indebtedness), except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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9.10. Payment of Taxes. Holdings will pay and discharge, and will cause each of its Restricted Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of Holdings or any of its Restricted Subsidiaries not otherwise permitted under Section 10.01(a); provided that neither Holdings nor any of its Restricted Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

9.11. Use of Proceeds. The Borrower will use the proceeds of the Loans only as provided in Section 8.08.

9.12. Additional Security; Further Assurances; etc. (a) Subject to the last sentence of this Section 9.12(a), Holdings will, and will cause each other Credit Party to, grant to the Collateral Agent for the benefit of the Secured Creditors security interests and Mortgages in such assets and Real Property of Holdings and such other Credit Party (other than Excluded Assets, as defined in the Security Agreement) as are not covered by the original Security Documents and as may be reasonably requested from time to time by the Administrative Agent or the Required Lenders (or otherwise required at such time pursuant to the Intercreditor Agreement) (collectively, the “Additional Security Documents”). All such security interests and Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent and shall constitute valid and enforceable perfected security interests, hypothecations and Mortgages superior to and prior to the rights of all third Persons and enforceable against third parties and subject to no other Liens except in each case for Permitted Liens or, in the case of Real Property, the Permitted Encumbrances related thereto. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full. Each Credit Party that owns or acquires fee owned Real Property with a Fair Market Value in excess of $7,500,000, such Credit Party will promptly deliver to the Collateral Agent the documents and other instruments set forth on Schedule 9.12(a). Notwithstanding the foregoing, this Section 9.12(a) shall not (i) apply to (and Holdings and its Subsidiaries, the Borrower and the other Credit Parties shall not be required to grant a Mortgage in) any fee owned Real Property the Fair Market Value of which is $7,500,000 or less or any Leasehold unless, in either case, a Mortgage is granted (or requested to be granted) in respect of such Real Property pursuant to the terms of the Senior Secured Notes Documents, any Additional Obligations Documents or any Refinancing Senior Secured Notes Documents and (ii) require the Borrower and the other Credit Parties to perfect any lien it is not required to otherwise perfect pursuant to the Credit Documents, including, without limitation, deliver any control agreement in respect of any Excluded Deposit Account.

(b) Subject to the last sentence of Section 9.12(a), Holdings will, and will cause each of the other Credit Parties to, at the expense of Holdings and the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates (including flood certificates and evidence of flood insurance if applicable), real property surveys, reports, control agreements (other than with respect to Excluded Deposit Accounts) and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, Holdings will, and will cause the other Credit Parties to, deliver to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 9.12 has been complied with.

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(c) If the Administrative Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of any Real Property of Holdings and the other Credit Parties constituting Collateral, Holdings and the Borrower will, at their own expense, provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall otherwise be in form reasonably satisfactory to the Administrative Agent.

(d) Holdings and the Borrower agree that each action required by clauses (a) through (c) of this Section 9.12 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Lenders (as such date may be extended by the Administrative Agent, in its sole discretion); provided that, in no event will Holdings or any of its Restricted Subsidiaries be required to take any action, other than using commercially reasonable efforts, to obtain consents or other agreements from third parties with respect to its compliance with this Section 9.12.

(e) The Borrower and each other Credit Party shall, within 90 days following the Effective Date (as such date may be extended from time to time by the Administrative Agent in its sole discretion), enter into one or more Cash Management Control Agreements as, and to the extent, required by Section 5.03(b).

9.13. Ownership of Subsidiaries; etc. Except as otherwise permitted by Section 10.05(p) or pursuant to a Permitted Acquisition consummated in accordance with the terms hereof, the Borrower will, and will cause each of its Restricted Subsidiaries to, own 100% of the Equity Interests of each of their Restricted Subsidiaries (other than, in the case of a Foreign Subsidiary of the Borrower, directors’ qualifying shares and/or other nominal amounts of shares required to be held by local nationals, in each case to the extent required by applicable law). Holdings will at all times hold 100% of the Equity Interests of the Borrower.

9.14. Permitted Acquisitions. (a) Subject to the provisions of this Section 9.14 and the requirements contained in the definition of Permitted Acquisition, the Qualified Credit Parties may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) Holdings shall have given to the Administrative Agent and the Lenders at least 10 Business Days’ prior written notice of any Permitted Acquisition (or such shorter period of time as may be reasonably acceptable to the Administrative Agent), which notice shall describe in reasonable detail the principal terms and conditions of such Permitted Acquisition; (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (it being understood that any representation or warranty that is qualified by an Applicable Qualifier shall be true and correct in all respects as written, including by giving effect to such Applicable Qualifier, as of any such date); (iii) the Payment Conditions are satisfied both before and after giving effect to such Permitted Acquisition; (iv) if the assets of the Acquired Entity or Business are to be included in the Borrowing Base as of the date of such Permitted Acquisition, Holdings shall have delivered to the Administrative Agent a Borrowing Base Certificate, completed on a Pro Forma Basis giving effect to the respective Permitted Acquisition; (v) to the extent any Inventory, Pharmacy Scripts

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and Accounts of the Acquired Entity or Business are to be included in the Borrowing Base, the Administrative Agent shall have received an appraisal of the Inventory and Pharmacy Scripts of the Qualified Credit Parties and a collateral examination of the Inventory, Pharmacy Scripts, Accounts and related accounts of the Qualified Credit Parties, in each case, in scope and form, and from a third-party appraiser and a third-party consultant, respectively, reasonably satisfactory to the Administrative Agent and at the sole cost and expense of the Borrower; and (vi) Holdings shall have delivered to the Administrative Agent and each Lender a certificate executed by an Authorized Officer of Holdings, certifying to such officer’s knowledge, compliance with the requirements of preceding clauses (i) through (iii), inclusive, and containing the calculations (in reasonable detail) required by preceding clause (iii).

(b) At the time of each Permitted Acquisition involving the creation or acquisition of a Restricted Subsidiary, or the acquisition of capital stock or other Equity Interest of any Person, the capital stock or other Equity Interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors pursuant to (and to the extent required by) the Pledge Agreement.

(c) The Borrower will cause each Restricted Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver all of the documentation as and to the extent required by, Sections 9.12 and 10.12, to the reasonable satisfaction of the Administrative Agent.

(d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by Holdings and the Borrower that the certifications pursuant to this Section 9.14 are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 8 and 11.

9.15. Landlords’ Agreements, Mortgages Agreements, Bailee Letters and Real Estate Purchases. Each Credit Party shall use its commercially reasonable efforts to obtain (within 90 days following the Effective Date, in the case of such properties owned, leased or in use as of the Effective Date) a Landlord Personal Property Collateral Access Agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Inventory of a Credit Party with a book value in excess of $500,000 is stored or located (other than any retail store), in each case, which agreement or letter shall (unless otherwise agreed to in writing by the Administrative Agent) contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent.

9.16. Inventory. With respect to the Inventory:

(a) each Credit Party will at all times maintain, and cause each of its Restricted Subsidiaries to maintain, records (in all material respects) of Inventory reasonably satisfactory to the Administrative Agent, keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the cost therefore and daily withdrawals therefrom and additions thereto:

(b) each Credit Party will (i) conduct cyclical counts of its Inventory, provided it conducts a physical count of its Inventory at each store at least once per Fiscal Year, and (ii) upon the reasonable request of the Administrative Agent made in its Permitted Discretion, conduct, and cause

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each of its Restricted Subsidiaries to conduct, a physical count of the Inventory, and, in each case, promptly following such physical inventory count shall supply the Administrative Agent with a report in the form and with such specificity as may be reasonably satisfactory to the Administrative Agent concerning such physical count;

(c) no Credit Party will sell, and will not permit any of its Restricted Subsidiaries to sell, Inventory to any customer on approval, or any other basis outside the ordinary course of business which entitles the customer to return (except for the rights of customers for Inventory which is defective or non-conforming) or may obligate any Credit Party to repurchase such Inventory; and

(d) each Credit Party will keep, and will cause each of its Restricted Subsidiaries to keep, the Inventory (other than any immaterial portion thereof) in good and marketable condition (damage by any casualty event excepted).

9.17. Pharmacy Scripts. With respect to the Pharmacy Scripts:

(a) each Credit Party will at all times maintain, and cause each of its Restricted Subsidiaries to maintain, the Pharmacy Scripts in a manner consistent with the requirements of Federal, state and local laws and regulations in all material respects, including all Health Care Laws, which files and records related thereto shall be correct and accurate in all material respects;

(b) no Credit Party will remove, and will not permit any of its Restricted Subsidiaries to remove, any Pharmacy Scripts from the locations set forth or permitted herein, without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed, except for transfers of Pharmacy Scripts (i) in the ordinary course of its business (including at the request of customers with respect to such customer’s own Pharmacy Scripts) and (ii) in connection with the closing or disposition of any store or stores or the closing of any pharmacy;

(c) each Credit Party will use, store and maintain, and cause each of its Restricted Subsidiaries to use, store and maintain, the Pharmacy Scripts with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements for the HIPAA, as amended and all rules, regulations and orders related thereto) in all material respects;

(d) each Credit Party will ensure that there are no limitations or restrictions on the rights of Holdings or any of its Restricted Subsidiaries to sell, transfer or otherwise assign the Pharmacy Scripts to any third party so long as (i) such third party has the licenses required under applicable state law to operate a pharmacy and sell products subject to a prescription and (ii) such assignment or transfer complies with federal and state laws governing the transfer of medical records;

(e) each Credit Party assumes, and will cause each of its Restricted Subsidiaries to assume, all responsibility and liability arising from or relating to the use of prescriptions and the maintenance and use of the Pharmacy Scripts, and

(f) each Credit Party will keep, and cause each of its Restricted Subsidiaries to keep, the Pharmacy Scripts in good and marketable condition.

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9.18. Designation of Subsidiaries. The board of directors of Holdings may at any time designate any Restricted Subsidiary of the Borrower (other than the Borrower and the other Persons listed on Schedule 9.18) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary of the Borrower; provided that:

(i) immediately before and immediately after such designation, no Default or Event of Default shall have occurred and be continuing;

(ii) (x) in the case of any designation of a Subsidiary as an Unrestricted Subsidiary, immediately after giving effect to such designation, the Payment Conditions shall be satisfied and (y) in the case of any designation of an Unrestricted Subsidiary as a Restricted Subsidiary, immediately after giving effect to such designation, (A) no Default or Event of Default shall have occurred or be continuing and (B) Holdings shall be in compliance with a Fixed Charge Coverage Ratio of not less than 1.00:1.00 for the Test Period then most recently ended on a Pro Forma Basis as if such designation had occurred on the first day of such Test Period;

(iii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it is a “restricted subsidiary” immediately after giving effect to any such designation hereunder and any other contemporaneous designation under any other document for purposes of the Senior Secured Notes Documents, any Additional Obligations Documents, any Refinancing Senior Secured Notes Documents or any other Indebtedness of Holdings or its Restricted Subsidiaries, as applicable;

(iv) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously an Unrestricted Subsidiary;

(v) in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, (1) such Restricted Subsidiary so designated shall meet all of the requirements of an “Unrestricted Subsidiary” set forth in the definition thereof and (2) all of the provisions of Section 10.12 shall have been complied with in respect of such newly-designated Unrestricted Subsidiary;

(vi) in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary, (1) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such designation (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (provided that any representation or warranty that is qualified by an Applicable Qualifier shall be true and correct in all respects as written, including by giving effect to such Applicable Qualifier, as of any such date), (2) all actions which would be required to be taken pursuant to Section 10.12 in connection with the establishment, creation or acquisition of a new Restricted Subsidiary are taken at the time of such designation, (3) such Subsidiary shall be a Wholly-Owned Subsidiary of the Borrower (both immediately before and immediately after giving effect to such designation), and (4) the Liens and Indebtedness of such Subsidiary resulting from the designation of such Subsidiary as a Restricted Subsidiary as provided in the second succeeding sentence are permitted under Sections 10.01 or 10.04, as applicable;

(vii) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by an Authorized Officer of the Borrower, certifying to such officer’s knowledge, compliance with the requirements of preceding clauses (i) through (vi), inclusive, and containing the calculations of compliance (in reasonable detail) with preceding clause (ii); and

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(viii) if one or more Restricted Subsidiary is being designated as an Unrestricted Subsidiary hereunder, (x) the sum of (A) the aggregate book value of assets of all such Restricted Subsidiary as of such date of designation (the “Designation Date”), plus (B) the aggregate book value of assets of all Unrestricted Subsidiaries that have been designated as Unrestricted Subsidiaries pursuant to this Section 9.18 prior to the Designation Date (in each case, measured as of the date of each such Restricted Subsidiary’s designation as an Unrestricted Subsidiary) shall not exceed 10% of Holdings’ Consolidated Total Assets (after giving pro forma effect to such designation) as of such Designation Date or (y) (A) the aggregate EBITDA (calculated in a manner consistent with the definition of Consolidated EBITDA) of all such Subsidiaries plus (B) the aggregate “EBITDA” (calculated in a manner consistent with the definition of Consolidated EBITDA) of all Unrestricted Subsidiaries that have been designated as Unrestricted Subsidiaries (in each case, measured as of the date of each such Restricted Subsidiary’s designation as an Unrestricted Subsidiary) shall not exceed 10% of Consolidated EBITDA (after giving pro forma effect to such designation) as of such Designation Date.

The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the Fair Market Value of all outstanding Investments owned by Holdings and its Restricted Subsidiaries in the respective Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence by a Restricted Subsidiary at the time of designation of any Liens or Indebtedness of such Subsidiary existing at such time.

9.19. Corporate Separateness. Holdings will take, and will cause each of its Subsidiaries to take, all action as is necessary to ensure that all customary formalities regarding their respective corporate existence, including holding regular board of directors’ and shareholders’ meetings and maintenance of corporate offices and records, are followed. All financial statements provided to creditors shall clearly evidence the corporate separateness of Holdings and its Restricted Subsidiaries from any Unrestricted Subsidiaries, and Holdings and its Restricted Subsidiaries will maintain its own payroll and separate books of account and bank accounts from Unrestricted Subsidiaries. Neither Holdings nor any of its Subsidiaries will take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of any Unrestricted Subsidiary being ignored, or in the assets and liabilities of any Unrestricted Subsidiary being substantively consolidated with those of Holdings or any of its Subsidiaries in a bankruptcy, reorganization or other insolvency proceeding.

SECTION 10. Negative Covenants. Each of Holdings and the Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case, together with interest thereon), Fees and all other Obligations (other than any indemnities and expense reimbursement obligations which, in either case are not then due and payable) incurred hereunder and thereunder, are paid in full:

10.01. Liens. Holdings will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Holdings or any of its Restricted Subsidiaries, whether now owned or hereafter acquired, or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 10.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

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(a) (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or (ii) Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(b) Liens in respect of property or assets of Holdings or any of its Restricted Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of Holdings’ or such Restricted Subsidiary’s property or assets or materially impair the use thereof in the operation of the business of Holdings or such Restricted Subsidiary or (ii) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(c) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule 10.01, but only to the respective date, if any, set forth in such Schedule 10.01 for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on such Schedule 10.01; provided that (i) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (ii) any such renewal, replacement or extension does not encumber any additional assets or properties of Holdings or any of its Restricted Subsidiaries;

(d) (i) Liens created by or pursuant to this Agreement and the Security Documents, (ii) Liens created by or pursuant to the Senior Secured Notes Indenture and the Senior Secured Notes Security Documents (iii) Liens created by or pursuant to the Additional Obligations Documents and (iv) Liens created by or pursuant to the Refinancing Senior Secured Notes Indenture and the Refinancing Senior Secured Notes Security Documents (subject, in the case of preceding clauses (ii), (iii) and (iv), to the terms of the Intercreditor Agreement);

(e) (i) licenses, sublicenses, leases or subleases granted by the Borrower or any of its Restricted Subsidiaries to other Persons not materially interfering with the conduct of the business of Holdings or any of its Restricted Subsidiaries and (ii) any interest or title of a lessor, sublessor or licensor under any lease or license agreement not prohibited by this Agreement to which the Borrower or any of its Restricted Subsidiaries is a party;

(f) Liens upon assets of the Borrower or any of its Restricted Subsidiaries subject to Capitalized Lease Obligations and the proceeds thereof to the extent such Capitalized Lease Obligations are permitted by Sections 10.04(d) and 10.04(o); provided that (i) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (ii) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any asset of Holdings or any other asset of the Borrower or any Restricted Subsidiary of the Borrower;

(g) Liens placed upon equipment, machinery or other property (other than Inventory or Accounts) acquired after the Effective Date and used in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries and the proceeds thereof and placed (x) in the case of an acquisition, at the time of such acquisition by the Borrower or such Restricted Subsidiary or within 90 days thereafter or (y) in the case of construction, within 90 days after the completion thereof, in each case to secure Indebtedness (including sale-leaseback obligations) incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition or construction of any such equipment, machinery or other property or extensions, renewals or

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replacements of any of the foregoing for the same or a lesser amount; provided that (i) the Indebtedness secured by such Liens is permitted by Section 10.04(d) and (ii) in all events, the Lien encumbering the equipment, machinery or other property so acquired or constructed does not encumber any asset of Holdings or any other asset of the Borrower or such Restricted Subsidiary;

(h) zoning restrictions, easements, licenses, reservations, rights-of-way, restrictions, covenants, conditions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of Holdings or any of its Restricted Subsidiaries;

(i) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business;

(j) Liens arising out of the existence of judgments or awards that do not otherwise constitute an Event of Default under Section 11.09 and in respect of which Holdings or any of its Restricted Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings;

(k) statutory and common law landlords’ liens under leases to which the Borrower or any of its Restricted Subsidiaries is a party;

(l) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

(m) Permitted Encumbrances not securing Indebtedness;

(n) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Restricted Subsidiary in existence at the time such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition, and, in each case, the proceeds thereof; provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 10.04(g), and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any asset of Holdings or any other asset of the Borrower or any of its Restricted Subsidiaries;

(o) Liens arising out of any conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business to the extent such Liens do not attach to any assets other than the goods subject to such arrangements and the proceeds thereof;

(p) Liens (i) incurred in the ordinary course of business in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller or shipper of such goods or assets and only attach to such goods or assets and the proceeds thereof, and (ii) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

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(q) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by Holdings or any of its Restricted Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank or banks with respect to cash management and operating account arrangements;

(r) Liens granted on insurance policies obtained in the ordinary course of business, proceeds thereof and the unearned portion of insurance premiums with respect thereto securing the financing of the unpaid cost of the insurance policies to the extent the financing is permitted under Section 10.04;

(s) Liens on earnest money deposits made in connection with any agreement in respect of an anticipated Permitted Acquisition;

(t) Liens arising from the Borrower’s and its Subsidiaries’ participation in Federal and state healthcare programs (including Medicare and Medicaid) as a result of such healthcare programs’ right of offset against the Borrower’s or its applicable Subsidiary’s Accounts from Governmental Authorities in the ordinary course of business;

(u) Liens on the Equity Interests of Unrestricted Subsidiaries; and

(v) additional Liens (other than over ABL Priority Collateral) of Holdings or any of its Restricted Subsidiaries not otherwise permitted by this Section 10.01 that (i) do not encumber any assets of Holdings or any of its Restricted Subsidiaries the Fair Market Value of which exceeds the amount of the Indebtedness or other obligations secured by such assets, (ii) do not materially impair the use of such assets in the operation of the business of Holdings or such Restricted Subsidiary and (iii) do not secure obligations in excess of $30,000,000 in the aggregate for all such Liens at any time.

In connection with the granting of Liens of the type described in clauses (c), (f), (g), (i), (n), (u) and (v) of this Section 10.01 by the Borrower or any of its Restricted Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

10.02. Consolidation, Merger, Purchase or Sale of Assets, etc. Holdings will not, and will not permit any of its Restricted Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any partnership, joint venture, or transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment, goods and services in the ordinary course of business) of any Person, except that:

(a) Capital Expenditures by the Borrower and its Restricted Subsidiaries shall be permitted (other than Capital Expenditures constituting a Permitted Acquisition except to the extent otherwise permitted hereunder);

(b) each of the Borrower and its Restricted Subsidiaries may sell inventory in the ordinary course of business;

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(c) each of the Borrower and its Restricted Subsidiaries may liquidate or otherwise dispose of obsolete, damaged, expired, uneconomic, or worn-out property in the ordinary course of business;

(d) Investments may be made to the extent permitted by Section 10.05;

(e) each of the Borrower and its Restricted Subsidiaries may convey, sell, lease or otherwise dispose assets (other than the capital stock or other Equity Interests of any Credit Party, unless all of the capital stock or other Equity Interests of such Credit Party are sold in accordance with this clause (e)), so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such sale is in an arm’s-length transaction and the Borrower or the respective Restricted Subsidiary receives at least Fair Market Value, (iii) the consideration received by the Borrower or such Restricted Subsidiary consists of at least 75% cash or Cash Equivalents and is paid at the time of the closing of such sale, (iv) the Net Sale Proceeds therefrom are applied as (and to the extent) required by Section 5.02(b) and (v) the aggregate amount of the cash and non-cash proceeds received from all assets sold pursuant to this clause (e) shall not exceed $40,000,000 in any Fiscal Year (for this purpose, in each case, using the Fair Market Value of property other than cash);

(f) each of the Borrower and its Restricted Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capitalized Lease Obligation except to the extent permitted by Section 10.04(d));

(g) each of the Borrower and its Restricted Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

(h) each of the Borrower and its Restricted Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Restricted Subsidiaries, in each case so long as no such grant otherwise affects the Collateral Agent’s security interest in the asset or property subject thereto in any material respect;

(i) (x) the Borrower or any Restricted Subsidiary of the Borrower may convey, sell, lease, dispose or otherwise transfer all or any part of its business, properties and assets to any Qualified Credit Party, so long as any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer) and all actions required to maintain said perfected status have been taken and (y) any Restricted Subsidiary that is not a Credit Party may convey, sell or otherwise transfer any of its assets to any Restricted Subsidiary that is a Wholly-Owned Subsidiary that is not a Credit Party;

(j) any Restricted Subsidiary of the Borrower may merge or consolidate with and into, or be dissolved or liquidated into, any Qualified Credit Party, so long as (i) in the case of any such merger, consolidation, dissolution or liquidation involving the Borrower, the Borrower is the surviving or continuing entity of any such merger, consolidation, dissolution or liquidation, (ii) in all other cases, a Qualified Credit Party is the surviving or continuing corporation of any such merger, consolidation, dissolution or liquidation, and (iii) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Restricted Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, consolidation, dissolution or liquidation) and all actions required to maintain said perfected status have been taken;

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(k) any Restricted Subsidiary of the Borrower that is not a Credit Party may merge or consolidate with and into, or be dissolved or liquidated into any other Restricted Subsidiary of the Borrower that is not a Credit Party, so long as (i) in the case of any such merger, consolidation, dissolution or liquidation involving a Wholly-Owned Subsidiary of the Borrower, a Wholly-Owned Subsidiary of the Borrower that is a Restricted Subsidiary is the surviving or continuing entity of any such merger, consolidation, dissolution or liquidation, and (ii) to the extent that the Collateral Agent has a pledge of the Equity Interests of either of the Restricted Subsidiaries subject to such transaction pursuant to the Pledge Agreement, such pledge shall continue in the Equity Interests of the surviving or continuing entity of any such merger, consolidation, dissolution or liquidation and all actions required to maintain said pledge have been taken;

(l) Permitted Acquisitions may be consummated in accordance with the requirements of Section 9.14;

(m) Holdings and its Restricted Subsidiaries may liquidate or otherwise dispose of Cash Equivalents in the ordinary course of business, in each case for cash at Fair Market Value;

(n) the Borrower and its Restricted Subsidiaries may make dispositions (including, without limitations, conveyances, sales, leases or other dispositions) resulting from any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any of its Restricted Subsidiaries to the extent such taking or condemnation could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(o) Dividends may be paid to the extent permitted by Section 10.03;

(p) the Borrower and its Restricted Subsidiaries may cancel or abandon intellectual property rights which are, in the reasonable business judgment of the Borrower or such Restricted Subsidiary, no longer material to, or no longer used or useful in, the business of the Borrower or such Restricted Subsidiary;

(q) the Borrower and its Restricted Subsidiaries may dispose of property and assets to the extent such property and assets were the subject of a casualty or of condemnation proceedings upon the occurrence of the related Recovery Event;

(r) each of the Borrower and its Restricted Subsidiaries may sell property or assets in transactions not otherwise permitted by this Section 10.02; provided that the Net Sale Proceeds received from all assets or property sold pursuant to this clause (r) (1) shall not exceed (x) $3,000,000 in any Fiscal Year and (y) $10,000,000 in the aggregate and (2) are applied as (and to the extent) required by Section 5.02(b);

(s) the Borrower and its Restricted Subsidiaries may (x) sell any Scheduled Property or (y) enter into a sale and leaseback arrangement with respect to any Scheduled Sale Leaseback Property or any equipment or Real Property acquired after the Effective Date, in each case so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such sale or sale and leaseback, as the case may be, is in an arm’s-length transaction and the Borrower or the respective Restricted Subsidiary receives at least Fair Market Value, (iii) the consideration received by the Borrower or such Restricted Subsidiary consists of at least 75% cash or Cash Equivalents and is paid at the time of the closing of such sale or sale and leaseback, as the case may be, and (iv) except to the extent that the Net Sale Proceeds

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from any sale and leaseback arrangement of any property acquired after the Effective Date are applied within 30 days after the entry into such sale and leaseback arrangement to finance or refinance the purchase price of any such property acquired after the Effective Date, the Net Sale Proceeds therefrom are applied as (and to the extent) required by Section 5.02(b);

(t) each of the Borrower and its Restricted Subsidiaries may transfer, convey, sell, lease or otherwise dispose of the capital stock or other Equity Interests of, or other Investment in, an Unrestricted Subsidiary including, without limitation, in connection with any foreclosure thereon by any creditor or lender to such Unrestricted Subsidiary;

(u) obligations under Interest Rate Protection Agreements and Other Hedging Agreements may be terminated voluntarily;

(v) the sale or other transfer deemed to occur in connection with creating or granting any Permitted Lien;

(w) to the extent allowable under Section 1031 of the Code and other than in respect of ABL Collateral, each of the Borrower and its Restricted Subsidiaries may exchange like property (excluding any boot thereon) for use in a business permitted under Section 10.11;

(x) the Borrower and its Subsidiaries may consummate the Merger; and

(y) Insurance Captive may sell, dispose or otherwise transfer its “admitted assets” in accordance with its investment policy and as approved by the South Carolina Board of Insurance.

To the extent the Required Lenders waive the provisions of this Section 10.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 10.02 (other than to Holdings or a Restricted Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall, at the written request of the Borrower, take (and are hereby authorized to take) any actions deemed appropriate in order to effect and/or evidence the foregoing.

Notwithstanding anything to the contrary contained above in this Section 10.02 or elsewhere in this Agreement, at any time when an Event of Default has occurred and is continuing, no ABL Priority Collateral may be sold, transferred or otherwise disposed of by any Qualified Credit Party (other the use of cash in the ordinary course of business and transactions described in Sections 10.02(a), (b), (g), (m) and (n)).

10.03. Dividends. Holdings will not, and will not permit any of its Restricted Subsidiaries to, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries, except that:

(a) any Restricted Subsidiary of the Borrower may pay Dividends to the Borrower or to any Wholly-Owned Subsidiary of the Borrower;

(b) any Non-Wholly-Owned Subsidiary of the Borrower that is a Restricted Subsidiary may pay cash Dividends to its shareholders, members or partners generally, so long as the Borrower or its respective Restricted Subsidiary which owns the Equity Interest in the Restricted Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interest in the Restricted Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Restricted Subsidiary);

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(c) the Borrower and BG Cards may pay cash Dividends to Holdings, so long as the proceeds thereof are promptly used by Holdings to pay operating expenses incurred in the ordinary course of business (including, without limitation, outside directors and professional fees, expenses and indemnities) and other similar corporate overhead costs and expenses (including costs and expenses incurred in connection with any debt or equity offering, whether or not successful); provided that the aggregate amount of all cash Dividends paid pursuant to this clause (c) shall not exceed $500,000 in any Fiscal Year;

(d) the Borrower and BG Cards may pay cash Dividends to Holdings at the times and in the amounts necessary to enable Holdings to pay its tax obligations; provided that (x) the amount of cash Dividends paid pursuant to this clause (d) to enable Holdings to pay Federal and state income taxes at any time shall not exceed the amount of such Federal and state income taxes estimated in good faith to be actually owing by Holdings at such time for the respective period and (y) any refunds received by Holdings shall promptly be returned by Holdings to the Borrower;

(e) so long as each of Holdings, the Borrower and BG Cards is treated as a partnership or similar pass through entity for federal income tax purposes, the Borrower and BG Cards may pay cash Dividends to Holdings at the times and in the amounts necessary to enable Holdings to, and Holdings may, pay cash Dividends to its members at the times and in the amounts necessary to enable such members to make tax payments solely with respect to Holdings’ income in any Fiscal Year; provided that (x) the aggregate amount of cash Dividends paid pursuant to this clause (e) for any Fiscal Year shall not exceed the aggregate amount of its direct and/or indirect members estimated and actual tax liabilities attributable to Holdings’ estimated or actual (as applicable) income allocable to each direct or indirect member of Holdings (which distributions shall be calculated based on the amount of Holdings’ estimated or actual (as applicable) income that is allocable to each such direct or indirect member multiplied by the highest marginal federal, state, and local tax rates applicable to an individual or corporate resident of New York, New York) and (y) prior to the payment of such Dividend, Holdings shall have delivered to the Administrative Agent a certificate of an Authorized Officer of Holdings certifying compliance with preceding sub-clause (x) and containing the calculations (in reasonable detail) required to establish compliance with preceding sub-clause (x);

(f) the Borrower and BG Cards may pay cash Dividends to Holdings for the purpose of enabling Holdings to redeem, repurchase or otherwise acquire for value, and Holdings may redeem, repurchase or otherwise acquire for value, outstanding shares of Holdings Common Stock (or options or warrants to purchases Holdings Common Stock) following the death, disability, transfer, separation or termination of employment of officers, directors or employees of Holdings or any of its Subsidiaries and to make payments on outstanding Shareholder Subordinated Notes theretofore issued in exchange for such Equity Interests of Holdings, provided that (x) the only consideration paid by Holdings in respect of such redemptions, repurchases or other acquisitions for value shall be cash and Shareholder Subordinated Notes, (y) the sum of (I) the aggregate amount of all cash Dividends paid to Holdings and the aggregate amount paid by Holdings in cash in respect of all such redemptions, repurchases or other acquisitions for value pursuant to this clause (f) plus (II) the aggregate amount of all cash payments made on all Shareholder Subordinated Notes shall not exceed $5,000,000 (although no more than $1,000,000 may be made in any Fiscal Year) and (z) at the time of any payment of any cash Dividend, purchase or acquisition for value or other payment permitted to be made pursuant to this Section 10.03(f), including any cash payment made under a Shareholder Subordinated Note, no Default or Event of Default shall then exist or result therefrom;

(g) Holdings may pay regularly scheduled Dividends on its Qualified Preferred Stock pursuant to the terms thereof solely through the issuance of additional shares of such Qualified Preferred Stock (but not in cash); provided that in lieu of issuing additional shares of such Qualified Preferred Stock as Dividends, Holdings may increase the liquidation preference of the shares of Qualified Preferred Stock in respect of which such Dividends have accrued;

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(h) the Borrower and BG Cards may pay additional cash Dividends to Holdings to enable Holdings to, and Holdings may pay additional cash Dividends upon its receipt thereof from the Borrower or BG Cards, in each case, so long as the Payment Conditions are satisfied both before and after giving effect to the payment of such Dividends;

(i) the Borrower and its Restricted Subsidiaries may pay cash Dividends to Holdings for the purpose of enabling Holdings to redeem, repurchase or otherwise acquire for value, and Holdings may redeem, repurchase or otherwise acquire for value, outstanding shares of the Target held by dissenting shareholders in the Target as part of the Acquisition and in accordance with the terms of Merger Agreement;

(j) Holdings and its Restricted Subsidiaries may declare any Dividends otherwise permitted to be paid under this Section 10.03;

(k) to the extent constituting Dividends, (i) payments to any holders of Certificates or Book-Entry Shares as general creditors for payment of the Merger Consideration and (ii) funds provided by Holdings or any Restricted Subsidiary to Paying Agent for the benefit of the Persons set forth in Section 2.3(f) of the Merger Agreement; and

(l) the Borrower and its Restricted Subsidiaries and BG Cards may pay cash Dividends to Holdings for the purpose of enabling Holdings to compensate officers and employees of or retained by Holdings.

10.04. Indebtedness. Holdings will not, and will not permit any of its Restricted Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

(b) Existing Indebtedness outstanding on the Effective Date and listed on Schedule 8.21 (as reduced by any repayments of principal thereof), and any subsequent extension, renewal or refinancing thereof; provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing and, provided, further, that any Intercompany Debt listed on Schedule 8.21 (other than any Intercompany Debt for which all obligors and obligees are Credit Parties) (and subsequent extensions, refinancings, renewals, replacements and refundings thereof as permitted pursuant to this Section 10.04(b)) (x) may only be extended, refinanced, renewed, replaced or refunded if the Intercompany Debt so extended, refinanced, renewed, replaced or refunded has the same obligor(s) and obligee(s) as the Intercompany Debt being extended, refinanced, renewed, replaced or refunded and (y) shall be subject to the requirements of Section 10.05(h);

(c) Indebtedness (i) of the Borrower under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Section 10.04 and (ii) of the Borrower and its Restricted Subsidiaries under Other Hedging Agreements entered into in the ordinary course of business and providing protection to the Borrower and its Restricted Subsidiaries against fluctuations in currency values or commodity prices in connection with the Borrower’s or any of its Restricted Subsidiaries’ ordinary course of business operations, in either case so long as the entering into of such Interest Rate Protection Agreements or Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes;

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(d) Indebtedness of the Borrower and its Restricted Subsidiaries evidenced by Capitalized Lease Obligations relating to equipment and machinery and purchase money Indebtedness described in Section 10.01(g); provided that in no event shall the sum of the aggregate principal amount of all Capitalized Lease Obligations and purchase money Indebtedness permitted by this clause (d) exceed 10% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries at any time outstanding;

(e) Indebtedness constituting Intercompany Loans to the extent permitted by Sections 10.05(h);

(f) Indebtedness consisting of unsecured guaranties (or, to the extent permitted by Section 10.01(v), secured guaranties) by the Qualified Credit Parties of each other’s Indebtedness and lease and other contractual obligations permitted under this Agreement;

(g) Indebtedness of a Restricted Subsidiary of the Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness); provided that (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, and (ii) such Indebtedness does not constitute debt for borrowed money, it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this subclause (ii);

(h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within five (5) Business Days of the incurrence thereof;

(i) Indebtedness of the Borrower and its Restricted Subsidiaries with respect to performance bonds, surety bonds, appeal bonds, guarantees or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or any of its Restricted Subsidiaries or in connection with judgments that do not result in a Default or an Event of Default;

(j) unsecured subordinated Indebtedness of Holdings under Shareholder Subordinated Notes issued in connection with any redemption or repurchase of Holdings Common Stock pursuant to Section 10.03(f);

(k) Indebtedness owed to any Person providing property, casualty, liability or other insurance to the Borrower or any of its Restricted Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only for a period not exceeding twelve months;

(l) Indebtedness of the Borrower or any of its Restricted Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the acquisition or disposition of assets in accordance with the requirements of this Agreement, so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person except as permitted by Section 10.04(f);

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(m) Indebtedness of the Borrower and the other Credit Parties under (i) the Senior Secured Notes in an aggregate principal amount not to exceed $285,000,000 (as reduced by any repayments or prepayments of principal thereof) and (ii) the Refinancing Senior Secured Notes (as reduced by any repayments or prepayments of principal thereof);

(n) Indebtedness of the Borrower and its Restricted Subsidiaries with respect to take-or-pay and similar obligations entered into in the ordinary course of business and consistent with past practice;

(o) Indebtedness of the Borrower and its Restricted Subsidiaries evidenced by Capitalized Lease Obligations consisting of real property leases of retail stores and distribution centers;

(p) Indebtedness of the Borrower and the other Credit Parties constituting Additional Obligations so long as (i) there is no Default or Event of Default existing either immediately before or after giving effect to the incurrence of such Additional Obligations; (ii) after giving effect to the incurrence of such Additional Obligations, Holdings shall be in compliance with a Fixed Charge Coverage Ratio of not less than 1.00 to 1.00 for the Test Period then most recently ended on a Pro Forma Basis as if such incurrence of Indebtedness had occurred on the first day of (and had remained outstanding throughout) such Test Period, (iii) after giving effect to the incurrence of such Additional Obligations, Holdings shall be in compliance with a Total Leverage Ratio of no greater than 5.00 to 1.00 for the Test Period then most recently ended on a Pro Forma Basis as if such incurrence of Indebtedness had occurred on the last day of such Test Period; provided that clauses (ii) and (iii) shall not apply to the incurrence of Additional Obligations in an aggregate amount of up to $150,000,000 so long as 100% of the net cash proceeds therefrom are applied to repay outstanding Revolving Loans; and

(q) so long as no Default or Event of Default then exists or would result therefrom, additional unsecured Indebtedness not otherwise permitted by this Section 10.04 incurred by the Borrower and the Restricted Subsidiaries (which may be guaranteed on a like basis by Holdings) in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

10.05. Advances, Investments and Loans. Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other Equity Interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an “Investment” and, collectively, “Investments”), except that the following shall be permitted:

(a) the Borrower and its Restricted Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Restricted Subsidiary;

(b) Holdings and its Restricted Subsidiaries may acquire and hold cash and Cash Equivalents;

(c) Holdings and its Restricted Subsidiaries may hold the Investments held by them on the Effective Date and described on Schedule 10.05; provided that any additional Investments made with respect thereto shall be permitted only if permitted under the other provisions of this Section 10.05;

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(d) the Borrower and its Restricted Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(e) the Borrower and its Restricted Subsidiaries may make loans and advances to their officers, directors and employees for moving, relocation and travel expenses and other similar expenditures, in each case in the ordinary course of business in an aggregate amount not to exceed $1,000,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances);

(f) Holdings and its Restricted Subsidiaries may acquire and hold obligations of their officers, directors and employees in connection with such officers’, directors’ and employees’ acquisition of shares of Holdings Common Stock (so long as no cash is actually advanced by Holdings or any of its Restricted Subsidiaries in connection with the acquisition of such obligations);

(g) the Borrower and its Restricted Subsidiaries may enter into Interest Rate Protection Agreements and Other Hedging Agreements to the extent permitted by Section 10.04(c);

(h) (i) any Credit Party may make intercompany loans and advances to any other Credit Party (other than Holdings), (ii) any Restricted Subsidiary of the Borrower which is not a Credit Party may make intercompany loans and advances (x) to any Credit Party (other than Holdings) or (y) to any other Restricted Subsidiary which is not a Credit Party and (iii) any Credit Party may make intercompany loans and advances to any Subsidiary of the Borrower which is not a Credit Party (such intercompany loans and advances referred to in preceding clauses (i), (ii) and (iii), collectively, the “Intercompany Loans”); provided that (A) the Intercompany Loans made pursuant to the preceding clause (iii) may only be made if the Payment Conditions are satisfied both before and after giving effect to such Intercompany Loan, (B) each Intercompany Loan shall be evidenced by an Intercompany Note, (C) each such Intercompany Note owned or held by a Credit Party shall be pledged to the Collateral Agent pursuant to the Pledge Agreement, (D) each Intercompany Loan made to a Credit Party shall be subject to the subordination provisions attached as an Annex to the respective Intercompany Note and (E) any Intercompany Loans made to any Credit Party or other Restricted Subsidiary of the Borrower pursuant to this clause (h) shall cease to be permitted by this clause (h) if such Credit Party or other Restricted Subsidiary of the Borrower ceases to constitute a Credit Party or a Restricted Subsidiary of the Borrower, as the case may be;

(i) (i) Holdings may make contributions to the Borrower, (ii) the Qualified Credit Parties may make cash capital contributions to, or acquire Equity Interests of, any other Qualified Credit Party (other than the Borrower), (iii) any Restricted Subsidiary of the Borrower that is not a Credit Party may make cash capital contributions to, or acquire Equity Interests of, other Restricted Subsidiaries of the Borrower that are not Credit Parties and (iv) any Qualified Credit Party may make cash capital contributions to, or acquire Equity Interests of, any Subsidiary that is not a Credit Party; provided that (A) in the case of clause (iv), the Payment Conditions are satisfied both before and after giving effect to such cash contribution or acquisition, (B) any security interest granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in any assets so contributed shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such contribution) and all actions required to maintain said perfected status have been taken and (C) any Investment made in or to any Qualified Credit Party or any other Restricted Subsidiary of the Borrower pursuant to this clause (i) shall cease to be permitted hereunder if such Qualified Credit Party or other Restricted Subsidiary of the Borrower ceases to constitute a Qualified Credit Party or a Restricted Subsidiary of the Borrower, as the case may be;

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(j) Holdings and its Restricted Subsidiaries may own the Equity Interests of their respective Subsidiaries created or acquired in accordance with the terms of this Agreement (so long as all amounts invested in such Subsidiaries are independently justified under another provision of this Section 10.05);

(k) Contingent Obligations permitted by Section 10.04, to the extent constituting Investments;

(l) Permitted Acquisitions shall be permitted in accordance with the requirements of Section 9.14;

(m) the Borrower and its Restricted Subsidiaries may receive and hold promissory notes and other non-cash consideration received in connection with any asset sale permitted by Section 10.02(e) and (r);

(n) to the extent constituting Investments, transactions permitted by Sections 10.02(i), (j) and (k);

(o) the Borrower and its Restricted Subsidiaries may make advances in the form of a prepayment of expenses to vendors, suppliers and trade creditors, so long as such expenses were incurred in the ordinary course of business of the Borrower or such Restricted Subsidiary;

(p) so long as the Payment Conditions are satisfied both before and after giving effect to such Investments, the Borrower and its Restricted Subsidiaries may make additional Investments not otherwise permitted under this Section 10.05;

(q) the Acquisition;

(r) so long as the conditions set forth in clauses (i), (ii)(2) and (iv) of the definition of Payment Conditions are satisfied both before and after giving effect to such Investment, the Borrower and its Restricted Subsidiaries may make additional Investments not otherwise permitted by this Section 10.05 with the proceeds of any cash capital contribution by the Sponsor to Holdings after the Effective Date that is contributed by Holdings to the Borrower; and

(s) Investments by Insurance Captive to the extent permitted by Section 10.11(c).

10.06. Transactions with Affiliates. Holdings will not, and will not permit any of its Restricted Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of Holdings or any of its Restricted Subsidiaries, other than on terms and conditions substantially as favorable to Holdings or such Restricted Subsidiary as would reasonably be obtained by Holdings or such Restricted Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

(a) Dividends may be paid to the extent provided in Section 10.03;

(b) loans may be made and other transactions may be entered into by Holdings and its Restricted Subsidiaries to the extent permitted by Sections 10.02, 10.04, 10.05 and 10.10;

(c) customary fees, indemnities and reimbursements may be paid to non-officer directors of Holdings and its Restricted Subsidiaries;

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(d) Holdings may issue Holdings Common Stock and Qualified Preferred Stock;

(e) Holdings and its Restricted Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of Holdings and its Restricted Subsidiaries in the ordinary course of business;

(f) Subsidiaries of the Borrower may pay management fees, licensing fees and similar fees to the Borrower;

(g) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may pay management fees to the Sponsor and its Affiliates and associated management companies annually in arrears in an aggregate for all such Persons taken together not to exceed the fees set forth in the Sponsor Management Agreement as in effect on the date hereof; provided that if at any time any such management fees to the Sponsor and its Affiliates are not permitted to be paid as a result of the existence of a Default or an Event of Default, then (x) such amounts shall continue to accrue (without interest), and (y) any such amounts that have accrued but which were not permitted to be paid may be paid in any subsequent quarter, so long as no Default or Event of Default exists or would result from such payment at the time of the making of such payment; and

(h) the Borrower may reimburse the Sponsor and its Affiliates and associated management companies for their reasonable out-of-pocket expenses incurred in connection with their providing management services to Holdings and its Subsidiaries.

10.07. Fixed Charge Coverage Ratio. During each Compliance Period, Holdings shall not permit (i) the Fixed Charge Coverage Ratio for the last Test Period ended prior to the beginning of such Compliance Period for which financial statements are available to be less than 1.00:1.00, (ii) the Fixed Charge Coverage Ratio for any Test Period for which financial statements first become available during such Compliance Period to be less than 1.00:1.00 or (iii) the Fixed Charge Coverage Ratio for any Test Period ending during such Compliance Period (or before such Compliance Period and after the Test Period referenced in clause (i) above) to be less than 1.00:1.00. Within three (3) Business Days after the beginning of a Compliance Period, Holdings shall provide to the Administrative Agent a compliance certificate (whether or not a Compliance Period is in effect on the date such compliance certificate is required to be delivered) calculating the Fixed Charge Coverage Ratio for the Test Period for which financial statements are required to be delivered ended immediately prior to the beginning of such Compliance Period based on the most recent financial statements required to be delivered pursuant to Section 9.01(a).

10.08. Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Limitations on Payments, etc. Holdings will not, and will not permit any of its Restricted Subsidiaries to:

(a) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of, or any prepayment or redemption as a result of any change of control or similar event, asset sale, insurance or condemnation event, debt issuance, equity issuance, capital contribution or similar required “repurchase” event of (including, in each case without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), any Senior Secured Note, any Additional Obligations or any Refinancing Senior Secured Note; provided, however, (x) the Borrower may deposit proceeds of Senior Secured Notes Priority Collateral in the Asset Sale Proceeds Account and may redeem outstanding Senior Secured Notes, Additional Obligations or Refinancing Senior Secured

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Notes, in each case as, and to the extent, required by the Senior Secured Notes Indenture, the Additional Obligations Documents or the Refinancing Senior Secured Notes Indenture, as the case may be, and (y) the Borrower may make any payment or prepayment on, or redemption or acquisition for value of, any Senior Secured Notes, any Additional Obligations or any Refinancing Senior Secured Notes not otherwise permitted under this Section 10.08, so long as the Payment Conditions are satisfied both before and after giving effect to such payment, prepayment, redemption or acquisition for value

(b) amend, modify, change or waive any term or provision of any Senior Secured Notes Document, any Additional Obligations Document or any Refinancing Senior Secured Note Document in a manner which is adverse to the interests of the Lenders in any material respect or in a manner which is prohibited by the terms of the Intercreditor Agreement; provided, however, in the case of any Additional Obligations that are subordinated Indebtedness, any amendment, modification, change or waiver of any subordination provision contained in any Additional Obligations Documents shall require the prior written consent of the Administrative Agent;

(c) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, or any agreement entered into by it with respect to its capital stock or other Equity Interests (including any Shareholders’ Agreement), or enter into any new agreement with respect to its capital stock or other Equity Interests, unless such amendment, modification, change or other action contemplated by this clause (c) could not reasonably be expected to be adverse to the interests of the Lenders in any material respect;

(d) amend, modify or change any provision of (i) any Management Agreement (including the Sponsor Management Agreement) unless such amendment, modification or change could not reasonably be expected to be adverse to the interests of the Lenders (although no amendment, modification or change may be made to any monetary term thereof) or (ii) any Tax Sharing Agreement or enter into any new tax sharing agreement, tax allocation agreement or similar agreement without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed);

(e) make (or give any notice in respect of) any principal, interest or other payment on, or any redemption or acquisition for value of, any Shareholder Subordinated Note, except to the extent permitted by Section 10.03(f); or

(f) amend, modify or waive or permit the amendment, modification or waiver of any provision of any Shareholder Subordinated Note.

10.09. Limitation on Certain Restrictions on Subsidiaries. Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Restricted Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other Equity Interest or participation in its profits owned by Holdings or any of its Restricted Subsidiaries, or pay any Indebtedness owed to Holdings or any of its Restricted Subsidiaries, (b) make loans or advances to Holdings or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to Holdings or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law (including insurance laws and regulations applicable to Insurance Captive), (ii) this Agreement and the other Credit Documents, (iii) the Senior Secured Notes Indenture and the other Senior Secured Notes Documents, (iv) the Additional Obligations Documents, (v) the Refinancing Senior Secured Notes Indenture and the other Refinancing Senior Secured Notes Documents, (vi)

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customary provisions restricting subletting or assignment of any lease governing any leasehold interest of Holdings or any of its Restricted Subsidiaries, (vii) customary provisions restricting assignment of any licensing agreement (in which Holdings or any of its Restricted Subsidiaries is the licensee) or other contract entered into by Holdings or any of its Restricted Subsidiaries in the ordinary course of business, (viii) restrictions on the transfer of any asset pending the close of the sale of such asset, (ix) restrictions on the transfer of any asset subject to a Lien permitted by Section 10.01(c), (f), or (g), (x) any agreement or instrument governing Indebtedness incurred under Section 10.04(g), which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition, (xi) restrictions applicable to any joint venture that is a Subsidiary existing at the time of the acquisition thereof as a result of an Investment pursuant to Section 10.05 or a Permitted Acquisition effected in accordance with Section 9.14; provided that the restrictions applicable to such joint venture are not made more burdensome, from the perspective of the Borrower and its Restricted Subsidiaries, than those as in effect immediately before giving effect to the consummation of the respective Investment or Permitted Acquisition, (xii) encumbrances or restrictions on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business, and (xiii) effecting a renewal, extension, refinancing, refund or replacement (or successive extensions, renewals, refinancings, refunds or replacements) of Indebtedness issued under an agreement referred to in clause (x) above, so long as the restrictions and conditions contained in any such renewal, extension, refinancing, refund or replacement agreement, taken as a whole, are not materially more restrictive than the restrictions and conditions contained in the original agreement, as determined in good faith by the board of directors of the Borrower or the applicable Subsidiary.

10.10. Limitation on Certain Issuances of Equity Interests. (a) Holdings will not, and will not permit any of its Restricted Subsidiaries to, issue (i) any Preferred Equity or (ii) any redeemable common stock or other redeemable common Equity Interests other than (x) common stock or other redeemable common Equity Interests that is or are redeemable at the sole option of Holdings or such Restricted Subsidiary, as the case may be and (y) Qualified Preferred Stock of Holdings.

(b) Holdings will not permit any of its Restricted Subsidiaries to issue any capital stock or other Equity Interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or other Equity Interests, except (i) for transfers and replacements of then outstanding shares of capital stock or other Equity Interests, (ii) for stock splits, stock dividends and other issuances which do not decrease the percentage ownership of Holdings or any of its Restricted Subsidiaries in any class of the capital stock or other Equity Interests of such Restricted Subsidiary, (iii) in the case of Foreign Subsidiaries of Holdings, to qualify directors to the extent required by applicable law and for other nominal share issuances to Persons other than Holdings and its Restricted Subsidiaries to the extent required under applicable law and (iv) for issuances by Restricted Subsidiaries of the Borrower which are newly created or acquired in accordance with the terms of this Agreement.

10.11. Business; etc. (a) Holdings will not, and will not permit any of its Restricted Subsidiaries to, engage directly or indirectly in any business other than the businesses engaged in by Holdings and its Restricted Subsidiaries as of the Effective Date and reasonable extensions thereof and businesses ancillary or complimentary thereto.

(b) Notwithstanding the foregoing or anything else in this Agreement to the contrary, Holdings will not engage in any business or own any significant assets or have any Indebtedness other than (i) (x) its ownership of the Equity Interests of the Borrower and (y) holding cash and Cash Equivalents at any time (together with any investment income thereon), so long as the

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same are promptly paid, distributed, contributed and/or on lent to other Persons in accordance with Sections 10.03, 10.05 or 10.06, as applicable, and (ii) such Indebtedness which it is responsible for under this Agreement and the other Credit Documents to which it is a party and such other Indebtedness that Holdings is permitted to incur in accordance with Section 10.04; provided that Holdings may engage in those activities that are incidental to (x) the maintenance of its existence in compliance with applicable law and (y) legal, tax and accounting matters in connection with any of the foregoing activities.

(c) Notwithstanding the foregoing or anything else in this Agreement to the contrary, Insurance Captive does not and will not own any material assets (other than (i) reinsurance treaties and assets incidental thereto and (ii) cash, Cash Equivalents, Investments set forth on Schedule 10.05 on the Effective Date, Intercompany Loans and other assets that are “admitted assets” under the laws of the State of South Carolina in an aggregate amount not to exceed $2,500,000 or such higher amount from time to time required to be held as “admitted assets” under the laws of the State of South Carolina) nor engage in operations, business or activity other than in connection with providing insurance coverage in respect of the Borrower and its Restricted Subsidiaries and their respective properties to the extent such insurance is 100% reinsured by reputable and solvent insurance companies, and such activities that are incidental or reasonably related thereto.

10.12. Limitation on Creation of Subsidiaries. (a) Holdings will not, and will not permit any of its Restricted Subsidiaries to, establish, create or acquire after the Effective Date any Subsidiary (other than Non-Wholly-Owned Subsidiaries that are Restricted Subsidiaries permitted to be established, created or acquired in accordance with the requirements of Section 10.12(b)); provided that (A) the Borrower and any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries shall be permitted to establish, create and, to the extent permitted by this Agreement, acquire Wholly-Owned Subsidiaries that are Unrestricted Subsidiaries, so long as (i) at least 10 days’ prior written notice thereof is given to the Administrative Agent (or such shorter period of time as is acceptable to the Administrative Agent in any given case), (ii) the capital stock or other Equity Interests of such new Unrestricted Subsidiary held by any Credit Party are promptly pledged pursuant to, and to the extent required by, this Agreement and the Pledge Agreement and the certificates, if any, representing such Equity Interests, together with stock or other appropriate powers duly executed in blank, are delivered to the Collateral Agent as, and to the extent required by, the Pledge Agreement (but otherwise subject to the Intercreditor Agreement), (iii) all Investments by the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary are permitted pursuant to Section 10.05 and (iv) all requirements of the definition of Unrestricted Subsidiary and Section 9.18 have been satisfied, and (B) the Borrower and its Restricted Subsidiaries shall be permitted to establish, create and, to the extent permitted by this Agreement, acquire Wholly-Owned Subsidiaries that are Restricted Subsidiaries, so long as, in each case, (i) at least 10 days’ prior written notice thereof is given to the Administrative Agent (or such shorter period of time as is acceptable to the Administrative Agent in any given case), (ii) the capital stock or other Equity Interests of such new Subsidiary are promptly pledged pursuant to, and to the extent required by, this Agreement and the Pledge Agreement and the certificates, if any, representing such stock or other Equity Interests, together with stock or other appropriate powers duly executed in blank, are delivered to the Collateral Agent (but otherwise subject to the Intercreditor Agreement), (iii) each such new Wholly-Owned Domestic Subsidiary (other than and Excluded Subsidiary) becomes a party to each of the Security Agreement, the Pledge Agreement, the Intercreditor Agreement and the Subsidiaries Guaranty by executing and delivering to the Administrative Agent a counterpart of a Joinder Agreement and (iv) each such new Wholly-Owned Domestic Subsidiary (other than and Excluded Subsidiary), to the extent requested by the Administrative Agent or the Required Lenders, takes all actions required pursuant to Section 9.12. In addition, each new Wholly-Owned Domestic Subsidiary (other than an Excluded Subsidiary) that is required to execute any Credit Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation (including opinions of counsel to the extent

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reasonably requested by the Administrative Agent) of the type described in Sections 6.03, 6.04, 6.08, 6.09, 6.10, 6.11 and 6.17 as such new Wholly-Owned Domestic Subsidiary would have had to deliver if such new Wholly-Owned Subsidiary were a Credit Party on the Effective Date.

(b) In addition to Subsidiaries of the Borrower permitted to be created pursuant to preceding clause (a), the Borrower and its Restricted Subsidiaries may establish, acquire or create, and make Investments in, Non-Wholly-Owned Subsidiaries that are Restricted Subsidiaries of the Borrower after the Effective Date as a result of Permitted Acquisitions (subject to the limitations contained in the definition thereof) and Investments expressly permitted to be made pursuant to Section 10.05; provided that, to the extent not (x) prohibited by a contract with or (y) requiring the consent of, an unaffiliated third party, in each case after use of commercially reasonable efforts to obtain a waiver or consent, as applicable, from the applicable party, (i) all of the capital stock or other Equity Interests of each such Non-Wholly-Owned Subsidiary shall be pledged by any Credit Party which owns same as, and to the extent, required by the Pledge Agreement and (ii) each such Domestic Subsidiary shall take the actions specified in Section 10.12(a) to the same extent that such actions are required to be taken by a Wholly-Owned Domestic Subsidiary.

10.13. No Additional Deposit Accounts; etc. Holdings will not, and will not permit any other Credit Party to, directly or indirectly, open, maintain or otherwise have any checking, savings, deposit, securities or other accounts at any bank or other financial institution where cash or Cash Equivalents are or may be deposited or maintained with any Person, other than (a) the Concentration Accounts set forth on Part A of Schedule 10.13, (b) the Collection Accounts set forth on Part B of Schedule 10.13, (c) the Disbursement Accounts set forth on Part C of Schedule 10.13, (d) the other Deposit Accounts set forth on Part D of Schedule 10.13 and (e) the Excluded Deposit Accounts set forth on Part E of Schedule 10.13; provided that the Borrower or any other Credit Party may open a new Concentration Account, Collection Account, Disbursement Account, other Deposit Account or Excluded Deposit Account not set forth in such Schedule 10.13, so long as prior to opening any such account (i) Holdings has delivered an updated Schedule 10.13 to the Administrative Agent listing such new account and (ii) in the case of any new Concentration Account, Collection Account, Disbursement Account or other Deposit Account (other than an Excluded Deposit Account), the financial institution with which such account is opened, together with the applicable Credit Party which has opened such account and the Collateral Agent have executed and delivered to the Administrative Agent a Cash Management Control Agreement reasonably acceptable to the Administrative Agent.

SECTION 11. Events of Default.

Upon the occurrence of any of the following specified events (each, an “Event of Default”):

11.01. Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or any Unpaid Drawing, or (ii) default, and such default shall continue unremedied for three (3) or more Business Days, in the payment when due of any interest on any Loan, Note or any Unpaid Drawing or any Fees or any other amounts owing hereunder or under any other Credit Document; or

11.02. Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect (or any respect, to the extent qualified by materiality or Material Adverse Effect) on the date as of which made or deemed made; or

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11.03. Covenants. Holdings or any of its Restricted Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 5.03(d), 9.01(g)(i), 9.01(j), 9.03(c), 9.04, 9.11, 9.13, 9.14, 9.18 or Section 10 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than those set forth in Sections 11.01 and 11.02) and such default shall continue unremedied for a period of 30 days after the earlier of (a) the date on which such default shall first become known to any Responsible Officer of the Borrower or any other Credit Party or (b) the date on which written notice thereof is given to the defaulting party by the Administrative Agent or the Required Lenders; or

11.04. Default Under Other Agreements. (a) Holdings or any of its Restricted Subsidiaries shall (i) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its Stated Maturity, or (b) any Indebtedness (other than the Obligations) of Holdings or any of its Restricted Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the Stated Maturity thereof; provided that it shall not be a Default or an Event of Default under this Section 11.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (a) and (b) is at least equal to the Threshold Amount; or

11.05. Bankruptcy, etc. Holdings or any of its Restricted Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against Holdings or any of its Restricted Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 45 days after the filing thereof, provided, however, that during the pendency of such period, each Lender shall be relieved of its obligation to extend credit hereunder; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Restricted Subsidiaries, to operate all or any substantial portion of the business of Holdings or any of its Restricted Subsidiaries, or Holdings or any of its Restricted Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Restricted Subsidiaries, or there is commenced against Holdings or any of its Restricted Subsidiaries any such proceeding which remains undismissed for a period of 45 days after the filing thereof, or Holdings or any of its Restricted Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Restricted Subsidiaries makes a general assignment for the benefit of creditors; or any Business action is taken by Holdings or any of its Restricted Subsidiaries for the purpose of effecting any of the foregoing; or

11.06. ERISA.

(a) One or more ERISA Events shall have occurred;

(b) there is or arises an Unfunded Pension Liability (taking into account only Plans with positive Unfunded Pension Liability);

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(c) any material contribution required to made with respect to a Foreign Pension Plan has not been timely made; or

(d) there is or arises any withdrawal liability under Section 4201 of ERISA, if Holdings, any Restricted Subsidiary of Holdings or the ERISA Affiliates withdraw from any and all Multiemployer Plans;

and the liability of any or all of Holdings, any Restricted Subsidiary of Holdings and the ERISA Affiliates contemplated by the foregoing clauses (a), (b), (c) and (d), either individually or in the aggregate, has had, or could be reasonably expected to have, a Material Adverse Effect; or

11.07. Security Documents. Any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors (other than pursuant to the terms hereof or thereof) a perfected security interest in, and Lien on, all of the Collateral covered thereby (other than immaterial portions of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 10.01), and subject to no other Liens (except as permitted by Section 10.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Security Document; or

11.08. Guaranties. Any Guaranty or any provision thereof shall cease to be in full force or effect as to any Guarantor (except as a result of a release of any Subsidiary Guarantor in accordance with the terms thereof), or any Guarantor or any Person acting for or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under the Guaranty to which it is a party or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty to which it is a party; or

11.09. Judgments. One or more judgments or decrees shall be entered against Holdings or any Restricted Subsidiary of Holdings involving in the aggregate for Holdings and its Restricted Subsidiaries a liability (to the extent not paid or not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds the Threshold Amount; or

11.10. Change of Control. A Change of Control shall occur; or

11.11. Intercreditor Agreement. The Intercreditor Agreement or any material provision thereof shall cease to be in full force or effect (except in accordance with its terms), any parties thereto shall deny or disaffirm their respective obligations thereunder or any parties thereto shall default in the due performance or observance of any term, covenant or agreement on their part to be performed or observed pursuant to the terms thereof;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 11.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a) and (b) below, shall occur automatically without the giving of any such notice): (a) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Lender

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shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (b) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (c) terminate any Letter of Credit which may be terminated in accordance with its terms; (d) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (e) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; (f) enforce each Guaranty; and (g) apply any cash collateral held by the Administrative Agent pursuant to Section 5.02 to the repayment of the Obligations.

SECTION 12. The Administrative Agent and the Collateral Agent.

12.01. Appointment. The Lenders hereby irrevocably designate and appoint (i) Deutsche Bank Trust Company Americas as Administrative Agent (for purposes of this Section 12 and Section 13.01, the term “Administrative Agent” also shall include Deutsche Bank Trust Company Americas in its capacity as Collateral Monitor under this Agreement and as Collateral Agent pursuant to the Security Documents and the Intercreditor Agreement) and (ii) each of Citibank, N.A. and Wells Fargo Bank, National Association as Collateral Monitors, in each case to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Credit Documents by or through its officers, directors, agents, employees or affiliates.

12.02. Nature of Duties. (a) The Administrative Agent in its capacity as such shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent in its capacity as such nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

(b) Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, each Lead Arranger, the Syndication Agent and the Co-Documentation Agents are named as such for recognition purposes only, and in its capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that each Lead Arranger, the Syndication Agent and the Co-Documentation Agents shall be entitled to all indemnification and reimbursement rights in favor of the Administrative Agent as, and to the extent,

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provided for under Sections 12.06 and 13.01. Without limitation of the foregoing, no Lead Arranger nor the Syndication Agent or Co-Documentation Agents shall, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender, any Credit Party or any other Person.

12.03. Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (b) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

12.04. Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

12.05. Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

12.06. Indemnification. To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective “percentage” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

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12.07. The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Required Lenders,” “Supermajority Lenders” or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its individual capacity. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

12.08. Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

12.09. Resignation by the Administrative Agent or a Collateral Monitor. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 Business Days’ prior written notice to the Lenders and, unless a Default or an Event of Default under Section 11.05 then exists, the Borrower. Any such resignation by the Administrative Agent hereunder shall also constitute its resignation as an Issuing Lender and the Swingline Lender, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Lender or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower’s approval shall not be required if an Event of Default then exists).

(c) If a successor Administrative Agent shall not have been so appointed within such 30 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower’s consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

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(d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 35th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(e) Upon a resignation of the Administrative Agent pursuant to this Section 12.09, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 (and the analogous provisions of the other Credit Documents) shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as an Agent hereunder.

(f) Any Collateral Monitor may resign at any time upon written notice to the Borrower, the Administrative Agent and each Lender and the resignation of such Collateral Monitor shall become effective immediately upon the delivery of such written notice.

(g) Upon any such resignation of a Collateral Monitor, at the option of the Borrower, the Administrative Agent shall appoint a successor Collateral Monitor hereunder who shall be a Lender hereunder who has agreed to act in such capacity and who shall be reasonably acceptable to the Borrower.

(h) Upon a resignation of any Collateral Monitor pursuant to Section 12.09(f), any Collateral Monitor shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 (and the analogous provisions of the other Credit Documents) shall continue in effect for the benefit of such Collateral Monitor for all of its actions and inactions while serving as such Collateral Monitor hereunder and under the other Credit Documents.

12.10. Collateral Matters. (a) Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement for the benefit of the Lenders and the other Secured Creditors. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement, the Security Documents or the Intercreditor Agreement, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

(b) The Lenders hereby consent to and authorize the Administrative Agent and Collateral Agent, and hereby direct each of the Administrative Agent and Collateral Agent, as applicable, to (i) release any Restricted Subsidiary of the Borrower from its Guaranty if all of the Equity Interests of such Restricted Subsidiary owned by any Credit Party are sold or transferred in a transaction permitted under the Credit Documents (including pursuant to a waiver or consent, but excluding any sale or transfer to a Subsidiary of Holdings), to the extent that, after giving effect to such transaction, such Restricted Subsidiary would not be required to provide a guaranty hereunder and (ii) release any Lien granted to or held by the Collateral Agent upon any Collateral (A) upon termination of the Total Revolving Loan Commitment (and all Letters of Credit) and payment and

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satisfaction of all of the Obligations (other than inchoate indemnification obligations) at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (B) constituting property being sold or otherwise disposed of (to Persons other than the Borrower and its Restricted Subsidiaries) upon the sale or other disposition thereof in compliance with the penultimate sentence of Section 10.02, (C) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 13.12), (D) owned by a Subsidiary Guarantor upon release of such Subsidiary Guarantor from its obligations under its Subsidiaries Guaranty in accordance with the terms thereof, (E) upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the requirements of Section 9.18 with respect to Collateral of such Restricted Subsidiary or (F) as otherwise may be expressly provided in the relevant Security Documents, the last sentence of each of Sections 10.01 and 10.02 or in the Intercreditor Agreement. Upon request by the Administrative Agent at any time, the Lenders will re-affirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.10 (it being understood that any failure of a Lender to provide such re-affirmation shall not cause any of the provisions of this Section 12.10 to be deemed invalid or ineffective).

(c) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 12.10 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

12.11. Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Credit Party, any Subsidiary thereof, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (a) as specifically provided in this Agreement or any other Credit Document and (b) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

12.12. Collateral Monitors. If a Collateral Monitor proposes an adjustment or revision to Borrowing Base eligibility standards, advance rates applicable to the Borrowing Base or Reserves, or makes any other proposal regarding a determination or action which may be made by the Collateral Monitors pursuant to this Agreement or any Credit Document, the other Collateral Monitors shall respond to such proposal within three Business Days of its receipt of such written proposal. In the event that the Collateral Monitors cannot agree on Borrowing Base eligibility standards, advance rates applicable to the Borrowing Base or Reserves or any other action or determination which may be made by the Collateral Monitors pursuant to the Agreement or any Credit Document, the consenting vote of two of the three Collateral Monitors shall be required; provided that if there are only two Collateral Monitors at the time of such determination, the determination shall be made by the individual Collateral Monitor either asserting the more conservative credit judgment, the numerically larger Reserve or declining to permit the requested action for which consent is being sought by the relevant Borrowers, as applicable.

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SECTION 13. Miscellaneous.

13.01. Payment of Expenses, etc.The Borrower hereby agrees to: (a) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses (including Expenses) of the Administrative Agent and the Syndication Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and one (1) local law firm in each relevant jurisdiction (if applicable) and consultants and the fees and expenses in connection with the appraisals and collateral examinations delivered prior to the Effective Date required pursuant to Section 9.01(l)) in connection with the preparation, execution, delivery and administration of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent, the Syndication Agent and their respective Affiliates in connection with its or their syndication efforts with respect to this Agreement and of the Administrative Agent and each Issuing Lender in connection with the Letter of Credit Back Stop Arrangements entered into by such Persons and, after the occurrence of an Event of Default, each of the Administrative Agent, the Syndication Agent, the Issuing Lenders and Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of one (1) primary counsel and one (1) local law firm in each relevant jurisdiction (if applicable) and consultants for the Administrative Agent and the Syndication Agent and, after the occurrence of an Event of Default, one (1) counsel for the group of Issuing Lenders and Lenders and solely, in case of a conflict of interest as determined by the affected Person, one (1) additional counsel in the applicable jurisdiction to the affected Person); (b) pay and hold the Administrative Agent, the Syndication Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all present and future stamp, transfer, sales and use, value added, excise and other similar documentary taxes with respect to the foregoing matters and save the Administrative Agent, the Syndication Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent, such Issuing Lender or such Lender) to pay such taxes; and (c) indemnify each Lead Arranger, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Co-Documentation Agents, each Issuing Lender and each Lender, and each of their respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (i) any investigation, litigation or other proceeding (whether or not the Lead Arrangers, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Co-Documentation Agents, any Issuing Lender or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (ii) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by Holdings or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by Holdings or any of its

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Subsidiaries at any location, whether or not owned, leased or operated by Holdings or any of its Subsidiaries, the non-compliance by Holdings or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against Holdings, any of its Subsidiaries or any Real Property at any time owned, leased or operated by Holdings or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the bad faith, gross negligence or willful misconduct of the Indemnified Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Issuing Lender or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

To the full extent permitted by applicable law, each of Holdings and the Borrower shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or incidental damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan, Letter of Credit or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent the liability of such Indemnified Person results from such Indemnified Person’s bad faith, gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). In addition, the Borrower agrees to reimburse the Administrative Agent and the Syndication Agent for all reasonable third party administrative, audit and monitory expenses incurred in connection with the Borrowing Base and determinations thereunder.

13.02. Right of Setoff. (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, each Issuing Lender and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, such Issuing Lender or such Lender (including, without limitation, by branches and agencies of the Administrative Agent, such Issuing Lender or such Lender wherever located) to or for the credit or the account of Holdings or any of its Restricted Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent, such Issuing Lender or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.04(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, such Issuing Lender or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

(b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR

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ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

13.03. Notices. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied, or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule 13.03; and if to the Administrative Agent, the Collateral Agent or Deutsche Bank Trust Company Americas, as Collateral Monitor, at the Notice Office; if to Citibank, N.A., as Collateral Monitor, at 390 Greenwich Street, 1st Floor, New York, New York 10013, Attention: Brendan Mackay, Telephone No.: (212) 723-3752 and Telecopier No.: (646) 291-3363; if to Wells Fargo Bank, National Association, as Collateral Monitor at One Boston Place, Suite 1800, Boston, Massachusetts 02108, Attention: Brent Shay, Telephone No.: (617) 624-4463 and Telecopier No.: (866) 328-8544; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telecopied, or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Administrative Agent, the Collateral Agent, any Collateral Monitor and the Borrower shall not be effective until received by the Administrative Agent, the Collateral Agent, such Collateral Monitor or the Borrower, as the case may be.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent, Holdings and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) The Borrower agrees to provide a copy of any notice of an Event of Default received by it from the Administrative Agent or the Required Lenders promptly to C&S Wholesale Grocers, Inc. pursuant to the Supply Agreement to the extent required by the terms of the Supply Agreement.

13.04. Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, neither Holdings nor the Borrower may assign or transfer any of

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their rights, obligations or interest hereunder without the prior written consent of the Lenders and, provided further, that, although any Lender may transfer, assign or grant participations to Eligible Transferees in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Revolving Loan Commitment hereunder except as provided in Sections 2.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a “Lender” hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) or all or substantially all of the value of the Guaranty supporting the Loans or Letters of Credit hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

(b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Revolving Loan Commitment and related outstanding Obligations (or, if the Revolving Loan Commitment has terminated, outstanding Obligations) hereunder to (i) (A) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more other Lenders or any affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an affiliate of such other Lender for the purposes of this sub-clause (x)(i)(B)), provided, that no such assignment may be made to any such Person that is, or would at such time constitute, a Defaulting Lender or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of any Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 (or such lesser amount as the Administrative Agent and, so long as no Event of Default then exists and is continuing, the Borrower may otherwise agree) in the aggregate for the assigning Lender or assigning Lenders, of such Revolving Loan Commitments and related outstanding Obligations (or, if the Revolving Loan Commitments have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single assignor or Eligible Transferee (as applicable) (if any)), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement; provided that (i) at such time, Schedule

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1.01(a) shall be deemed modified to reflect the Revolving Loan Commitments and/or outstanding Revolving Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender’s indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower’s expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments and/or outstanding Revolving Loans, as the case may be, (iii) so long as no Event of Default then exists, the consent of the Borrower shall be required in connection with any such assignment pursuant to clause (y) above (such consent, in any case, not to be unreasonably withheld, delayed or conditioned), provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof, (iv) the consent of the Administrative Agent and each Issuing Lender shall be required in connection with any such assignment of Revolving Loan Commitments (and related Obligations) (such consent, in any case, not to be unreasonably withheld, delayed or conditioned), (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 (provided that only one such fee shall be payable in the case of one or more concurrent assignments by or to investment funds managed or advised by the same investment advisor or an affiliated investment advisor) and (vi) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitment and outstanding Revolving Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 5.04(b)(ii) Certificate) described in Section 5.04(b) to the extent such forms would provide a complete exemption from or reduction in United States withholding tax. In addition, each assignee Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) and not already a Lender, shall deliver such documentation (including Form W-9) prescribed by applicable law as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. To the extent that an assignment of all or any portion of a Lender’s Revolving Loan Commitment and related outstanding Obligations pursuant to Section 2.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 2.10, 3.06 or 5.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

(c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

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(d) Any Lender which assigns all of its Revolving Loan Commitment and/or Loans hereunder in accordance with Section 13.04(b) shall cease to constitute a “Lender” hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 12.06, 13.01 and 13.06), which shall survive as to such assigning Lender.

(e) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

13.05. No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent, any Collateral Monitor, any Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent, any Collateral Monitor, any Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, any Collateral Monitor, any Issuing Lender or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, any Collateral Monitor, any Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.

13.06. Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess

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payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

13.07. Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided that (i) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that (A) if Holdings or the Borrower notifies the Administrative Agent that Holdings requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Holdings that the Administrative Agent or the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then until such notice shall have been withdrawn or such provision amended in accordance herewith such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective, (B) unless any such notice delivered pursuant to clause (A) above has been withdrawn, Holdings, the Borrower and the requisite Lenders under Section 13.12 shall negotiate in good faith to amend the provisions of this Agreement that relate to the operation of such provision with the intent of having the respective positions of Holdings and the Lenders after such change in GAAP or the application thereof conform as nearly to their respective positions as of the Effective Date (which amendment shall not be subject to any amendment fee payable to the Lenders or any pricing change to the extent such amendment is solely related to eliminating the effect of such change in GAAP or in the application thereof), (C) GAAP as applied herein with respect to accounting for leases (including Capitalized Lease Obligations) shall be GAAP as in effect on the Effective Date and (D) Holdings shall include with the financial statements and other financial information and calculations required to be delivered to the Administrative Agent and Lenders hereunder a reconciliation of such financial statements, information and calculations before and after giving effect to such change in GAAP, (ii) notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Credit Document shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle permitting a Person to value its financial liabilities at the fair value thereof, (iii) to the extent expressly provided herein, certain calculations shall be made on a Pro Forma Basis, and (iv) notwithstanding anything to the contrary contained herein, for purposes of calculating all financial ratios and financial terms set forth herein and in the other Credit Documents, the financial results of Unrestricted Subsidiaries shall be ignored.

(b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days (except for interest calculated by reference to the Prime Lending Rate, which shall be based on a year of 365 or 366 days, as applicable) for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable.

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13.08. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN ANY MORTGAGE, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL (EXCEPT AS OTHERWISE PERMITTED BELOW) BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF HOLDINGS AND THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER HOLDINGS OR THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER HOLDINGS OR THE BORROWER. EACH OF HOLDINGS AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO HOLDINGS OR THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST HOLDINGS OR THE BORROWER IN ANY OTHER JURISDICTION.

(b) EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE THAT ARE LOCATED IN THE COUNTY OF NEW YORK AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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13.09. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be as effective as delivery of an original executed counterpart hereof.

13.10. Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which (i) Holdings, the Borrower, the Administrative Agent, the Collateral Agent, each of the Collateral Monitors and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions contained in Section 6 have been met to the reasonable satisfaction of the Administrative Agent (or duly waived by the Required Lenders). Unless the Administrative Agent has received actual notice from any Lender that the conditions described in clause (ii) of the preceding sentence have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent’s good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall have deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 6, other than any condition that must be satisfied to the Administrative Agent’s satisfaction or other subjective standard of similar effect). The Administrative Agent will give Holdings, the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

13.11. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.12. Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated (other than in accordance with Section 2.16) unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexed) may be modified to reflect such additions), and Restricted Subsidiaries of the Borrower may be released from, the Subsidiaries Guaranty and the Security Documents in accordance with the provisions hereof and thereof (without the consent of the other Credit Parties party thereto or the Required Lenders), provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than, except with respect to the following clause (i), a Defaulting Lender) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce (or forgive) the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of the Collateral under all the Security Documents (except as expressly provided in the Credit Documents) or release all or substantially all of the value of the Guaranty made by the Guarantors

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(except as expressly provided in the Credit Documents), (iii) amend, modify or waive any provision of this Section 13.12(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Revolving Loan Commitments and the Loans on the Effective Date) or Section 13.06, (iv) reduce the “majority” voting threshold specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Effective Date), (v) consent to the release, assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (vi) amend, modify or waive the application of payments set forth in Sections 5.02(d), 5.03(d) or 13.06 hereof, Section 7.4 of the Security Agreement or Section 9 of the Pledge Agreement or (vii) subordinate the Liens granted for the benefit of the Lenders in respect to the Collateral under any of the Security Documents except to the extent provided in the Intercreditor Agreement; provided, further, that no such change, waiver, discharge or termination shall (1) increase the Revolving Loan Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Revolving Loan Commitment of any Lender, and that an increase in the available portion of the Revolving Loan Commitment of any Lender shall not constitute an increase of the Revolving Loan Commitment of such Lender), (2) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 3 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of the Swingline Lender, alter the Swingline Lender’s rights or obligations with respect to Swingline Loans, (4) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision of this Agreement or any other Credit Document as same relates to the rights or obligations of the Administrative Agent, (5) without the consent of the Collateral Agent, amend, modify or waive any provision of the Agreement or any other Credit Documents relating to the rights or obligations of the Collateral Agent, (6) without the consent of the Collateral Monitors, amend, modify or waive any provision of the Agreement or any other Credit Documents relating to the rights or obligations of the Collateral Monitors or (7) without the consent of the Supermajority Lenders, (x) amend the definition of Supermajority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the extensions of Loans and Revolving Loan Commitments are included on the Effective Date), or (y) amend or expand any of the following definitions, in each case the effect of which would be to increase the amounts available for borrowing hereunder: Borrowing Base, Eligible Accounts and Eligible Inventory (including, in each case, the defined terms used therein) (it being understood that the establishment, modification or elimination of Reserves and adjustment, establishment and elimination of criteria for Eligible Accounts and Eligible Inventory, in each case by the Collateral Monitors in accordance with the terms hereof, will not be deemed to require a Supermajority Lender consent).

(b) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (vii), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 2.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Revolving Loan Commitment and/or repay all outstanding Revolving Loans of such Lender and/or cash collateralize its applicable RL Percentage of the Letter of Credit Outstandings in accordance with

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Sections 4.02(b) and/or 5.01(b), provided that, unless the Revolving Loan Commitments which are terminated and Revolving Loans which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Revolving Loan Commitments and/or outstanding Revolving Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that the Borrower shall not have the right to replace a Lender, terminate its Revolving Loan Commitment or repay its Revolving Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

(c) Notwithstanding the foregoing, (x) any provision of this Agreement may be amended by an agreement in writing entered into by Holdings, the Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, each Collateral Monitor, each Issuing Lender and the Swingline Lender) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment (including pursuant to an assignment to a replacement Lender in accordance with Section 13.04) in full of this principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement and (y) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Revolving Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(d) Notwithstanding anything to the contrary contained in this Section 13.12, (x) Security Documents (including any Additional Security Documents) and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and waived with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Person if such amendment, supplement or waiver is delivered in order (i) to comply with local law or advice of local counsel or (ii) to cause such Security Document or other document to be consistent with this Agreement and the other Credit Documents and (y) if following the Effective Date, the Administrative Agent and any Credit Party shall have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Documents, then the Administrative Agent and the Credit Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

13.13. Survival. All indemnities set forth herein including, without limitation, in Sections 2.10, 2.11, 3.06, 5.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

13.14. Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 2.10, 2.11, 3.06 or 5.04 from those being charged by

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the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

13.15. Register. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 13.15, to maintain a register (the “Register”) on which it will record the Revolving Loan Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the Revolving Loan Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Revolving Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Revolving Loan Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Loan Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Upon such acceptance and recordation, the assignee specified therein shall be treated as a Lender for all purposes of this Agreement. Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.

13.16. Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.16, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender, (ii) as may be required or appropriate in respect of any audit or examination conducted by bank accountants or any Governmental Authority exercising examination or bank regulatory authority or in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent, the Collateral Agent or the Collateral Monitors, (vi) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.16 and (vii) to any prospective or actual transferee, pledgee or participant (and to any actual or prospective investor in an SPC) in connection with any contemplated transfer, pledge or participation of any of the Notes or Revolving Loan Commitments or any interest therein by such Lender, provided that such prospective transferee, pledgee or participant agrees to be bound by the confidentiality provisions contained in this Section 13.16.

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(b) Each of Holdings and the Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to Holdings or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of Holdings and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

(c) Each of the Administrative Agent and each of the Lenders acknowledges that (a) the information referred to in clause (a) above may include material non-public information concerning Holdings or a Subsidiary thereof, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including United States federal and state securities laws.

13.17. No Fiduciary Duty. Each Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their respective affiliates. Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and any Credit Party, its respective stockholders or its respective affiliates, on the other. The Credit Parties acknowledge and agree that: (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, each Credit Party, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of such Credit Party, its respective management, stockholders, creditors or any other Person. Each Credit Party acknowledges and agrees that such Credit Party has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.

13.18. Patriot Act. Each Lender subject to the USA PATRIOT ACT (Title III of Pub. Law 107-56 (signed into law October 26, 2011) (as amended from time to time, the “Patriot Act”) hereby notifies Holdings and the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Holdings, the Borrower and the other Credit Parties and other information that will allow such Lender to identify Holdings, the Borrower and the other Credit Parties in accordance with the Act.

13.19. OTHER LIENS ON COLLATERAL; TERMS OF INTERCREDITOR AGREEMENT; ETC. (a) EACH LENDER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT LIENS SHALL (OR AFTER THE EFFECTIVE DATE, MAY) BE CREATED ON THE COLLATERAL PURSUANT TO THE SENIOR SECURED NOTES DOCUMENTS, ADDITIONAL

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OBLIGATIONS DOCUMENTS AND REFINANCING SENIOR SECURED NOTES DOCUMENTS, WHICH LIENS SHALL BE SUBJECT TO THE TERMS AND CONDITIONS OF THE INTERCREDITOR AGREEMENT. PURSUANT TO THE EXPRESS TERMS OF THE INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND ANY OF THE CREDIT DOCUMENTS, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

(b) EACH LENDER AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT ON BEHALF OF THE LENDERS, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENT.

(c) THE PROVISIONS OF THIS SECTION 13.19 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT, THE FORMS OF WHICH ARE ATTACHED AS AN EXHIBIT TO THIS AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT.

13.20. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 14. Holdings Guaranty.

14.01. Guaranty. In order to induce the Administrative Agent, the Collateral Agent, the Issuing Lenders and the Lenders to enter into this Agreement and to extend credit hereunder, and to induce the other Guaranteed Creditors to enter into Interest Rate Protection Agreements, Other Hedging Agreements and Treasury Services Agreements and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans, the issuance of the Letters of Credit and the entering into of such Interest Rate Protection Agreements, Other Hedging Agreements and Treasury Services Agreements, Holdings hereby agrees with the Guaranteed Creditors as follows: Holdings hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, Holdings, unconditionally and irrevocably, promises to pay such indebtedness to the Administrative Agent and/or the other Guaranteed Creditors, on demand, together with any and all expenses which may be incurred by

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the Administrative Agent and the other Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation of this Holdings Guaranty or other instrument evidencing any liability of the Borrower, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

14.02. Bankruptcy. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 11.05, and irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, on demand, in lawful money of the United States.

14.03. Nature of Liability. The liability of Holdings hereunder is primary, absolute and unconditional, exclusive and independent of any security for or other guaranty of the Guaranteed Obligations, whether executed by any other guarantor or by any other party, and the liability of Holdings hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction by the Guaranteed Creditors as contemplated by Section 14.05, or (g) any invalidity, irregularity or enforceability of all or any part of the Guaranteed Obligations or of any security therefor.

14.04. Independent Obligation. The obligations of Holdings hereunder are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Holdings waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings.

14.05. Authorization. Holdings authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Holdings Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

150

(b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;

(d) release or substitute any one or more endorsers, guarantors, the Borrower, other Credit Parties or other obligors;

(e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

(f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any Interest Rate Protection Agreement or any Other Hedging Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, any Interest Rate Protection Agreement or any Other Hedging Agreement or any of such other instruments or agreements; and/or

(h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Holdings Guaranty.

14.06. Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of Holdings or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

14.07. Subordination. Any indebtedness of the Borrower now or hereafter owing to Holdings is hereby subordinated to the Guaranteed Obligations owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to Holdings shall be collected, enforced and received by Holdings for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Holdings Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any such indebtedness of the Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Holdings hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Holdings Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

151

14.08. Waiver. (a) Holdings waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment of the Guaranteed Obligations to the extent of such payment, based on or arising out of the disability of the Borrower, Holdings, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment of the Guaranteed Obligations to the extent of such payment. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid. Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower or any other party or any security.

(b) Holdings waives, to the fullest extent permitted by applicable law, all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Holdings Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the other Guaranteed Creditors shall have any duty to advise Holdings of information known to them regarding such circumstances or risks.

14.09. Payments. All payments made by Holdings pursuant to this Section 14 shall be made in Dollars and will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Sections 5.03 and 5.04.

14.10. Maximum Liability. It is the desire and intent of Holdings and the Guaranteed Creditors that this Holdings Guaranty shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under this Holdings Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of Holdings’ obligations under this Holdings Guaranty shall be deemed to be reduced and Holdings shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

*        *        *

152

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

211 BI-LO Boulevard Greenville, South Carolina 29607 Attention: Kenneth Jones Facsimile: (864)234-6999	BI-LO HOLDING, LLC
By:
Name:
Title:
with a copy to: Hudson Advisors, LLC 2711 N. Haskell Avenue, Suite 1800 Dallas, Texas 75204 Attention: Legal Department Facsimile: (214) 754-8302

211 BI-LO Boulevard Greenville, South Carolina 29607 Attention: Kenneth Jones Facsimile: (864)234-6999	BI-LO, LLC
By:
Name:
Title:
with a copy to: Hudson Advisors, LLC 2711 N. Haskell Avenue, Suite 1800 Dallas, Texas 75204 Attention: Legal Department Facsimile: (214) 754-8302

Signature Page to ABL Credit Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, Individually, as Administrative Agent, as Collateral Agent, as a Collateral Monitor and as Issuing Lender

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

By:	/s/ Michael Getz
Name: Michael Getz
Title: Vice President

Signature Page to ABL Credit Agreement

CITIBANK, N.A. as Lender, Collateral Monitor and Syndication Agent

By:
Name:
Title:

Signature Page to BI-LO ABL Credit Agreement

SunTrust Bank, as a Co-Documentation Agent

By:	/s/ Scott Cowan
Name: Scott Cowan
Title: Director

Signature Page to BI-LO ABL Credit Agreement

TD BANK, N.A., as a Lender and as a Co-Documentation Agent

By:	/s/ William H. Moul, Jr.
Name: William H. Moul, Jr.
Title: Vice President

Signature Page to BI-LO ABL Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Co-Documentation Agent and as a Collateral Monitor

By:	/s/ Brent E. Shay
Name: Brent E. Shay
Title: Director

Signature Page to ABL Credit Agreement

Wells Fargo Bank, National Association, as a Lender

By:	/s/ Brent E. Shay
Name: Brent E. Shay
Title: Director

Signature Page to BI-LO ABL Credit Agreement

Bank of Montreal, as a Lender

By:	/s/ John Gil
Name: John Gil
Title: Director

Signature Page to BI-LO ABL Credit Agreement

SUNTRUST BANK, as a Lender

By:	/s/ Mark Bohntinsky
Name: Mark Bohntinsky
Title: Managing Director

Signature Page to BI-LO ABL Credit Agreement

CIT Bank, as a Lender

By:	/s/ Kelly Hartnett
Name: Kelly Hartnett
Title: Authorized Signatory

Signature Page to BI-LO ABL Credit Agreement

U.S. Bank National Association, as a Lender

By:	/s/ Matthew Kasper
Name: Matthew Kasper
Title: Vice-President

Signature Page to BI-LO ABL Credit Agreement

Flagstar Bank, FSB, as a Lender

By:	/s/ Willard D. Dickerson, Jr.
Name: Willard D. Dickerson, Jr.
Title: Senior Vice President

Signature Page to BI-LO ABL Credit Agreement

PNC Bank, National Association, as a Lender

By:	/s/ Thomas J. Lorenz
Name: Thomas J. Lorenz
Title: Senior Vice President

Signature Page to BI-LO ABL Credit Agreement

COMPASS BANK, as a Lender

By:	/s/ Jason Nichols
Name: Jason Nichols
Title: Senior Vice President

Signature Page to BI-LO ABL Credit Agreement

RBS Citizen, N.A. , as a Lender

By:	/s/ Francis Garvin
Name: Francis Garvin
Title: Senior Vice President

Signature Page to BI-LO ABL Credit Agreement

Capital One Leverage Finance Corp., as a Lender

By:	/s/ Michael S. Burns
Name: Michael S. Burns
Title: SVP, Regional Manager

Signature Page to BI-LO ABL Credit Agreement

CITY NATIONAL BANK, A NATIONAL BANKING ASSOCIATION, as a Lender

By:	/s/ Brent Phillips
Name: Brent Phillips
Title: Vice President

Signature Page to BI-LO ABL Credit Agreement

Webster Business Credit Corporation, as a Lender

By:	/s/ Harvey Winter
Name: Harvey Winter
Title: Vice President

Signature Page to BI-LO ABL Credit Agreement

SCHEDULE 1.01(a)

COMMITMENTS

Lender	Commitment
Citibank, N.A.	$90,000,000
Deutsche Bank Trust Company Americas	$90,000,000
Wells Fargo Bank, National Association	$75,000,000
Bank of Montreal	$55,000,000
SunTrust Bank	$55,000,000
TD Bank, N.A.	$55,000,000
CIT Bank	$40,000,000
U.S. Bank National Association	$40,000,000
Flagstar Bank, FSB	$35,000,000
PNC Bank, National Association	$35,000,000
Compass Bank	$30,000,000
RBS Citizens, N.A.	$30,000,000
Capital One Leverage Finance Corp.	$25,000,000
City National Bank, a National Banking Association	$25,000,000
Webster Business Credit Corporation	$20,000,000

Total:	$700,000,000

SCHEDULE 1.01(b)

FISCAL PERIODS

Fiscal Month, Quarter, and Year End Dates

		Fiscal
	Fiscal	Quarter	Fiscal		Fiscal	Fiscal	Fiscal
Period	Month End	End	Year End	Period	Month End	Quarter End	Year End
1	1/28/2012			1	1/31/2015
2	2/25/2012			2	2/28/2015
3	3/24/2012			3	3/28/2015
4	4/21/2012	Quarter 1		4	4/25/2015	Quarter 1
5	5/19/2012			5	5/23/2015
6	6/16/2012			6	6/20/2015
7	7/14/2012	Quarter 2		7	7/18/2015	Quarter 2
8	8/11/2012			8	8/15/2015
9	9/8/2012			9	9/12/2015
10	10/6/2012	Quarter 3		10	10/10/2015	Quarter 3
11	11/3/2012			11	11/7/2015
12	12/1/2012			12	12/5/2015
13	12/29/2012	Quarter 4	2012	13	1/2/2016	Quarter 4	2015
1	1/26/2013			1	1/30/2016
2	2/23/2013			2	2/27/2016
3	3/23/2013			3	3/26/2016
4	4/20/2013	Quarter 1		4	4/23/2016	Quarter 1
5	5/18/2013			5	5/21/2016
6	6/15/2013			6	6/18/2016
7	7/13/2013	Quarter 2		7	7/16/2016	Quarter 2
8	8/10/2013			8	8/13/2016
9	9/7/2013			9	9/10/2016
10	10/5/2013	Quarter 3		10	10/8/2016	Quarter 3
11	11/2/2013			11	11/5/2016
12	11/30/2013			12	12/3/2016
13	12/28/2013	Quarter 4	2013	13	12/31/2016	Quarter 4	2016
1	1/25/2014			1	1/28/2017
2	2/22/2014			2	2/25/2017
3	3/22/2014			3	3/25/2017
4	4/19/2014	Quarter 1		4	4/22/2017	Quarter 1
5	5/17/2014			5	5/20/2017
6	6/14/2014			6	6/17/2017
7	7/12/2014	Quarter 2		7	7/15/2017	Quarter 2
8	8/9/2014			8	8/12/2017
9	9/6/2014			9	9/9/2017
10	10/4/2014	Quarter 3		10	10/7/2017	Quarter 3
11	11/1/2014			11	11/4/2017
12	11/29/2014			12	12/2/2017
13	1/3/2015	Quarter 4	2014	13	12/30/2017	Quarter 4	2017

[Schedules to Credit Agreement]

Notes:

☐	The Credit Parties’ fiscal year end falls on the Saturday closest to 12/31 each year.

☐	The Credit Parties’ fiscal year consists of 13 equal four week accounting periods, each ending on a Saturday.

☐	Quarter 1 in each year includes 16 weeks (four equal four week accounting periods)

☐	Quarters 2, 3 and 4 include 12 weeks (three equal four week accounting periods)

☐	2014 is a 53 week year; therefore, Q4 2014 includes 13 weeks vs. 12 weeks. The extra week in 2014 is included in the 13th accounting period.

[Schedules to Credit Agreement]

SCHEDULE 1.01(c)

SCHEDULED PROPERTIES

Owned Real Property/Excess Real Estate

STORE/ASSET ID	ADDRESS	CITY	STATE
548	850 Folly Rd.	James Island	SC
400	NWC of Roxboro Rd. & Infinity Rd.	Durham	NC
436-C	Country Club & Meadowlark	Winston-Salem	NC
418	Hwy 14 & Buncombe Rd	Greer	SC
648	W/S Rauch Metz Rd.	Ballentine	SC
731	Hwy 81 & Hwy 86	Wren	SC
465	Old Georgia & Blackstock Rd.	Roebuck	SC
437	1555 E. Union St.	Morganton	NC
701- 2, 701-4, 701- 5	2186 Cherry Rd.	Rock Hill	SC
335-L	6951 Lee Hwy.	Chattanooga	TN
32	819 W. Carolina Ave.	Hartsville	SC
358-L	2135 E. Broadway	Maryville	TN
660	NWC of East Dykes St.	Cochran	GA
569	Sulphur Springs Rd.	Greenville	SC
708	Heckle & Herlong	Rock Hill	SC
606-L	4510 Hwy. 58	Chattanooga	TN
539-L, 539-D	501 Old Greenville Hwy.	Clemson	SC
547- L1	205 NC Hwy. 9	Black Mountain	NC

[Schedules to Credit Agreement]

STORE/ASSET ID	ADDRESS	CITY	STATE
406	319 Chickamauga Ave.	Rossville	GA
57-1	2607 Woodruff Road	Greenville	SC
125	1625 West Tharpe St.	Tallahassee	FL
129	3905 AlA South	St. Augustine Beach	FL
247	1155 11th Street	Miami.	FL
267 and adjoining shopping center	5501 – 5575 & 5585 Overseas Highway	Marathon	FL
1577	13002 Coursey Blvd.	Baton Rouge	LA
1591	28145 Walker S. Rd	Walker	LA
Baldwin Distribution Center	15500 Beaver St.	Jacksonville	FL
Baldwin Tract	15500 Beaver. St.	Jacksonville	FL
#2624 Vicksburg Outparcels	2080 South Frontage Rd	Vicksburg	MS
Callahan Tract	US 1 & Lem Turner Road	Callahan	FL
Outparcel #1701	6970 SR 18 (Turfway Rd)	Florence	KY
Outparcel #945	1013 Virginia Highway	Clarksville	VA
Montgomery Distribution Center Outparcel	6080 U.S. Highway 31/ 6080 Mobile Highway (addresses used interchangeably)	South Montgomery	AL

[Schedules to Credit Agreement]

Closed Stores: Leases Retained

STORE/ASSET ID	ADDRESS	CITY	STATE
393	2131 Old Spartanburg Rd.	Greer	SC
616	2375 Cherry St.	Rock Hill	SC
710	500 Old Greenville Hwy.	Clemson	SC

[Schedules to Credit Agreement]

SCHEDULE 1.01(d)

SCHEDULED SALE LEASEBACK PROPERTIES

Sale Leaseback Candidates (Ground Lease)

STORE/ASSET ID	ADDRESS	CITY	STATE
448	850 Folly Rd	Charleston	SC
650	20 Haywood Rd.	Greenville	SC
105	720 Main Street	North Myrtle Beach	SC
608	2111 North Pleasantburg Dr.	Greenville	SC
723	300 Knox Abbott Drive	Cayce	SC

[Schedules to Credit Agreement]

SCHEDULE 1.01(e)

QUALIFIED CREDIT CARD ISSUERS

American Express

Visa

Master Card

Discover

[Schedules to Credit Agreement]

SCHEDULE 1.01(f)

QUALIFIED CREDIT CARD PROCESSORS

American Express Travel Related Services, Inc.

Vantiv, LLC (f/k/a Fifth Third Processing Solutions) (a/k/a Fifth Third Bank)

Discover Network

RBS World Pay, Inc. (f/k/a RBS Lynk Incorporated) (a/k/a RBS Citizens, N.A.)

[Schedules to Credit Agreement]

SCHEDULE 3.01(a)

EXISTING LETTERS OF CREDIT

BI-LO Entities:

ACCOUNT PARTY	ISSUING LENDER	LC #	AMOUNT (IN US DOLLARS)	EXPIRATION		BENEFICIARY	STANDBY/TRADE LETTERS OF CREDIT
BI-LO, LLC	Wells FargoBank,National Association	SM233993W	256,240.26	03/19/12	[1]	Fidelity & Deposit Co. of Maryland	Standby
BI-LO, LLC	Wells FargoBank,National Association	SM237556W	6,250,000.00	03/19/13	[2]	Fidelity & Deposit Co. of Maryland	Standby
BI-LO, LLC	Wells FargoBank,National Association	SM227173W	17,246,603.00	10/18/12	[3]	Ace Indemnity	Standby
BI-LO, LLC	Wells FargoBank,National Association	SM227176W	3,800,000.00	10/18/12	[4]	Ace Indemnity	Standby

Winn-Dixie Entities:

Attached.

[1]	Evergreen Annual Renewal
[2]	Evergreen Annual Renewal
[3]	Evergreen Annual Renewal
[4]	Evergreen Annual Renewal

[Schedules to Credit Agreement]

Wells Fargo Bank, N.A. Outstanding Summary Report For Applicant: WINN DIXIE STORES	Page: 1 Date: 03/06/2012

Applicant Name: WINN-DIXIE MONTGOMERY, INC.

L/C Bank						Opening	Expiry	L/C Equiv
Reference	L/C Cust Reference	Site	Trans	Beneficiary	Ctry	Date	Date	Liability Balance
SM230360	SM230360	USA	SBLC	MISSISSIPPI WORKERS’ COMPENSATION		03/11/2008	02/25/2013	1,100,000.00	USD
						Appl Name Total:		1,100,000.00

Applicant Name: WINN-DIXIE STORES

L/C Bank						Opening	Expiry	L/C Equiv
Reference	L/C Cust Reference	Site	Trans	Beneficiary	Ctry	Date	Date	Liability Balance
IC0029086U	II0915118B8FWNDX	USA	IMLC	4 SEASONS GLOBAL, INC.	US	10/06/2011	02/10/2012	36.00	USD
IC0029275U	II101211DA41WNDX	USA	IMLC	FAR EAST BROKERS AND CONSULTANTS	US	10/19/2011	04/15/2012	120,885.12	USD
IC0029655U	II0104123973WNDX	USA	IMLC	4 SEASONS GLOBAL, INC.	US	01/19/2012	04/10/2012	45,869.04	USD
IC0029836U	II0220124A19WNDX	USA	IMLC	YOUNG DEVELOPMENT TEXTILE (NANTONG) CO., LTD	CN	02/28/2012	05/22/2012	64,825.80	USD
						Appl Name Total:		231,615.96

Applicant Name: WINN-DIXIE STORES, INC.

L/C Bank						Opening	Expiry	L/C Equiv
Reference	L/C Cust Reference	Site	Trans	Beneficiary	Ctry	Date	Date	Liability Balance
SM203150	IPSM20315000	USA	SBLC	UNITED STATES FIDELITY AND GUARANTY	US	05/09/2003	05/07/2012	3,835,000.00	USD
SM207389	SM207389	USA	SBLC	LIBERTY MUTUAL INSURANCE COMPANY	US	03/17/2004	03/18/2013	11,999,793.42	USD
SM209408	SM209408	USA	SBLC	ACE AMERICAN INSURANCE COMPANY	US	07/30/2004	07/29/2012	31,157,135.00	USD
SM212293	SM212293	USA	SBLC	FLORIDA SELF INSURERS GUARANTY	US	02/14/2005	02/14/2013	11,642,145.00	USD
SM213022	SM213022	USA	SBLC	STATE OF ALABAMA		04/04/2005	03/31/2013	10,000,000.00	USD
SM216487	SM216487	USA	SBLC	AMERICAN CASUALTY COMPANY OF ***		10/25/2005	11/10/2012	100,000.00	USD
SM217527	SM217527	USA	SBLC	GEORGIA SELF INSURERS GUARANTY		12/23/2005	12/15/2010	0.00	USD
SM225240	SM225240	USA	SBLC	RBS ASSET FINANCE, INC.		04/09/2007	04/05/2012	1,000,000.00	USD
SM234272	SM234272	USA	SBLC	GENERAL ELECTRIC CAPITAL		03/17/2009	03/16/2013	1,000,000.00	USD
SM236621	SM236621	USA	SBLC	CSX INTERMODAL, INC.		02/25/2010	10/22/2011	0.00	USD
SM237442	SM237442	USA	SBLC	NATIONAL UNION FIRE INSURANCE CO.	US	08/04/2010	07/01/2012	14,141,096.00	USD
SM237657	IPCX-862066	USA	SBLC	JPMORGAN CHASE BANK, N.A., 4 NEW		08/11/2010	08/11/2012	4,148,096.00	USD
SM417890	IPSM41789000	USA	SBLC	LUMBERMENS MUTUAL CASUALTY COMPANY		08/17/2001	09/01/2011	0.00	USD
SM420441	IPSM42044100	USA	SBLC	RELIANCE INSURANCE COMPANY		03/27/2002	03/27/2013	7,501,000.00	USD
SM420868	IPSM42086800	USA	SBLC	SOUTH CAROLINA WORKERS COMPENSATION		05/07/2002	05/08/2012	700,000.00	USD

Wells Fargo Bank, N.A. Outstanding Summary Report For Applicant: WINN DIXIE STORES	Page: 2 Date: 03/06/2012

Applicant Name: WINN-DIXIE STORES, INC.

L/C Bank						Opening	Expiry	L/C Equiv
Reference	L/C Cust Reference	Site	Trans	Beneficiary	Ctry	Date	Date	Liability Balance
SM420871	IPSM42087100	USA	SBLC	DIRECTOR, SELF-INSURANCE REGULATION		05/07/2002	05/08/2012	9,100,000.00	USD
						Appl Name Total:		106,324,265.42
						Total:		107,655,881.38
BA/ACCPT Summary:
						Total:

***	END OF OUTSTANDING SUMMARY REPORT

SCHEDULE 8.10

PLANS

Employee Benefit Plans

1.	401(k) Retirement Plan

2.	Medical

3.	Dental

4.	Prescription Drug

5.	Vision Insurance

6.	Flexible Spending Accounts

7.	Basic Life Insurance

8.	Spouse Life Insurance

9.	Child Life Insurance

10.	Supplemental Life Insurance

11.	Accidental Death and Dismemberment

12.	Supplemental Accidental Death and Dismemberment

13.	Short Term Disability (Hourly and Salaried employees)

14.	Long Term Disability (Salaried employees)

15.	Supplemental Short/Long Term Disability

16.	Group Auto Insurance

17.	Group Homeowners Insurance

18.	Legal Plan

19.	Critical Illness Insurance

20.	Accident Insurance

21.	Whole Life Insurance

[Schedules to Credit Agreement]

22.	Employee Assistance Plan

23.	Vacation pay

24.	Holiday pay

25.	Adoption Assistance

26.	Paid Personal Leave (Hourly employees)

27.	Funeral Leave

28.	Medical Leave

29.	Paid Jury Duty

30.	Service Awards

31.	Executive Physical Plan (Grade 18 and up)

32.	Executive Health Club Reimbursement (Grade 18 and up)

33.	Executive Long Term Disability Plan (Grade 18 and up)

34.	Executive Legal/Tax/Financial Planning (EVP and up)

35.	Executive Management Incentive Compensation Plan.

36.	General Management Incentive Plan (“GMIP”)

37.	Store Management Incentive Plan (“SMIP”)

38.	Pharmacy Incentive Plan (“RxIP”)

39.	Supplemental General Management Incentive Plan (“SGMIP”) for Officers and Directors

40.	Winn-Dixie Stores, Inc. Executive Severance Plan, effective January 31, 2008.

[Schedules to Credit Agreement]

SCHEDULE 8.12

REAL PROPERTY

Leased Store Locations

Note: This schedule contains each store location for which Holdings or any of its Restricted Subsidiaries, as of the Effective Date, leases the store as tenant.

BI-LO

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
6	2712 Anderson Road	Greenville	SC	29611	Greenville

11	245 Macon Plaza	Franklin	NC	28734	Macon

12	500 North Main Street	Greenville	SC	29601	Greenville

16	6 Church Street	Greenville	SC	29601	Greenville

22	155 South Leroy Street	Metter	GA	30439	Candler

26	595 US 601 Bypass South	Concord	NC	28025	Cabarrus

31	120 East Winthrope Ave.	Millen	GA	30442	Jenkins

32	819 West Carolina Avenue	Hartsville	SC	29550	Darlington

41	571 E. Bypass 9	Lancaster	SC	29720	Lancaster

42	351 South Main Street	Woodruff	SC	29388	Spartanburg

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
46	927 S. Broad Street	Clinton	SC	29325	Laurens

57	2607 Woodruff Rd	Simpsonville	SC	29681	Greenville

64	3315-B Broad River Rd.	Columbia	SC	29210	Richland

65	7830 Garners Ferry Road	Columbia	SC	29209	Richland

74	1357 Remount Rd	N. Charleston	SC	29406	Charleston

85	1750 Rutherford Road	Landrum	SC	29356	Spartanburg

89	11153 Asheville Avenue	Inman	SC	29349	Spartanburg

92	3715 E. North St.	Greenville	SC	29615	Greenville

93	6507 Wilkinson Blvd.	Belmont	NC	28012	Gaston

97	191 BI-LO Plaza	Seneca	SC	29678	Oconee

99	9815 Rose Common Drive	Huntersville	NC	28078	Mecklenburg

101	672 HWY 17 By-Pass	Mt. Pleasant	SC	29464	Charleston

103	500 Fury’s Ferry Rd	Martinez	GA	30907	Columbia

104	1610 U.S. Hwy 17 S.	Surfside Beach	SC	29575	Horry

107	5020 Dick Pond Road	Socastee	SC	29575	Horry

108	8120 S. Tryon Street	Charlotte	NC	28273	Mecklenburg

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
113	3720 Boiling Springs Road	Boiling Springs	SC	29316	Spartanburg

116	1241 38th Avenue North	Myrtle Beach	SC	29577	Horry

135	421 Columbia Avenue	Lexington	SC	29072	Lexington

150	3619 Pelham Road	Greenville	SC	29615	Greenville

153	3125 Bees Ferry Road	Charleston	SC	29414	Charleston

156	8620 Camfield St	Charlotte	NC	28277	Mecklenburg

158	2127 Boundary St.	Beaufort	SC	29902	Beaufort

161	1365 W. Wade Hampton Blvd	Greer	SC	29650	Greenville

164	95 Matthews Drive	Hilton Head Island	SC	29928	Beaufort

167	323 North Duncan By-pass	Union	SC	29379	Union

168	404 Russ Avenue	Waynesville	NC	28786	Haywood

172	500 East Greer St	Honea Path	SC	29654	Greenwood

173	1041 Franklin Springs St	Royston	GA	30662	Franklin

178	712 S. Alabama Avenue	Chesnee	SC	29323	Spartanburg

181	1256 Hwy 9 BY Pass West	Lancaster	SC	29720	Lancaster

182	2401 Reidville Rd.	Spartanburg	SC	29301	Spartanburg

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
185	1351 S. Cannon Blvd.	Kannapolis	NC	28081	Cabarrus

188	207 W. Butler	Mauldin	SC	29662	Greenville

195	2435 E. North St.	Greenville	SC	29615	Greenville

199	5155 Calhoun Memorial Highway	Easley	SC	29640	Pickens

200	5336 Prosperity Church Rd	Charlotte	NC	28269	Mecklenburg

202	1735 Heckle Blvd. Suite 115	Rock Hill	SC	29732	York

206	2204 Union Rd	Gastonia	NC	28054	Gaston

211	500 North Main Street	Marion	NC	28752	McDowell

214	1013 W. Floyd Baker Blvd.	Gaffney	SC	29340	Cherokee

217	801 Fairview Road	Asheville	NC	28803	Buncombe

218	9003 Two Notch Road	Columbia	SC	29223	Richland

219	427 North Generals Blvd.	Lincolnton	NC	28092	Lincoln

224	263 Liberty Street	Waynesboro	GA	30830	Burke

228	975 Bacons Bridge Rd #117	Summerville	SC	29485	Dorchester

229	2725 E. Northwest Blvd.	Newton	NC	28658	Catawba

232	8 Chesterfield Road	Cheraw	SC	29520	Chesterfield

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
237	6320 Albemarle Rd	Charlotte	NC	28212	Mecklenburg

246	142 E. Street James Ave.	Goose Creek	SC	29445	Berkeley

256	330 Lebby St	Pelzer	SC	29669	Anderson

262	1016 Pine Log Rd	Aiken	SC	29803	Aiken

265	100 North Town Dr.	Spartanburg	SC	29303	Spartanburg

266	4391 Dorchester Rd	N. Charleston	SC	29405	Charleston

267	1500 Western Square Drive	Laurens	SC	29360	Laurens

268	1436 J. A. Cochran By-Pass	Chester	SC	29706	Chester

269	901 Church Street	Conway	SC	29526	Horry

270	2901 South Main St.	Anderson	SC	29624	Anderson

271	2230 Decker Blvd.	Columbia	SC	29223	Richland

272	494 S. Pleasantburg Rd.	Greenville	SC	29607	Greenville

273	1818 Woodruff Rd.	Greenville	SC	29607	Greenville

274	2460 Hudson Rd.	Greer	SC	29651	Greenville

275	70 Pope Avenue	Hilton Head	SC	29928	Beaufort

276	687 Main St.	Thomson	GA	30824	McDuffie

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
277	1706 E. Greenville St.	Anderson	SC	29621	Anderson

279	9108 Lawyers Rd.	Mint Hill	NC	28227	Mecklenburg

280	809 W. Greenwood Street	Abbeville	SC	29620	Abbeville

282	4464 Devine St.	Columbia	SC	29205	Richland

283	1021 S. Pendleton	Easley	SC	29642	Pickens

284	110 S. Hwy. 52, Suite B	Monck’s Corner	SC	29461	Berkeley

285	1937 Wilson Road	Newberry	SC	29108	Newberry

286	1909 U.S. Hwy. 17 North	Mt. Pleasant	SC	29464	Charleston

287	717D East Liberty Street	York	SC	29745	York

288	210 Forrest Gate Center	Pisgah Forest	NC	28768	Transylvania

289	3039 Wade Hampton Blvd.	Taylors	SC	29687	Greenville

290	3900-B. N. Main Street	Columbia	SC	29203	Richland

291	709 Lower Heard Street	Elberton	GA	30635	Elbert

292	2512 Tobacco Road	Hephzibah	GA	30815	Richmond

296	1452 Boone Hill Road	Summerville	SC	29483	Dorchester

297	715 E. Wade Hampton Blvd.	Greer	SC	29651	Spartanburg

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
301	7804 E. Brainerd Rd.	Chattanooga	TN	37421	Hamilton

305	1600 East 23rd Street	Chattanooga	TN	37403	Hamilton

315	703 Signal Mountain Rd.	Chattanooga	TN	37405	Hamilton

324	420 Market Street	Dayton	TN	37321	Rhea

326	3600 Hixson Pike	Chattanooga	TN	37415	Hamilton

333	112 Crimson Drive	Trenton	GA	30752	Dade

335	6951 Lee Highway	Chattanooga	TN	37421	Hamilton

343	2310 McGrady Drive, SE	Cleveland	TN	37323	Bradley

346	1873 Battlefield Pkwy.	Ft. Oglethorpe	GA	30742	Catoosa

347	841 U.S. 411 North	Etowah	TN	37331	McMinn

349	531 Battlefield Pkwy.	Ft. Oglethorpe	GA	30742	Catoosa

352	311 North Main St.	LaFayette	GA	30728	Walker

359	4011 Brainerd Rd.	Chattanooga	TN	37411	Hamilton

373	9213 Lee Highway	Ooltewah	TN	37363	Hamilton,

393	2131 Old Spartanburg Road1[5]	Greer	SC	29650	Greenville

[5]	Asset 393 is a closed BI-LO store, a small portion of which is currently being used for shelving and rack storage.

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
406	319 Chickamauga Avenue	Rossville	GA	30741	Walker

408	2199 Southport Road	Spartanburg	SC	29302	Spartanburg

409	1200 Sam Rittenberg Blvd	Charleston	SC	29407	Charleston

410	774 South Shelmore Boulevard	Mt. Pleasant	SC	29464	Charleston

412	255 Ocoee Crossing	Cleveland	TN	37312	Bradley

413	2924 Mt. Holly-Huntersville Road	Charlotte	NC	28214	Mecklenburg

415	342 Blue Ridge Street	Blairsville	GA	30512	Union

417	2055 Wedgefield Road	Sumter	SC	29150	Sumter

419	115 Rochester Hwy.	Seneca	SC	29672	Oconee

420	1909 E. Broad Street	Statesville	NC	28677	Iredell

421	511 Smokey Park Hwy	Asheville	NC	28715	Buncombe

423	1149 York Street	Aiken	SC	29801	Aiken

430	502 G.I. Maddox Parkway	Chatsworth	GA	30705	Murray

431	1109 W. Ogeechee Street	Sylvania	GA	30467	Screven

432	155 Carolina Square	Edgefield	SC	29824	Edgefield

437	1555 E. Union Street	Morganton	NC	28655	Burke

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
441	1319 N. Long Street	Kingstree	SC	29556	Williamsburg

442	6021 St. Andrews Road	Columbia	SC	29212	Lexington

444	1620 Ashley Road	Charlotte	NC	28208	Mecklenburg

445	4430 The Plaza	Charlotte	NC	28215	Mecklenburg

446	12189 Greenville Hwy	Lyman	SC	29365	Spartanburg

461	14427 Ocean Hwy	Pawley’s Island	SC	29585	Georgetown

510	3715 Ringgold Road	East Ridge	TN	37412	Hamilton

513	365 Riverside Drive SW	Orangeburg	SC	29115	Orangeburg

514	2803 Wrightsboro Road	Augusta	GA	30909	Richmond

519	140 Fernwood Dr.	Spartanburg	SC	29307	Spartanburg

521	1126 U.S. Hwy 321 Bus. South	Winnsboro	SC	29180	Fairfield

522	111 Edgewood Avenue	N. Augusta	SC	29841	Aiken

525	860 Parris Island Gateway	Beaufort	SC	29906	Beaufort

526	200 Friarsgate Boulevard	Irmo	SC	29063	Richland

530	12810 York Road	Charlotte	NC	28273	Mecklenburg

534	1101 East First	Vidalia	GA	30474	Toombs

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
538	10161 Old Dayton Pike	Soddy Daisy	TN	37379	Hamilton

539	501 Old Greenville Hwy	Clemson	SC	29631	Pickens

542	3457 Peach Orchard Road	Augusta	GA	30906	Richmond

547	205 NC Highway 9	Black Mountain	NC	28711	Buncombe

550	500 Pamplico Hwy.	Florence	SC	29505	Florence

552	2700 Gentry Memorial Hwy #B	Pickens	SC	29671	Pickens

553	2010 Montague Avenue	Greenville	SC	29646	Greenville

554	14 U.S. Hwy 74A By-Pass	Rutherfordton	NC	28139	Rutherford

555	714 Bypass 25 NE	Greenwood	SC	29646	Greenwood

558	249 W. Columbia Ave	Batesburg	SC	29006	Lexington

560	1631 Gordon Highway	Augusta	GA	30906	Richmond

563	1315 S. Pleasantburg	Greenville	SC	29605	Greenville

566	7709 Hwy 76	Pendleton	SC	29670	Anderson

567	34 Statesboro Mall, Northside Dr.	Statesboro	GA	30458	Bulloch

568	3518 Hwy 153 (Powdersville)	Greenville	SC	29611	Anderson

577	136 Washington Plaza	Washington	GA	30673	Wilkes

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
578	2453 Charleston Hwy.	Cayce	SC	29033	Lexington

580	2916 Emanuel Church Rd	W. Columbia	SC	29073	Lexington

581	3220 W. Blue Ridge Dr.	Greenville	SC	29611	Greenville

582	421 Hwy 27 S.	Stanley	NC	28164	Gaston

587	508 Lamar Highway	Darlington	NC	29532	Darlington

593	2640 W. Palmetto St	Florence	SC	29501	Florence

603	120 Henderson Crossing	Hendersonville	NC	28792	Henderson

604	4435 Jefferson Davis Hwy #11	Clearwater	SC	29822	Aiken

605	1955 Davis Park Rd	Gastonia	NC	28052	Gaston

606	4510 Hwy. 58	Chattanooga	TN	37416	Hamilton

607	1642 Dickerson Blvd.	Monroe	NC	28110	Union

612	1103 North Main St.	Fountain Inn	SC	29644	Greenville

613	7 Farrs Bridge Rd	Greenville	SC	29611	Greenville

614	6723 Ringgold Road	East Ridge	TN	37412	Hamilton

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
615	2349 Augusta Road	W. Columbia	SC	29169	Lexington

616	2375 Cherry Street[6]	Rock Hill	SC	29730	York

617	820 Mission Ridge Rd.	Rossville	GA	30741	Walker

620	651 West Mills St.	Columbus	NC	28722	Polk

623	1625 N. Main St	Summerville	SC	29483	Berkeley

624	699 Fairview Road	Simpsonville	SC	29680	Greenville

625	4480 Columbia Rd.	Martinez	GA	30907	Columbia

626	3233 Mall Road	Anderson	SC	29625	Anderson

631	1085 Cottingham Blvd. N.	Bennettsville	SC	29512	Marlboro

633	2609 South New Hope Road	Gastonia	NC	28056	Gaston

637	501 S. Pearl Street	Pageland	SC	29728	Chesterfield

638	120 Forum Drive	Columbia	SC	29229	Richland

639	1287 Cleveland Hwy.	Dalton	GA	30720	Whitfield

640	9101 Matthews-Pineville	Pineville	NC	28134	Mecklenburg

645	10150 Dorchester Rd	Summerville	SC	29485	Dorchester

[6]	Store 616 is currently vacant.

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
653	148 Walnut Lane	Travelers Rest	SC	29671	Greenville

655	1370 Chestnut NE	Orangeburg	SC	29115	Orangeburg

661	120 Highway 14, Suite A	Simpsonville	SC	29681	Greenville

673	1667 Ooltewah Ringgold Rd	Chattanooga	TN	37421	Hamilton

700	3110 Fincher Farm Road	Matthews	NC	28104	Mecklenburg

701	2186 Cherry Road, Suite 101	Rock Hill	SC	29730	York

702	3924 Highway 17 South	N. Myrtle Beach	SC	29582	Horry

703	5604 Hixson Pike	Hixson	TN	37343	Hamilton

704	101 Verdae Blvd., Suite 1200	Greenville	SC	29607	Greenville

707	512 Robinson Blvd.	Walterboro	SC	29662	Colleton

709	4403 Highway 24	Anderson	SC	29626	Anderson

712	1703 Elm Street West	Hampton	SC	29924	Hampton

713	8530 Hixon Pike	Hixson	TN	37343	Hamilton

714	3801 Tennessee Avenue	Chattanooga	TN	37409	Hamilton

715	8634 Hwy 58	Harrison	TN	37341	Hamilton

716	1401 East Main Street	Rock Hill	SC	29730	York

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
717	742 West Highway 27	Lincolnton	NC	28092	Lincoln

718	158 Highway 274	Lake Wylie	SC	29710	York

719	1131 North Highway 321	York	SC	29745	York

720	1329 West Highway 160	Fort Mill	SC	29715	York

722	1419 Chapin Road	Chapin	SC	29036	Lexington

726	1000 Tanner Ford Blvd.	Hanahan	SC	29406	Berkeley

[Schedules to Credit Agreement]

WINN-DIXIE

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
2	2220 County Rd 210 W Ste 200	Jacksonville	FL	32259	St Johns

3	1245 S. Jefferson St.	Monticello	FL	32344	Jefferson

5	290 Solano Road	Ponte Vedra Beach	FL	32082	St. Johns

6	10915 Baymeadows Rd. Unit 12	Jacksonville	FL	32256	Duval

8	1339 Blanding Blvd.	Orange Park	FL	32065	Clay

12	12333 Sago Ave W.	Jacksonville	FL	32218	Duval

18	1209 Atlantic Blvd.	Neptune Beach	FL	32233	Duval

19	220 Retreat Road	St Simons Island	GA	31522	Glynn

22	2800 Old Dawson Rd	Albany	GA	31707	Dougherty

25	8775 Old Kings Road	Jacksonville	FL	32219	Duval

28	1219 W. Base Street	Madison	FL	32340	Madison

30	1080 Nw Santa Fe Blvd	High Springs	FL	32643	Alachua

32	1060 Lakes Blvd.	Lake Park	GA	31636	Lowndes

37	777 Market Street	Jacksonville	FL	32202	Duval

40	1900-1 Park Ave.	Orange Park	FL	32073	Clay

51	6060-10 Ft Caroline Road	Jacksonville	FL	32277	Duval

52	3813-10 N. Monroe St.	Tallahassee	FL	32303	Leon

54	1531 Monument Road	Jacksonville	FL	32225	Duval

60	1941 Glynn Ave.	Brunswick	GA	31520	Glynn

72	7534 Beach Blvd	Jacksonville	FL	32216	Duval

77	1010 Ponce De Leon Blvd S	St Augustine	FL	32084	St Johns

80	9866 Baymeadows Road	Jacksonville	FL	32256	Duval

81	800 S. Marion Street	Lake City	FL	32025	Columbia

84	1722 S. 8th Street	Fernandina Beach	FL	32034	Nassau

85	470 W. Madison Street	Starke	FL	32091	Bradford

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
86	111-39 S. Magnolia Drive	Tallahassee	FL	32301	Leon

89	2261 Edgewood Ave., W.	Jacksonville	FL	32209	St. Johns

93	2720 Blanding Blvd.	Middleburg	FL	32068	Clay

97	4404 Altama Avenue	Brunswick	GA	31520	Glynn

101	103 Talmadge Drive	Moultrie	GA	31768	Colquitt

104	2057 W Byron Butler Pkwy	Perry	FL	32348	Taylor

107	5909 University Blvd. W.	Jacksonville	FL	32216	Duval

110	1553 Us 19 South	Leesburg	GA	31763	Lee

116	110 Paul Russell Road	Tallahassee	FL	32301	Franklin

120	2418 Sylvester Road	Albany	GA	31705	Dougherty

123	5647 Roosevelt Blvd	Jacksonville	FL	32210	Duval

135	2851 Henley Road Ste. 200	Green Cove. Springs	FL	32043	Clay

136	2851 Henley Road Ste. 200	Green Cove Springs	FL	32043	Clay

138	3260 Highway 17	Green Cove Springs	FL	32043	Clay

140	3200 North Ashley St.	Valdosta	GA	31602	Lowndes

141	11701-10 San Jose Blvd	Jacksonville	FL	32223	Clay

142	541494 Us Hwy 1	Hilliard	FL	32046	Nassau

144	1436 Sr 121 & 1-10	Macclenny	FL	32063	Baker

145	248 Blanding Blvd.	Orange Park	FL	32073	Clay

151	450078 Sr 200	Callahan	FL	32011	Nassau

153	7921 Normandy Blvd.	Jacksonville	FL	32221	Duval

159	5420 New Jesup Hwy	Brunswick	GA	31525	Fairfield

160	2500 N. Main Street	Gainesville	FL	32609	Alachua

161	49 Arlington Road South	Jacksonville	FL	32211	Duvall

163	901 Hwy 19 South	Palatka	FL	32177	Alachua

166	1351 E. Boone Ave	Kingsland	GA	31548	Camden

167	3000 Dunn Avenue	Jacksonville	FL	32218	Duvall

168	2200 N. Young Blvd.	Chiefland	FL	32626	Levy

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
169	915 Shotwell Street	Bainbridge	GA	39819	Decatur

171	727 W. Noble Avenue	Williston	FL	32696	Levy

172	200 E. Oakridge Dr.	Albany	GA	31705	Dougherty

173	1105 Madison Highway	Valdosta	GA	31601	Lowndes

174	12777 Atlantic Blvd.	Jacksonville .	FL	32225	Duval

175	129 Us Hwy 19 North	Camilla	GA	31730	Dougherty

176	8650 Argyle Forest Blvd	Jacksonville	FL	32244	Duval

177	3538 Blanding Blvd.	Jacksonville	FL	32210	Duval

179	11101 Old St Augustine Rd	Jacksonville	FL	32257	Duval

180	22 Lofton Square Blvd.	Fernandina Beach	FL	32034	Nassau

182	3551 N. Ponce De Leon Blvd	St. Augustine	FL	32095	Saint Johns

184	1632 W Jefferson St	Quincy	FL	32351	Gadsden

186	2629 Crawfordville Highway	Crawfordville	FL	32327	Wakulla

190	1520 W University Blvd	Jacksonville	FL	32217	Duval

191	5207 Normandy Boulevard	Jacksonville	FL	32205	Duval

194	5250 Moncrief Road	Jacksonville	FL	32209	Duval

195	11380-8 Beach Blvd	Jacksonville	FL	32246	Duval

196	1115 North Summit Street	Crescent City	FL	32112	Duval

197	300 S.W. 16th Avenue	Gainesville	FL	32601	Alachua

198	911 Pinewood Street	Live Oak	FL	32064	Suwannee

199	703 Chaffee Rd.	Jacksonville	FL	32221	Duval

201	6500 W 4th Ave	Hialeah	FL	33012	Miami-Dade

203	1055 Hallandale Beach Blvd	Hallandale	FL	33009	Broward

204	1035 Nw 9th Ave	Ft Lauderdale	FL	33311	Broward

207	3435 N Federal Hwy	Pompano Bch	FL	33064	Broward

209	701 Nw 99th Ave	Pembroke Pines	FL	33024	Broward

210	3116 W Commercial Blvd	Tamarac	FL	33309	Broward

212	1135 Royal Palm Beach Blvd	Royal Palm Beach	FL	33411	Palm Beach

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
214	1150 Nw 54th Street	Miami	FL	33127	Miami-Dade

218	2581 North Hiatus Road	Cooper City	FL	33026	Broward

221	2675 S. Military Trail	West Palm Beach	FL	33415	Palm Beach

222	901 North Nob Hill Road	Plantation	FL	33324	Broward

226	1625 Cordova Road	Ft Lauderdale	FL	33316	Broward

228	277 S Pompano Parkway	Pompano Beach	FL	33069	Broward

230	2420 North Federal Hwy	Ft Lauderdale	FL	33305	Broward

231	5850 N.W. 183rd Street	Miami	FL	33015	Miami-Dade

233	11030 N.W. 7th Ave.	Miami	FL	33168	Miami-Dade

235	3401 N.W. 18th Avenue	Miami	FL	33142	Miami-Dade

236	941 Sw 24th Street	Ft. Lauderdale	FL	33315	Broward

237	12254 Sw 8th Street	Miami	FL	33184	Miami-Dade

238	6707 Indiantown Road	Jupiter	FL	33458	Palm Beach

239	14555 Sw 42nd Street	Miami	FL	33175	Miami-Dade

242	1201 E. 10th Avenue	Hialeah	FL	33010	Miami-Dade

243	541 West 49th Street	Hialeah	FL	33012	Miami-Dade

244	6301 County Line Rd.	Miramar	FL	33169	Broward

246	17221 Nw 27th Avenue	Opa Locka	FL	33056	Miami-Dade

248	2450 N. State Rd 7	Margate	FL	33063	Broward

249	6770 Bird Road	Miami	FL	33155	Miami-Dade

250	17101 Miramar Pkwy	Miramar	FL	33027	Broward

251	3275 S.W 22nd Street	Miami	FL	33145	Miami-Dade

252	1525 Coral Way	Coral Gables	FL	33134	Miami-Dade

254	11241 S.W. 40th Street	Miami	FL	33165	Miami-Dade

255	14595 S. Military Trail	Delray Beach	FL	33484	Palm Beach

256	4770 N. Congress Avenue	Boynton Beach	FL	33426	Palm Beach

257	9840 Military Trail	Boynton Beach	FL	33436	Palm Beach

258	17101 Miramar Pkwy	Miramar	FL	33027	Broward

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
259	1620 S Federal Highway	Boynton Beach	FL	33435	Palm Beach

260	6600 Hypoluxo Road	Lake Worth	FL	33467	Palm Beach

262	15450 Nw 77 Court	Hialeah	FL	33016	Miami-Dade

263	291 W. Camino Real	Boca Raton	FL	33432	Palm Beach

265	1101 S. Military Trail	Deerfield Beach	FL	33442	Broward

270	2750 W. 68th St., Ste. 201	Hialeah	FL	33016	Miami-Dade

271	1491 S. Dixie Highway	Lantana	FL	33462	Palm Beach

272	3757 Military Trail	Jupiter	FL	33458	Palm Beach

274	6775 Taft Street	Hollywood	FL	33024	Broward

278	15859 Pines Blvd	Pembroke Pines	FL	33028	Broward

279	Federal Hwy & Ne 6th St	Ft. Lauderdale	FL	33304	Broward

280	10505 Nw 41st Street	Miami	FL	33178	Miami-Dade

281	4105 State Road 7	Lake Worth	FL	33449	Palm Beach

282	4115 State Road 7	Lake Worth	FL	33449	Palm Beach

283	8855 Coral Way	Miami	FL	33165	Miami-Dade

285	5850 Sw 73rd Street	South Miami	FL	33143	Miami-Dade

286	948 Sw 67th Avenue	Miami	FL	33144	Miami-Dade

287	14655 Sw 104th St	Miami	FL	33186	Miami-Dade

288	5060 Seminole Pratt-Whitney Rd	Loxahatchee	FL	33470	Palm Beach

289	20417 Biscayne Blvd.	N. Miami Beach	FL	33180	Miami-Dade

290	Federal Hwy & Ne 6th St	Fort Lauderdale	FL	33304	Broward

291	20417 Biscayne Boulevard	N. Miami Beach	FL	33180	Miami-Dade

295	1225 West 45th Street	Mangonia Park	FL	33407	Palm Beach

297	7930 Sw 104th Street	Miami	FL	33157	Miami-Dade

299	4360 Okeechobee Blvd.	West Palm Beach	FL	33409	Palm Beach

302	240 Ne 8th Street	Homestead	FL	33030	Miami-Dade

304	1531 Nw 40th Avenue	Lauderhill	FL	33313	Broward

305	8867 S.E. Bridge Road	Hobe Sound	FL	33445	Martin

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
306	1515 East Hallandale Bch Blvd.	Hallandale	FL	33009	Broward

307	2160 S. Federal Highway	Stuart	FL	34994	Martin

308	1105 Ne Jensen Beach Blvd.	Jensen Beach	FL	34957	Martin

309	7915 S. Dixie Highway	West Palm Beach	FL	33405	Palm Beach

311	11290 State Road 84	Davie	FL	33325	Broward

317	2778 N. Roosevelt Blvd.	Key West	FL	33040	Monroe

318	604 Crandon Blvd.	Key Biscayne	FL	33149	Miami-Dade

319	30346 Old Dixie Highway	Homestead	FL	33033	Miami-Dade

324	2760 N. Roosevelt Blvd.	Key West	FL	33040	Monroe

326	7015 N. University Drive	Tamarac	FL	33321	Broward

328	92100 Overseas Highway	Tavernier	FL	33070	Monroe

330	3260 Davie Boulevard	Lauderdale	FL	33312	Broward

331	3246 Highway 441 South	Okeechobee	FL	34974	Okeechobee

333	8924 North Military Trail	Palm Beach Gardens	FL	33410	Palm Beach

336	3850 North 46th Ave	Hollywood	FL	33021	Broward

343	14900 Nw 7th Ave	Miami	FL	33168	Miami-Dade

345	1019 S Federal Hwy	Deerfield Beach	FL	33441	Broward

348	7139 W Broward Blvd	Plantation	FL	33317	Broward

349	5600 West Sample Rd	Margate	FL	33063	Broward

352	105300 Overseas Hwy	Key Largo	FL	33037	Monroe

353	9565 W Flagler St	Miami	FL	33174	Miami-Dade

354	308 E Dania Bch Blvd	Dania	FL	33004	Broward

355	7024 Beracasa Way	Boca Raton	FL	33433	Palm Beach

356	6356 Forest Hill Blvd	Greenacres	FL	33415	Palm Beach

357	980 Ives Dairy Rd	Miami	FL	33179	Miami-Dade

358	251 Key Deer Blvd	Big Pine Key	FL	33043	Monroe

359	7480 Sw 117 Ave	Miami	FL	33183	Miami-Dade

361	15050 Sw 72nd St	Miami	FL	33193	Miami-Dade

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
362	12190 Biscayne Blvd.	N. Miami Beach	FL	33181	Miami-Dade

364	3320 S.E. Salerno Rd	Stuart	FL	34997	Martin

365	3320 S.E. Salerno Rd	Stuart	FL	34997	Martin

366	3701 Nw 7th St	Miami	FL	33126	Miami-Dade

367	3108 S University Dr.	Miramar	FL	33025	Broward

370	8710 Sunset Dr.	Miami	FL	33173	Miami-Dade

371	19167 S Dixie Hwy	Miami	FL	33157	Miami-Dade

375	3131 Forest Hill Blvd	West Palm Beach	FL	33406	Palm Beach

377	4201 Nw 88th Ave	Sunrise	FL	33351	Broward

378	3805 Ne 163rd St	N Miami Beach	FL	33160	Miami-Dade

381	900 South Main Street	Belle Glade	FL	33430	Palm Beach

384	12107 Sw 152nd Street	Miami	FL	33177	Miami-Dade

385	27359 S. Dixie Highway	Homestead	FL	33032	Miami-Dade

386	3800 N. Ocean Boulevard	Ft. Lauderdale	FL	33308	Broward

387	18801 Sw 117th Ave	Miami	FL	33157	Miami-Dade

388	18300 Sw 137th Avenue	Miami	FL	33177	Miami-Dade

390	3700 Broadway	Riviera Beach	FL	33404	Palm Beach

400	33404 Us Hwy 280	Childersburg	AL	35044	Talladega

405	2220 Bessemer Road	Birmingham	AL	35208	Jefferson

407	4201 University Blvd	Tuscaloosa	AL	35404	Tuscaloosa

410	1009 Martin St.	Pell City	AL	35404	Tuscaloosa

411	640 011ie Avenue	Clanton	AL	35045	Chilton

412	3355 Gulf Breeze Parkway	Gulf Breeze	FL	32563	Santa Rosa

422	3850 W. Main Street	Dothan	AL	36303	Houston

426	1571 Westgate Pkwy	Dothan	AL	36303	Houston

428	5326 Hwy 231 South	Wetumpka	AL	36092	Elmore

429	800 Noble Street	Anniston	AL	36201	Calhoun

433	3952 Us Hwy 80	Phenix City	AL	36870	Russell

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
434	2495 Hwy 431	Anniston	AL	36206	Calhoun

435	4476 Montevallo Road	Birmingham	AL	35210	Jefferson

436	1812 Hwy 77 South Suite 119	Lynn Haven	FL	32444	Bay

437	1441 Foxrun Parkway	Opelika	AL	36801	Lee

438	1627 S Lumpkin Road	Columbus	GA	31903	Muscogee

439	6770 Veterans Parkway	Columbus	GA	31909	Muscogee

442	3331 Rainbow Drive	Rainbow City	AL	35906	Etowah

443	4231 Macon Road	Columbus	GA	31907	Muscogee

446	4724 Mobile Hwy	Montgomery	AL	36108	Montgomery

447	1408 Golden Springs Road	Anniston	AL	36207	Calhoun

448	7946 Vaughn Road	Montgomery	AL	36116	Montgomery

451	3625 Highway 14	Millbrook	AL	36054	Elmore

454	2131 Ross Clark Circle	Dothan	AL	36301	Houston

456	1061 U.S. Hwy, 280 East	Alexander City	AL	35010	Tallapoosa

457	1151 Ross Clark Cr	Dothan	AL	36301	Houston

458	1721 Hwy 31 N	Fultondale	AL	35068	Jefferson

460	5841 Atlanta Highway	Montgomery	AL	36117	Montgomery

461	465 Main Street	Trussville	AL	35173	Jefferson

462	4920 Hwy 78 West	Oxford	AL	36203	Calhoun

463	2730 Eastern Boulevard	Montgomery	AL	36106	Montgomery

464	1740 Carter Hill Road	Montgomery	AL	36106	Montgomery

469	335 Helena Market Place	Helena	AL	35080	Shelby

470	1625 E University Drive	Auburn	AL	36830	Lee

471	1130 By Pass	Andalusia	AL	36420	Covington

472	2014 Highway #45 North	Meridian	MS	39301	Lauderdale

473	9082 Moffett Road	Semmes	AL	36575	Mobile

476	705 84 By Pass	Enterprise	AL	36330	Coffee

478	1037 S. Eufaula Ave.	Eufaula	AL	36027	Barbour

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
479	9750 Highway 69 South	Tuscaloosa	AL	35405	Tuscaloosa

480	5750 Milgen Road	Columbus	GA	31907	Muscogee

481	3621 Us 231 North	Panama City	FL	32404	Bay

482	1100 Hunt Avenue	Columbus	GA	31907	Muscogee

483	13109 Sorrento Road	Pensacola	FL	32507	Escambia

487	3157 West 23rd Street	Panama City	FL	32405	Bay

488	23200 Front Beach Road	Panama City	FL	32413	Bay

489.	5428 Dogwood Drive	Milton	FL	32570	Santa Rosa

490	25405 Perdido Blvd	Orange Beach	AL	36561	Baldwin

493	13019 Sorrento Rd	Pensacola	FL	32507	Escambia

494	17184 Front Beach Road	Panama City Beach	FL	32413	Bay

495	5975 Mobile Hwy	Pensacola	FL	32526	Escambia

496	2601 Hwy 78 East	Jasper	AL	35501	Walker

498	155 S. Hwy 29	Cantonment	FL	32533	Escambia

500	4701 Centerpoint Rd	Pinson	AL	35126	Jefferson

501	8674 Navarre Parkway	Navarre	FL	32566	Santa Rosa

503	2055 Coliseum Blvd	Montgomery	AL	36110	Montgomery

504	7135 North Ninth Avenue	Pensacola	FL	32504	Escambia

506	312 East Nine Mile Road	Pensacola	FL	32514	Escambia

507	4224 Highway 90	Pace	FL	32571	Santa Rosa

509	150 Chelsea Corners	Chelsea	AL	35043	Shelby

512	600 E. Church St.	Atmore	AL	36502	Escambia

514	2653 Valleydale Road	Birmingham	AL	35244	Shelby

517	3925 Crosshaven Drive	Birmingham	AL	35243	Jefferson

520	1352 Highland Avenue	Selma	AL	36703	Dallas

521	3881 Atlanta Highway	Montgomery	AL	36109	Montgomery

525	815 So. Pelham Road	Jacksonville	AL	36265	Calhoun

526	13620 Hwy 43 North	Northport	AL	35475	Tuscaloosa

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
527	701 East Main Street	Prattville	AL	36067	Autauga

528	10 Mcfarland Blvd.	Northport	AL	35473	Tuscaloosa

531	4035 Eastern Blvd Parkway	Montgomery	AL	36117	Montgomery

533	5100 Hwy 39 North	Meridian	MS	39301	Lauderdale

535	50 S. Blue Angel Parkway	Pensacola	FL	32506	Escambia

536	2120 Hwy 19 North	Meridian	MS	39307	Lauderdale

538	132 South Tyndall Parkway	Panama City	FL	32404	Bay

541	798 Beal Parkway	Ft. Walton Beach	FL	32547	Okaloosa

543	1952 West Dallas Ave.	Selma	AL	36701	Dallas

545	1206 Crawford St.	Americus	GA	31709	Sumter

549	740 N. Schillinger	Mobile	AL	36608	Mobile

550	104 River Square Plaza	Hueytown	AL	35023	Jefferson

551	4512 Hwy 20	Niceville	FL	32578	Okaloosa

552	2533 Thomas Drive	Panama City	FL	32408	Bay

553	1300 Gilmer Avenue	Tallassee	AL	36078	Elmore

555	4478 Market Street	Marianna	FL	32446	Jackson

556	4751 Bayou Blvd	Pensacola	FL	32503	Escambia

558	1326 Ferdon Blvd	Crestview	FL	32536	Okaloosa

560	981 Us Hwy 98	Destin	FL	32541	Okaloosa

561	130 Old Highway 98	Destin	FL	32541	Okaloosa

564	2502 Schillinger Rd S	Mobile	AL	36695	Mobile

566	99 Eglin Parkway N.W.	Ft. Walton Beach	FL	32548	Okaloosa

569	1134 South Alabama Ave.	Monroeville	AL	36460	Monroe

570	1235 South Mckenzie St.	Foley	AL	36535	Baldwin

571	710 Mcmeans Ave.	Bay Minette	AL	36507	Baldwin

572	5440 Hwy. 90 West	Mobile	AL	36619	Mobile

574	2402 Old Springville Road	Birmingham	AL	35215	Jefferson

577	1030 Hwy 331 South	Defuniak Springs	FL	32433	Walton

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
578	5651-A Moffat Road	Mobile	AL	36618	Mobile

579	1617 South College Street	Auburn	AL	36832	Lee

580	5827d Hwy 90 West	Theodore	AL	36582	Mobile

581	2312 St. Stephens Road	Mobile	AL	36617	Mobile

586	Hwy 59 And 16th Street	Gulf Shores	AL	36542	Baldwin

590	6300 Grelotroad	Mobile	AL	36609	Mobile

591	9948 Airport Road	Mobile	AL	36608	Mobile

595	2910 Morgan Rd, Suite 128	Bessemer	AL	35022	Jefferson

596	3075 Us Hwy 98	Daphne	AL	36526	Baldwin

599	187 Baldwin Square	Fairhope	AL	36532	Baldwin

606	8740 Park Blvd	Largo	FL	33777	Pinellas

607	12975 Park Blvd.	Seminole	FL	33776	Pinellas

608	12649 Hwy. 301	Dade City	FL	33525	Pasco

609	802 Us Highway 27s	Avon Park	FL	33825	Highlands

611	18407 Us Hwy 41	Lutz	FL	33549	Hillsborough

612	345 Havendale Blvd	Auburndale	FL	33823	Polk

618	1330 E Oak Street	Arcadia	FL	34266	De Soto

619	4445 Sun City Cntr Blvd	Sun City Center	FL	33573	Hillsborough

622	11912 Seminole Boulevard	Largo	FL	33778	Pinellas

624	955 S Pinellas Avenue	Tarpon Springs	FL	34689	Pinellas

627	2540 Bearss Avenue	Tampa	FL	33613	Hillsborough

629	2630 Us Hwy 92	Lakeland	FL	33801	Polk

630	1010 53rd Avenue E	Bradenton	FL	34203	Manatee

631	2900 Highland Road	Lakeland	FL	33803	Polk

632	6902 South Florida Ave	Lakeland	FL	33813	Polk

637	7851 Palm River Road	Tampa	FL	33619	Hillsborough

639	8438 N Armenia Ave	Tampa	FL	33604	Hillsborough

640	1296 County Road No 1	Dunedin	FL	34698	Pinellas

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
642	5015 Gulfport Blvd	Gulfport	FL	33707	Pinellas

644	1640 U.S. Highway 19	Holiday	FL	34690	Pasco

647	725 Martin Luther King Blvd, W	Seffner	FL	33584	Hillsborough

649	11100 4th Street North	St Petersburg	FL	33716	Pinellas

651	2126 Collier Parkway	Land 0’ Lakes	FL	34639	Pasco

652	31100 Cortez Blvd	Brooksville	FL	34601	Hernando

654	3301 17th Street	Sarasota	FL	34237	Sarasota

655	6033 County Road 54	New Port Richey	FL	34653	Pasco

656	7400 44 Ave West	Bradenton	FL	34210	Manatee

657	5400 Fruitville Rd	Sarasota	FL	34232	Sarasota

658	15200 Municipal Drive	Maderia Beach	FL	33708	Pinellas

660	3500 53rd Ave. West	Bradenton	FL	34210	Manatee

662	14483 S Tamiami Trail	North Port	FL	34287	Sarasota

663	2700 Recker Highway	Winter Haven	FL	33880	Polk

664	6600 North Socrum Loop	Lakeland	FL	33809	Polk

667	1510 U.S. Hwy. 17 North	Wauchula	FL	33873	Hardee

668	3500 N Tamimai Trail	Sarasota	FL	34234	Sarasota

671	1050 58 Street North	St Petersburg	FL	33710	Pinellas

672	12120 Moon Lake Road	New Port Richey	FL	34654	Pasco

673	6188 Us Highway 41 N	Apollo Beach	FL	33572	Hillsborough

676	179 Bloomingdale Ave	Brandon	FL	33511	Hillsborough

678	9802 South Us 301	Riverview	FL	33569	Hillsborough

681	6501 102 Ave North	Pinellas Park	FL	33782	Pinellas

683	36348 State Road 54	Zephyrhills	FL	33541	Pasco

684	5802 54th Avenue	St Petersburg	FL	33709	Pinellas

687	600 Sebring Square	Sebring	FL	33870	Highlands

697	8424 Sheldon Road	Tampa	FL	33615	Hillsborough

698	1049 62 Ave North	St Petersburg	FL	33702	Pinellas

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
699	2020 34th Street North	St Petersburg	FL	33713	Pinellas

701	1860 State Road 60 East	Lake Wales	FL	33853	Polk

702	1230 S Broad Street	Brooksville	FL	34601	Hernando

705	1151 U.S. 27 North	Haines City	FL	33844	Polk

706	1305 Ariana Street West	Lakeland	FL	33803	Polk

708	11092 Spring Hill Drive	Spring Hill	FL	34608	Hernando

710	14134 Us 19 North	Hudson	FL	34667	Pasco

711	2240 Commercial Way	Spring Hill	FL	34606	Hernando

713	28047 Hwy 27	Dundee	FL	33838	Polk

717	17105 San Carlos Blvd	Ft Myers Beach	FL	33931	Lee

720	4100 Mccall Road	Englewood	FL	34224	Charlotte

721	906 S. Main Street	La Belle	FL	33935	Hendry

723	1850 N Tamiami Trail	N Ft Myers	FL	33903	Lee

726	9706 Stringfellow Road	St James City	FL	33956	Lee

728	14600 Palm Beach Blvd	Fort Myers	FL	33905	Lee

729	625 North Collier Blvd	Marco Island	FL	34145	Collier

736	3280 Tamiami Trail	Port Charlotte	FL	33952	Charlotte

737	2000 Kings Highway	Port Charlotte	FL	33980	Charlotte

741	27680 Bermont Road	Punta Gorda	FL	33982	Charlotte

743	4849 Golden Gate Parkway	Naples	FL	34116	Collier

745	1145 Homestead Road North	Lehigh Acres	FL	33936	Lee

746	70 Plaza Ave •	Lake Placid	FL	33852	Highlands

750	6270 Commercial Way	Brooksville	FL	34613	Hernando

751	1602 Lake Trafford Road	Immokalee	FL	34142	Collier

777	9535 E Fowler Ave	Thonotosassa	FL	33592	Hillsborough

1329	211 Veterans Memorial Blvd.	Metairie	LA	70124	Orleans Parish

1333	1550 Government Blvd.	Mobile	AL	36604	Mobile

1334	2800 Lincoln Rd.	Hattiesburg	MS	39402	Forrest

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
1345	21951 Hwy 59 South, Suite F	Robertsdale	AL	36567	Baldwin

1353	851 Brownswitch Road	Slidell	LA	70458	St. Tammany

1356	2386 Pass Road	Biloxi	MS	39531	Harrison

1357	2384 Pass Rd.	Biloxi	MS	39531	Harrison

1404	8601 Jefferson Highway	River Ridge	LA	70123	Jefferson

1405	2112 Belle Chasse Hwy.	Gretna	LA	70056	Jefferson

1406	4041 Williams Blvd.	Kenner	LA	70065	Jefferson

1408	4600 Chef Menteur	New Orleans	LA	70126	Orleans Parish

1411	5901 Airline Highway	Metairie	LA	70003	Jefferson

1412	2104 Williams Blvd	Kenner	LA	70062	Jefferson

1418	3001 Highway 90	Avondale	LA	70094	Jefferson

1425	3645 Lapalco Blvd	Harvey	LA	70058	Jefferson

1426	3008 Holiday Drive	New Orleans	LA	70131	Orleans Parish

1428	3623 Jefferson Hwy.	Jefferson	LA	70121	Jefferson

1430	5400 Tchoupitoulas	New Orleans	LA	70115	Orleans Parish

1431	1070 Westbank Expressway	Westwego	LA	70094	Jefferson

1432	3300 Paris Road	Chalmette	LA	70043	Saint Bernard

1438	4700 East Judge Perez	Meraux	LA	70092	Saint Bernard

1439	9701 Chef Menteur Highway	New Orleans	LA	70127	Orleans Parish

1440	4627 Ws Expressway	Marrero	LA	70072	Jefferson

1443	70431 Hwy 21	Covington	LA	70433	St. Tammany Parish

1444	12125 Highway 90	Luling	LA	70070	Saint Charles

1446	619 N. Causeway Blvd.	Mandeville	LA	70448	St. Tammany Parish

1448	1001 Hwy 190 Ste. 132	Covington	LA	70433	St. Tammany Parish

1449	804 W. Oak Street	Amite	LA	70422	Tangipahoa

1452	400 Georgia Ave.	Bogalusa	LA	70427	Washington

1453	6800 Greenwell Springs	Baton Rouge	LA	70805	East Baton Rouge Parish

1454	5555 Burbank Drive	Baton Rouge	LA	70808	East Baton Rouge Parish

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
1456	1104 East Main Street	New Iberia	LA	70560	Iberia

1459	1411 The Boulevard	Rayne	LA	70578	Acadia

1461	8601 Siegen Lane	Baton Rouge	LA	70810	East Baton Rouge Parish

1463	1803 La Hwy 3125	Gramercy	LA	70052	Saint James

1467	13555 Old Hammond Hwy.	Baton Rouge	LA	70816	East Baton Rouge Parish

1477	1701 Sycamore Road	Picayune	MS	39466	Pearl River

1478	1515 Bienville Blvd	Ocean Springs	MS	39564	Jackson

1479	109 North Cleveland Ave.	Long Beach	MS	39560	Harrison

1483	801 Hwy. 11 South	Picayune	MS	39466	Pearl River

1490	2004 North Parkerson Ave	Crowley	LA	70526	Acadia

1500	4100 Highway 59	Mandeville	LA	70471	Saint Tammany

1501	731 Washington Street	Franklinton	LA	70438	Washington

1502	2985 Gause Blvd.	Slidell	LA	70461	St. Tammany Parish

1504	3030 Ponchartrain Drive	Slidell	LA	70458	St. Tammany Parish

1511	11312 H Hwy 49	Gulfport	MS	39503	Harrison

1512	1444 East Pass Road	Gulfport	MS	39507	Harrison

1513	10511 D’iberville Blvd.	D’iberville	MS	39540	Harrison

1534	771 Us. Hwy. 98	Columbia	MS	39429	Marion

1537	2302 W. Thomas Street	Hammond	LA	70403	Tangipahoa

1540	145 Berryland Shopping Center	Ponchatoula	LA	70454	Tangipahoa

1549	924 Rees Street	Breaux Bridge	LA	70517	Saint Martin

1555	3803-F Moss Street	Lafayette	LA	70507	Lafayette

1558	2210 Veterans Memorial Dr.	Abbeville	LA	70510	Vermilion

1559	204 Northwest Blvd.	Franklin	LA	70538	Saint Mary

1561	2240 Amb Caffery	Lafayette	LA	70506	Lafayette

1570	1800 W. Laurel	Eunice	LA	70535	Saint Landry

1572	420 Hospital Road	New Roads	LA	70760	Pointe Coupee

1576	10974 Joor Rd	Baton Rouge	LA	70818	East Baton Rouge Parish

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
1581	5005 Church Street	Zachary	LA	70791	East Baton Rouge

1583	1830 West Airline Hwy	Laplace	LA	70068	St John the Baptist

1588	12519 Airline Hwy, Suite A	Destrehan	LA	70047	Saint Charles

1590	17682 Airline Hwy	Prairieville	LA	70769	Ascension

1812	2101 Veterans Blvd.	Dublin	GA	31021	Laurens

1854	785 Hwy 96	Bonaire	GA	31005	Houston

2203	1838 S Ridgewood Ave	Edgewater	FL	32141	Volusia

2205	10393-97 Se Hwy 441-27	Belleview	FL	34420	Marion

2206	15912 E Sr 40	Silver Springs	FL	34488	Marion

2207	3318 Canoe Creek Rd.	St Cloud	FL	34772	Osceola

2209	700 Cheney Hwy	Titusville	FL	32780	Brevard

2210	333 Highland Ave Space 600	Inverness	FL	34452	Citrus

2211	2640 Ne 14th St	Ocala	FL	34470	Marion

2213	4417 Nw Blitchton Road	Ocala	FL	34482	Marion

2215	11957 South Apopka Vineland Rd	Orlando	FL	32836	Orange

2216	2001 Americana Blvd	Orlando	FL	32839	Orange

2217	6405 W Gulf To Lake Hwy	Crystal River	FL	34429	Citrus

2219	10051 So. U.S. Hwy 41	Dunnellon	FL	34432	Marion

2220	3565 N Lecanto Hwy 491	Beverly Hills	FL	34465	Citrus

2223	3792 S Suncoast Blvd	Homosassa	FL	34448	Citrus

2225	684 East Hwy 50	Clermont	FL	34711	Lake

2228	3435 N. Pine Avenue	Ocala	FL	34475	Marion

2229	184 Marion Oaks Blvd	Ocala	FL	34473	Marion

2230	190 Malabar Rd Sw	Palm Bay	FL	32908	Brevard

2231	1560 S. Nova Road	Daytona Beach	FL	32114	Volusia

2233	951 West State Road 434	Longwood	FL	32750	Seminole

2235	2415 E Colonial Dr.	Orlando	FL	32803	Orange

2237	2 North Us Hwy 17-92	Debary	FL	32713	Volusia

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
2238	4855 Irlo Bronson Hwy.	St. Cloud	FL	34771	Osceola

2241	1200 Deltona Blvd	Deltona	FL	32725	Volusia

2244	111 Flagler Plaza Dr.	Palm Coast	FL	32137	Flagler

2246	1565 Us 441 N	Apopka	FL	32712	Orange

2247	1260 W Palm Coast Parkway	Palm Coast	FL	32164	Flagler

2249	1229 A Providence Blvd	Deltona	FL	32725	Volusia

2250	1531 East Silver Star Road	Ocoee	FL	34761	Orange

2258	1541 Nova Rd	Holly Hill	FL	32117	Volusia

2260	1347 E Vine St	Kissimmee	FL	34744	Osceola

2261	450 E Burleigh Blvd	Tavares	FL	32778	Lake

2263	2200 S Atlantic	Daytona Beach	FL	32118	Volusia

2265	900 Cypress Pkwy	Poinciana	FL	34759	Polk

2266	7800 S Hwy 17-92unit 160	Fern Park	FL	32730	Seminole

2267	7382 E. Curry Ford Rd	Orlando	FL	32822	Orange

2268	3170 W New Haven	W Melbourne	FL	32904	Brevard

2269	13200 E Colonial	Orlando	FL	32828	Orange

2270	12500 Lake Underhill Rd.	Orlando	FL	32828	Orange

2271	1021 Lockwood Blvd	Oviedo	FL	32765	Seminole

2273	1750 Sunshadow Dr. #100	Casselberry	FL	32707	Seminole

2276	4686 E Michigan Street	Orlando	FL	32812	Orange

2278	1401 South Hiawassee Rd.	Orlando	FL	32835	Orange

2281	4400 Hoffner Road	Orlando	FL	32812	Orange

2286	3535 Se Maricamp Rd Ste 400	Ocala	FL	34471	Marion

2287	6851 S.E. Maricamp Road	Ocala	FL	34472	Marion

2288	2960 Curry Ford Rd	Orlando	FL	32806	Orange

2289	8445 Sw Hwy 200, Ste #131	Ocala	FL	34481	Marion

2301	2722 N. Pine Hills Rd	Orlando	FL	32808	Orange

2304	1835 State Road 44	New Smyrna Beach	FL	32168	Volusia

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
2306	1514 S French Ave	Sanford	FL	32771	Seminole

2309	352 West Granada Blvd	Ormond Beach	FL	32174	Volusia

2311	4025 S Nova Road	Port Orange	FL	32127	Volusia

2313	2880 Howland Boulevard	Deltona	FL	32725	Volusia

2314	1066 Clear Lake Road	Cocoa	FL	32922	Brevard

2320	1122 N Main St	Bushnell	FL	33513	Sumter

2321	440 West Gulf To Atlantic Hwy	Wildwood	FL	34785	Sumter

2325	100 Canaveral Plaza Blvd	Cocoa Beach	FL	32931	Brevard

2326	1564 Harrison St	Titusville	FL	32780	Brevard

2327	1535 N Singleton Ave	Titusville	FL	32796	Brevard

2328	961 E Eau Gallie Blvd	Melbourne	FL	32937	Brevard

2329	6257 Us Hwy 1	Port St John	FL	32927	Brevard

2333	5270 Babcock St Units 29 & 30	Palm Bay	FL	32905	Brevard

2334	1100 Us Hwy 27	Clermont	FL	34714	Lake

2335	1955 North S.R. 19	Eustis	FL	32726	Lake

2336	27405 Us Hwy 27 Suite 119	Leesburg	FL	34748	Lake

2337	944 Bichara Blvd.	Lady Lake	FL	32159	Lake

2341	2701 S. Woodland Blvd.	Deland	FL	32720	Volusia

2342	3120 N Woodland Blvd	Deland	FL	32720	Volusia

2343	1050 W New York Avenue	Deland	FL	32720	Volusia

2347	1103 W North Blvd	Leesburg	FL	34748	Lake

2348	281 Sw Port St Lucie Blvd	Port St Lucie	FL	34986	St. Lucie

2349	4870 N Kings Hwy	Ft Pierce	FL	34951	St. Lucie

2354	995 Sebastian Blvd	Sebastian	FL	32958	Indian River

2355	4967 S Us 1	Ft Pierce	FL	34982	St. Lucie

2358	2009 South Us 1	Ft Pierce	FL	34981	St. Lucie

2366	2950 9th Street Sw	Vero Beach	FL	32968	Indian River

2367	7960 Us Hwy #1	Micco	FL	32958	Brevard

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
2380	120 International Parkway	Lake Mary	FL	32746	Seminole

2383	7580 University Blvd	Winter Park	FL	32792	Orange

2388	340 South Sr 434 Suite 1034	Altamonte Springs	FL	32714	Seminole

2390	5732 N Hiawassee	Orlando	FL	32818	Orange

2392	7053 South Orange Blossom Trail	Orlando	FL	32809	Orange

2601	1012 Edgewood Ave.	Jacksonville	FL	32205	Duval

2602	5134 Firestone Road	Jacksonville	FL	32210	Duval

2603	201 W. 48th Street	Jacksonville	FL	32208	Duval

2621	1700 North Frontage Rd.	Meridian	MS	39301	Lauderdale

2626	4400 Hardy St	Hattiesburg	MS	39402	Forrest

2628	170 Beacon Street	Laurel	MS	39440	Jones

2652	4520 S. Semoran Blvd	Orlando	FL	32812	Orange

2654	10537 E Colonial Dr.	Orlando	FL	32817	Orange

2656	3201 W Colonial	Orlando	FL	32808	Orange

2659	2525 E. Hillsboro Avenue	Tampa	FL	33610	Hillsborough

[Schedules to Credit Agreement]

Leased Liquor Stores

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
21	2220 County Rd. 210 West	Jacksonville	FL	32259	St. Johns

31	1070 NW Santa Fe Blvd	High Springs	FL	32643	Alachua

82	800 S Marion Street Suite 101	Lake City	FL	32025	Columbia

90	111-39-1 S. Magnolia	Tallahassee	FL	32301	Leon

106	1227 Atlantic Blvd	Neptune Beach	FL	32266	Duval

136	2851 Henley Rd., Ste. 108	Green Cove Springs	FL	32043	Clay

143	11701-10a San Jose Blvd	Jacksonville	FL	32223	Duval

150	300 S.W. 16th Avenue	Gainesville	FL	32601	Alachua

156	901 Hwy 19 South	Palatka	FL	32177	Putnam

183	3538-A Blanding Blvd.	Jacksonville	FL	32210	Duval

187	8560 Argyle Forest Blvd	Jacksonville	FL	32244	Duval

258	17101 Miramar Pkwy	Miramar	FL	33027	Broward

261	2675 S Military Trail Ste 100	West Palm Beach	FL	33415	Palm Beach

266	14595 S Military Trail Ste 100	Delray Beach	FL	33484	Palm Beach

277	3435 N Federal Hwy	Pompano Beach	FL	33064	Broward

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
279	Federal Hwy & Ne 6th St	Ft Lauderdale	FL	33301	Broward

289	20417 Biscayne Blvd	N. Miami Beach	FL	33180	Miami-Dade

293	West 49th St. & 16th	Hialeah	FL	33012	Miami-Dade

300	11292 State Road 84	Davie	FL	33325	Broward

303	553 West 49th Street	Hialeah	FL	33012	Miami-Dade

314	1519 East Hallandale Bch Blvd	Hallandale	FL	33009	Broward

322	7911 S Dixie Highway	West Palm Beach	FL	33405	Palm Beach

324	2720a N. Roosevelt Blvd.	Key West	FL	33040	Monroe

327	2150 S Federal Highway	Stuart	FL	34994	Martin

365	3310 Se Salerno Rd.	Stuart	FL	34997	Martin

389	18302 Sw 137th Avenue	Miami	FL	33177	Miami-Dade

391	3700 Broadway	Riviera Beach	FL	33404	Palm Beach

393	12095 Sw 152nd Street	Miami	FL	33177	Miami-Dade

394	2111 Sw 33rd Avenue	Miami	FL	33145	Miami-Dade

395	5598 West Sample Road	Margate	FL	33073	Broward

455	1812 Hwy 77 S Suite 120	Lynn Haven	FL	32444	Bay

466	3327 Gulf Breeze Parkway	Gulf Breeze	FL	32563	Santa Rosa

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
483	13109 Sorrento Rd.	Pensacola	FL	32507	Escambia

485	3619 Us 231 North	Panama City	FL	32404	Bay

497	17186 Front Beach	Panama City	FL	32413	Bay

505	23202 Front Beach Rd.	Panama City	FL	32413	Bay

515	5977 Mobile Hwy	Pensacola	FL	32526	Escambia

567	981 Us Hwy 98 East Suite A	Destin	FL	32541	Okaloosa

589	4478 Suite B Market St	Marianna	FL	32446	Jackson

610	8740a Park Blvd	Largo	FL	33777	Pinellas

614	12951 Park Blvd	Seminole	FL	33776	Pinellas

616	Us Hwy 27 South	Avon Park	FL	33825	Highlands

645	6902 South Florida Ave	Lakeland	FL	33813	Polk

661	15200 Municipal Drive	Maderia Beach	FL	33708	Pinellas

665	5402 Fruitville Road	Sarasota	FL	34232	Sarasota

707	2100 34th Street North	St Petersburg	FL	33713	Pinellas

722	4104 Mccall Road	Englewood	FL	34224	Charlotte

730	621 N Collier Blvd	Marco Island	FL	34145	Collier

753	31080 Cortez Blvd	Brooksville	FL	34602	Hernando

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
754	891 S. Pinellas Avenue	Tarpon Springs	FL	34689	Pinellas

755	1006 53rd Ave E	Bradenton	FL	34203	Manatee

756	1047 62 Ave N.	St Petersburg	FL	33702	Pinellas

761	3280 Tamiami Trail	Port Charlotte	FL	33952	Charlotte

1356	Pass Road	Biloxi	MS	39531	Harrison

2204	10055 S. Us Hwy 41	Dunnellon	FL	34432	Marion

2226	3320 Canoe Creek Rd.	St Cloud	FL	34772	Osceola

2245	684 East Hwy 50	Clermont	FL	34711	Lake

2248	15916 East Sr 40	Silver Springs	FL	34488	Marion

2251	1573 West Highway 441	Apopka	FL	32712	Orange

2253	955 West State Rd 434	Longwood	FL	32750	Seminole

2299	1401 South Hiawassee Rd	Orlando	FL	32835	Orange

2310	365 W. Granada Blvd	Ormond Beach	FL	32174	Volusia

2318	6231 Us Highway 1	Port St John	FL	32927	Brevard

2322	438 West Gulf To Atlantic Hwy	Wildwood	FL	34785	Sumter

2331	959 E Eau Gallie Blvd	Melbourne	FL	32937	Brevard

2338	1529 N Singleton Ave	Titusville	FL	32796	Brevard

[Schedules to Credit Agreement]

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
2350	944 Bichara Blvd	Lady Lake	FL	32159	Lake

2351	5270 Babcock St Ne Unit 30b	Palm Bay	FL	32905	Brevard

2356	120 International Pkwy	Lake Mary	FL	32808	Orange

2360	2701-A S Woodland Blvd	Deland	FL	32720	Volusia

2362	4870 N Kings Highway	Fort Pierce	FL	34951	St. Lucie

2363	488 E. Burleigh Blvd.	Tavares	FL	32778	Lake

2364	7800 South Highway 17-92	Fern Park	FL	32730	Seminole

2368	7960 Us Hwy #1	Micco	FL	32976	Brevard

2389	340 South Sr 434 Suite 1036	Altamonte Springs	FL	32714	Seminole

2399	1750 Sunshadow Dr. #96	Casselberry	FL	32707	Seminole

2657	3201 W Colonial	Orlando	FL	32804	Orange

[Schedules to Credit Agreement]

Stores Under Ground Lease

STORE ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY
105	720 Main Street	N. Myrtle Beach	SC	29582	Horry

448	850 Folly Road	James Island	SC	29412	Charleston

608	2111 N. Pleasantburg Drive	Greenville	SC	29609	Greenville

723	300 Knox Abbott Drive	Cayce	SC	29033	Lexington

103	1545 County Road 220	Orange Park	FL	32003	Clay

292	1630 West 49th St.	Hialeah	FL	33012	Miami-Dade

2379	7840 W. Irlo Bronson Highway	Kissimmee	FL	34747	Osceola

[Schedules to Credit Agreement]

Other Locations Leased, other than Stores

ASSET ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY	DESIGNATION (IF ANY)[7]
705[8]	1075 S. Batesville Road	Greer	SC	29651	Greenville	N/A

907(b)[9]	211 BI-LO Boulevard	Greenville	SC	29607	Greenville	N/A

911[10]	4295 Cromwell Road	Chattanooga	TN	37421	Hamilton	N/A

912	208 BI-LO Boulevard	Greenville	SC	29607	Greenville	N/A

189[11]	Chafee Road	Jacksonville	FL	32220	Duval	N/A

2319[12]	1122 N Main Street	Bushnell	FL	33513	Sumster	N/A

2638[13]	170 Beacon Street	Laurel	MS	39440	Jones	N/A

2636[14]	4400 Hardy Street	Hattiesburg	MS	39402	Forrest	N/A

[7]	Notwithstanding the designations, the Credit Party shall use commercially reasonable efforts to obtain a Landlord Personal Property Collateral Access Agreement or bailee letter, as applicable with respect to any warehouse, processor or converter facility or other location where Inventory of a Credit Party with a book value in excess of $500,000 is stored or located (other than any retail store), in addition to those locations designated as “Leasehold Subject to Landlord Waiver”.
[8]	Warehouse for equipment
[9]	A portion of the property described as lease number 907 is used as office space by BI-LO pursuant to a “take-back” lease from C&S Wholesale Services, Inc.
[10]	Warehouse for equipment with limited office space
[11]	Fuel center
[12]	Fuel center
[13]	Fuel center
[14]	Fuel center

[Schedules to Credit Agreement]

ASSET ID	ADDRESS	CITY	STATE	ZIP CODE	COUNTY	DESIGNATION (IF ANY)[7]
Winn Dixie Headquarter Offices	5050 Edgewood Court	Jacksonville	FL	32254	Duval	Leasehold Subject to Landlord Waiver

Aster Building	5244 Edgewood Court	Jacksonville	FL	32254	Duval	N/A

Baypine Office	8649 Baypine Road, Suite 300, Building 700	Jacksonville	FL	32256	Duval	N/A

Cassat Office	750 Cassat Avenue	Jacksonville	FL	32205	Duval	N/A

Pompano Office	1141 S.W. 12th Avenue	Pompano Beach	FL	33069	Broward	N/A

Beverage Plant	255 Jacksonville Highway	Fitzgerald	GA	31750	Irwin	N/A

Miami Distribution	3300 NW 123rd Street	Miami	FL	33167	Dade	Leasehold Subject to Landlord Waivers

Hammond Distribution	3925 Highway 190 West	Hammond	LA	70401	Tangipahoa Parish	Leasehold Subject to Landlord Waivers

Orlando Distribution	3015 Coast Line Drive	Orlando	FL	32808	Orange	Leasehold Subject to Landlord Waivers

Montgomery (Hope Hull) Distribution	6080 U.S. Highway 31 / 6080 Mobile Highway (addresses used interchangeably)	Montgomery	AL	36108	Montgomery	Leasehold Subject to Landlord Waivers

[Schedules to Credit Agreement]

Other Leases

LEASE NUMBER	ADDRESS	CITY	COUNTY/STATE	DESIGNATION (IF ANY)[15]	COMMENTS
269(b)	901 Church Street	Conway	Horry, SC	N/A	This lease provides access to U.S. Hwy 501, which abuts Store 269.

555(b)	714 Bypass 25 NE	Greenwood	Greenwood, SC	N/A	BI-LO, LLC is the ground lessee with respect to property at this address. It formerly owned the building in which Store 555 is located, but sold its interest therein in 2007. Store 555 is now a leased location (as indicated in Part I above).

555(c)	714 Bypass 25 NE	Greenwood	Greenwood, SC	N/A	BI-LO, LLC leases an outparcel at the same address as Store 555 from Garrett Warehousing Co.

[15]	Notwithstanding the designations below, the Credit Party shall use commercially reasonable efforts to obtain a Landlord Personal Property Collateral Access Agreement or bailee letter, as applicable with respect to any warehouse, processor or converter facility or other location where Inventory of a Credit Party with a book value in excess of $500,000 is stored or located (other than any retail store)., in addition to those locations designated below as “Leasehold Subject to Landlord Waiver”.

[Schedules to Credit Agreement]

LEASE NUMBER	ADDRESS	CITY	COUNTY/STATE	DESIGNATION (IF ANY)[15]	COMMENTS
907[16]	211 BI-LO Blvd	Greenville	Greenville, SC	N/A	BI-LO, LLC subleases property at this address from Ahold Lease U.S.A., Inc. and sub-subleases said property to C&S Wholesale Services, Inc., excluding a general office building.

708	Heckle & Herlong	Rock Hill	York, SC	N/A	Leased property used for ingress and egress to Asset #708 listed in Owned Unimproved Real Property below.

710	500-1 Old Greenville Hwy	Clemson	Pickens, SC	N/A	Asset #710 was purchased from Winn-Dixie in 2005. Of the approximately 50,000 rentable square feet comprised by such location, approximately 30,000 square feet are sublet to a third-party and 20,000 square feet are vacant. BI-LO, LLC is the lessee with respect to a master lease of the entire shopping center at this address.

[16]	A portion of the property described as lease number 907 is used as office space by BI-LO pursuant to a “take-back” lease from C&S Wholesale Services, Inc.

[Schedules to Credit Agreement]

Owned Improved Real Property

ASSET ID	OWNER	ADDRESS	CITY	COUNTY	STATE	DESIGNATION (IF ANY)
548[17]	ARP James Island LLC	850 Folly Rd.	James Island	Charleston, SC	SC	N/A

32[18]	ARP Hartsville LLC	819 W. Carolina Ave.	Hartsville	Darlington, SC	SC	N/A

650[19]	BI-LO, LLC	20 Haywood Rd	Greenville	Greenville, SC	SC	N/A

125	Winn-Dixie Properties, LLC	1625 West Tharpe St.	Tallahassee	Leon	FL	N/A

129	Winn-Dixie Properties, LLC	3905 A1A South	St. Augustine Beach	St. Johns	FL	N/A

267	Winn-Dixie Properties, LLC	5501 – 5575 & 5585 Overseas Highway	Marathon	Monroe	FL	N/A

1577	Winn-Dixie Properties, LLC	13002 Coursey Blvd.	Baton Rouge	E. Baton Rouge	LA	N/A

1591	Winn-Dixie Properties, LLC	28145 Walker S. Rd.	Walker	Livingston	LA	N/A

[17]	Asset 548 is a vacant former BI-LO location for which ARP James Island LLC is the fee owner of the land and building thereon.
[18]	ARP Hartsville LLC owns a portion of a shopping center at this address which it leases out to third parties. The BI-LO location at this address is leased property (as listed in Leased Store Locations above).
[19]	Asset 650 is a former Kroger location purchased by BI-LO in 1989 that was subdivided into two rentable units. Both units are currently rented to third parties. BI-LO, LLC owns improvements at this address pursuant to a ground lease, but does not own the land under such improvements.

[Schedules to Credit Agreement]

ASSET ID	OWNER	ADDRESS	CITY	COUNTY	STATE	DESIGNATION (IF ANY)
Baldwin Distribution Center	Winn-Dixie Properties, LLC	15500 Beaver St.	Jacksonville	Duval	FL	Mortgaged Property

267	Winn-Dixie Properties, LLC	5501 – 5575 & 5585 Overseas Highway	Marathon	Monroe	FL	Mortgaged Property

[Schedules to Credit Agreement]

Owned Unimproved Real Property

ASSET ID	OWNER	ADDRESS	CITY	COUNTY	STATE	DESIGNATION (IF ANY)
400	BI-LO, LLC	NWC of Roxboro Rd. & Infinity Rd.	Durham	Durham	NC	N/A

436	ARP Winston Salem LLC	Country Club & Meadowlark	Winston-Salem	Forsyth	NC	N/A

418	BI-LO, LLC	Hwy 14 & Buncombe Rd	Greer	Greenville	SC	N/A

648	ARP Ballentine LLC	W/S Rauch Metz Rd.	Ballentine	Richland	SC	N/A

731	BI-LO, LLC	Hwy 81 & Hwy 86	Wren	Anderson	SC	N/A

465	BI-LO, LLC	Old Georgia & Blackstock Rd.	Roebuck	Spartanburg	SC	N/A

437-L	ARP Morganton LLC	1555 E. Union St.	Morganton	Burke,	NC	N/A

701-4	BI-LO, LLC	2186 Cherry Rd.	Rock Hill	York	SC	N/A

701- 5	BI-LO, LLC	2187 Cherry Rd.	Rock Hill	York	SC	N/A

701- 2	BI-LO, LLC	2186 Cherry Rd.	Rock Hill	York	SC	N/A

335-L	BI-LO, LLC	6951 Lee Hwy.	Chattanooga	Hamilton	TN	N/A

[Schedules to Credit Agreement]

ASSET ID	OWNER	ADDRESS	CITY	COUNTY	STATE	DESIGNATION (IF ANY)
547- L	BI-LO, LLC	205 NC Hwy. 9	Black Mountain	Buncombe	NC	N/A

358-L	BI-LO, LLC	2135 E. Broadway	Maryville	Blount	TN	N/A

660	BI-LO, LLC	NWC of East Dykes St.	Cochran	Bleckley	GA	N/A

569	BI-LO, LLC	Sulphur Springs Rd.	Greenville	Greenville	SC	N/A

606-L	BI-LO, LLC	4510 Hwy. 58	Chattanooga	Hamilton	TN	N/A

539-L	BI-LO, LLC	501 Old Greenville Hwy.	Clemson	Pickens	SC	N/A

539-D	BI-LO, LLC	501 Old Greenville Hwy.	Clemson	Pickens	SC	N/A

406-L	ARP Chickamauga LLC	319 Chickamauga Ave.	Rossville	Walker	GA	N/A

708	BI-LO, LLC	Heckle & Herlong	Rock Hill	York	SC	N/A

57-L	BI-LO, LLC	2607 Woodruff Road	Simpsonville	Greenville	SC	N/A

Baldwin Tract	Winn-Dixie Properties, LLC	15500 Beaver St.	Jacksonville	Duval	FL	N/A

#2624 Vicksburg Outparcels	Winn-Dixie Properties, LLC	2080 South Frontage Rd.	Vicksburg	Warren	MS	N/A

[Schedules to Credit Agreement]

ASSET ID	OWNER	ADDRESS	CITY	COUNTY	STATE	DESIGNATION (IF ANY)
Callahan Tract	Winn-Dixie Properties, LLC	US 1 & Lem Turner Road	Callahan	Nassau	FL	N/A

Outparcel #1701	Winn-Dixie Properties, LLC	6970 SR 18 (Turfway Rd)	Florence	Boone	KY	N/A

Outparcel #945	Winn-Dixie Properties, LLC	1031 Virginia Highway	Clarksville	Mecklenburg	VA	N/A

Montgomery Distribution Center Outparcel	Winn-Dixie Montgomery, LLC	6080 U.S. Highway 31/6080 Mobile Highway (addresses used interchangeably)	Montgomery	Montgomery	AL	N/A

[Schedules to Credit Agreement]

SCHEDULE 8.14

SUBSIDIARIES

OWNER	OWNED ENTITY	TYPE OF ORGANIZATION	EQUITY INTERESTS OWNED	ISSUED AND OUTSTANDING EQUITY INTERESTS	% OF INTEREST PLEDGED	CERTIFICATE NO. (IF UNCERTIFICATED, INDICATE SO)	PAR VALUE
BI-LO Holding, LLC	BI-LO, LLC	Limited liability company	100,000 Membership Units	100,000 Membership Units	100%	001	N/A

BI-LO Holding, LLC	BG Cards, LLC	Limited liability company	100,000 Membership Units	100,000 Membership Units	100%	001	N/A

BI-LO, LLC	BI-LO Finance Corp.	Corporation	1,000	1,000	100%	1	$0.01 Per Share

BI-LO, LLC	ARP Hartsville LLC	Limited liability company	100,000 Membership Units	100,000 Membership Units	100%	001	N/A

BI-LO, LLC	ARP Ballentine LLC	Limited liability company	N/A	N/A	100%	Uncertificated	N/A

BI-LO, LLC	ARP Chickamauga LLC	Limited liability company	N/A	N/A	100%	Uncertificated	N/A

BI-LO, LLC	ARP James Island LLC	Limited liability company	N/A	N/A	100%	Uncertificated	N/A

[Schedules to Credit Agreement]

OWNER	OWNED ENTITY	TYPE OF ORGANIZATION	EQUITY INTERESTS OWNED	ISSUED AND OUTSTANDING EQUITY INTERESTS	% OF INTEREST PLEDGED	CERTIFICATE NO. (IF UNCERTIFICATED, INDICATE SO)	PAR VALUE
BI-LO, LLC	ARP Moonville LLC	Limited liability company	N/A	N/A	100%	Uncertificated	N/A

BI-LO, LLC	ARP Morganton LLC	Limited liability company	N/A	N/A	100%	Uncertificated	N/A

BI-LO, LLC	ARP Winston Salem LLC	Limited liability company	N/A	N/A	100%	Uncertificated	N/A

BI-LO, LLC	Opal Holdings, LLC	Limited liability company	N/A	N/A	100%	Uncertificated	N/A

Opal Holdings, LLC	Winn-Dixie Stores, Inc.	Corporation	100	100	100%	2	N/A

Winn-Dixie Stores, Inc.	Winn-Dixie Supermarkets, Inc.	Corporation	100	100	100%	1 and 2	$10.00

Winn-Dixie Stores, Inc.	Deep South Products, Inc.	Corporation	1,000	1,000	100%	1 and 2	$10.00

Winn-Dixie Stores, Inc.	WIN General Insurance, Inc.	Corporation	10,000	10,000	100%	Uncertificated	N/A

Winn-Dixie Stores, Inc.	Winn-Dixie Logistics, Inc.	Corporation	1,000	1,000	100%	2	$1.00

Winn-Dixie Stores, Inc.	Winn-Dixie Procurement, Inc.	Corporation	1,000	1,000	100%	2	$1.00

[Schedules to Credit Agreement]

OWNER	OWNED ENTITY	TYPE OF ORGANIZATION	EQUITY INTERESTS OWNED	ISSUED AND OUTSTANDING EQUITY INTERESTS	% OF INTEREST PLEDGED	CERTIFICATE NO. (IF UNCERTIFICATED, INDICATE SO)	PAR VALUE
Winn-Dixie Stores, Inc.	Winn-Dixie Raleigh, Inc.	Corporation	1,000	1,000	100%	1 and 2	$10.00

Winn-Dixie Stores, Inc.	Winn-Dixie Montgomery, LLC	Limited Liability Company	100% of Interests	100% of Interests	100%	001	N/A

Winn-Dixie Stores, Inc.	Winn-Dixie Stores Leasing, LLC	Limited Liability Company	100% of Interests	100% of Interests	100%	001	N/A

Winn-Dixie Stores, Inc.	Winn-Dixie Properties, LLC	Limited Liability Company	100% of Interests	100% of Interests	100%	001	N/A

Winn-Dixie Logistics, Inc.	Winn-Dixie Warehouse Leasing, LLC	Limited Liability Company	100% of Interests	100% of Interests	100%	001	N/A

Winn-Dixie Raleigh, Inc.	Winn-Dixie Raleigh Leasing, LLC	Limited Liability Company	100% of Interests	100% of Interests	100%	001	N/A

Winn-Dixie Properties, LLC	Dixie Spirits Florida, LLC	Limited Liability Company	100% of Interests	100% of Interests	100%	001	N/A

Winn-Dixie Montgomery, LLC	Winn-Dixie Montgomery Leasing, LLC	Limited Liability Company	100% of Interests	100% of Interests	100%	001	N/A

Winn-Dixie Montgomery, LLC	Dixie Spirits, Inc.	Corporation	1,000	1,000	100%	2	$1.00

[Schedules to Credit Agreement]

SCHEDULE 8.21

PERMITTED EXISTING INDEBTEDNESS

NAME OF BORROWER	NAME OF PAYEE	DESCRIPTION	DATE INCURRED	MATURITY DATE	AMOUNT OUTSTANDING	CREDIT PARTY OR RESTRICTED SUBSIDIARY GUARANTORS
Winn-Dixie Stores, Inc.	WIN General Insurance, Inc.	Intercompany indebtedness	03/17/2010	Repayable on demand.	$1,200,000.00	N/A

Capitalized Lease Obligations

NAME OF BORROWER	NAME OF PAYEE	DESCRIPTION	PRINCIPAL BALANCE ($USD)	CREDIT PARTY OR RESTRICTED SUBSIDIARY GUARANTORS
Winn-Dixie Stores, Inc.	BB&T Equipment Finance Corporation	Lease One—POS printers, registers, monitors & software	$10,865,350.26	N/A.

Winn-Dixie Stores, Inc.	BB&T Equipment Finance Corporation	Lease Two—POS printers, registers & monitors	$8,928,264.21	N/A.

Winn-Dixie Stores, Inc.	Catalina Health Resource, LLC	Pharmacy Printers	$367,608.61	N/A.

[Schedules to Credit Agreement]

NAME OF BORROWER	NAME OF PAYEE	DESCRIPTION	PRINCIPAL BALANCE ($USD)	CREDIT PARTY OR RESTRICTED SUBSIDIARY GUARANTORS
Winn-Dixie Stores, Inc.	De Lage Landen Financial Services (Sun Microsystems )	VSM5	$61,475.87	N/A.

Winn-Dixie Stores, Inc.	General Electric Capital Corporation	“Old” Teradata (.4989)/Data Warehouse Node	$305,458.62	N/A.

Winn-Dixie Stores, Inc.	General Electric Capital Corporation	Tractor Schedule 001	$338,733.71	N/A.

Winn-Dixie Stores, Inc.	General Electric Capital Corporation	Schedule 002 to Master Lease Agreement: Terradata equipment upgrade (.5011)	$306,530.24	N/A.

Winn-Dixie Stores, Inc.	General Electric Capital Corporation	Tractor Schedules 002-005	$1,312,221.10	N/A.

Winn-Dixie Stores, Inc.	General Electric Capital Corporation	Trailer Schedule 006-010	$2,068,065.44	N/A.

Winn-Dixie Stores, Inc.	General Electric Capital Corporation	Trailer Schedule 011-015: Capital lease of ThermoKing and Great Dane trailers	$3,159,306.73	N/A.

[Schedules to Credit Agreement]

NAME OF BORROWER	NAME OF PAYEE	DESCRIPTION	PRINCIPAL BALANCE ($USD)	CREDIT PARTY OR RESTRICTED SUBSIDIARY GUARANTORS
Winn-Dixie Stores, Inc.	IBM Credit LLC	Mainframe capital lease	$2,244,334.28	N/A.

Winn-Dixie Stores, Inc.	Ikon Financial Services	Multi-Functional Devices (Printers)	$384,321.24	N/A.

Winn-Dixie Procurement, Inc. and Winn-Dixie Stores, Inc.	Mother Parker’s Tea & Coffee USA	Coffee Carts for store locations	$284,460.32	N/A.

Winn-Dixie Logistics, Inc.	RBS Asset Finance, Inc.	Tractors	$775,075.26	N/A.

Winn-Dixie Stores, Inc.	SAS Institute, Inc.	Grocery Analytics Software Suite License and Renewal	$8,532,094.36	N/A.

Winn-Dixie Stores, Inc.	TD Equipment Finance, Inc.	Trailer Schedule 006	$223,371.39	N/A.

Winn-Dixie Stores, Inc.	TD Equipment Finance, Inc.	Trailer Schedules 001-005	$1,433,865.86	N/A.

[Schedules to Credit Agreement]

NAME OF BORROWER	NAME OF PAYEE	DESCRIPTION	PRINCIPAL BALANCE ($USD)	CREDIT PARTY OR RESTRICTED SUBSIDIARY GUARANTORS
Winn-Dixie Stores, Inc.	TD Equipment Finance, Inc.	Trailer Schedules 007-012	$3,677,802.17	N/A.

Winn-Dixie Stores, Inc.	U.S. Bancorp Equipment Finance, Inc.	Tractor Schedule 006	$3,592,728.17	N/A.

Winn-Dixie Stores, Inc.	U.S. Bancorp Equipment Finance, Inc.	Tractor Schedule 007	$409,759.45	N/A.

Winn-Dixie Stores, Inc.	U.S. Bancorp Equipment Finance, Inc.	Tractor Schedules 001-005	$4,208,756.72	N/A.

Winn-Dixie Stores, Inc.	U.S. Bancorp Equipment Finance Inc.	Trailer Schedule 008	$7,127,649.43	N/A.

Winn-Dixie Logistics, Inc.	VFS US LLC (Volvo Financial Services)	Tractors	$3,258,559.60	N/A.

[Schedules to Credit Agreement]

SCHEDULE 8.22

INSURANCE

BI-LO Insurance Program:

Subsidiary	Broker	Insurance Company	Policy Coverage	Coverage Description	Policy #	Inception Date	Expiration Date	Policy Type	Expiring Premium
BI-LO Holdings, LLC	Marsh USA, Inc.	ACE American Ins. Co.	Auto Liability	Liability Limits: $2,000,000 (Sym 1) Medical Payments: $5,000 (Sym 2) Personal Inj Prot: Statutory & Rejected (Sym 5) Uninsured Motorist: Statutory Min / Rejected (Sym 6) Underinsured Motorist: Statutory Min / Rejected (Sym 6) DEDUCTIBLE: $250,000	ISA H08635043	3/27/2011	3/12/2012	Renewal	$57,912.00

[Schedules to Credit Agreement]

Subsidiary	Broker	Insurance Company	Policy Coverage	Coverage Description	Policy #	Inception Date	Expiration Date	Policy Type	Expiring Premium
BI-LO Holdings, LLC	Marsh USA, Inc.	ACE American Ins. Co.	General Liability	General Agg: $10,000,000 Prod / Comp Ops Agg: $10,000,000 Pharmacists Liability Agg: $10,000,000 Liquor Liability Agg: $10,000,000 Employee Benefits: $1,500,000 Retro Date: 01/30/2005 Employee Benefits Liab Agg: $10,000,000 Personal & Advertising Injury: $1,500,000 Each Occurrence: $1,500,000 Damage to Premises Rented To You: $1,500,000 Medical Expense Limit: -$0 - RETENTION: $500,000 Each Occurrence	XSL G2552603A	3/27/2011	3/12/2012	Renewal	$549,482.00

BI-LO, LLC	Marsh USA, Inc.	Greenwich Ins. Co.	Pollution	Limits: $25,000,000 each Pollution Condition $25,000,000 Aggregate SELF INSURED RETENTION: $250,000	PEC001792602	1/30/2011	1/30/2014	Renewal	$50,281.66

[Schedules to Credit Agreement]

Subsidiary	Broker	Insurance Company	Policy Coverage	Coverage Description	Policy #	Inception Date	Expiration Date	Policy Type	Expiring Premium
LSF5 BI-LO Holdings, LLC	Marsh USA, Inc.	Westport Insurance Corp	Property	Policy Limit: $200,000,000 Sublimits: $200,000,000 Earth Movement per occur /annual agg all locations except: $1,000,000 per occur/annual agg at: Misc Unnamed Locations, Newly Acquired Property $200,000,000 aggregate all locations $50,000,000 Flood per occur/annual agg except: $1,000,000 per occur/annual aggregate at: Misc Unnamed Locations, Newly Acquired Property $25,000,000 per occur/annual agg at: within the 100 year flood zone. $50,000,000 aggregate all locations Boiler & Machinery: $25,000,000 Contingent Business Interruption: $25,000,000 (See policy for details) Miscellaneous Unnamed Locations: $10,000,000 Newly Acquired Property: $25,000,000 DEDUCTIBLES: $250,000 each occurrence except $10,000 for Agreko Leased Generators and except: Earth Movement—Combined PD & TE—$250,000 all locations Flood—Separate PD & TE—5% Property Damage Values and 5%	31-3-73672	3/12/2011	3/12/2013	Renewal	$1,011,765.00

[Schedules to Credit Agreement]

Subsidiary	Broker	Insurance Company	Policy Coverage	Coverage Description	Policy #	Inception Date	Expiration Date	Policy Type	Expiring Premium
LSF5 BI-LO Holdings, LLC	Marsh USA, Inc.	XL Specialty Ins. Co.	Punitive Damages Liability	Excess Punitive Damages Limits: $25,000,000 Per Occurrence $25,000,000 Aggregate	IE00014232LI11A	3/27/2011	3/12/2012	New	$16,948.00

BI-LO Holdings, LLC	Marsh USA, Inc.	XL Insurance America, Inc.	Umbrella/Excess	Primary $25,000,000 Each Occurrence $25,000,000 General Aggregate SELF INSURED RETENTION: $10,000 Each Occurrence	US00008647LI11A	3/27/2011	3/27/2012	Renewal	$169,488.00

BI-LO Holdings, LLC	Marsh USA, Inc.	Allied World National Assurance Co.	Umbrella/Excess	($25m XS $25m)	0305-4388	3/27/2011	3/12/2012	Renewal	$61,019.00

BI-LO Holdings, LLC	Marsh USA, Inc.	Great American Assurance Co.	Umbrella/Excess	($25m po $50m XS $50m)	EXC 2098860	3/27/2011	3/12/2012	Renewal	$36,322.00

BI-LO Holdings, LLC	Marsh USA, Inc.	Endurance American Specialty Ins. Co.	Umbrella/Excess	($25m po $50m XS $50m)	XSC10003078700	3/27/2011	3/12/2012	Renewal	$36,322.00

BI-LO Holdings, LLC	Marsh USA, Inc.	Liberty Ins. Underwriters	Umbrella/Excess	($50m XS $100m)	EXCNY198650-5	3/27/2011	3/12/2012	Renewal	$55,622.00

[Schedules to Credit Agreement]

Subsidiary	Broker	Insurance Company	Policy Coverage	Coverage Description	Policy #	Inception Date	Expiration Date	Policy Type	Expiring Premium
BI-LO Holdings, LLC	Marsh USA, Inc.	ACE American Ins. Co.	Workers’ Compensation	Policy Limits: Bodily Injury—by Accident, each Accident $1,000,000 Bodily Injury by Disease, Policy Limit $1,000,000 Bodily Injury by Disease, each Employee $1,000,000 All States except: ND, OH, WA, WY	WLR C46478460	3/27/2011	3/12/2012	Renewal	$634,490.00

Property & Casualty Sub-Totals									$2,679,651.66

BI-LO Holdings, LLC	McGriff-Atlanta	National Union Fire Ins. Co. of Pittsburgh PA	Crime	Blanket Crime Limit: $10,000,000 DEDUCTIBLE: $500,000	01-951-80-96	6/15/2011	6/15/2012	Renewal	$31,415.00

BI-LO Holdings, LLC	McGriff-Atlanta	XL Specialty Ins. Co.	D&O	D&O/EPL Shared $25,000,000 Agg / each policy period (Incl defense expenses) RETENTION: $100,000 D&O $250,000 EPL (with $500,000 Mass Action)	ELU121740-11	6/15/2011	6/15/2012	Renewal	$330,000.00

BI-LO Holdings, LLC	McGriff-Atlanta	Houston Casualty Co	D&O	D&O/EPL Side A $10,000,000 XS $50,000,000 inclusive of Defense Expenses	14-MG-11-A10687	6/15/2011	6/15/2012	Renewal	$20,000.00

BI-LO Holdings, LLC	McGriff-Atlanta	US Specialty Ins. Co.	D&O	D&O/EPL $25,000,000 XS $25,000,000 inclusive of Defence Expenses	14-MGU-11- A24105	6/15/2011	6/15/2012	Renewal	$150,000.00

[Schedules to Credit Agreement]

Subsidiary	Broker	Insurance Company	Policy Coverage	Coverage Description	Policy #	Inception Date	Expiration Date	Policy Type	Expiring Premium
BI-LO Holdings, LLC	McGriff-Atlanta	National Union Fire Ins. Co. of Pittsburgh PA	Fiduciary	Fiduciary $10,000,000 Aggregate / each policy period RETENTION: $50,000 Securities Retention $50,000 All Other Losses	01-950-65-42	6/15/2011	6/15/2012	Renewal	$16,000.00

Financial Liines Sub-Totals									$547,415.00

BI-LO, LLC	Marsh USA, Inc.	Fidelity & Deposit Co of MD	Bond Coverage	4,000,000 USA	08800270	3/18/2011	3/18/2012	New	$60,000.00

Mark Van Ostenbridge	Marsh USA, Inc.	Fidelity & Deposit Co of MD	Bond Coverage	100,000 South Carolina	LPM9019525	8/24/2011	8/24/2012	Renewal	$1,500.00

BI-LO, LLC	Marsh USA, Inc.	Fidelity & Deposit Co of MD	Bond-UTIL	70,000 South Carolina	4144365	7/30/2011	7/30/2012	Renewal	$1,050.00

BI-LO, LLC	Marsh USA, Inc.	Fidelity & Deposit Co of MD	Bond-UTIL	100,000 Georgia	4144366	7/30/2011	7/30/2012	Renewal	$1,500.00

BI-LO, LLC	Marsh USA, Inc.	Hartford Fire Ins. Co.	Bond-UTIL	10,000 South Carolina	46BSBFC9613	7/25/2011	7/25/2012	Renewal	$200.00

Bi-Lo, Inc.	Marsh USA, Inc.	Hartford Fire Ins. Co.	Bond-UTIL	10,000 Georgia	46BSBFC9614	7/25/2011	7/25/2012	Renewal	$200.00

BI-LO, LLC	Marsh USA, Inc.	Fidelity & Deposit Co of MD	Bond-UTIL	766,000 Tennessee	8953944 (11)	11/15/2011	11/15/2012	Renewal	$11,490.00

BI-LO, LLC	Marsh USA, Inc.	Fidelity & Deposit Co of MD	Bond-UTIL	255,292 North Carolina	LPM9019514	8/11/2011	8/11/2012	Renewal	$3,829.00

BI-LO, LLC	Marsh USA, Inc.	Fidelity & Deposit Co of MD	Bond-UTIL	1,500,000 North Carolina	LPM9019515	8/11/2011	8/11/2012	Renewal	$22,500.00

BI-LO, LLC	Marsh USA, Inc.	Fidelity & Deposit Co of MD	Bond-UTIL	1,471,223 South Carolina	LPM9019516	8/11/2011	8/11/2012	Renewal	$22,068.00

BI-LO, LLC	Marsh USA, Inc.	Fidelity & Deposit Co of MD	Bond-UTIL	26,635 Georgia	LPM9019518	8/13/2011	8/13/2012	Renewal	$400.00

[Schedules to Credit Agreement]

Subsidiary	Broker	Insurance Company	Policy Coverage	Coverage Description	Policy #	Inception Date	Expiration Date	Policy Type	Expiring Premium
BI-LO, LLC	Marsh USA, Inc.	Fidelity & Deposit Co of MD	Bond-UTIL	25,000 Tennessee	LPM9019532	8/30/2011	8/30/2012	Renewal	$375.00

BI-LO, LLC	Marsh USA, Inc.	Fidelity & Deposit Co of MD	Bond-UTIL	38,000 Tennessee	LPM9019533	8/31/2011	8/31/2012	Renewal	$570.00

Bonds Sub-Total									$125,682.00

Combined Total									$3,352,748.66

[Schedules to Credit Agreement]

Winn-Dixie Insurance Program:

Attached.

[Schedules to Credit Agreement]

Winn-Dixie Stores, Inc.

Schedule of Primary Casualty Insurance Program

Policy Period: 7/1/2011 – 7/1/2012

Coverage	Carrier	Policy Number	Policy Period	Amounts	Limits	Deductibles/ SIR	Premium
Commercial General Liability	National Union Fire Insurance Company of Pittsburg, PA	GL 2449487	7/1/11- 7/1/12	$1,500.000 $5,000.000 $5,000.000 $1,500.000 $1,500.000	Each Occurrence General Aggregate Products/Completed Operations Personal & Advertising Injury Employee Benefits Liability– Each claim & Aggregate	$2,000.000 SIR Each and Every	$268.873 Excluding taxes & surcharges
Automobile Liability	National Union Fire Insurance Company of Pittsburg, PA	CA 3506336	7/1/11- 7/1/12	$1,500.000	Each Accident	$2,000.000 SIR Each and Every	$129.135 Excluding taxes & surcharges
Workers’ Compensation/ Employer’s Liability Large Deductible (FL)	Illinois National Insurance Company	WC 015883680	7/1/11- 7/1/12	Statutory $1,500.000 $1,500.000 $1,500.000	Workers’ Compensation BI by Accident BI by Disease – Each Employee BI by Disease – Policy Limit	$1,500.000 Deductible	$1,096.254 Excluding taxes & surcharges
Excess Workers’ Compensation Employer’s Liability (All states except ND, OH, WA, WV, WY)	National Union Fire Insurance Company of Pittsburg, PA	XWC 1192416	7/1/11- 7/1/12	Statutory $1,000.000 $1,000.000 $1,000.000	Workers’ Compensation BI by Accident BI by Disease – Each Employee BI by Disease – Policy Limit	$1,500.000 SIR	$154.776 Excluding taxes & surcharges
Commercial General Liability (UIIA)	National Union Fire Insurance Company of Pittsburg, PA	GL 2449488	7/1/11- 7/1/12	$1,000.000 $1,000.000 $1,000.000 $1,000.000	Each Occurrence General Aggregate Products/Completed Operations Personal & Advertising Injury	$1,000.000 Deductible	$2.500
Automobile Liability (UIIA)	National Union Fire Insurance of Pittsburg, PA	CA 3506337	7/1/11- 7/1/12	$1,000.000	Each Accident	$1,000.000 Deductible	$2.500

NOTE:  This is a coverage summary not a legal contract. Refer to the policy for specific terms, conditions, limitations and exclusions.

2011 Insurance Schedule

Winn-Dixie Stores, Inc.

Schedule of Umbrella / Excess Liability

Policy Period: 7/1/2011 – 7/1/2012

Coverage	Carrier	Policy Number	Policy Period	Amounts	Limits	Deductibles/SIR	Premium
Umbrella Liability	ACE Property & Casualty Insurance Company	XOO G25832735	7/1/11-7/1/12	$25MM $25MM $25MM	Each Occurrence Products/Completed Operations– Aggregate General Aggregate – where applicable	Underlying Primary Policies Limits – retained limit on primaries maintained – $10,000 SIR each & every	$591,138 Including TRIA Excluding surcharges
Excess Liability	Great American Assurance Co.	EXC2105807	7/1/11-7/1/12	$25MM x/s $25MM		Underlying Policy	$158,000 Including TRIA Excluding surcharges
Excess Liability	Starr Indemnity & Liability Co.	SISIGCE50010811	7/1/11-7/1/12	$20MM x/s $50MM		Underlying Policy	$86,000 Including TRIA Excluding surcharges
Excess Liability	American Guarantee & Liability Ins. Co	AEC9300410-10	7/1/11-7/1/12	$30MM x/s $70MM		Underlying Policy	$75,751 Including TRIA Excluding surcharges
Excess Liability	ACE Bermuda Insurance Ltd.	WINN-1500/OCC01	7/1/11-7/1/12	$50MM part of $100MM x/s $100MM		Underlying Policy	$109,250 Including TRIA

Winn-Dixie Stores, Inc.

Schedule of Excess Liability

Policy Period: 7/1/11 – 7/1/2012

Coverage	Carrier	Policy Number	Policy Period	Amounts	Limits	Deductibles/SIR	Premium
Excess Liability	Chubb Atlantic Indemnity Ltd	3310-17-29	7/1/11-7/1/12	$25MM part of $100MM x/s $100MM		Underlying Policy	$54,625 Including TRIA
Excess Liability	Argo Re Ltd	ARGO-CAS-OCC- 000069.3	7/1/11-7/1/12	$25MM part of $100MM x/s $100MM		Underlying Policy Minimum Attachment $2,000.000	$54,625 Including TRIA
Excess Liability	Chartis Excess Limited	60703790	7/1/11-7/1/12	$50MM part of $100MM x/s $200MM		Underlying Policy	$100,000 Including TRIA
Excess Liability	Liberty Mutual Insurance Europe Limited	DL473211	7/1/11-7/1/12	$50MM part of $100MM x/s $200MM		Underlying Policy	$100,000 Including TRIA

Winn-Dixie Stores, Inc.

Schedule of Punitive Damages

Policy Period: 7/1/11 – 7/1/2012

Coverage	Carrier	Policy Number	Policy Period	Amounts	Limits	Deductibles/SIR	Premium
Punitive Damages Liability	ACE Bermuda Ins. Ltd.	WIN-PD/11	7/1/11 - 7/1/12	$25MM	Wrap around ACE Property & Casualty Insurance Company XOO G25832735	x/s Primary	$49.780
Punitive Damages Liability	GAI Insurance Company, Ltd.	EXC1491947	7/1/11 - 7/1/12	$25MM X/S $25MM	Wrap around Great American Ins. Co. of NY # EXC2105807	Underlying Policy	$15.800
Punitive Damages Liability	Starr Insurance & Reinsurance Limited	SIPW003011	7/1/11 - 7/1/12	$20MM x/s $50MM	Wrap around Starr Indemnity. SISIGCE50010811	Underlying Policy	$10.000
Punitive Damages Liability	Hanseatie Ins. Co. (Bermuda) Limited	HIPD202421	7/1/11 - 7/1/12	$30MM x/s $70MM	Wrap around American Guarantee AEC9300410-10	Underlying Policy	$15.000

Winn-Dixio Stores, Inc.

SCHEDULE OF INSURANCE 2011 - 2012

Will be updated as policies are renewed

Policy	Insurance Company	Policy Term	Policy Number	Limits of Insurances	Quota Share	Retention/ Deductible	Estimated Premium
Aviation – Non-Owned Aircraft
	Global Aerospace	3/31/11 – 3/31/12	15000165	$50,000,000 each occurrence for bodily injury and property damage; $3,000 each passenger for medical expenses; restricted to 25 seat passenger plane or less	NA	N/A		$35,000
Flood
	The Hartford / Fidelty			Multiple Policies and Locations - Refer to Separate Flood Worksheet
Property
Primary $25M	Lexington	4/30/11 - 4/30/12	17728054	$25,000,000	90%	$2,000,000 per occurrence / $5,000,000 annual aggregate All other perils, EXCEPT $200,000 per occurrence for the following locations: 1. 255 Jacksonville Hwy, Fitzgeraid, GA 31750 2. 815 S. Pelham Road, Jacksonville, AL 36265 3. 3015 Coastline Drive, Orlando, FL 32808 4. 6080 Mobile Hwy, Montgomery, AL 36105 5. 3300 NW 123 St, Miami, FL 33167 6. Hwy 190 West, Hammond, LA 70401 7. 5244 Edgewood Court, Jacksonville, FL 32254 8. 703 Chaffee Rd. Jacksonville, FL 32221		$6,300,000
Primary $50M	Zurich	4/30/11 - 4/30/12	MLP933684300	$50,000,000	10%			$900,000
Excess $25M x $25M	Chubb Custom Illinois Union Ins Co Start Surplus General Security Chubb Lloyds Swiss Re International SE AWAC (Bermuda) WIN General	4/30/11 - 4/30/12 4/30/11 - 4/30/12 4/30/11 - 4/30/12 4/30/11 - 4/30/12 4/30/11 - 4/30/12 4/30/11 - 4/30/12 4/30/11 - 4/30/12 4/30/11 - 4/30/12 4/30/11 - 4/30/12	79580778 D37381573002 SLSTPTY105072-11 T0234451100072 44681163 WB1100454 WB1100737 P005885006 1-00028-00

$25,000,000 x/o $25,000,000

$25,000,000 x/o $25,000,000

$25,000,000 x/o $25,000,000

$25,000,000 x/o $25,000,000

$25,000,000 x/o $25,000,000

$25,000,000 x/o $25,000,000

$25,000,000 x/o $25,000,000

$25,000,000 x/o $25,000,000

$25,000,000 x/o $25,000,000

					3.0% 8.0% 10.0% 10.0% 10.0% 21.0% 15.0% 20.0% 7.5%		$ $ $ $ $ $ $ $ $	105,000 265,870 61,068 193,958 326,848 735,000 525,000 700,000 255,000
Excess $275M x $25M	ACE American Ins. Co.	4/30/11 - 4/30/12	CRXD37838275	$275,000,000 x/o $25,000,000	5.5%			$424,531
Excess $50M x $50M	Lloyds XL Insurance America, Inc. Chubb Custom Axis Surplus Torus Alterra (Bermuda) Ariel Re (Bermuda) ACE (Bermuda)	4/30/11 - 4/30/12 4/30/11 - 4/30/12 4/30/11 - 4/30/12 4/30/11 - 4/30/12 4/30/11 - 4/30/12 4/30/11 - 4/30/12 4/30/11 - 4/30/12 4/30/11 - 4/30/12	WB1100828 US00010217PR11A 79580779 EAF72656011 66246A110APR 664314311PRMAN2011 P114155 WINN00978P05

$50,000,000 x/o $50,000,000

$50,000,000 x/o $50,000,000

$50,000,000 x/o $50,000,000

$50,000,000 x/o $50,000,000

$50,000,000 x/o $50,000,000

$50,000,000 x/o $50,000,000

$50,000,000 x/o $50,000,000

$50,000,000 x/o $50,000,000

					2.5% 10.0% 3.0% 7.0% 3.00% 4.0% 10.0% 9.0%		$ $ $ $ $ $ $ $	87,500 300,000 90,000 232,636 90,000 136,800 332,500 299,250
Excess $75M x $50M	Ironshore (Bermuda)	4/30/11 - 4/30/12	441377310A	$75,000,000 x/o $50,000,000	2.0%			$82,000

Winn-Dixie Stores, Inc.

SCHEDULE OF INSURANCE 2011 - 2012

Will be updated as policies are renewed

Policy	Insurance Company	Policy Term	Policy Number	Limits of Insurance	Quota Share	Retention/Deductible	Estimated Premium
Excess $100M x $50M	Liberty Mutual Fire Ins, Co.	4/30/11 – 4/30/12	MQ2-L9L-527241-051	$100,000,000 x/o $50,000,000	3.0%		$7,740
	Arch Specialty Ins, Co.	4/30/11 – 4/30/12	PRP0026522-02	$100,000,000 x/o $50,000,000	7.5%		$21,000
	WIN General	4/30/11 – 4/30/12	110003100	$100,000,000 x/o $50,000,000	2.5%		$6,875
	Liberty Mutual Fire Ins, Co.	4/30/11 – 4/30/12	MQ2-L9L-527241-051	$100,000,000 x/o $50,000,000	3.0%		$15,510
	Arch Specialty Ins, Co.	4/30/11 – 4/30/12	PRP0026522-02	$100,000,000 x/o $50,000,000	7.5%		$42,375
	Liberty Mutual Fire Ins, Co.	4/30/11 – 4/30/12	MQ2-L9L-527241-051	$100,000,000 x/o $50,000,000	3.0%		$90,750
	Arch Specialty Ins, Co.	4/30/11 – 4/30/12	PRP0026522-03	$100,000,000 x/o $50,000,000	7.5%		$246,750
	Landmark American Ins, Co.	4/30/11 – 4/30/12	LHD371556	$100,000,000 x/o $50,000,000	4.0%		$170,600
	Lloyds	4/30/11 – 4/30/12	WB1100738	$100,000,000 x/o $50,000,000	14.5%		$39,875
	Lloyds	4/30/11 – 4/30/12	WB1100738	$100,000,000 x/o $50,000,000	14.5%		$83,375
	Lloyds	4/30/11 – 4/30/12	WB1100738	$100,000,000 x/o $50,000,000	14.5%		$507,500
Excess $250M x $50M	WIN General	4/30/11 – 4/30/12	110003000	$250,000,000 x/o $50,000,000	5.0%		$11,250
	WIN General	4/30/11 – 4/30/12	110003000	$250,000,000 x/o $50,000,000	5.0%		$15,000
	WIN General	4/30/11 – 4/30/12	110003100	$250,000,000 x/o $50,000,000	2.5%		$14,375
	WIN General	4/30/11 – 4/30/12	110003000	$250,000,000 x/o $50,000,000	5.0%		$30,000
	WIN General	4/30/11 – 4/30/12	110003100	$250,000,000 x/o $50,000,000	2.5%		$87,500
	WIN General	4/30/11 – 4/30/12	110003000	$250,000,000 x/o $50,000,000	5.0%		$175,000
Excess $25M x $100M	XL Insurance America, Inc.	4/30/11 – 4/30/12	US00010217PR11A	$25,000,000 x/o $100,000,000	10.0%		$51,000
	Lloyds (Aegis)	4/30/11 – 4/30/12	WB1100829	$25,000,000 x/o $100,000,000	4.0%		$24,000
	Ariel Re (Bermuda)	4/30/11 – 4/30/12	P114155	$25,000,000 x/o $100,000,000	17.5%		$99,750
Excess $50M x $100M	Maiden Specialty	4/30/11 – 4/30/12	S5LPP0102805M	$50,000,000 x/o $100,000,000	8.5%		$64,690
	Maiden Ro	4/30/11 – 4/30/12	S5LPY0102705M	$50,000,000 x/o $100,000,000	8.5%		$2,035
	Lloyds	4/30/11 – 4/30/12	WB1100855	$50,000,000 x/o $100,000,000	5.0%		$42,500
	ACE (Bermuda)	4/30/11 – 4/30/12	WINN00978P05	$50,000,000 x/o $100,000,000	11.0%		$94,050
Excess $25M x $125M	XL Insurance America, Inc.	4/30/11 – 4/30/12	US00010217PR11A	$25,000,000 x/o $125,000,000	10.0%		$25,500
	Ariel Re (Bermuda)	4/30/11 – 4/30/12	P114155	$25,000,000 x/o $125,000,000	23.5%		$66,975
Excess $150M x $150M	Maiden Specialty	4/30/11 – 4/30/12	S5LPP0102805M	$150,000,000 x/o $150,000,000	25.0%		$46,051
	Maiden Ro	4/30/11 – 4/30/12	S5LPY0102705M	$150,000,000 x/o $150,000,000	25.0%		$1,449
	Lloyds	4/30/11 – 4/30/12	WB1100749	$150,000,000 x/o $150,000,000	48.0%		$103,200
	Lloyds	4/30/11 – 4/30/12	WB1100856	$150,000,000 x/o $150,000,000	2.5%		$5,625
	WIN General	4/30/11 – 4/30/12	110003100	$150,000,000 x/o $150,000,000	2.5%		$5,375
	Axis (Bermuda)	4/30/11 – 4/30/12	2103370111UP	$150,000,000 x/o $150,000,000	11.5%		$21,850
Boiler & Machinery	Federal Ins, Co.	4/30/11 – 4/30/12	76427088	$150,000,000 Combined	NA	$250,000 /Business Income Waiting Period 12 hours	$123,900
Sublimits:

Amonia Contamination
$50,000,000 Electronic Data
Processing $250,000
Dependent Business Premises
$500,000

Service Interruption
$10,000,000 Pollutant Clean
Up $500,000 Spoilage
Scheduled Location
$10,000,000 Spoilage Utility
Owned Equip $10,000,000

Terrorism	Lloyds (Hiscox)	4/30/11 – 4/30/12	E11RQ2659400	$300,000,000 per occurrence / annual aggregate	NA	$25,000.00	$250,000
							$15,071,386

This insurance document is furnished to you as a matter of information for your convenience. It only summarizes the listed policy(ies) and is not intended to reflect all the terms and conditions or exclusions of such policy(ies). Moreover, the information.

Winn-Dixie Stores, Inc.                                                          Bermuda

Executive Liability - D&O/EPL/Fiduciary/Crime/Outside D&O

Policy Period - 11/1/11 - 11/1/12

Limits	Policy Type	Underwriting Company	Intermediary	Carrier / Pay to	UW Name	UW Phone #	Policy Number	Premium Due Date	Admitted or Non-Admitted Carrier	Premium
K&R $10M (1st year of a 3 year policy)
$10M	K&R	Federal Insurance Co.	NA	Chubb			81975378		Admitted	$23,000.00
ODL $15M / $250K Retention
$15M	Outside D&O	Federal Insurance Co.	NA	Chubb			82076072		Admitted	$14,589.00
Crime $20M / $1.5M Retention
$20M	Crime	Federal Insurance Co.	NA	Chubb			68016841		Admitted	$90,000.00
Fiduciary $50M / $250K Retention
$25M	Fiduciary	Federal Insurance Co.	NA	Chubb			81975270		Admitted	$245,000.00
$15M x $25M	Fiduciary	Zurich American	NA	Zurich			FLC968432105		Admitted	$103,086.00
$10M x $40M	Fiduciary	National Union	NA	Chartis			013098608		Admitted	$62,468.00
EPL $75M / $5M Retention
$15M	Employment	Zurich American	NA	Zurich			EPL5942414		Admitted	$297,000.00
$15M Punitive Wrap	Employment Practices	Hanseatic (Bermuda)	Aon Bermuda	Hanseatic			HIPD202517		Admitted	$29,700.00
$10M x $15M	Employment Practices	National Union	NA	Chartis			012780175		Admitted	$122,760.00
$10M x $15M Punitive Wrap	Employment Practices	Chartis Excess Ltd. (Bermuda)	Aon Bermuda	Chartis Excess Ltd.			13631003		Admitted	$9,207.00
$25M x $25M	Employment Practices	Alterra (Bermuda)	Aon Bermuda	Alterra			723344643PLFF2011		Admitted	$290,000.00
$15M x $50M	Employment Practices	Axis Insurance Company	NA	Axis			MAN748430012011		Admitted	$120,000.00
$15M x $50M Punitive Wrap	Employment Practices	Axis Specialty Limited (Bermuda)	Aon Bermuda	Axis Bermuda			1136670111QA		Admitted	$12,000.00
$10M x $65M	Employment Practices	Executive Risk Indemnity	NA	Chubb			82213366		Admitted	$70,000.00

$10M x $65M	Employment Practices	Chubb Atlantic Indemnity	Aon Bermuda	Chubb	33101769	Admitted	$6,300.00
D&O $200M
$15M Primary	D&O Liability	Federal Insurance Co.	NA	Chubb	82076069	Admitted	$273,600.00
$15M x $15M	D&O Liability	U.S. Specialty Insurance Co	NA		24MGU11A25158	Admitted	$186,048.00
$10M x $30M	D&O Liability	Insurance Co.	NA	Chartis	013053289	Admitted	$99,220.00
$15M x $40M	D&O Liability	Axis Insurance Company	NA	Axis	MAN729648012011	Admitted	$130,000.00
$15M x $55M	D&O Liability	Illinois National	NA	Chartis	013079584	Admitted	$112,000.00
$15M x $70M	D&O Liability	Travelers Casualty & Surety	NA	Travelers	105701580	Admitted	$90,250.00
$15M x $85M	D&O Liability	Zurich American	NA	Zurich	DOC968143605	Admitted	$85,000.00
$15M x $100M	D&O Liability	Continental Casualty	NA	C N A	287083091	Admitted	$82,500.00
$15M x $115M	D&O Liability	Liberty Mutual	NA	Liberty	192951211	Admitted	$65,000.00
$15M x $130M	D&O Liability	Navigators Insurance Co.	NA		NY11DOL301547IV	Admitted	$65,000.00
$15M x $145M	D&O Liability	Beazley Synidicate (London)	NA	Aon London	FD1180577	Non-Admitted	$62,500.00
$15M x $160M	D&O Liability	XL Specialty	NA	XL	ELU123460-11	Admitted	$90,000.00
$15M x $175M	D&O Liability	Allied World (AWAC)	NA	AWAC	3060681	Admitted	$68,000.00
$10M x $190M	D&O Liability	Executive Risk Indemnity	NA	Chubb	82229164	Admitted	$54,000.00

	Total						$2,958,228.00

	Total without K&R Policy						$2,935,228.00

Winn-Dixie Stores, Inc.                                 Bermuda

Executive Liability - D&O/EPL/Fiduciary/Crime/Outside D&O

Policy Period - 11/1/11 - 11/1/12

Limits	Policy Type	Underwriting Company	Intermediary	Carrier / Pay to	UW Name	UW Phone #	Policy Number	Premium Due Date	Admitted or Non-Admitted Carrier	Premium
K&R $10M (1st year of a 3 year policy)
$10M	K&R	Federal Insurance Co.	NA	Chubb			81975378		Admitted	$23,000.00
ODL $15M / $250K Retention
$15M	Outside D&O	Federal Insurance Co.	NA	Chubb			82076072		Admitted	$14,589.00
Crime $20M / $1.5M Retention
$20M	Crime	Federal Insurance Co.	NA	Chubb			68016841		Admitted	$90,000.00
Fiduciary $50M / $250K Retention
$25M	Fiduciary	Federal Insurance Co.	NA	Chubb			81975270		Admitted	$245,000.00
$15M x $25M	Fiduciary	Zurich American	NA	Zurich			FLC968432105		Admitted	$103,086.00
$10M x $40M	Fiduciary	National Union	NA	Chartis			013098608		Admitted	$62,468.00
EPL $75M / $5M Retention
$15M	Employment	Zurich American	NA	Zurich			EPL5942414		Admitted	$297,000.00
$15M Punitive Wrap	Employment Practices	Hanseatic (Bermuda)	Aon Bermuda	Hanseatic			HIPD202517		Admitted	$29,700.00
$10M x $15M	Employment Practices	National Union	NA	Chartis			012780175		Admitted	$122,760.00
$10M x $15M Punitive Wrap	Employment Practices	Chartis Excess Ltd. (Bermuda)	Aon Bermuda	Chartis Excess Ltd.			13631003		Admitted	$9,207.00
$25M x $25M	Employment Practices	Alterra (Bermuda)	Aon Bermuda	Alterra			723344643PLFF2011		Admitted	$290,000.00
$15M x $50M	Employment Practices	Axis Insurance Company	NA	Axis			MAN748430012011		Admitted	$120,000.00
$15M x $50M Punitive Wrap	Employment Practices	Axis Specialty Limited (Bermuda)	Aon Bermuda	Axis Bermuda			1136670111QA		Admitted	$12,000.00
$10M x $65M	Employment Practices	Executive Risk Indemnity	NA	Chubb			82213366		Admitted	$70,000.00

[Schedules to Credit Agreement]

$10M x $65M	Employment Practices	Chubb Atlantic Indemnity	Aon Bermuda	Chubb	33101769	Admitted	$6,300.00
D&O $200M
$15M Primary	D&O Liability	Federal Insurance Co.	NA	Chubb	82076069	Admitted	$273,600.00
$15M x $15M	D&O Liability	U. S. Specialty Insurance Co.	NA		24MGU11A25158	Admitted	$186,048.00
$10M x $30M	D&O Liability	Insurance Co.	NA	Chartis	013053289	Admitted	$99,220.00
$15M x $40M	D&O Liability	Axis Insurance Company	NA	Axis	MAN729648012011	Admitted	$130,000.00
$15M x $55M	D&O Liability	Illinois National	NA	Chartis	013079584	Admitted	$112,000.00
$15M x $70M	D&O Liability	Travelers Casualty & Surety	NA	Travelers	105701580	Admitted	$90,250.00
$15M x $85M	D&O Liability	Zurich American	NA	Zurich	DOC968143605	Admitted	$85,000.00
$15M x $100M	D&O Liability	Continental Casualty	NA	C N A	287083091	Admitted	$82,500.00
$15M x $115M	D&O Liability	Liberty Mutual	NA	Liberty	192951211	Admitted	$65,000.00
$15M x $130M	D&O Liability	Navigators Insurance Co.	NA		NY11DOL301547IV	Admitted	$65,000.00
$15M x $145M	D&O Liability	Beazley Synidicate (London)	NA	Aon London	FD1180577	Non-Admitted	$62,500.00
$15M x $160M	D&O Liability	XL Specialty	NA	XL	ELU123460-11	Admitted	$90,000.00
$15M x $175M	D&O Liability	Allied World (AWAC)	NA	AWAC	3060681	Admitted	$68,000.00
$10M x $190M	D&O Liability	Executive Risk Indemnity	NA	Chubb	82229164	Admitted	$54,000.00

	Total						$2,958,228.00

	Total without K&R Policy						$2,935,228.00

***	NOTE: Aon has secured premium financing on behalf of Winn-Dixie Stores, Inc. for your Executive Management Liability insurance program. Any taxes or surcharges included in the

[Schedules to Credit Agreement]

SCHEDULE 8.25

MATERIAL CONTRACTS

1.	Second Amended and Restated BI-LO LLC Supply Agreement by and between BI-LO, LLC and C&S Wholesale Grocers, Inc. dated May 12, 2010, as amended.

2.	Prime Vendor Agreement between BI-LO, LLC and Cardinal Health dated March 25, 2005, as amended.

3.	Program Participation Agreement by and between BI-LO, LLC and Excentus Corporation dated September 12, 2008, as amended.

4.	Term Lease Master Agreement by and between BI-LO, LLC and IBM Credit LLC dated April 21, 2005.

5.	License Agreement by and between BI-LO, LLC and Computer Associates International, Inc. dated December 31, 2004.

6.	Customer Processing Agreement by and among BI-LO, LLC, RBS Citizens, N.A., RBS Lynk Incorporated (n/k/a WorldPay US, Inc.) dated July 9, 2008.

7.	Service Agreement by and between BI-LO, LLC and Electronic Imaging Services, Inc.,

8.	AT&T ILEC Interstate SMARTRing Pricing Schedule/Letter of Election by and between BI-LO, LLC and AT&T Corp. dated May 17, 2011.

9.	Contract Services Arrangement Agreement by and between BI-LO, LLC and BellSouth Telecommunications, Inc. d/b/a AT&T Southeast dated March 4, 2011.

[Schedules to Credit Agreement]

SCHEDULE 9.06

ENVIRONMENTAL MATTERS

1.	Historic releases from a nearby chemical distribution facility formerly operated by Ashland Chemical and Ashland, Inc. (collectively, “Ashland”) have migrated onto and contaminated groundwater, surface water and/or sediment on portions of properties in Mauldin, South Carolina formerly owned by Borrower, some of which property is currently leased by Borrower. Ashland is working under the direction of the South Carolina Department of Health and Environmental Control (“DHEC”) to investigate and remediate the identified impacts. A DHEC permit to allow construction and operation of a soil and groundwater remediation system is expected to be issued in March 2012. Ashland will likely start construction in the summer of 2012 and operation of the proposed remediation system in fall 2012. The remediation system will discharge treated groundwater on property currently leased by Borrower. The imposition of land use restrictions on the impacted properties may be required to facilitate the remediation. Although Ashland is the responsible party and performing the work required by DHEC, Borrower has provided a contractual indemnity to the current property owners, RA Greenville Industrial Blvd. and C&S Wholesale Services, Inc., related to this matter.

[Schedules to Credit Agreement]

SCHEDULE 9.12(a)

REAL PROPERTY REQUIREMENTS

1. Fully executed counterparts of Mortgages and corresponding UCC Fixture Filings, in form and substance reasonably satisfactory to the Collateral Agent, together with evidence that counterparts of such Mortgages and UCC Fixture Filings have been delivered to the title insurance company insuring the Lien of such Mortgage for recording;

2. A Mortgage Policy (or irrevocable commitment to issue same) relating to each Mortgage of the Mortgaged Property issued by a title insurer reasonably satisfactory to the Collateral Agent, in an insured amount satisfactory to the Collateral Agent and insuring the Collateral Agent that the Mortgage on such Mortgaged Property with the priority contemplated by the Intercreditor Agreement, free and clear of all defects and encumbrances except Permitted Encumbrances, with each such Mortgage Policy (a) to be in form and substance reasonably satisfactory to the Collateral Agent, (b) to include, to the extent available in the applicable jurisdiction, supplemental endorsements (including, without limitation, endorsements relating to future advances under this Agreement and the Loans, usury, first loss, tax parcel, subdivision, zoning, contiguity, variable rate, doing business, public road access, survey, environmental lien, mortgage tax and so-called comprehensive coverage over covenants and restrictions and for any other matters that the Collateral Agent in its discretion may reasonably request), (c) to not include the “standard” title exceptions, a survey exception (except with respect to matters shown on any survey of the Mortgaged Property delivered pursuant to subsection (4) below) or an exception for mechanics’ liens, and (d) to provide for affirmative insurance and such reinsurance or coinsurance as the Collateral Agent in its discretion may reasonably request;

3. To induce the title company to issue the Mortgage Policies referred to in subsection (2) above, such affidavits, certificates, information and instruments of indemnification (including, without limitation, a so-called “gap” indemnification) as shall be required by the title company, together with payment by the Borrower of all Mortgage Policy premiums, search and examination charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of such Mortgages and issuance of such Mortgage Policies;

4. A recent survey of each Mortgaged Property (and all improvements thereon) (1) prepared by a surveyor or engineer licensed to perform surveys in the state where such Mortgaged Property is located, (2) certified by the surveyor (in a manner reasonably acceptable to the Collateral Agent) to the Collateral Agent in its capacity as such, and the title company, (3) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date or preparation of such survey, and (4) sufficient for the title company to remove all standard survey exceptions from the Mortgage Policy relating to such Mortgaged Property and issue the endorsements required pursuant to the provisions of paragraph (2) above;

5. To the extent requested by the Collateral Agent, copies of all leases in which Holdings or any of its Restricted Subsidiaries holds the lessor’s interest or other agreements relating to possessory interests, if any; provided that, to the extent any of the foregoing affect such Mortgaged Property, to the extent requested by the Collateral Agent, such agreements shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement (with any such agreement being reasonably acceptable to the Collateral Agent);

6. A “life of loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property, in form and substance acceptable to the Collateral Agent (together with notice about special flood hazard area status and flood disaster assistance, duly executed by the Borrower and any applicable Restricted Subsidiary and evidence of flood insurance, in the event any improved parcel of Mortgaged Property is located in a special flood hazard area); and

7. An opinion addressed to the Administrative Agent, the Collateral Agent and the Secured Creditors, in form and substance reasonably satisfactory to the Administrative Agent from local counsel in the state where the Mortgaged Property is located and such other corporate opinions with respect to the Mortgages as reasonably requested by the Administrative Agent.

SCHEDULE 9.18

PERMANENT RESTRICTED SUBSIDIARIES

BI-LO, LLC

Opal Holdings, LLC

Winn-Dixie Stores, Inc.

[Schedules to Credit Agreement]

SCHEDULE 10.01

EXISTING LIENS

1.	Financing statements filed on Form UCC1 naming, as “secured party” thereunder, “Deutsche Bank Trust Company Americas, as Collateral Agent” under the Existing BI-LO Credit Agreement.

2.	Liens securing Capitalized Lease Obligations described on Schedule 8.21.

[Schedules to Credit Agreement]

SCHEDULE 10.05

EXISTING INVESTMENTS

1. Set forth below is a list of three promissory notes owed to BI-LO, LLC.

Issuer of Instrument	Principal Amount of Instrument	Maturity Date

Bruno’s Supermarkets, LLC	$3,300,000*	March 2,2009

World Narrowcasting Corporation	$290,000**	May 1, 2009

LSF5 Bruno’s Investments, LLC	$57,800,088***	March 1, 2012

*	BI-LO has an unsecured claim against Bruno’s Supermarkets, LLC in Bruno’s Chapter 11 bankruptcy case with respect to this note. BI-LO has fully reserved the amount of this note in its financial statements. The outstanding principal balance under this note is $3,300,000.
**	BI-LO has fully reserved the amount of this note on its financial statements. The outstanding principal balance under this note is $290,000.
***	BI-LO has fully reserved the amount of this note on its financial statements. The outstanding principal balance under this note is $57,800,088.

2. The Borrower is a member-owner in Topco Holdings, Inc., a Wisconsin cooperative (“Topco”). The Borrower owns 600 shares of the common stock of Topco. If the Borrower leaves the cooperative, it is entitled to receive $100 per share under the bylaws of Topco. The bylaws of Topco obligate the Borrower to buy certain goods and enable it to use certain shared trademarks.

3. Winn-Dixie Stores, Inc. is the borrower and WIN General Insurance, Inc. is the lender, under that certain Loan Agreement and Promissory Note, dated as of March 17, 2010, pursuant to which WIN General Insurance, Inc. extended a loan to Winn-Dixie Stores, Inc. in a principal amount of $1,200,000.00.

[Schedules to Credit Agreement]

Investments in the following securities accounts:

OWNER	BANK	FUNDS	ACCOUNTS

Winn-Dixie Stores, Inc.	Bank of America Securities	Dreyfus Treasury Prime Cash Mgmt #761	5S501A50

Winn-Dixie Stores, Inc.	Bank of America Securities	Federated Cash Reserves #125	5S501A50

Winn-Dixie Stores, Inc.	BB&T Capital Markets	Goldman Sachs 100% Treasury #506	42199690

Winn-Dixie Stores, Inc.	Wells Fargo	Wells Fargo Advantage Fund #3722	3722-1009338418

[Schedules to Credit Agreement]

SCHEDULE 10.13

DEPOSIT ACCOUNTS

Part A: Concentration Accounts

OWNER	TYPE OF ACCOUNT	BANK	ACCOUNT NUMBER

BI-LO, LLC	Depository Concentration Account	Wells Fargo	2000014833371

BI-LO, LLC	Depository Concentration Account	Wells Fargo	2000014833384

BI-LO, LLC	Depository Concentration Account	Wells Fargo	2000014833397

BI-LO, LLC	Master Receipts Account	Wells Fargo	2000045250046

Winn-Dixie Stores, Inc.	Master ZBA Concentration	Regions Bank	3840250830

Winn-Dixie Stores, Inc.	Headquarters Principal Account	Wells Fargo	2115000000524

Winn-Dixie Montgomery, LLC	Store Depository Concentration- WES03	Regions Bank	3840291952

Winn-Dixie Montgomery, LLC	Store Depository Concentration- WES 91	Regions Bank	7887001053

[Schedules to Credit Agreement]

Part B: Collection Accounts

OWNER	TYPE OF ACCOUNT	BANK	ACCOUNT NUMBER

BI-LO, LLC	Credit Card Settlements	Wells Fargo	2000022978451

BI-LO, LLC	Rx Lockbox	Wells Fargo	2000049261701

BI-LO, LLC	Corporate A/R Lockbox	Wells Fargo	2000023002287

BI-LO, LLC	Real Estate Lockbox	Wells Fargo	2000023002481

Winn-Dixie Stores, Inc.	Credit Card Wiring Account	Wells Fargo	2115000000524

[Schedules to Credit Agreement]

Part C: Disbursement Accounts

OWNER	TYPE OF ACCOUNT	BANK	ACCOUNT NUMBER

BI-LO, LLC	Master Funding Account	Wells Fargo	2000014833368

BI-LO, LLC	A/P Disbursement	Wells Fargo	2079900621149

BI-LO, LLC	Coin/Currency Orders	Wells Fargo	2000049280465

BI-LO, LLC	Beer & Wine Drafts	Wells Fargo	2079900564170

BI-LO, LLC	Payroll Checking Account	Wells Fargo	2079900622915

Winn-Dixie Stores, Inc.	Accounts Payable	Wells Fargo	2079940000225

Winn-Dixie Stores, Inc.	Payroll	Wells Fargo	2079940009734

Winn-Dixie Stores, Inc.	Beer, Wine, Spirits	Wells Fargo	2079940012624

Winn-Dixie Stores, Inc.	Sedgwick Ins. Claims Payments	Wells Fargo	2079900562619

[Schedules to Credit Agreement]

Part D: Other Deposit Accounts

OWNER	TYPE OF ACCOUNTS	BANK	ACCOUNT NUMBER

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000014820533

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000014833067

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000014833070

BI-LO, LLC	Commercial Checking / Store Deposit – Shadow Account	Wells Fargo	2000014833106

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000014833119

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000014833122

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022969839

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022969842

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022969855

[Schedules to Credit Agreement]

OWNER	TYPE OF ACCOUNTS	BANK	ACCOUNT NUMBER

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022969868

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022969871

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022969884

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022969907

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022969910

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022969923

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970035

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970048

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970051

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970080

[Schedules to Credit Agreement]

OWNER	TYPE OF ACCOUNTS	BANK	ACCOUNT NUMBER

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970093

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970187

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970190

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970200

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970213

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970284

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970307

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970336

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970420

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970433

[Schedules to Credit Agreement]

OWNER	TYPE OF ACCOUNTS	BANK	ACCOUNT NUMBER

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970446

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970459

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970462

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970475

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970488

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970491

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970514

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970530

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970543

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970556

[Schedules to Credit Agreement]

OWNER	TYPE OF ACCOUNTS	BANK	ACCOUNT NUMBER

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970572

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970598

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970608

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970624

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970637

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970640

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970653

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970666

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970679

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970682

[Schedules to Credit Agreement]

OWNER	TYPE OF ACCOUNTS	BANK	ACCOUNT NUMBER

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970695

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970705

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970721

BI-LO, LLC	Commercial Checking / Store Deposit – Shadow Account	Wells Fargo	2000022970734

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970747

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970750

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970763

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970776

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970792

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970802

[Schedules to Credit Agreement]

OWNER	TYPE OF ACCOUNTS	BANK	ACCOUNT NUMBER

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970815

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970828

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970831

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970844

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970857

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970860

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970873

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970899

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970909

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970912

[Schedules to Credit Agreement]

OWNER	TYPE OF ACCOUNTS	BANK	ACCOUNT NUMBER

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970925

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970938

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970954

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970967

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970970

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970983

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022970996

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971005

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971021

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971047

[Schedules to Credit Agreement]

OWNER	TYPE OF ACCOUNTS	BANK	ACCOUNT NUMBER

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971050

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971076

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971089

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971115

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971128

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971131

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971144

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971157

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971173

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971186

[Schedules to Credit Agreement]

OWNER	TYPE OF ACCOUNTS	BANK	ACCOUNT NUMBER

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971199

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971209

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971212

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971225

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971238

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971241

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971254

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971267

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971283

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971296

[Schedules to Credit Agreement]

OWNER	TYPE OF ACCOUNTS	BANK	ACCOUNT NUMBER

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971319

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971322

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971335

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971351

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971364

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971377

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971380

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971393

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971416

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971429

[Schedules to Credit Agreement]

OWNER	TYPE OF ACCOUNTS	BANK	ACCOUNT NUMBER

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971432

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971445

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971458

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971461

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971487

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971500

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971539

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971542

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971555

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971584

[Schedules to Credit Agreement]

OWNER	TYPE OF ACCOUNTS	BANK	ACCOUNT NUMBER

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971597

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971607

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971610

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971623

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971649

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971665

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971678

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971681

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971694

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971704

[Schedules to Credit Agreement]

OWNER	TYPE OF ACCOUNTS	BANK	ACCOUNT NUMBER

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971717

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971733

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971759

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971762

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971775

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971788

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971791

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971814

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971830

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971843

[Schedules to Credit Agreement]

OWNER	TYPE OF ACCOUNTS	BANK	ACCOUNT NUMBER

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971856

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971869

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971872

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971885

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971898

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971911

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971924

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971940

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971953

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971966

[Schedules to Credit Agreement]

OWNER	TYPE OF ACCOUNTS	BANK	ACCOUNT NUMBER

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971979

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022971982

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022972017

BI-LO, LLC	Commercial Checking / Store Deposit – Shadow Account	Wells Fargo	2000022972020

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022972033

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022972114

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022972279

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022972282

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022972389

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022972392

[Schedules to Credit Agreement]

OWNER	TYPE OF ACCOUNTS	BANK	ACCOUNT NUMBER

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022972402

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022972415

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022972431

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022972486

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022972512

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022972541

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022972567

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022972570

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022972606

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022972619

[Schedules to Credit Agreement]

OWNER	TYPE OF ACCOUNTS	BANK	ACCOUNT NUMBER

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022972622

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022972648

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022972651

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022972664

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000022972677

BI-LO, LLC	TN Lottery Account	Wells Fargo	2000022972732

BI-LO, LLC	GA Lottery Account	Wells Fargo	2000022972745

BI-LO, LLC	SC Education Lottery	Wells Fargo	2000022972758

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000028316143

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000028316156

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000028316169

[Schedules to Credit Agreement]

OWNER	TYPE OF ACCOUNTS	BANK	ACCOUNT NUMBER

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000028316172

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000028316185

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000028316198

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000028316211

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000028316224

BI-LO, LLC	NC Lottery Account	Wells Fargo	2000028343226

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000035264110

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000036899526

BI-LO, LLC	Commercial Checking / Store Deposit – Shadow Account	Wells Fargo	2000036899539

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000036930100

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000040971553

[Schedules to Credit Agreement]

OWNER	TYPE OF ACCOUNTS	BANK	ACCOUNT NUMBER

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000040987314

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000040990592

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000040993926

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000040999946

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000041709973

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000042902041

BI-LO, LLC	Commercial Checking / Store Deposit - Shadow Account	Wells Fargo	2000042932859

BI-LO, LLC	Money Transfers Adjustments Account	Wells Fargo	2000049238268

BI-LO, LLC	Money Transfers Settlement	Wells Fargo	2000049256800

Winn-Dixie Stores, Inc.	Consolidated Returns—HDQ99	PNC	4600091733

Winn-Dixie Stores, Inc.	Payroll Check Returns	PNC	4600191777

[Schedules to Credit Agreement]

OWNER	TYPE OF ACCOUNTS	BANK	ACCOUNT NUMBER

Winn-Dixie Stores, Inc.	Returned Check Collection Fees - HDQ98	PNC	4600183056

Winn-Dixie Montgomery, LLC	Store Shadow Acct – WES03 –Store 569	Regions Bank	7880001341

Winn-Dixie Montgomery, LLC	Store Shadow Acct – WES03 – Store 596	Regions Bank	7880000353

Winn-Dixie Montgomery, LLC	Store Shadow Acct – WES03 – Store 591	Regions Bank	7880000345

Winn-Dixie Montgomery, LLC	Store Shadow Acct – WES03 – Store 580	Regions Bank	7880000337

Winn-Dixie Montgomery, LLC	Store Shadow Acct – WES03 – Store 533	Regions Bank	0094065942

Winn-Dixie Montgomery, LLC	Store Shadow Acct – WES03 – Store 472	Regions Bank	0094065934

Winn-Dixie Montgomery, LLC	Store Shadow Acct – WES03 – Store 512	Regions Bank	0079243835

Winn-Dixie Montgomery, LLC	Store Shadow Acct – WES91 – Store 1555	Regions Bank	7880000361

Winn-Dixie Montgomery, LLC	Store Shadow Acct – WES91 – Store 595	Regions Bank	7880000302

[Schedules to Credit Agreement]

OWNER	TYPE OF ACCOUNTS	BANK	ACCOUNT NUMBER

Winn-Dixie Montgomery, LLC	Store Shadow Acct – WES91 – Store 471	Regions Bank	0102286602

Winn-Dixie Stores, Inc.	Division Principal Account – Jax (WIC Redeposits)	Wells Fargo	2115002187500

Winn-Dixie Raleigh, Inc.	Georgia Lottery—Winn- Dixie Raleigh, Inc.	Wells Fargo	2000001208760

Winn-Dixie Stores, Inc.	Georgia Lottery—Winn- Dixie Stores, Inc.	Wells Fargo	2000001208883

Winn-Dixie Stores, Inc.	Store Depository Account – CEN45	Wells Fargo	2090002596708

Winn-Dixie Stores, Inc.	Store Depository Account – SOU15	Wells Fargo	2150001126828

Winn-Dixie Stores, Inc.	Store Depository Account – WES01	Wells Fargo	2000025911305

Winn-Dixie Stores, Inc.	Store Depository Account – WES04	Wells Fargo	2000025911321

Winn-Dixie Stores, Inc.	Store Depository Account – WES08	Wells Fargo	2000027316283

[Schedules to Credit Agreement]

Part E – Excluded Deposit Accounts

OWNER	TYPE OF ACCOUNT	BANK	ACCOUNT NUMBERS

BI-LO, LLC	Commercial Checking / Store Deposit—Rural Location	Bank of Dade	3145

BI-LO, LLC	Commercial Checking / Store Deposit—Rural Location	Farmers &Merchants Bank	10905

BI-LO, LLC	Commercial Checking / Store Deposit – Rural Location	Northeast Georgia Bank	452643

BI-LO, LLC	Commercial Checking / Store Deposit – Rural Location	Regions Bank	94864381

BI-LO, LLC	Commercial Checking / Store Deposit – Rural Location	United Community Bank	2001103390

BI-LO, LLC	Commercial Checking / Store Deposit—Shadow Account	First Citizens	754130307401

BI-LO, LLC	Commercial Checking / Store Deposit—Shadow Account	SunTrust	1000133765056

BI-LO, LLC	Client Trust Account/ Bankruptcy Landlord/Tenant Settlement	Womble Carlyle Sandridge & Rice, PLLC	53832

Winn-Dixie Stores, Inc.	Pharmacy EDS (Medicare/Medicaid Deposit Account)	Wells Fargo	2090002259605

BI-LO, LLC	Rx Lockbox	Wells Fargo	2000049005323

[Schedules to Credit Agreement]

OWNER	TYPE OF ACCOUNT	BANK	ACCOUNT NUMBERS

Winn-Dixie Raleigh, Inc.	Store Depository Account—WES13	Compass Bank	8104484

Winn-Dixie Montgomery, LLC	Store Depository Account—WES35	Hancock Bank	043194140

Dixie Spirits Inc.	Store Depository Account—WES37	Hancock Bank	013172686

Winn-Dixie Stores, Inc.	Pharmacy Lockbox (ZBA)	Regions Bank	0161452092

[Schedules to Credit Agreement]

SCHEDULE 13.03

LENDER ADDRESSES

Lender	Address

Bank of Montreal	1111 West Monroe – 20E
Chicago, Illinois 60603
Attention: Dan Duffy, Associate
Telephone No.: (312) 461-6699
Fax No.: (312) 765-1641
E-mail: dan.duffy@harrisbank.com

Capital One Leverage Finance Corp.	275 Broadhollow Road, 1st Floor
Melville, New York 11747
Attention: Michael Lockery, Vice President
Telephone No.: (631) 531-2926
Fax No.: (800) 986-0323
E-mail: Michael.lockery@capitalone.com

CIT Bank	11 West 42nd Street, 13th Floor
New York, New York 10036
Attention: Micah Spellman, Assistant Vice President
Telephone No.: (212) 461-7768
Fax No.: (212) 461-7760
E-mail: micah.spellman@cit.com

Citibank, N.A.	390 Greenwich Street, 1st Floor
New York, New York 10013
Attention: Brendan Mackay, Director
Telephone No.: (212) 723-3752
Fax No.: (212) 723-8721
E-mail: brendan.mackay@citi.com

City National Bank, a National Banking	555 South Flower Street, 24th Floor
Association	Los Angeles, California 90071
Attention: Brent Phillips, Vice President
Telephone No.: (213) 673-8663
Fax No.: (213) 673-2858
E-mail: brent.phillips@cnb.com

Compass Bank	8080 North Central Expressway, Suite 400
Dallas, Texas 75206
Attention: Michael Sheff, Senior Vice President /
Jason Nichols, Senior Vice President
Telephone No.: (214) 890-8627 / (214) 346-2749
Fax No.: (214) 706-8059
E-mail: michael.sheff@bbvacompass.com /
jason.nichols@bbvacompass.com

Deutsche Bank Trust Company Americas	60 Wall Street
New York, New York 10005
Attention: Dusan Lazarov, Director
Telephone No.: (212) 250-0211
Fax No.: (212) 797-5695
E-mail: dusan.lazarov@db.com

Flagster Bank, FSB	34 Broadview Drive
Wallingford, Connecticut 06492
Attention: Thomas Bukowski, Senior Vice President
Telephone No.: (203) 269-5382
Fax No.: (203) 269-5382
E-mail: thomas.bukowski@flagstar.com

PNC Bank, National Association	340 Madison Avenue, 11th Floor
New York, New York 10173
Attention: Joanne Fu, Banking Officer
Telephone No.: (212) 752-6360
Fax No.: (212) 303-0060
E-mail: joanne.fu@pnc.com

RBS Citizens, N.A.	28 State Street, MS1235
Boston, Massachusetts 02109
Attention: Francis Garvin, Senior Vice President
Telephone No.: (617) 725-5713
Fax No.: (617) 227-7995
E-mail: francis.garvin@rbscitizens.com

SunTrust Bank	303 Peachtree Street, 23rd Floor
Atlanta, Georgia 30308
Attention: Preston McDonald, Vice President
Telephone No.: (404) 813-0254
Fax No.: (404) 813-5890
E-mail: preston.mcdonald@suntrust.com

TD Bank, N.A.	317 Madison Avenue
New York, New York 10017
Attention: Jang Kim, Vice President
Telephone No.: (212) 220-2025
Fax No.: (856) 533-7124
E-mail: jang.kim@td.com

Webster Business Credit Corporation	19 Main Street
New Milford, Connecticut 06776
Attention: Chris Magnante, Vice President
Telephone No.: (860) 314-7013
Fax No.: (860) 355-7143
E-mail: cmagnante@websterbcc.com

Wells Fargo Bank, N.A.	One Boston Place, Suite 1800
Boston, Massachusetts 02108
Attention: Brent Shay, Vice President
Telephone No.: (617) 624-4463
Fax No.: (866) 328-8544
E-mail: brent.e.shay@wellsfargo.com

U.S. Bank National Association	425 Walnut Street, 14th Floor, CN-OH-W14S
Cincinnati, Ohio 45202
Attention: Matthew P. Kasper, Vice President,
Portfolio Manager
Telephone No.: (513) 632-4226
Fax No.: (513) 632-2040
E-mail: matthew.kasper@usbank.com

EXHIBIT A-1

FORM OF NOTICE OF BORROWING

                 , 20

Deutsche Bank Trust Company Americas, as

Administrative Agent (the “Administrative Agent”)

for the Lenders party to the Credit Agreement

referred to below

5022 Parkway

Suite 200

Jacksonville, Florida 32256

Attention: Sheila Lee

Telephone No.: (904) 527-6119

Facsimile No.: (732) 380-3355

With a copy to:

60 Wall Street

New York, New York 10005

Attention: Dusan Lazarov

Telephone No.: (212) 250-0211

Facsimile No.: (212) 797-5695

Ladies and Gentlemen:

The undersigned, BI-LO, LLC (the “Borrower”), refers to the ABL Credit Agreement, dated as of March 9, 2012 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”, the capitalized terms defined therein being used herein as therein defined), among BI-LO Holding, LLC (“Holdings”), the Borrower, the lenders from time to time party thereto (each, a “Lender” and collectively, the “Lenders”), Wells Fargo Bank, National Association, SunTrust Bank and TD Bank, N.A., as Co-Documentation Agents, Citibank, N.A., as Syndication Agent, you, as Administrative Agent and Collateral Agent for such Lenders, and Citibank, N.A., you and Wells Fargo Bank, National Association, as Collateral Monitors, and hereby gives you notice, irrevocably, pursuant to Section [2.03(a)][2.03(b)(i)]1 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section [2.03(a)][2.03(b)(i)] of the Credit Agreement:

[1]	Use 2.03(a) for Revolving Loans and 2.03(b)(i) for Swing Line Loans.

(i) The Business Day of the Proposed Borrowing is             ,             .2

(ii) The aggregate principal amount of the Proposed Borrowing is $            .

(iii) The Loans to be made pursuant to the Proposed Borrowing shall consist of [Revolving Loans] [Swingline Loans].

(iv) [The Loans [will] [will not] constitute Agent Advances.]3

(v) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [LIBOR Loans].4

(vi) The initial Interest Period for the Proposed Borrowing is [one month] [two months] [three months] [six months] [nine months] [twelve months] [other period].5

(vii) The Borrowing Base (based on the Borrowing Base Certificate last delivered) is             .

The undersigned hereby certifies that the following statements are and will be true on the date of the Proposed Borrowing and also after giving effect thereto:

(A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of proceeds thereof, with the same effect as though such representations and warranties had been made on the date of the Proposed Borrowing (it being understood and agreed that (x) any representation or warranty which by is terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified by an Applicable Qualifier shall be true and correct in all respects as written, including by giving effect to such Applicable Qualifier as of any such date);

[2]	Shall be on the same Business Day in the case of Base Rate Loans (including Agent Advances, but excluding Revolving Loans made pursuant to a Mandatory Borrowing) and LIBOR Loans incurred on the Effective Date but only to the extent that each Lender is able to make LIBOR Loans on same day notice so long as this notice is received by the Administrative Agent prior to 1:00 P.M. (New York City time) (or 2:00 P.M. (New York City time) in the case of Swingline Loans) on the Business Day of the requested date of Borrowing of each such Base Rate Loan and at least three Business Days in the case of LIBOR Loans (other than LIBOR Loans to be incurred on Effective Date on same day notice) so long as any such notice shall be received by the Administrative Agent prior to 11:00 A.M. (New York City time).
[3]	To be included only for a Proposed Borrowing of Revolving Loans.
[4]	Swingline Loans may only be incurred and maintained as Base Rate Loans.
[5]	Nine or twelve month periods require agreement by all Lenders. Such other period if agreed to by all Lenders and the Administrative Agent. Paragraph (vi) should only be included for a Proposed Borrowing of Revolving Loans to be maintained as LIBOR Loans. All paragraph numbers need to be renumbered accordingly.

(B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof; and

(C) after giving effect to the Proposed Borrowing (and the use of the proceeds thereof), (i) the Aggregate Exposure will not exceed 100% (or, during an Agent Advance Period, 110%) of the Borrowing Base at such time and (ii) the Aggregate Exposure will not exceed the Total Revolving Loan Commitment at such time.

Very truly yours,

BI-LO, LLC

By:
Name:
Title:

EXHIBIT A-2

FORM OF NOTICE OF CONVERSION/CONTINUATION

                         , 20

Deutsche Bank Trust Company Americas,

as Administrative Agent for the Lenders party

to the Credit Agreement

referred to below

5022 Parkway

Suite 200

Jacksonville, Florida 32256

Attention: Sheila Lee

Telephone No.: (904) 527-6119

Facsimile No.: (732) 380-3355

With a copy to:

60 Wall Street

New York, New York 10005

Attention: Dusan Lazarov

Telephone No.: (212) 250-0211

Facsimile No.: (212) 797-5695

Ladies and Gentlemen:

The undersigned, BI-LO, LLC (the “Borrower”), refers to the ABL Credit Agreement, dated as of March 9, 2012 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”, the capitalized terms defined therein being used herein as therein defined), among BI-LO Holding, LLC (“Holdings”), the Borrower, the lenders from time to time party thereto (each, a “Lender” and collectively, the “Lenders”), Wells Fargo Bank, National Association, SunTrust Bank and TD Bank, N.A., as Co-Documentation Agents, Citibank, N.A., as Syndication Agent, you, as Administrative Agent and Collateral Agent for such Lenders, and Citibank, N.A., you and Wells Fargo Bank, National Association, as Collateral Monitors, and hereby gives you notice, irrevocably, pursuant to Section [2.06][2.09] of the Credit Agreement, that the undersigned hereby requests to [convert] [continue] the Borrowing of Revolving Loans referred to below, and in that connection sets forth below the information relating to such [conversion] [continuation] (the “Proposed [Conversion] [Continuation]”) as required by Section [2.06][2.09] of the Credit Agreement:

(i) The Proposed [Conversion] [Continuation] relates to the Borrowing of Revolving Loans originally made on             , 20            (the “Outstanding Borrowing”) in the principal amount of $            and currently maintained as a Borrowing of [Base Rate Loans] [LIBOR Loans with an Interest Period ending on                     ,             ].

(ii) The Business Day of the Proposed [Conversion] [Continuation] is             ,             .1

(iii) The Outstanding Borrowing shall be [continued as a Borrowing of LIBOR Loans with an Interest Period of             ] [converted into a Borrowing of [Base Rate Loans] [LIBOR Loans with an Interest Period of             ]].2

[The undersigned hereby certifies that no Default or Event of Default has occurred and will be continuing on the date of the Proposed [Conversion] [Continuation] or will have occurred and be continuing on the date of the Proposed [Conversion] [Continuation]].3

Very truly yours,

BI-LO, LLC

By:
Name:
Title:

[1]	In the case of a conversion into, or a continuation of, LIBOR Loans, this date shall be a Business Day, at least three Business Days after the date hereof or in the case of a conversion into Base Rate Loans, this date shall be a Business Day, at least one Business Day after the date hereof; provided that such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York City time) on such day.
[2]	In the event that either (x) only a portion of the Outstanding Borrowing is to be so converted or continued or (y) the Outstanding Borrowing is to be divided into separate Borrowings with different Interest Periods, the Borrower should make appropriate modifications to this clause to reflect same.
[3]	In the case of a Proposed Conversion or Continuation, insert this sentence only in the event that the conversion is from a Base Rate Loan to a LIBOR Loan or in the case of a continuation of a LIBOR Loan.

EXHIBIT B-1

FORM OF REVOLVING NOTE

$	New York, New York , 20

FOR VALUE RECEIVED, BI-LO, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to [            ] or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Credit Agreement referred to below) initially located at 60 Wall Street, New York, New York 10005, on the Final Maturity Date (as defined in the Credit Agreement) the principal sum of             DOLLARS ($            ) or, if less, the unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.08 of the Credit Agreement.

This Note is one of the Revolving Notes referred to in the ABL Credit Agreement, dated as of March 9, 2012, among BI-LO Holding, LLC, the Borrower, the lenders party thereto from time to time (including the Lender), Wells Fargo Bank, National Association, SunTrust Bank and TD Bank, N.A., as Co-Documentation Agents, Citibank, N.A., as Syndication Agent, Deutsche Bank Trust Company Americas, as Collateral Agent and as Administrative Agent, and Citibank, N.A., Deutsche Bank Trust Company Americas and Wells Fargo Bank, National Association, as Collateral Monitors (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement). This Note is secured by the Security Documents (as defined in the Credit Agreement) and is entitled to the benefits of the Guaranties (as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Final Maturity Date, in whole or in part, and Revolving Loans may be converted from one Type (as defined in the Credit Agreement) into another Type to the extent provided in the Credit Agreement.

In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES).

BI-LO, LLC

By:
Name:
Title:

EXHIBIT B-2

FORM OF SWINGLINE NOTE

$	New York, New York , 20

FOR VALUE RECEIVED, BI-LO, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to DEUTSCHE BANK TRUST COMPANY AMERICAS or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Credit Agreement, referred to below) initially located at 60 Wall Street, New York, New York 10005, on the Swingline Expiry Date (as defined in the Credit Agreement) the principal sum of                     DOLLARS ($            ) or, if less, the unpaid principal amount of all Swingline Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of each Swingline Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.08 of the Credit Agreement.

This Note is one of the Swingline Notes referred to in the ABL Credit Agreement, dated as of March 9, 2012, among BI-LO Holding, LLC, the Borrower, the lenders party thereto from time to time (including the Lender), Wells Fargo Bank, National Association, SunTrust Bank and TD Bank, N.A., as Co-Documentation Agents, Citibank, N.A., as Syndication Agent, Deutsche Bank Trust Company Americas, as Collateral Agent and as Administrative Agent, and Citibank, N.A., Deutsche Bank Trust Company Americas and Wells Fargo Bank, National Association, as Collateral Monitors (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement). This Note is secured by the Security Documents (as defined in the Credit Agreement) and is entitled to the benefits of the Guaranties (as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part.

In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES).

BI-LO, LLC

By:
Name:
Title:

EXHIBIT C

FORM OF LETTER OF CREDIT REQUEST

Dated                          , 20

Deutsche Bank Trust Company Americas, as Administrative Agent, under the ABL Credit Agreement, dated as of March 9, 2012 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), among BI-LO Holding, LLC, BI-LO, LLC, the lenders party thereto from time to time, Citibank, N.A., as Syndication Agent, Wells Fargo Bank, National Association, SunTrust Bank and TD Bank, N.A., as Co-Documentation Agents, Deutsche Bank Trust Company Americas, as Collateral Agent and as Administrative Agent, and Citibank, N.A., Deutsche Bank Trust Company Americas and Wells Fargo Bank, National Association, as Collateral Monitors

5022 Parkway

Suite 200

Jacksonville, Florida 32256

Attention: Sheila Lee

Telephone No.: (904) 527-6119

Facsimile No.: (732) 380-3355

With a copy to:

60 Wall Street

New York, New York 10005

Attention: Dusan Lazarov

Telephone No.: (212) 250-0211

Facsimile No.: (212) 797-5695

[[            1             ], as Issuing Lender

under the Credit Agreement

                                                                          ]

Attention: [                                                         ]

[1]	Insert name and address of Issuing Lender. For standby Letters of Credit issued by Deutsche Bank Trust Company Americas insert: Deutsche Bank Trust Company Americas, 60 Wall Street, New York, NY 10005- MS NYC 60-2708, Attention: Global Loan Operations, Standby Letter of Credit Unit. For trade Letters of Credit issued by Deutsche Bank Trust Company Americas, insert: Deutsche Bank Trust Company Americas, 60 Wall Street, New York, NY 10005, Attention: Trade and Risk Services, Import LC. For Letters of Credit issued by another Issuing Lender, insert the correct notice information for that Issuing Lender.

Ladies and Gentlemen:

Pursuant to Section 3.03 of the Credit Agreement, the undersigned hereby requests that the Issuing Lender referred to above issue a [trade] [standby] Letter of Credit for the account of the undersigned on     2     (the “Date of Issuance”) in the aggregate Stated Amount of     3    .

For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

The beneficiary of the requested Letter of Credit will be     4     , and such Letter of Credit will be in support of     5     and will have a stated expiration date of     6     .

The undersigned hereby certifies that the following statements are and will be true on the Date of Issuance, both before and after giving effect to the issuance of the Letter of Credit requested hereby:

(A)	all representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the Date of Issuance, both before and after giving effect to the issuance of the Letter of Credit requested hereby (it being understood and agreed that (x) any representation or warranty which by is terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date) and (y) any representation or warranty that is qualified by an Applicable Qualifier shall be true and correct in all respects as written, including by giving effect to such Applicable Qualifier as of any such date);

[2]	Date of Issuance which shall be a Business Day that is at least 5 Business Days after the date hereof (or such earlier date as is acceptable to the respective Issuing Lender in any given case).
[3]	Aggregate initial Stated Amount of the Letter of Credit which should not be less than $50,000 (or such lesser amount as is acceptable to the respective Issuing Lender).
[4]	Insert name and address of beneficiary.
[5]	Insert a description of L/C Supportable Obligations (in the case of standby Letters of Credit) and insert description of permitted trade obligations of the Company or any of its Subsidiaries (in the case of trade Letters of Credit).
[6]	Insert the last date upon which drafts may be presented which may not be later than (i) in the case of standby Letters of Credit, the earlier of (x) one year after the Date of Issuance (although any such standby Letter of Credit may be extendible for successive periods of up to one year but, in each case, not beyond the 5th Business Day prior to the Final Maturity Date, on terms acceptable to the Issuing Lender) and (y) the 5th Business Day preceding the Final Maturity Date and (ii) in the case of trade Letters of Credit, the earlier of (x) 180 days after the Date of Issuance and (y) the 30th day preceding the Final Maturity Date.

(B)	no Default or Event of Default has occurred and is continuing or would result from the issuance of the Letter of Credit requested hereby; and

(C)	after giving effect to the issuance of such Letter of Credit, (i) the Aggregate Exposure will not exceed 100% (or, during an Agent Advance Period, 110%) of the Borrowing Base at such time and (ii) the Aggregate Exposure will not exceed the Total Revolving Loan Commitment at such time.

Copies of all documentation with respect to the supported transaction are attached hereto.

BI-LO, LLC

By:
Name:
Title:

EXHIBIT D

FORM OF SECTION 5.04(b)(ii) CERTIFICATE

Reference is hereby made to the ABL Credit Agreement, dated as of March 9, 2012, among BI-LO Holding, LLC, BI-LO, LLC, the lenders from time to time party thereto, Citibank, N.A., as Syndication Agent, Wells Fargo Bank, National Association, SunTrust Bank and TD Bank, N.A., as Co-Documentation Agents, Deutsche Bank Trust Company Americas, as Collateral Agent and as Administrative Agent, and Citibank, N.A., Deutsche Bank Trust Company Americas and Wells Fargo Bank, National Association, as Collateral Monitors (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 5.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not (i) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) a “10-percent shareholder” within the meaning of Section 881(c)(3)(B) of the Code, or (iii) a “controlled foreign corporation” within the meaning of Section 881(c)(3)(C) of the Code.

[NAME OF LENDER]

By:
Name:
Title:

Date:                     , 20

EXHIBIT E

FORM OF INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of February 3, 2011 and entered into by and between DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as collateral agent under the ABL Credit Agreement, including its successors and assigns in such capacity from time to time (the “Initial ABL Facility Collateral Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee (the “Trustee”), not in its individual capacity, but solely in its capacity as trustee and collateral agent under the Senior Secured Notes Indenture and (as the case may be) as collateral agent for and representative hereunder of the holders of the Additional Pari Passu Notes Obligations, including in each case its successors and assigns in such capacity from time to time (in such capacities, the “Senior Secured Notes Agent”) and is acknowledged and agreed by BI-LO HOLDING, LLC, a Delaware limited liability company (“Holdings”), BI-LO FINANCE CORP, a Delaware corporation (“Bi-Lo Finance”), BI-LO, LLC, a Delaware limited liability company (the “Company” and, together with Bi-Lo Finance, the “Issuers”) and the subsidiaries of Holdings listed on the signature pages hereof (together with any subsidiary that becomes a party hereto after the date hereof, each a “Company Subsidiary” and, collectively, the “Company Subsidiaries”). Capitalized terms used in this Agreement have the meanings assigned to them in Article 1.

RECITALS

Holdings, the Issuers, the Company Subsidiaries, the ABL Lenders, the Initial ABL Facility Collateral Agent and the other agents party thereto have entered into that certain ABL Credit Agreement, dated as of February 3, 2011 (as amended, restated, supplemented, modified, replaced, or refinanced from time to time, the “Initial ABL Credit Agreement”);

The Issuers have issued, or will issue, their 9.25% senior secured notes due 2019 in an aggregate principal amount of $285,000,000 (the “Initial Senior Secured Notes”) under an Indenture, dated as of February 3, 2011 (as amended, restated, supplemented, modified, replaced, or refinanced from time to time, the “Senior Secured Notes Indenture”) among the Issuers, Holdings, each Company Subsidiary and the Trustee;

The Issuers may from time to time following the date hereof issue Additional Pari Passu Notes Obligations to the extent permitted by the ABL Credit Agreement and the Senior Secured Notes Indenture; and

In order to induce the ABL Facility Collateral Agent and the other ABL Claimholders to consent to the Grantors incurring the Senior Secured Note Obligations and granting the Liens to the Senior Secured Notes Agent and in order to induce the Senior Secured Notes Agent and the other Senior Secured Note Claimholders to consent to the Grantors incurring the ABL Obligations and granting the Liens to the ABL Facility Collateral Agent, the ABL Facility Collateral Agent, on behalf of the ABL Claimholders, and the Senior Secured Notes Agent, on behalf of the Senior Secured Note Claimholders, have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABL Claimholders” means, at any relevant time, the holders of ABL Obligations at that time, including, without limitation, the ABL Lenders, the ABL Facility Collateral Agent and the other agents under the ABL Credit Agreement, the Bank Product Providers and any ABL Secured Hedging Creditors.

“ABL Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any ABL Obligations.

“ABL Credit Agreement” means, collectively, (a) the Initial ABL Credit Agreement and (b) any other credit agreement or credit agreements, one or more debt facilities or commercial paper facilities, in each case, with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell such receivables to) such lenders), letters of credit, bankers’ acceptances, or other borrowings, that have been incurred to increase, replace (whether upon or after termination or otherwise), refinance or refund in whole or in part from time to time the Obligations outstanding under the Initial ABL Credit Agreement or any other agreement or instrument referred to in this clause, whether or not such increase, replacement, refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the Initial ABL Credit Agreement or any other agreement or instrument referred to in this clause, unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Credit Agreement, or such agreement or instrument is not a Permitted Refinancing Agreement. Any reference to the ABL Credit Agreement hereunder shall be deemed a reference to any ABL Credit Agreement then in existence.

“ABL Default” means an “Event of Default” (as defined in the ABL Credit Agreement).

“ABL Facility Collateral Agent” means the Initial ABL Facility Collateral Agent and any successor or other agent in such capacity under any ABL Credit Agreement.

“ABL Lenders” means the “Lenders” under and as defined in the ABL Credit Agreement and any other Person which extends credit under the ABL Credit Agreement (including as letter of credit issuer).

“ABL Loan Documents” means the ABL Credit Agreement, the “Credit Documents” (as defined in the ABL Credit Agreement), each Bank Product Agreement, each ABL Secured Hedging Agreement and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with any such agreements, including any intercreditor or joinder agreement among holders of ABL Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“ABL Mortgages” means a collective reference to each mortgage, deed of trust, deed to secure debt and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any ABL Obligations or under which rights or remedies with respect to any such Liens are governed.

“ABL Obligations” means, collectively, all “Obligations” as that term is defined in the ABL Credit Agreement, all Bank Product Debt and all ABL Secured Hedging Obligations. “ABL Obligations” shall include all interest, fees and expenses accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant ABL Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“ABL Priority Collateral” means all now-owned or hereafter acquired ABL Collateral that constitutes:

(a) all Accounts (and all rights to receive payments, indebtedness and other obligations (whether constituting an Account, Chattel Paper (including Electronic Chattel Paper), Instrument, Document or General Intangible)), other than Accounts which constitute identifiable Proceeds which arise from the sale, license, assignment or other disposition of Senior Secured Notes Priority Collateral;

(b) all Chattel Paper, other than Chattel Paper which constitutes identifiable proceeds of Senior Secured Notes Priority Collateral;

(c) all (x) Deposit Accounts, collection accounts, disbursement accounts and lock boxes (other than the Senior Secured Notes Collateral Account and Senior Secured Notes Trust Monies) and money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein or credited thereto (other than the Senior Secured Notes Collateral Account and Senior Secured Notes Trust Monies), (y) Securities Accounts (other than the Senior Secured Notes Collateral Account and Senior Secured Notes Trust Monies) and Security Entitlements and Securities credited thereto, and all cash, checks, marketable securities, Financial Assets and other property held therein or credited thereto, and (z) commodity accounts and all cash, marketable securities, Financial Assets and other property held therein or credited thereto;

(d) all Inventory;

(e) all Prescription Lists;

(f) all Payment Intangibles (including corporate and other tax refunds);

(g) to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (a) through (f) constituting ABL Priority Collateral, all Documents, General Intangibles (other than Intellectual Property except as set forth in clause (e) above), Instruments (including promissory notes), Commercial Tort Claims or other claims and causes of action, documents of title, customs receipts, insurance, shipping and other documents and other materials related to the foregoing (including to the purchase or import of any Inventory);

(h) all Investment Property (other than Capital Stock of the Company or any Subsidiary thereof or BG Cards, LLC, a South Carolina limited liability company);

(i) to the extent relating to any of the items referred to in the preceding clauses (a) through (h) constituting ABL Priority Collateral, all Supporting Obligations, Letter-of-Credit rights, related letters of credit, guaranties and collateral liens;

(j) all books and records relating to the items referred to in the preceding clauses (a) through (i) (including all books, databases, customer lists, and records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (a) through (i)); and

(k) all substitutions, replacements, accessions, products and Proceeds of any of the foregoing, including collateral security and guarantees with respect to any of the foregoing and all cash, Money, insurance proceeds, Instruments, Securities, Financial Assets, income, royalties, payments, licensing, damages and Deposit Accounts constituting Proceeds of the foregoing.

“ABL Secured Heding Agreement” means “Secured Hedging Agreement” as such term is defined in the applicable ABL Loan Documents.

“ABL Secured Heding Creditors” means “Lender Counterparties” as such term is defined in the ABL Credit Agreement.

“ABL Secured Heding Obligations” means “Secured Hedging Obligations” as such term is defined in the ABL Credit Agreement.

“ABL Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted (or purported to be granted) securing any ABL Obligations or under which rights or remedies with respect to such Liens are governed.

“Access Period” means for each parcel of Mortgaged Premises, the period, after the commencement of an Enforcement Period by the ABL Facility Collateral Agent, which begins on the earlier of (a) the day on which the ABL Facility Collateral Agent provides the Senior Secured Notes Agent with the written notice of its election to request access pursuant to Section 3.3(b) and (b) the fifth Business Day after the Senior Secured Notes Agent provides the ABL Facility Collateral Agent with notice that the Senior Secured Notes Agent (or its agent) has obtained possession or control of such parcel and ends on the earlier of (i) the 270th day after the date (the “Initial Access Date”) on which the ABL Facility Collateral Agent, or its designee, initially obtains the ability to take physical possession of, remove, or otherwise control physical access to, or actually uses, the ABL Collateral located on such Mortgaged Premises plus such number of days, if any, after the Initial Access Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to Collateral located on such Mortgaged Premises, and (ii) the termination of such Enforcement Period.

“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, or any similar deposit or securities account agreements among the Senior Secured Notes Agent and/or the ABL Facility Collateral Agent, one or more Grantors and the relevant financial institution depository or securities intermediary.

“Accounts” means all now present and future “accounts” (as defined in Article 9 of the UCC).

“Additional Pari Passu Notes Agent” means the Person appointed to act as trustee, agent or representative for the holders of Additional Pari Passu Notes Obligations pursuant to any Additional Pari Passu Notes Agreement, it being understood and agreed that no Additional Pari Passu Notes Agent (if other than the Senior Secured Notes Agent) shall hold any Lien on Collateral.

“Additional Pari Passu Notes Agreement” means the indenture, credit agreement or other agreement under which any Additional Pari Passu Notes Obligations are incurred.

“Additional Pari Passu Notes Obligations” means Indebtedness of the Grantors issued following the date of this Agreement to the extent (a) such Indebtedness is permitted by the terms of the ABL Credit Agreement to be secured by Liens on the Collateral ranking pari passu with the Liens securing the Senior Secured Note Obligations, (b) the Grantors have granted Liens on the Collateral to secure the obligations in respect of such Indebtedness, and (c) the Additional Pari Passu Notes Agent, for the holders of such Indebtedness, has executed a joinder agreement to the Senior Secured Note Security Agreement in the form attached thereto (or other form reasonably satisfactory to the Senior Secured Notes Agent) agreeing on behalf of itself and such holders to (i) be bound by the terms of this Agreement applicable to them, (ii) appoint the Senior Secured Notes Agent to act as their collateral agent and representative hereunder and (iii) be bound by the pari passu intercreditor provisions contained in the Senior Secured Note Security Documents entered into in connection with the Senior Secured Notes Indenture (which provisions are binding on the Senior Secured Note Claimholders only).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

“Agents” means the ABL Facility Collateral Agent and the Senior Secured Notes Agent.

“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

“Bank Product Agreement” means “Treasury Services Agreement” as such term is defined in the ABL Credit Agreement.

“Bank Product Debt” means “Treasury Services Obligations” as such term is defined in the ABL Credit Agreement.

“Bank Product Provider” means “Treasury Services Creditor” as such term is defined in the ABL Credit Agreement.

“Bank Products” means “Treasury Services” as such term is defined in the applicable ABL Security Documents.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Bi-Lo Finance” has the meaning assigned to that term in the Preamble to this Agreement.

“Business Day” means a day that is a “Business Day” under both the Senior Secured Notes Indenture and the ABL Credit Agreement.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and all rights, warrants or options exchangeable for or convertible into any of the items described in clauses (a) through (e) above; provided that with respect to the foregoing, Capital Stock shall exclude any debt securities convertible into Capital Stock, whether or not such debt securities include any right of vote or participation with Capital Stock.

“Chattel Paper” means all present and future “chattel paper” (as defined in Article 9 of the UCC).

“Claimholder” means any Senior Secured Note Claimholder or ABL Claimholder, as applicable.

“Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, which constitute ABL Collateral or Senior Secured Note Collateral.

“Commercial Tort Claims” means all present and future “commercial tort claims” (as defined in Article 9 of the UCC).

“Company” has the meaning assigned to that term in the Preamble to this Agreement.

“Company Subsidiary” has the meaning assigned to that term in the Preamble to this Agreement.

“Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are consistent with the provisions of this Agreement.

“Deposit Accounts” means all present and future “deposit accounts” (as defined in Article 9 of the UCC).

“DIP Financing” has the meaning assigned to that term in Section 6.1.

“Discharge of ABL Obligations” means:

(a) payment in full in cash of all ABL Obligations (other than (i) contingent obligations or contingent indemnification obligations except as provided in clause (e) below, (ii) ABL Obligations constituting Bank Product Debt and ABL Secured Hedging Obligations except as provided in clause (d) below and (iii) undrawn amounts in respect of Letters of Credit except as provided in clause (c) below);

(b) termination or expiration of all commitments, if any, to extend credit that would constitute ABL Obligations;

(c) termination, cash collateralization (in an amount and manner reasonably satisfactory to the ABL Facility Collateral Agent, but in no event greater than 105% of the aggregate undrawn face amount, plus commissions, fees and expenses) or backstop of all Letters of Credit issued under the ABL Credit Agreement in compliance with the terms of the ABL Credit Agreement;

(d) the provision of credit support (which may include cash collateralization or support by a letter of credit therefor) for any ABL Obligations constituting Bank Product Debt or ABL Secured Hedging Obligations (in an amount and manner and, if other than pursuant to cash collateralization, of a kind reasonably satisfactory to the providers of such Bank Product Debt or ABL Secured Hedging Obligations, as applicable); and

(e) the provision of credit support (which may include cash collateralization or support by a letter of credit) for any costs, expenses and contingent indemnification obligations consisting of ABL Obligations not yet due and payable but with respect to which a claim has been threatened or asserted under any ABL Loan Documents (in an amount and manner and, if other than pursuant to cash collateralization, of a kind reasonably satisfactory to the ABL Facility Collateral Agent).

“Discharge of Senior Secured Note Obligations” means payment in full in cash of all Senior Secured Note Obligations, satisfaction and discharge of the Senior Secured Notes Indenture and any Additional Pari Passu Notes Agreement or legal or covenant defeasance of the Senior Secured Notes Indenture and any Additional Pari Passu Notes Agreement (other than obligations that expressly survive such satisfaction and discharge or legal or covenant defeasance).

“Disposition” means any sale, lease, exchange, transfer or other disposition of any Collateral.

“Documents” means all present and future “documents” (as defined in Article 9 of the UCC.

“Enforcement” means, collectively or individually for one or both of the ABL Facility Collateral Agent and the Senior Secured Notes Agent, when an ABL Default or Senior Secured Note Default, as applicable, has occurred and is continuing, to enforce or attempt to enforce any right or power to repossess, replevy, attach, garnish, levy upon, collect the Proceeds of, foreclose or realize in any manner whatsoever its Lien upon, sell, liquidate or otherwise dispose of, or otherwise restrict or interfere with the use of, or exercise any remedies with respect to, or conduct any Going Out of Business Sale with respect to, any material amount of Collateral, whether by judicial enforcement of any of the rights and remedies under the ABL Loan Documents, the Senior Secured Note Documents and/or under any applicable law, by self-help repossession, by non-judicial foreclosure sale, lease, or other Disposition, by set-off, by notification to account obligors of any Grantor, by any sale, lease, or other Disposition implemented by any Grantor following an ABL Default or a Senior Secured Note Default, as applicable, in connection with which the ABL Facility Collateral Agent or the Senior Secured Notes Agent, as applicable, has agreed to release its Liens on the subject property, or otherwise, but in all cases excluding (i) the establishment of borrowing base reserves, collateral ineligibles, or other conditions for advances, (ii) the changing of advance rates or advance sublimits, (iii) the imposition of a default rate or late fee, (iv) the collection and application of Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts, in each case, to the extent constituting ABL Priority Collateral, against the ABL Obligations pursuant to the provisions of the ABL Loan Documents (including, without limitation, the notification of account debtors, depositary institutions or any other Person to deliver proceeds of Collateral to the ABL Facility Collateral Agent or any “cash dominion event” or mandatory prepayment event under the ABL Loan Documents), (v) the cessation of lending pursuant to the provisions of the ABL Loan Documents, including upon the occurrence of a default on the existence of an over-advance, (vi) the filing of a proof of claim in any Insolvency or Liquidation Proceeding, (vii) the consent by the ABL Facility Collateral Agent to Disposition by any Grantor of any of the ABL Priority Collateral, (viii) the consent by the Senior Secured Notes Agent to Disposition by any Grantor of any Senior Secured Notes Priority Collateral and (ix) the acceleration of the Senior Secured Note Obligations or the ABL Obligations.

“Enforcement Notice” means a written notice delivered, at a time when an ABL Default or Senior Secured Note Default has occurred and is continuing, by either the ABL Facility Collateral Agent or the Senior Secured Notes Agent to the other announcing that an Enforcement Period has commenced and specifying the relevant event of default.

“Enforcement Period” means the period of time following the receipt by either the ABL Facility Collateral Agent or the Senior Secured Notes Agent of an Enforcement Notice from the other until the earliest of (a) in the case of an Enforcement Period commenced by the Senior Secured Notes Agent, the Discharge of Senior Secured Note Obligations, (b) in the case of an Enforcement Period commenced by the ABL Facility Collateral Agent, the Discharge of ABL Obligations, (c) the date on which the ABL Facility Collateral Agent or the Senior Secured Notes Agent (as applicable) agrees in writing to terminate the Enforcement Period commenced by it, or (d) the date on which the ABL Default or the Senior Secured Note Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the ABL Facility Collateral Agent or the Required Senior Secured Note Claimholders, as applicable, or waived in writing.

“Equipment” means, as to each Grantor, all of such Grantor’s now owned and hereafter acquired equipment, as defined in Article 9 of the UCC.

“Financial Assets” means all present and future “financial assets” (as defined in Article 8 of the UCC).

“General Intangibles” means all present and future “general intangibles” (as defined in Article 9 of the UCC).

“Going Out of Business Sale” means, following the occurrence and during the continuance of any ABL Default, any sale or liquidation of the ABL Priority Collateral consented to by the ABL Facility Collateral Agent for purposes of permitting the Grantors to obtain funds to permanently repay the ABL Obligations in whole or in part.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantors” means Holdings, the Issuers, each Company Subsidiary and each other Person that has or may from time to time hereafter execute and deliver an ABL Security Document or a Senior Secured Note Security Document as a grantor of a security interest (or the equivalent thereof).

“Holdings” has the meaning assigned to that term in the Preamble to this Agreement.

“Indebtedness” means and includes all Obligations that constitute “Debt,” “Indebtedness,” “Obligations,” “Liabilities” or any similar term within the meaning of the ABL Credit Agreement or the Senior Secured Notes Indenture, as applicable.

“Initial ABL Credit Agreement” has the meaning assigned to that term in the Recitals.

“Initial Access Date” has the meaning assigned to that term in the definition of the term “Access Period.”

“Initial Senior Secured Notes” has the meaning assigned to that term in the Recitals.

“Initial Use Date” has the meaning assigned to that term in the definition of the term “Use Period.”

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

(c) any composition of liabilities or similar arrangement relating to any Grantor, whether or not under a court’s jurisdiction or supervision;

(d) any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary, whether or not under a court’s jurisdiction or supervision, and whether or not involving insolvency or bankruptcy; or

(e) any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Instruments” means all present and future “instruments” (as defined in Article 9 of the UCC).

“Intellectual Property” means, all of the following in any jurisdiction throughout the world: (a) patents, patent applications and inventions, including all renewals, extensions, combinations, divisions, or reissues thereof (“Patents”); (b) trademarks, service marks, trade names, trade dress, logos, internet domain names and other business identifiers, together with the goodwill symbolized by any of the foregoing, and all applications, registrations, renewals and extensions thereof (“Trademarks”); (c) copyrights and all works of authorship including all registrations, applications, renewals, extensions and reversions thereof (“Copyrights”); (d) all computer software, source code, executable code, data, databases and documentation thereof; (e) all trade secret rights in information, including trade secret rights in any formula, pattern, compilation, program, device, method, technique, or process, that (1) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; (f) all other intellectual property or proprietary rights in any discoveries, concepts, ideas, research and development, know-how, formulae, patterns, inventions, compilations, compositions, manufacturing and production processes and techniques, program, device, method, technique, technical data, procedures, designs, recordings, graphs, drawings, reports, analyses, specifications, databases, and other proprietary or confidential information, including customer lists (other than Prescription Lists), supplier lists, pricing and cost information (other than related to Prescription Lists), business and marketing plans and proposals and advertising and promotional materials; and (g) all rights to sue at law or in equity for any infringement or other impairment or violation thereof and all products and proceeds of the foregoing.

“Inventory” means as to each Grantor, all of such Grantor’s now owned and hereafter existing or acquired inventory, as defined in Article 9 of the UCC.

“Investment Property” means all present and future “investment property” (as defined in Article 9 of the UCC), including, without limitation, all Capital Stock held by each of the Grantors.

“Issuers” has the meaning assigned to that term in the Preamble to this Agreement.

“Letter of Credit Rights” means all present and future “letter of credit rights” (as defined in Article 9 of the UCC).

“Letters of Credit” means “Letters of Credit” as that term is defined in the ABL Credit Agreement.

“Lien” means any mortgage, pledge, hypothec, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Money” means all present and future “money” (as defined in Article 9 of the UCC).

“Mortgaged Premises” means any real property which shall now or hereafter be subject to a Senior Secured Note Mortgage or an ABL Mortgage.

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are inconsistent with the provisions of this Agreement, including any plan of reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions of Article II (including the Lien priorities of Section 2.1), the provisions of Article IV, or the provisions of Article VI, unless such Plan of Reorganization has been accepted by the voluntary required vote of each class of ABL Claimholders and Senior Secured Note Claimholders.

“Noteholder” means the “Holders” as defined in the Indenture and any holders of Additional Pari Passu Notes Obligations.

“Obligations” means, as applicable, all ABL Obligations and all Senior Secured Note Obligations.

“Officer” means the chairman of the board of directors, the chief executive officer, chief financial officer, the president, any executive vice president, senior vice president or vice president, the treasurer or the secretary of the Company.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company, who must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that meets the requirements set forth herein and in the Senior Secured Notes Indenture.

“Permitted Refinancing” means any Refinancing the governing documentation of which constitutes Permitted Refinancing Agreements.

“Permitted Refinancing Agreements” means, with respect to any of the ABL Credit Agreement, the Senior Secured Notes or any Additional Pari Passu Notes Agreement, as applicable, any credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to increase or Refinance (whether upon or after termination or otherwise), in whole or in part the Obligations outstanding under the ABL Credit Agreement, the Senior Secured Notes or any Additional Pari Passu Notes Agreement, whether or not such increase or Refinancing occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the ABL Credit Agreement, the Senior Secured Notes or any Additional Pari Passu Notes Agreement or any other agreement or instrument referred to in this clause, unless such agreement or instrument expressly provides that it is not intended to be and is not a Permitted Refinancing Agreement, as such financing documentation may be amended, restated, supplemented or otherwise modified from time to time and that would not be prohibited by Section 5.3(c) or Section 5.3(d), as applicable.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Prescription Lists” means any and all lists of customers and their prescription medical history, all pricing and cost information in connection therewith and all books and records pertaining thereto.

“Proceeds” means all “proceeds” (as defined in Article 9 of the UCC), including any payment or property received on account of any claim secured by Collateral in any Insolvency or Liquidation Proceeding.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) in real property then owned by the Issuers or any other Grantor.

“Records” means all present and future “records” (as defined in Article 9 of the UCC).

“Recovery” has the meaning set forth in Section 6.4.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness, in any case in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Required Senior Secured Note Claimholders” means the holders of a majority in aggregate principal amount of the Senior Secured Notes and any Permitted Additional Pari Passu Notes Obligations, voting as a single class in accordance with the Senior Secured Note Documents.

“Secured Parties” means the ABL Claimholders and the Senior Secured Note Claimholders.

“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (each as defined in Article 8 of the UCC) contained therein.

“Security” means all present and future “Securities” (as defined in Article 8 of the UCC).

“Security Entitlements” means all present and future “security entitlements” (as defined in Article 8 of the UCC).

“Senior Secured Note Claimholders” means, at any relevant time, the holders of Senior Secured Note Obligations at that time, the Trustee, each Additional Pari Passu Notes Agent and the Senior Secured Notes Agent.

“Senior Secured Note Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Senior Secured Note Obligations.

“Senior Secured Note Default” means an “Event of Default” as defined in the Senior Secured Notes Indenture or in any Additional Pari Passu Notes Agreement.

“Senior Secured Note Documents” means the Senior Secured Notes Indenture, the Senior Secured Notes, each Additional Pari Passu Notes Agreement, the Senior Secured Note Security Documents and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with any Senior Secured Note Obligations, including any intercreditor or joinder agreement among holders of Senior Secured Note Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“Senior Secured Note Mortgages” means a collective reference to each mortgage, deed of trust, deed to secure debt, and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted (or purported to be granted) to secure any Senior Secured Note Obligations or under which rights or remedies with respect to any such Liens are governed.

“Senior Secured Note Obligations” means, collectively, all “Obligations” as that term is defined in the Senior Secured Note Documents and all Additional Pari Passu Notes Obligations in each case in respect of the Senior Secured Note Documents. “Senior Secured Note Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Senior Secured Note Document or Additional Pari Passu Notes Agreement, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Senior Secured Note Security Agreement” means the Security Agreement, dated as of February 3, 2011, by and among Holdings, the Issuers, the Company Subsidiaries, the Trustee and the Senior Secured Notes Agent, as the same may be amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

“Senior Secured Note Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Senior Secured Note Obligations or under which rights or remedies with respect to such Liens are governed.

“Senior Secured Notes” means, collectively, (a) the Initial Senior Secured Notes and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to Refinance in whole or in part the Senior Secured Note Obligations outstanding under the Initial Senior Secured Notes or any other agreement or instrument referred to in this clause, unless such agreement or instrument expressly provides that it is not intended to be and is not a Senior Secured Note, or such agreement or instrument is not a Permitted Refinancing Agreement. Any reference to the Senior Secured Notes hereunder shall be deemed a reference to any Senior Secured Notes then in existence.

“Senior Secured Notes Agent” has the meaning assigned to that term in the Preamble of this Agreement.

“Senior Secured Notes Collateral Account” means any deposit account or securities account required to be established pursuant to the Senior Secured Note Documents for purposes of holding only Senior Secured Notes Priority Collateral pending application as required under the Senior Secured Note Documents (it being understood that ABL Priority Collateral deposited in a Senior Secured Notes Collateral Account shall continue to be ABL Priority Collateral).

“Senior Secured Notes Indenture” has the meaning assigned to that term in the Recitals to this Agreement.

“Senior Secured Notes Priority Collateral” means all now owned or hereafter acquired Senior Secured Note Collateral that constitutes:

(a) Real Estate Assets;

(b) Intellectual Property (other than Prescription Lists);

(c) Senior Secured Notes Trust Monies;

(d) the Senior Secured Notes Collateral Account;

(e) Investment Property (except constituting ABL Priority Collateral);

(f) Equipment and Fixtures;

(g) General Intangibles (other than General Intangibles constituting ABL Priority Collateral);

(h) Supporting Obligations to the extent arising out of, or related to, or derivative of, the property or interests described in this definition (other than ABL Priority Collateral);

(i) contracts, contract rights and other General Intangibles, Commercial Tort Claims, Documents, Chattel Paper, and Instruments (including promissory notes), in each case, to the extent arising out of, or related to, or derivative of the property or interests in property described in this definition (other than ABL Priority Collateral);

(j) books and records relating to the items referred to in the preceding clauses (a) though (i) constituting Senior Secured Notes Priority Collateral (including books, databases, data processing software, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (a) through (i) constituting Senior Secured Notes Priority Collateral);

(k) Accounts which constitute identifiable Proceeds from the sale, license, assignment or other disposition of any of the property described in the foregoing clauses (a) through (j) constituting Senior Secured Notes Priority Collateral;

(l) subject to Section 3.5, all other Collateral for the Senior Secured Note Obligations other than ABL Priority Collateral; and

(m) subject to Section 3.5, all substitutions, replacements, accessions, products and Proceeds of any of the foregoing Senior Secured Notes Priority Collateral, including collateral security and guarantees with respect to any of the constituting Senior Secured Notes Priority Collateral and all cash, Money, insurance proceeds, Instruments, Securities, Financial Assets and Deposit Accounts constituting Proceeds of the foregoing Senior Secured Notes Priority Collateral.

“Senior Secured Notes Trust Monies” means Senior Secured Notes Priority Collateral required pursuant to the Senior Secured Note Documents to be deposited into the Senior Secured Notes Collateral Account.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Supporting Obligations” means all present and future “supporting obligations” (as defined in Article 9 of the UCC).

“UCC” means the Uniform Commercial Code (or any similar equivalent legislation) as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Agents’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Use Period” means, with respect to the Senior Secured Notes Priority Collateral, the period, after the commencement of an Enforcement Period by the ABL Facility Collateral Agent, which begins on the earlier of (a) the day on which the ABL Facility Collateral Agent provides the Senior Secured Notes Agent with an Enforcement Notice and (b) the fifth Business Day after the Senior Secured Notes Agent provides the ABL Facility Collateral Agent with notice that the Senior Secured Notes Agent (or its agent) has obtained possession or control of such Collateral and ends on the earlier of (i) the 270th day after the date (the “Initial Use Date”) on which the ABL Facility Collateral Agent, or its designee, initially obtains the ability to take physical possession of, remove, or otherwise control physical access to, or actually uses, such Senior Secured Notes Priority Collateral plus such number of days, if any, after the Initial Use Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to such Senior Secured Notes Priority Collateral and (ii) the termination of such Enforcement Period.

Section 1.2 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c) the words “herein,” “hereof’ and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections or Articles shall be construed to refer to Sections or Articles of this Agreement;

(e) all uncapitalized terms have the meanings, if any, given to them in the UCC, as now or hereafter enacted in the State of New York (unless otherwise specifically defined herein);

(f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

(g) any reference herein to a Person in a particular capacity or capacities excludes such Person in any other capacity or individually;

(h) any reference herein to any law shall be construed to refer to such law as amended, modified, codified, replaced, or re-enacted, in whole or in part, and in effect on the pertinent date; and

(i) in the compilation of periods of time hereunder from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to, but not through or including.”

ARTICLE II

Lien Priorities

Section 2.1 Relative Priorities. Irrespective of the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Senior Secured Note Obligations granted on the Collateral or of any Liens securing the ABL Obligations granted on the Collateral (including, in each case, irrespective of whether any such Lien is granted (or secures Obligations relating to the period) before or after the commencement of any Insolvency or Liquidation Proceeding) and notwithstanding any provision of any UCC, or any other applicable law, or the ABL Loan Documents or the Senior Secured Note Documents, the ABL Facility Collateral Agent, on behalf of the ABL Claimholders, and the Senior Secured Notes Agent, on behalf of the Senior Secured Note Claimholders, hereby agree that:

(a) any Lien of the ABL Facility Collateral Agent on the ABL Priority Collateral securing the ABL Obligations, whether such Lien is now or hereafter held by or on behalf of the ABL Facility Collateral Agent or any other ABL Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the ABL Priority Collateral securing any Senior Secured Note Obligations;

(b) any Lien of the Senior Secured Notes Agent on the Senior Secured Notes Priority Collateral securing the Senior Secured Note Obligations, whether such Lien is now or hereafter held by or on behalf of the Senior Secured Notes Agent, any other Senior Secured Note Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects to all Liens on the Senior Secured Notes Priority Collateral securing any ABL Obligations;

(c) any Lien with respect to the ABL Priority Collateral securing any Senior Secured Note Obligations now or hereafter held by or on behalf of, or created for the benefit of, the Senior Secured Notes Agent, any Senior Secured Note Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens with respect to the ABL Priority Collateral securing any ABL Obligations; and

(d) any Lien with respect to the Senior Secured Notes Priority Collateral securing any ABL Obligations now or hereafter held by or on behalf of, or created for the benefit of, ABL Facility Collateral Agent, any ABL Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens with respect to the Senior Secured Notes Priority Collateral securing any Senior Secured Note Obligations.

The subordination of Liens provided for in this Agreement shall continue to be effective with respect to any part of the Collateral from and after the date hereof whether such Liens are declared, or ruled to be, invalid, unenforceable, void or not allowed by a court of competent jurisdiction, as a result of any action taken by Senior Secured Notes Agent or the ABL Facility Collateral Agent, as applicable, or any failure by such Person to take any action, with respect to any financing statement (including any amendment to or continuation thereof), mortgage or other perfection document.

Section 2.2 Prohibition on Contesting Liens. Each of the Senior Secured Notes Agent, on behalf of each Senior Secured Note Claimholder, and the ABL Facility Collateral Agent, on behalf of each ABL Claimholder, consents to the granting of Liens in favor of the other to secure the ABL Obligations and the Senior Secured Note Obligations, as applicable, and agrees that no Claimholder will be entitled to, and it will not (and shall be deemed to have irrevocably, absolutely, and unconditionally waived any right to), contest (directly or indirectly) or support (directly or indirectly) any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding): (a) the attachment, perfection, priority, validity or enforceability of any Lien in the Collateral held by or on behalf of any of the ABL Claimholders to secure the payment of the ABL Obligations or any of the Senior Secured Note Claimholders to secure the payment of the Senior Secured Note Obligations, (b) the priority, validity or enforceability of the ABL Obligations or the Senior Secured Note Obligations, including the allowability or priority of the Senior Secured Note Obligations or the ABL Obligations, as applicable, in any Insolvency or Liquidation Proceeding, or (c) the validity or enforceability of the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the ABL Facility Collateral Agent, on behalf of the ABL Claimholders, or the Senior Secured Notes Agent, on behalf of the Senior Secured Note Claimholders, to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1, 3.2 and 6.1.

Section 2.3 No New Liens. So long as neither the Discharge of ABL Obligations nor the Discharge of Senior Secured Note Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against one or more of the Issuers or any other Grantor, the parties hereto agree, subject to Article VI, that the Issuers shall not, and shall not permit any other Grantor to:

(a) grant, permit or suffer to exist any additional Liens on any asset or property to secure any Senior Secured Note Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the ABL Obligations; or

(b) grant, permit or suffer to exist any additional Liens on any asset or property to secure any ABL Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Senior Secured Note Obligations.

To the extent any additional Liens are granted on any asset or property pursuant to this Section 2.3, the priority of such additional Liens shall be determined in accordance with Section 2.1. In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights or remedies available hereunder, the ABL Facility Collateral Agent, on behalf of the ABL Claimholders, and the Senior Secured Notes Agent, on behalf of Senior Secured Note Claimholders, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

Section 2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that the ABL Collateral and the Senior Secured Note Collateral be identical except as provided in Article VI and as otherwise provided herein. In furtherance of the foregoing and of Section 8.8, the parties hereto agree, subject to the other provisions of this Agreement, upon request by the ABL Facility Collateral Agent or the Senior Secured Notes Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Collateral and the Senior Secured Note Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Loan Documents and the Senior Secured Note Documents, provided that neither the ABL Facility Collateral Agent acting in such capacity nor the Senior Secured Notes Agent shall have any responsibility for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral.

ARTICLE III

Exercise of Remedies; Enforcement

Section 3.1 Restrictions on the Senior Secured Notes Agent and the Senior Secured Note Claimholders.

(a) Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Senior Secured Notes Agent and the other Senior Secured Note Claimholders:

(i) will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any rights, powers or remedies with respect to any ABL Priority Collateral (including (A) any right of set-off or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Senior Secured Notes Agent or any Senior Secured Note Claimholder is a party, (B) any right to undertake self-help repossession or non-judicial disposition of any ABL Priority Collateral (including any partial or complete strict foreclosure), and/or (C) any right to institute, prosecute, or otherwise maintain any action or proceeding with respect to such rights, powers or remedies (including any action of foreclosure));

(ii) will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the ABL Facility Collateral Agent or any other ABL Claimholder relating to the ABL Priority Collateral or any other exercise by the ABL Facility Collateral Agent or any other ABL Claimholder of any other rights, powers and remedies relating to the ABL Priority Collateral, including any Disposition of the ABL Priority Collateral, whether under the ABL Loan Documents, applicable law, or otherwise;

(iii) subject to their rights under clause (vi) of Section 3.1(c)), will not object to the forbearance by the ABL Facility Collateral Agent or the ABL Claimholders from bringing or pursuing any Enforcement with respect to the ABL Priority Collateral;

(iv) except as may be permitted in Section 3.1(c), irrevocably, absolutely, and unconditionally waive any and all rights the Senior Secured Notes Agent or the Senior Secured Note Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the ABL Facility Collateral Agent or the ABL Claimholders (A) enforce or collect (or attempt to collect) the ABL Obligations or (B) realize or seek to realize upon or otherwise enforce the Liens in and to the ABL Priority Collateral securing the ABL Obligations, regardless of whether any action or failure to act by or on behalf of the ABL Facility Collateral Agent or ABL Claimholders is adverse to the interest of the Senior Secured Notes Agent or the Senior Secured Note Claimholders. Without limiting the generality of the foregoing, the Senior Secured Note Claimholders shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior or subsequent to any disposition of any of the ABL Priority Collateral, on the ground(s) that any such disposition of ABL Priority Collateral (x) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (y) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; and

(v) subject to Section 3.1(c), acknowledge and agree that no covenant, agreement or restriction contained in the Senior Secured Note Security Documents or any other Senior Secured Note Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the ABL Facility Collateral Agent or the ABL Claimholders with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Loan Documents;

provided, however, that, in the case of (i), (ii) and (iii) above, the Liens granted to secure the Senior Secured Note Obligations of the Senior Secured Note Claimholders shall attach to any Proceeds resulting from actions taken by the ABL Facility Collateral Agent or any ABL Claimholder with respect to the ABL Priority Collateral in accordance with this Agreement after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of ABL Obligations.

(b) Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the ABL Facility Collateral Agent and the other ABL Claimholders shall have the right and power to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of ABL Priority Collateral by the respective Grantors after an ABL Default) make determinations regarding the release, Disposition, or restrictions with respect to the ABL Priority Collateral without any consultation with or the consent of the Senior Secured Notes Agent or any Senior Secured Note Claimholder; provided, however, that the Lien securing the Senior Secured Note Obligations shall remain on the Proceeds (other than those properly applied to the ABL Obligations in accordance with Section 4.1) of such Collateral released or disposed of subject to the relative priorities described in Section 2.1. In exercising rights, powers or remedies with respect to the ABL Priority Collateral, the ABL Facility Collateral Agent and the ABL Claimholders may enforce the provisions of the ABL Loan Documents and exercise rights, powers, and/or remedies thereunder or under applicable law or otherwise, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the ABL Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding anything to the contrary contained herein, the Senior Secured Notes Agent and any Senior Secured Note Claimholder may:

(i) file a claim or statement of interest with respect to the Senior Secured Note Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(ii) take any action (not adverse to the priority status of the Liens on the ABL Priority Collateral, or the rights of the ABL Facility Collateral Agent or any of the ABL Claimholders to exercise rights, powers or remedies in respect thereof, including those under Article VI) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the ABL Priority Collateral;

(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Senior Secured Note Claimholders, including any claims secured by the ABL Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments, objections and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the ABL Facility Collateral Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn;

(v) to the extent the Senior Secured Claimholders acknowledge that they hold an unsecured claim of the Grantors in respect of the Senior Secured Note Obligations, file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of any Grantors arising under any Insolvency or Liquidation Proceeding, except to the extent inconsistent with the terms of this Agreement; and

(vi) take any action described in clauses (iii), (vi) and (viii) of the definition of “Enforcement.”

The Senior Secured Notes Agent, on behalf of the Senior Secured Note Claimholders, agrees that no Senior Secured Note Claimholder will take or receive any ABL Priority Collateral (including Proceeds) in connection with the exercise of any right, power or remedy (including set-off) with respect to ABL Priority Collateral in its capacity as a creditor in violation of this Agreement.

Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in Section 6.7 and clause (vi) of Section 3.1(c), the sole right of the Senior Secured Notes Agent and the Senior Secured Note Claimholders with respect to the ABL Priority Collateral is to hold a Lien on such Collateral pursuant to the Senior Secured Note Security Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.1.

(d) Except as otherwise specifically set forth in Sections 3.1(a), 3.1(c), 3.4 and 3.5 and Article VI, the Senior Secured Notes Agent and the Senior Secured Note Claimholders may exercise rights, powers or remedies with respect to the Senior Secured Notes Priority Collateral, in each case, in accordance with the terms of the Senior Secured Note Documents and applicable law; provided, however, that in the event that the Senior Secured Notes Agent or any Senior Secured Note Claimholder becomes a judgment Lien creditor in respect of ABL Priority Collateral as a result of its enforcement of its rights, powers or remedies with respect to the Senior Secured Note Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Obligations) as the other Liens securing the Senior Secured Note Obligations are subject to this Agreement.

(e) Except as provided in Section 5.3(d), nothing in this Agreement shall prohibit the receipt by the Senior Secured Notes Agent or any other Senior Secured Note Claimholders of the required payments of interest, principal and other amounts owed in respect of the Senior Secured Note Obligations so long as such receipt is not the direct or indirect result of the exercise by the Senior Secured Notes Agent or any Senior Secured Note Claimholders of rights, powers or remedies as a secured creditor (including set-off) with respect to ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights, powers or remedies the ABL Facility Collateral Agent or the ABL Claimholders may have against the Grantors under the ABL Loan Documents.

Section 3.2 Restrictions on the ABL Facility Collateral Agent and ABL Claimholders.

(a) Until the Discharge of Senior Secured Note Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, subject to the limited extent provided in Article VI, the ABL Facility Collateral Agent and the other ABL Claimholders:

(i) will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any rights, powers or remedies with respect to any Senior Secured Notes Priority Collateral (including (A) any right of set-off or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the ABL Facility Collateral Agent or any ABL Claimholder is a party, (B) any right to undertake self-help repossession or nonjudicial disposition of any Senior Secured Notes Priority Collateral (including any partial or complete strict foreclosure), or (C) any right to institute, prosecute or otherwise maintain any action or proceeding with respect to such rights, powers or remedies (including any action of foreclosure));

(ii) will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the Senior Secured Notes Agent or any other Senior Secured Note Claimholder relating to the Senior Secured Notes Priority Collateral or any other exercise by the Senior Secured Notes Agent or any other Senior Secured Note Claimholder of any rights, powers and remedies relating to the Senior Secured Notes Priority Collateral, including any Disposition of the Senior Secured Notes Priority Collateral, whether under the Senior Secured Note Documents, applicable law, or otherwise subject to the Senior Secured Notes Agent’s and the other Senior Secured Note Claimholders’ obligations under Sections 3.3 and 3.4;

(iii) subject to their rights under clause (vii) of Section 3.2(c), will not object to the forbearance by the Senior Secured Notes Agent or the Senior Secured Note Claimholders from bringing or pursuing any Enforcement with respect to the Senior Secured Notes Priority Collateral;

(iv) subject to Sections 3.2(c), 3.3, 3.4, and 3.5, irrevocably, absolutely and unconditionally waive any and all rights the ABL Facility Collateral Agent and ABL Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the Senior Secured Notes Agent or the Senior Secured Note Claimholders (a) enforce or collect (or attempt to collect) the Senior Secured Note Obligations or (b) realize or seek to realize upon or otherwise enforce the Liens in and to the Senior Secured Notes Priority Collateral securing the Senior Secured Note Obligations, regardless of whether any action or failure to act by or on behalf of the Senior Secured Notes Agent or Senior Secured Note Claimholders is adverse to the interest of the ABL Claimholders. Without limiting the generality of the foregoing, the ABL Claimholders shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior to or subsequent to any disposition of any Senior Secured Notes Priority Collateral, on the ground(s) that any such disposition of Senior Secured Notes Priority Collateral (a) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (b) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; and

(v) subject to Sections 3.2(c) and Sections 3.3, 3.4, and 3.5, acknowledge and agree that no covenant, agreement or restriction contained in the ABL Security Documents or any other ABL Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Senior Secured Notes Agent or the Senior Secured Note Claimholders with respect to the Senior Secured Notes Priority Collateral as set forth in this Agreement and the Senior Secured Note Documents;

provided, however, that in the case of (i), (ii) and (iii) above, the Liens granted to secure the ABL Obligations of the ABL Claimholders shall attach to any Proceeds resulting from actions taken by the Senior Secured Notes Agent or any Senior Secured Note Claimholder with respect to the Senior Secured Notes Priority Collateral in accordance with this Agreement after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of Senior Secured Note Obligations.

(b) Until the Discharge of Senior Secured Note Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Senior Secured Notes Agent and the Senior Secured Note Claimholders shall have the right and power to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make, in connection therewith (including voluntary Dispositions of Senior Secured Notes Priority Collateral by the respective Grantors after a Senior Secured Note Default) determinations regarding the release, Disposition, or restrictions with respect to the Senior Secured Notes Priority Collateral without any consultation with or the consent of the ABL Facility Collateral Agent or any ABL Claimholder subject to the Senior Secured Notes Agent’s and the Senior Secured Note Claimholders’ obligations under Sections 3.3 and 3.4; provided, however, that the Lien securing the ABL Obligations shall remain on the Proceeds (other than those properly applied to the Senior Secured Note Obligations in accordance with the Senior Secured Note Documents) of such Collateral released or disposed of subject to the relative priorities described in Section 2.1. In exercising rights, powers or remedies with respect to the Senior Secured Notes Priority Collateral, the Senior Secured Notes Agent and the Senior Secured Note Claimholders may enforce the provisions of the Senior Secured Note Documents and exercise rights, powers or remedies thereunder and under applicable law, all in such order and in such manner as they may determine in the exercise of their sole discretion subject to the Senior Secured Notes Agent’s and the Senior Secured Note Claimholders’ obligations under Sections 3.3 and 3.4. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Senior Secured Notes Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding anything to the contrary contained herein, the ABL Facility Collateral Agent and any ABL Claimholder may:

(i) file a claim or statement of interest with respect to the ABL Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(ii) take any action (not adverse to the priority status of the Liens on the Senior Secured Notes Priority Collateral, or the rights of the Senior Secured Notes Agent or any of the Senior Secured Note Claimholders to exercise rights, powers or remedies in respect thereof, including those under Article VI) in order to create, perfect, preserve or protect (but, subject to the provisions of Sections 3.3 and 3.4, not enforce) its Lien on any of the Senior Secured Notes Priority Collateral;

(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the ABL Claimholders, including any claims secured by the Senior Secured Notes Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and, accordingly, a violation of the terms of this Agreement, and the Senior Secured Notes Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn.

(v) exercise any of its rights, powers or remedies with respect to any of the Senior Secured Notes Priority Collateral to the extent permitted by Sections 3.3 and 3.4;

(vi) to the extent the ABL Claimholders acknowledge that they hold an unsecured claim of the Grantors in respect of the ABL Obligations, file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of any Grantor arising under any Insolvency or Liquidation Proceeding, except to the extent inconsistent with the terms of the Agreement; and

(vii) take any action described in clauses (i) through (viii) of the definition of “Enforcement.”

The ABL Facility Collateral Agent, on behalf of the ABL Claimholders, agrees that no ABL Claimholder will take or receive any Senior Secured Notes Priority Collateral (including Proceeds) in connection with the exercise of any right, power, or remedy (including set-off) with respect to any Senior Secured Notes Priority Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Secured Note Obligations has occurred, except as expressly provided in Sections 3.3, 3.4 and 3.5 and clause (vi) of this Section 3.2(c), the sole right of the ABL Facility Collateral Agent and the ABL Claimholders with respect to the Senior Secured Notes Priority Collateral is to hold a Lien on such Collateral pursuant to the ABL Security Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.1.

(d) Except as otherwise specifically set forth in Sections 3.2(a) and 3.5 and Article VI, the ABL Facility Collateral Agent and the ABL Claimholders may exercise rights, powers or remedies with respect to the ABL Priority Collateral, in each case, in accordance with the terms of the ABL Loan Documents and applicable law; provided, however, that in the event that any the ABL Facility Collateral Agent or ABL Claimholder becomes a judgment Lien creditor in respect of Senior Secured Notes Priority Collateral as a result of its enforcement of its rights, powers or remedies with respect to the ABL Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Secured Note Obligations) as the other Liens securing the ABL Obligations are subject to this Agreement.

(e) Except as provided in Section 5.3(c), nothing in this Agreement shall prohibit the receipt by the ABL Facility Collateral Agent or any ABL Claimholders of the required payments of interest, principal and other amounts owed in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by the ABL Facility Collateral Agent or any ABL Claimholders of rights, powers or remedies as a secured creditor (including set-off) with respect to Senior Secured Notes Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights, powers or remedies the Senior Secured Notes Agent or the Senior Secured Note Claimholders may have against the Grantors under the Senior Secured Note Documents.

Section 3.3 Collateral Access Rights.

(a) The ABL Facility Collateral Agent and the Senior Secured Notes Agent agree not to commence any Enforcement or Going Out of Business Sale until an Enforcement Notice has been given to the other Agent. Subject to the provisions of Sections 3.1 and 3.2, either Agent may join in any judicial proceedings commenced by the other Agent to enforce Liens on the Collateral, provided that neither Agent, nor the other ABL Claimholders or the other Senior Secured Note Claimholders, as applicable, shall interfere with the Enforcement actions of the other with respect to Collateral in which such party has the priority Lien in accordance with Section 2.1 and Section 2.2.

(b) If the Senior Secured Notes Agent, or any agent or representative of the Senior Secured Notes Agent, or any receiver, shall, after any Senior Secured Note Default, obtain possession or physical control of any of the Mortgaged Premises, the Senior Secured Notes Agent shall promptly notify the ABL Facility Collateral Agent in writing of that fact, and the ABL Facility Collateral Agent shall, within ten (10) Business Days thereafter, notify the Senior Secured Notes Agent in writing as to whether the ABL Facility Collateral Agent desires to exercise access rights under this Agreement. In addition, if the ABL Facility Collateral Agent, or any agent or representative or the ABL Facility Collateral Agent, or any receiver, shall obtain possession or physical control of any of the Mortgaged Premises or any of the tangible Senior Secured Notes Priority Collateral located on any premises other than a Mortgaged Premises or control over any intangible Senior Secured Notes Priority Collateral, following the delivery to the Senior Secured Notes Agent of an Enforcement Notice, then the ABL Facility Collateral Agent shall promptly notify the Senior Secured Notes Agent in writing that the ABL Facility Collateral Agent is exercising its access rights under this Agreement and its rights under Section 3.4 under either circumstance. Upon delivery of such notice by the ABL Facility Collateral Agent to the Senior Secured Notes Agent, the parties shall confer in good faith to coordinate with respect to the ABL Facility Collateral Agent’s exercise of such access rights. Consistent with the definition of “Access Period,” access rights will apply to differing parcels of Mortgaged Premises at differing times, in which case, a differing Access Period will apply to each such property.

(c) During any pertinent Access Period, the ABL Facility Collateral Agent and the Grantors and their Subsidiaries, with the consent of the ABL Facility Collateral Agent in connection with a Going Out of Business Sale or otherwise, and their agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the Senior Secured Notes Priority Collateral for the purpose of (i) arranging for and effecting the sale or disposition of ABL Priority Collateral located on such parcel, including the production, completion, packaging and other preparation of such ABL Priority Collateral for sale or disposition, (ii) selling (by public auction, private sale or a “store closing”, Going Out of Business Sale or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any Grantor’s business), (iii) storing or otherwise dealing with the ABL Priority Collateral, in each case without notice to, the involvement of or interference by the Senior Secured Notes Agent or any Senior Secured Note Claimholder or liability to the Senior Secured Notes Agent or any Senior Secured Note Claimholder. During any such Access Period, the ABL Facility Collateral Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the ABL Priority Collateral, as well as to engage in bulk sales of ABL Priority Collateral. The ABL Facility Collateral Agent shall take proper and reasonable care under the circumstances of any Senior Secured Notes Priority Collateral that is used by the ABL Facility Collateral Agent during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the ABL Facility Collateral Agent or its agents, representatives or designees and the ABL Facility Collateral Agent shall comply with all applicable laws in all material respects in connection with its use or occupancy of the Senior Secured Notes Priority Collateral. The ABL Facility Collateral Agent and the ABL Claimholders shall reimburse the Senior Secured Notes Agent and the Senior Secured Note Claimholders for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused by the acts or omissions of Persons under its control; provided, however, that the ABL Facility Collateral Agent and the ABL Claimholders will not be liable for any diminution in the value of the Mortgaged Premises caused by the absence of the ABL Priority Collateral therefrom. In no event shall the ABL Claimholders or the ABL Facility Collateral Agent have any liability to the Senior Secured Note Claimholders and/or to the Senior Secured Notes Agent hereunder as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Senior Secured Notes Priority Collateral existing prior to the date of the exercise by the ABL Facility Collateral Agent) of its rights under this Agreement. The ABL Facility Collateral Agent and the Senior Secured Notes Agent shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of Senior Secured Notes Agent to show the Senior Secured Notes Priority Collateral to prospective purchasers and to ready the Senior Secured Notes Priority Collateral for sale.

(d) Consistent with the definition of the term “Access Period,” if any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits the ABL Facility Collateral Agent from exercising any of its rights hereunder, then the Access Period granted to the ABL Facility Collateral Agent under this Section 3.3 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining in the applicable Access Period or Use Period, as the case may be. The Senior Secured Notes Agent shall not foreclose or otherwise sell or dispose of any of the Senior Secured Notes Priority Collateral during the Access Period or Use Period, as applicable, unless the buyer agrees in writing to acquire the Senior Secured Notes Priority Collateral subject to the terms of Section 3.3 and Section 3.4 of this Agreement and agrees therein to comply with the terms of this Section 3.3. The rights of ABL Facility Collateral Agent and the ABL Claimholders under this Section 3.3 and Section 3.4 during the Access Period or Use Period shall continue notwithstanding such foreclosure, sale or other disposition by the Senior Secured Notes Agent.

(e) The ABL Facility Collateral Agent and the ABL Claimholders shall have the right to bring an action to enforce their rights under this Section 3.3 and Section 3.4, including, without limitation, an action seeking possession of the applicable Collateral and/or specific performance of this Section 3.3 and Section 3.4.

Section 3.4 Senior Secured Notes Priority Collateral Rights/Access to Information. For the purposes of enabling the ABL Facility Collateral Agent to exercise rights and remedies under this Agreement during the Enforcement Period, the Senior Secured Notes Agent and each Grantor hereby grants (to the full extent of their respective rights and interests) the ABL Facility Collateral Agent and its agents, representatives and designees an irrevocable, non-exclusive, royalty-free, rent-free license and lease (which will be binding on any successor or assignee of any Senior Secured Notes Priority Collateral) to use all of the Senior Secured Notes Priority Collateral to collect all Accounts included in ABL Priority Collateral, to copy, use, or preserve any and all information relating to any of the ABL Priority Collateral, and to complete the manufacture, packaging, advertising for sale and sale of (i) work-in-process, (ii) raw materials and (iii) complete inventory; provided, however, the royalty-free, rent-free license and lease with respect to the applicable Senior Secured Notes Priority Collateral shall immediately expire upon the end of (1) the Access Period applicable to such Senior Secured Notes Priority Collateral located on any Mortgaged Premises and (2) the applicable Use Period with respect to any Senior Secured Notes Priority Collateral not located on any Mortgaged Premises; provided, further, that such expiration shall be without prejudice to the sale or other disposition of the ABL Priority Collateral in accordance with applicable law.

Section 3.5 Set-Off and Tracing of and Priorities in Proceeds. The Senior Secured Notes Agent, on behalf of the Senior Secured Note Claimholders, acknowledges and agrees that, to the extent the Senior Secured Notes Agent or any Senior Secured Note Claimholder exercises its rights of set-off against any ABL Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1. The ABL Facility Collateral Agent, on behalf of the ABL Claimholders, acknowledges and agrees that, to the extent the ABL Facility Collateral Agent or any ABL Claimholder exercises its rights of set-off against any Senior Secured Notes Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1. The ABL Facility Collateral Agent, for itself and on behalf of the ABL Claimholders, and the Senior Secured Notes Agent, for itself and on behalf of the Senior Secured Note Claimholders, further agree that prior to an issuance of an Enforcement Notice or the commencement of any Insolvency or Liquidation Proceeding, any Proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Agents, the ABL Claimholders and the Senior Secured Note Claimholders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. In addition, unless and until the Discharge of ABL Obligations occurs, subject to Section 4.2, the Senior Secured Notes Agent and the Senior Secured Note Claimholders each hereby consents to the application, prior to the receipt by the ABL Facility Collateral Agent of an Enforcement Notice issued by the Senior Secured Notes Agent, of cash or other Proceeds of Collateral, deposited under Account Agreements to the repayment of ABL Obligations pursuant to the ABL Loan Documents.

ARTICLE IV

Payments

Section 4.1 Application of Proceeds.

(a) So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all ABL Priority Collateral or Proceeds thereof received in connection with the sale or other Disposition of, or collection on, such ABL Priority Collateral as a result of the exercise of remedies or other Enforcement or Going Out of Business Sale by either Agent or any ABL Claimholders or Senior Secured Note Claimholders (including as a result of any distribution of or in respect of any ABL Priority Collateral (whether or not expressly characterized as such) or in any Insolvency or Liquidation Proceeding), shall be delivered to the ABL Facility Collateral Agent and shall be applied or further distributed by the ABL Facility Collateral Agent to or on account of the ABL Obligations in such order, if any, as specified in the relevant ABL Loan Documents or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of ABL Obligations, the ABL Facility Collateral Agent shall deliver to the Senior Secured Notes Agent any ABL Priority Collateral and Proceeds of ABL Priority Collateral received or delivered to it pursuant to the preceding sentence, in the same form as received, with any necessary endorsements, to be applied by the Senior Secured Notes Agent to the Senior Secured Note Obligations in such order as specified in the Senior Secured Note Security Documents or as a court of competent jurisdiction may otherwise direct.

(b) So long as the Discharge of Senior Secured Note Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Senior Secured Notes Priority Collateral or Proceeds thereof received in connection with the sale or other Disposition of, or collection on, such Senior Secured Notes Priority Collateral as a result of the exercise of remedies or other Enforcement by either Agent or any Senior Secured Note Claimholders or ABL Claimholders (including as a result of any distribution of or in respect of any Senior Secured Notes Priority Collateral (whether or not expressly characterized as such) or in any Insolvency or Liquidation Proceeding), shall be delivered to the Senior Secured Notes Agent and shall be applied by the Senior Secured Notes Agent to the Senior Secured Note Obligations in such order as specified in the relevant Senior Secured Note Documents or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Senior Secured Note Obligations, the Senior Secured Notes Agent shall deliver to the ABL Facility Collateral Agent any Senior Secured Notes Priority Collateral and Proceeds of Senior Secured Notes Priority Collateral received or delivered to it pursuant to the preceding sentence, in the same form as received, with any necessary endorsements to be applied by the ABL Facility Collateral Agent to the ABL Obligations in such order as specified in the ABL Security Documents or as a court of competent jurisdiction may otherwise direct.

Section 4.2 Payments Over in Violation of Agreement. So long as neither the Discharge of ABL Obligations nor the Discharge of Senior Secured Note Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral (including assets or Proceeds subject to Liens referred to in the final sentence of Section 2.3) received by either Agent or any Senior Secured Note Claimholders or ABL Claimholders in connection with the exercise of any right, power, or remedy (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the appropriate Agent for the benefit of the Senior Secured Note Claimholders or the ABL Claimholders, as applicable, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Agent is hereby authorized by the other Agent to make any such endorsements as agent for the other Agent or any Senior Secured Note Claimholders or ABL Claimholders, as applicable. This authorization is coupled with an interest and is irrevocable until the Discharge of ABL Obligations and Discharge of Senior Secured Note Obligations have occurred.

Section 4.3 Application of Payments. Subject to the other terms of this Agreement, all payments received by (a) the ABL Facility Collateral Agent or the ABL Claimholders may be applied, reversed and reapplied, in whole or in part, to the ABL Obligations to the extent provided for in the ABL Loan Documents and (b) the Senior Secured Notes Agent or the Senior Secured Note Claimholders may be applied, reversed and reapplied, in whole or in part, to the Senior Secured Note Obligations to the extent provided for in the Senior Secured Note Documents.

Section 4.4 Revolving Nature of ABL Obligations. The Senior Secured Notes Agent, on behalf of the Senior Secured Note Claimholders, acknowledges and agrees that the ABL Credit Agreement includes a revolving commitment and that the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed.

Section 4.5 No Subordination of the Relative Priority of Claims. Anything to the contrary contained herein notwithstanding, the subordination of the Liens of Senior Secured Note Claimholders to the Liens of ABL Claimholders and of the Liens of ABL Claimholders to the Liens of Senior Secured Note Claimholders as set forth herein is with respect to the priority of the respective Liens held by or on behalf of them only and shall not constitute a subordination of the Senior Secured Note Obligations to the ABL Obligations or the ABL Obligations to the Senior Secured Note Obligations.

ARTICLE V

Other Agreements

Section 5.1 Releases.

(a) (i) If, in connection with (A) any exercise of remedies or Enforcement (including as provided for in Section 3.1(b) or Section 6.8(a)) or any Going Out of Business Sale, or (B) any sale, transfer or other Disposition of all or any portion of the ABL Priority

Collateral, so long as such sale, transfer or other Disposition is then not prohibited by the ABL Loan Documents (or consented to by the requisite ABL Claimholders) or by the Senior Secured Note Documents (or consented to by the requisite Senior Secured Note Claimholders), irrespective of whether an ABL Default has occurred and is continuing, the ABL Facility Collateral Agent, on behalf of any of the ABL Claimholders, releases any of its Liens on any part of the ABL Priority Collateral, then the Liens, if any, of the Senior Secured Notes Agent, for the benefit of the Senior Secured Note Claimholders, on the ABL Priority Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released; provided that, to the extent the Proceeds of such ABL Priority Collateral are not applied to reduce ABL Obligations, the Senior Secured Notes Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement. The Senior Secured Notes Agent, on behalf of the Senior Secured Note Claimholders, promptly shall execute and deliver to the ABL Facility Collateral Agent or such Grantor such termination statements, releases and other documents as the ABL Facility Collateral Agent or such Grantor may request in writing to effectively confirm such release; provided that the Senior Secured Notes Agent receives an Officer’s Certificate from the Issuers stating that such termination statements, releases or other documents are permitted under this Agreement and not prohibited by the Senior Secured Notes Documents (or has been consented to by the requisite Senior Secured Note Claimholders).

(ii) If, in connection with (A) any exercise of remedies or Enforcement (including as provided for in Sections 3.2(b) or Section 6.8(b)), or (B) any sale, transfer or other Disposition of all or any portion of the Senior Secured Notes Priority Collateral, so long as such sale, transfer or other Disposition is then not prohibited by the Senior Secured Note Documents (or consented to by the requisite Senior Secured Note Claimholders) or by the ABL Loan Documents (or consented to by the requisite ABL Claimholders), irrespective of whether a Senior Secured Note Default has occurred and is continuing, the Senior Secured Notes Agent, on behalf of any of the Senior Secured Note Claimholders, releases any of its Liens on any part of the Senior Secured Notes Priority Collateral, then the Liens, if any, of the ABL Facility Collateral Agent, for the benefit of the ABL Claimholders, on the Senior Secured Notes Priority Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released; provided that the provisions of Section 3.3 and 3.4 shall continue, to the extent such Sections are applicable at the time of such sale, transfer or other Disposition; provided, further that, to the extent the Proceeds of such Senior Secured Notes Priority Collateral are not applied to reduce Senior Secured Note Obligations, the ABL Facility Collateral Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement. The ABL Facility Collateral Agent, on behalf of the ABL Claimholders, promptly shall execute and deliver to the Senior Secured Notes Agent or such Grantor such termination statements, releases and other documents as the Senior Secured Notes Agent or such Grantor may request to effectively confirm such release; provided that the ABL Collateral Agent receives an Officer’s Certificate from the Company stating that such termination statements, releases or other documents are permitted under this Agreement and not prohibited by the ABL Loan Documents (or has been consented to by the requisite ABL Claimholders).

(b) Until the Discharge of ABL Obligations and Discharge of Senior Secured Note Obligations shall occur, the ABL Facility Collateral Agent, on behalf of the ABL Claimholders, and the Senior Secured Notes Agent, on behalf of the Senior Secured Note Claimholders, as applicable, hereby irrevocably constitutes and appoints the other Agent and any officer or agent of the other Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the other Agent or such holder or in the Agent’s own name, from time to time in such Agent’s discretion exercised in good faith, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(c) Until the Discharge of ABL Obligations and Discharge of Senior Secured Note Obligations shall occur, to the extent that the Agents or the ABL Claimholders or the Senior Secured Note Claimholders (i) have released any Lien on Collateral and such Lien is later reinstated or (ii) obtain any new Liens from any Grantor, then, in accordance with Section 2.3, the Grantors shall grant a Lien on any such Collateral, subject to the Lien priority provisions of this Agreement, to the other Agent, for the benefit of the ABL Claimholders or Senior Secured Note Claimholders, as applicable.

Section 5.2 Insurance.

(a) Unless and until the Discharge of ABL Obligations has occurred and subject to the terms of, and the rights of the Grantors under, the ABL Loan Documents, (i) the ABL Facility Collateral Agent, on behalf of the ABL Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the ABL Priority Collateral and to the extent required by the ABL Loan Documents shall be paid to the ABL Facility Collateral Agent for the benefit of the ABL Claimholders pursuant to the terms of the ABL Loan Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, if the Discharge of ABL Obligations has occurred, and subject to the rights of the Grantors under the Senior Secured Note Security Documents, to the Senior Secured Notes Agent for the benefit of the Senior Secured Note Claimholders to the extent required under the Senior Secured Note Security Documents and then, to the extent no Senior Secured Note Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the Senior Secured Notes Agent or any Senior Secured Note Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to ABL Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the ABL Facility Collateral Agent in accordance with the terms of Section 4.2.

(b) Unless and until the Discharge of Senior Secured Note Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Senior Secured Note Documents, (i) the Senior Secured Notes Agent (acting at the direction of the Required Senior Secured Note Claimholders), on behalf of the Senior Secured Note Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Senior Secured Notes Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such

Collateral; (ii) all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Senior Secured Notes Priority Collateral and to the extent required by the Senior Secured Note Documents shall be paid to the Senior Secured Notes Agent for the benefit of the Senior Secured Note Claimholders pursuant to the terms of the Senior Secured Note Documents and thereafter, if the Discharge of Senior Secured Note Obligations has occurred, and subject to the rights of the Grantors under the ABL Loan Documents, to the ABL Facility Collateral Agent for the benefit of the ABL Claimholders to the extent required under the ABL Security Documents and then, to the extent no ABL Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the ABL Facility Collateral Agent or any ABL Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to Senior Secured Notes Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the Senior Secured Notes Agent in accordance with the terms of Section 4.2.

(c) To effectuate the foregoing, and to the extent that the pertinent insurance company agrees to issue such endorsements, the Agents shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to any policies which insure Collateral hereunder.

Section 5.3 Amendments to ABL Loan Documents and Senior Secured Note Documents; Refinancing.

(a) Subject to Sections 5.3(c) and 5.3(d), the ABL Loan Documents and Senior Secured Note Documents may be amended, supplemented or otherwise modified in accordance with their terms, all without affecting the Lien subordination or other provisions of this Agreement. The ABL Obligations may be Refinanced without the consent of, the Senior Secured Notes Agent or the Senior Secured Note Claimholders and without affecting the Lien subordination or other provisions of this Agreement, and the Senior Secured Note Obligations may be Refinanced without the consent of, the ABL Facility Collateral Agent or the ABL Claimholders and without affecting the Lien subordination and other provisions of this Agreement so long as such Refinancing is on terms and conditions that would not violate the Senior Secured Note Documents or the ABL Loan Documents, each as in effect on the date hereof (or, if less restrictive to the Issuers, as in effect on the date of such amendment or Refinancing); provided, however, that, in each case, the lenders or holders of such Refinancing debt bind themselves in a writing addressed to the Senior Secured Notes Agent and the Senior Secured Note Claimholders or the ABL Facility Collateral Agent and the ABL Claimholders, as applicable, to the terms of this Agreement; provided further, however, that, if such Refinancing debt is secured by a Lien on any Collateral the holders of such Refinancing debt shall be deemed bound by the terms hereof regardless of whether or not such writing is provided. For the avoidance of doubt, the sale or other transfer of Indebtedness is not restricted by this Agreement but the provisions of this Agreement shall be binding on all holders of ABL Obligations and Senior Secured Note Obligations.

(b) Subject to Sections 5.3(c) and 5.3(d), the ABL Facility Collateral Agent and the Senior Secured Notes Agent shall each use good faith efforts to notify the other party of any written amendment or modification to the ABL Loan Documents and Senior Secured Note Documents, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party.

(c) Without the consent of the Senior Secured Notes Agent, the ABL Claimholders will not be entitled to agree (and will not agree) to any amendment to or modification of the ABL Loan Documents, whether in a Refinancing or otherwise, that would result in a Senior Secured Note Default.

(d) Without the consent of the ABL Facility Collateral Agent, the Senior Secured Notes Agent and the Senior Secured Note Claimholders will not be entitled to agree (and will not agree) to any amendment to or modification of the Senior Secured Note Documents, whether in a Refinancing or otherwise, that to their actual knowledge would result in a ABL Default.

(e) So long as the Discharge of ABL Obligations has not occurred, the Senior Secured Notes Agent agrees that each applicable Senior Secured Note Security Document that grants a Lien on any material Collateral shall include the following language (or similar language acceptable to the ABL Facility Collateral Agent): “Notwithstanding anything herein to the contrary, the liens and security interests granted to Wells Fargo Bank, National Association, as Trustee, pursuant to this Agreement and the exercise of any right or remedy by Wells Fargo Bank, National Association, as Trustee hereunder, are subject to the provisions of the Intercreditor Agreement dated as of February 3, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Deutsche Bank Trust Company Americas, as the ABL Facility Collateral Agent, Wells Fargo Bank, National Association, as Trustee and as Senior Secured Notes Agent and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(f) So long as the Discharge of Senior Secured Note Obligations has not occurred, the ABL Facility Collateral Agent agrees that each applicable ABL Security Document executed on or after the date hereof that grants a Lien on any material Collateral shall include the following language (or similar language acceptable to the Senior Secured Notes Agent): “Notwithstanding anything herein to the contrary, the liens and security interests granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of February 3, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Administrative Agent, as ABL Facility Collateral Agent, Wells Fargo Bank, National Association, as Trustee and as Senior Secured Notes Agent and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

Section 5.4 Bailees for Perfection. (a) Each Agent agrees to hold or control that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon (such Collateral, which shall include, without limitation, Deposit Accounts, Securities Accounts and Capital Stock, being the “Pledged Collateral”) as (i) in the case of the ABL Facility Collateral Agent, the collateral agent for the ABL Claimholders under the ABL Loan Documents or, in the case of the Senior Secured Notes Agent, the collateral agent for the Senior Secured Note Claimholders under the Senior Secured Note Documents and (ii) gratuitous bailee for the benefit of the other Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the ABL Loan Documents and the Senior Secured Note Documents, respectively, subject to the terms and conditions of this Section 5.4. The Senior Secured Notes Agent and the Senior Secured Note Claimholders hereby appoint the ABL Facility Collateral Agent as their agent for the purposes of perfecting their security interest in all Deposit Accounts and Securities Accounts of the Issuers, Holdings, and the Company Subsidiaries. The ABL Facility Collateral Agent hereby accepts such appointment and acknowledges and agrees that it shall act for the benefit of the Senior Secured Notes Agent and the other Senior Secured Note Claimholders under each Account Agreement and that any Proceeds received by the ABL Facility Collateral Agent under any Account Agreement shall be applied in accordance with Article IV. In furtherance of the foregoing, each Grantor hereby grants (x) a security interest in the Pledged Collateral to the Senior Secured Notes Agent for the benefit of the ABL Claimholders and (y) a security interest in the Pledged Collateral to the ABL Facility Collateral Agent for the benefit of the Senior Secured Note Claimholders.

(b) Neither Agent shall have any obligation whatsoever to the other Agent, to any other ABL Claimholder, or to any other Senior Secured Note Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the respective Agents under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral or Proceeds thereof upon a Discharge of ABL Obligations or Discharge of Senior Secured Note Obligations, as applicable, as provided in paragraph (d) below.

(c) Neither Agent acting pursuant to this Section 5.4 shall have by reason of the ABL Loan Documents, the Senior Secured Note Documents, this Agreement or any other document a fiduciary relationship in respect of the other Agent, any other ABL Claimholder or any other Senior Secured Note Claimholder.

(d) Upon the Discharge of ABL Obligations or the Discharge of Senior Secured Note Obligations, as applicable, the Agent under the ABL Loan Documents or Senior Secured Note Documents, as applicable, that has been discharged shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the other Agent to the extent the other Obligations remain outstanding, and second, to the applicable Grantor to the extent the Discharge of ABL Obligations and the Discharge of Senior Secured Note Obligations have occurred (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral) or as otherwise required by law. Each Agent further agrees to take all other action reasonably requested by the other Agent in connection with the other Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct. Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Agent under the ABL Loan Documents or Senior Secured Note Documents, as applicable, which has been discharged to make any delivery to the other Agent under this Section 5.4(d) is subject to (i) the order of any court of competent jurisdiction, or (ii) any automatic stay imposed in connection with any Insolvency or Liquidation Proceeding.

(e) Subject to the terms of this Agreement, (i) so long as the Discharge of ABL Obligations has not occurred, the ABL Facility Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other ABL Loan Documents, but only to the extent that such Collateral constitutes ABL Priority Collateral, as if the Liens of the Senior Secured Notes Agent on behalf of the Senior Secured Note Claimholders did not exist, and (ii) so long as the Discharge of Senior Secured Note Obligations has not occurred, the Senior Secured Notes Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other Senior Secured Note Documents, but only to the extent that such Collateral constitutes Senior Secured Notes Priority Collateral, as if the Liens of the ABL Facility Collateral Agent on behalf of the ABL Claimholders did not exist.

ARTICLE VI

Insolvency or Liquidation Proceedings

Section 6.1 Finance and Sale Issues. The Senior Secured Notes Agent, on behalf of the Senior Secured Note Claimholders, hereby agrees that, until the Discharge of ABL Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the ABL Facility Collateral Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting ABL Priority Collateral or to permit any Grantor to obtain financing, whether from the ABL Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) secured by a Lien on ABL Priority Collateral, then any Senior Secured Note Claimholder will not be entitled to raise (and will not raise or support any Person in raising), but instead shall be deemed to have hereby irrevocably and absolutely waived, any objection to, and shall not otherwise in any manner be entitled to oppose or will oppose or support any Person in opposing, such Cash Collateral use or DIP Financing (including, except as expressly provided below, that the Senior Secured Note Claimholders are entitled to adequate protection of their interest in the Collateral as a condition thereto) so long as such Cash Collateral use or DIP Financing meets the following requirements: (i) the Senior Secured Notes Agent and the other Senior Secured Note Claimholders retain a Lien on the Collateral and, with respect to the Senior Secured Notes Priority Collateral, with the same priority as existed prior to the commencement of the Insolvency or Liquidation Proceeding, (ii) to the extent that the ABL Facility Collateral Agent is granted adequate protection in the form of a Lien, the Senior Secured Notes Agent is permitted to seek a Lien (without objection from the ABL Facility Collateral Agent or any ABL Claimholder) on Collateral arising after the commencement of the Insolvency or Liquidation Proceeding (so long as, with respect to ABL Priority Collateral, such Lien is junior to the Liens securing such DIP Financing and any other Liens in favor of the ABL Facility Collateral Agent), (iii) the terms of the Cash Collateral use or the DIP Financing require that any Lien on the Senior Secured Notes Priority Collateral to secure such DIP Financing is subordinate to the Lien of the Senior Secured Notes Agent securing the Senior Secured Note Obligations with respect thereto and (iv) the terms of such DIP Financing or use of Cash Collateral do not require any Grantor to seek approval for any Plan of Reorganization that is inconsistent with this Agreement. The Senior Secured Notes Agent shall be required to subordinate and will subordinate its Liens in the ABL Priority Collateral to the Liens securing such DIP Financing (and all obligations relating thereto, including any “carve-out” granting administrative priority status or Lien priority to secure repayment of fees and expenses of professionals retained by any debtor or creditors’ committee) and, consistent with the preceding provisions of this Section 6.1, will not request adequate protection or any other relief in connection therewith (except as expressly provided in clause (ii) above); provided, however, if the Liens securing the DIP Financing rank junior to the Liens securing the ABL Obligations, the Senior Secured Notes Agent shall be required to subordinate its Liens in the ABL Priority Collateral to the Liens securing such DIP Financing. The Senior Secured Notes Agent, on behalf of itself and the Senior Secured Note Claimholders, agrees that no such Person shall provide to such Grantor any DIP Financing to the extent that the Senior Secured Notes Agent or any Senior Secured Note Claimholder would, in connection with such financing, be granted a Lien on the ABL Priority Collateral senior to or pari passu with the Liens of the ABL Facility Collateral Agent. The ABL Facility Collateral Agent, on behalf of itself and the ABL Claimholders, agrees that no such Persons shall provide to such Grantor any DIP Financing to the extent that the ABL Facility Collateral Agent or any ABL Claimholder would, in connection with such financing, be granted a Lien on the Senior Secured Notes Priority Collateral senior to or pari passu with the Liens of the Senior Secured Notes Agent.

Section 6.2 Relief from the Automatic Stay.

(a) Until the Discharge of ABL Obligations has occurred, the Senior Secured Notes Agent, on behalf of the other Senior Secured Note Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Priority Collateral, without the prior written consent of the ABL Facility Collateral Agent (given or not given in its sole and absolute discretion), unless (i) the ABL Facility Collateral Agent already has filed a motion (which remains pending) for such relief with respect to its interest in such ABL Priority Collateral and (ii) a corresponding motion, in the reasonable judgment of the Senior Secured Notes Agent acting at the direction of the Required Senior Secured Note Claimholders, must be filed for the purpose of preserving the Senior Secured Notes Agent’s ability to receive residual distributions pursuant to Section 4.1, although the Senior Secured Note Claimholders shall otherwise remain subject to the restrictions in Section 3.1 following the granting of any such relief from the automatic stay.

(b) Until the Discharge of Senior Secured Note Obligations has occurred, the ABL Facility Collateral Agent, on behalf of the other ABL Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Senior Secured Notes Priority Collateral (other than to the extent such relief is required to exercise its rights under Sections 3.3 and 3.4), without the prior written consent of the Senior Secured Notes Agent (given or not given by the Senior Secured Notes Agent at the direction of the Required Senior Secured Note Claimholders, acting in their sole and absolute discretion), unless (i) the Senior Secured Notes Agent already has filed a motion (which remains pending) for such relief with respect to its interest in the Senior Secured Notes Priority Collateral and (ii) a corresponding motion, in the reasonable judgment of the ABL Facility Collateral Agent, must be filed for the purpose of preserving the ABL Facility Collateral Agent’s ability to receive residual distributions pursuant to Section 4.1, although the ABL Facility Collateral Agent shall otherwise remain subject to the restrictions in Section 3.2 following the granting of any such relief from the automatic stay.

Section 6.3 Adequate Protection.

(a) The Senior Secured Notes Agent, on behalf of itself and the Senior Secured Note Claimholders, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(i) any request by the ABL Facility Collateral Agent or the other ABL Claimholders for relief from the automatic stay with respect to the ABL Priority Collateral; or

(ii) any request by the ABL Facility Collateral Agent or the other ABL Claimholders for adequate protection with respect to the ABL Priority Collateral (except to the extent any such adequate protection is a payment from Senior Secured Notes Priority Collateral); or

(iii) any objection by the ABL Facility Collateral Agent or the other ABL Claimholders to any motion, relief, action or proceeding based on the ABL Facility Collateral Agent or the other ABL Claimholders claiming a lack of adequate protection with respect to the ABL Priority Collateral.

(b) The ABL Facility Collateral Agent, on behalf of itself and the ABL Claimholders, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(i) any request by the Senior Secured Notes Agent or the other Senior Secured Note Claimholders for relief from the automatic stay with respect to the Senior Secured Notes Priority Collateral; or

(ii) any request by the Senior Secured Notes Agent or the Senior Secured Note Claimholders for adequate protection with respect to the Senior Secured Notes Priority Collateral (except to the extent any such adequate protection is a payment from ABL Priority Collateral); or

(iii) any objection by the Senior Secured Notes Agent or the Senior Secured Note Claimholders to any motion, relief, action or proceeding based on the Senior Secured Notes Agent or the Senior Secured Note Claimholders claiming a lack of adequate protection with respect to the Senior Secured Notes Priority Collateral.

(c) Consistent with the foregoing provisions in this Section 6.3, and except as provided in Sections 6.1 and 6.7, in any Insolvency or Liquidation Proceeding:

(i) no Senior Secured Note Claimholder shall be entitled (and each Senior Secured Note Claimholder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(A) to seek or otherwise be granted any type of adequate protection with respect to its interests in the ABL Priority Collateral (except as expressly set forth in Section 6.1 or as may otherwise be consented to in writing by the ABL Facility Collateral Agent in its sole and absolute discretion); provided, however, subject to Section 6.1, Senior Secured Note Claimholders may seek and obtain adequate protection in the form of an additional or replacement Lien on Collateral so long as (i) the ABL Claimholders have been granted adequate protection in the form of an additional or replacement Lien on such Collateral, and (ii) any such Lien on ABL Priority Collateral (and on any Collateral granted as adequate protection for the ABL Claimholders in respect of their interests in such ABL Priority Collateral) is subordinated to the Liens of the ABL Facility Collateral Agent in such Collateral on the same basis as the other Liens of the Senior Secured Notes Agent on ABL Priority Collateral; and

(B) to seek or otherwise be granted any adequate protection payments with respect to its interests in the Collateral from Proceeds of ABL Priority Collateral (except as may be consented to in writing by the ABL Facility Collateral Agent in its sole and absolute discretion);

(ii) no ABL Claimholder shall be entitled (and each ABL Claimholder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(A) to seek or otherwise be granted any type of adequate protection with respect to its interests in the Senior Secured Notes Priority Collateral except as may be consented to in writing by the Senior Secured Notes Agent acting at the direction of the Required Senior Secured Note Claimholders in their sole and absolute discretion; provided, however, ABL Claimholders may seek and obtain adequate protection in the form of an additional or replacement Lien on Collateral so long as (i) the Senior Secured Note Claimholders have been granted adequate protection in the form of an additional or replacement Lien on such Collateral, and (ii) any such Lien on Senior Secured Notes Priority Collateral (and on any Collateral granted as adequate protection for the Senior Secured Note Claimholders in respect of their interests in such Senior Secured Notes Priority Collateral) is subordinated to the Liens of the Senior Secured Notes Agent in such Collateral on the same basis as the other Liens of the ABL Facility Collateral Agent on Senior Secured Notes Priority Collateral; and

(B) to seek or otherwise be granted any adequate protection payments with respect to its interests in the Collateral from Proceeds of Senior Secured Notes Priority Collateral (except as may be consented to in writing by the Senior Secured Notes Agent acting at the direction of the Required Senior Secured Note Claimholders in their sole and absolute discretion).

(d) With respect to (i) the ABL Priority Collateral, nothing herein shall limit the rights of the Senior Secured Notes Agent or the Senior Secured Note Claimholders from seeking adequate protection with respect to their rights in the Senior Secured Notes Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise, other than from Proceeds of ABL Priority Collateral) so long as such request is not otherwise inconsistent with this Agreement and (ii) the Senior Secured Notes Priority Collateral, nothing herein shall limit the rights of the ABL Facility Collateral Agent or the ABL Claimholders from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise, other than from Proceeds of Senior Secured Notes Priority Collateral) so long as such request is not otherwise inconsistent with this Agreement.

Section 6.4 Avoidance Issues. If any ABL Claimholder or Senior Secured Note Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the applicable Grantor any amount paid in respect of ABL Obligations or the Senior Secured Note Obligations, as applicable (a “Recovery”), then such ABL Claimholders or Senior Secured Note Claimholders shall be entitled to a reinstatement of ABL Obligations or the Senior Secured Note Obligations, as applicable, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

Section 6.5 Reorganization Securities. Subject to the ability of the ABL Claimholders and the Senior Secured Note Claimholders, as applicable, to support or oppose confirmation or approval of any Conforming Plan of Reorganization or to oppose confirmation or approval of any Non-Conforming Plan of Reorganization, as provided herein, if, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization, both on account of ABL Obligations and on account of Senior Secured Note Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Senior Secured Note Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of Proceeds thereof.

Section 6.6 Post-Petition Interest.

(a) Neither the Senior Secured Notes Agent nor any Senior Secured Note Claimholder shall oppose or seek to challenge:

(i) any claim by the ABL Facility Collateral Agent or any ABL Claimholder for allowance in any Insolvency or Liquidation Proceeding of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on the ABL Priority Collateral securing any ABL Claimholder’s claim, without regard to the existence of the Lien of the Senior Secured Notes Agent on behalf of the Senior Secured Note Claimholders on the Collateral;

(ii) the payment of such expenses allowed in accordance with Section 6.6(a)(i); or

(iii) the payment of such interest and fees allowed in accordance with Section 6.6(a)(i) solely from Proceeds of ABL Priority Collateral;

provided that nothing contained in this Section 6.6(a) prohibits the Senior Secured Notes Agent on behalf of the Senior Secured Note Claimholders from seeking adequate protection (to the extent it has not already done so under other provisions of this Agreement) with respect to their rights in the Senior Secured Notes Priority Collateral in any Insolvency or Liquidation Proceeding if such Senior Secured Notes Priority Collateral is the source of payment of post-petition expenses payable to the ABL Facility Collateral Agent or any ABL Claimholder.

(b) Neither the ABL Facility Collateral Agent nor any other ABL Claimholder shall oppose or seek to challenge:

(i) any claim by the Senior Secured Notes Agent or any Senior Secured Note Claimholder for allowance in any Insolvency or Liquidation Proceeding of Senior Secured Note Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on the Senior Secured Notes Priority Collateral securing any Senior Secured Note Claimholder’s claim, without regard to the existence of the Lien of the ABL Facility Collateral Agent on behalf of the ABL Claimholders on the Collateral;

(ii) the payment of such expenses allowed in accordance with Section 6.6(b)(i); or

(iii) the payment of such interest and fees allowed in accordance with Section 6.6(b)(i) solely from Proceeds of Senior Secured Notes Priority Collateral provided that nothing contained in this Section 6.6(b) prohibits the ABL Facility Collateral Agent on behalf of the ABL Claimholders from seeking adequate protection (to the extent it has not already done so under other provisions of this Agreement) with respect to their rights in the ABL Priority Collateral in any Insolvency or Liquidation Proceeding if such ABL Priority Collateral is the source of payment of post-petition expenses payable to the Senior Secured Notes Agent or any Senior Secured Note Claimholder.

Section 6.7 Separate Grants of Security and Separate Classification. The Senior Secured Notes Agent, on behalf of the Senior Secured Note Claimholders, and the ABL Facility Collateral Agent on behalf of the ABL Claimholders, acknowledge and intend that: the grants of Liens pursuant to the ABL Security Documents and the Senior Secured Note Security Documents constitute two separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the Senior Secured Note Obligations are fundamentally different from the ABL Obligations and must be separately classified in any Plan of Reorganization proposed or confirmed (or approved) in an Insolvency or Liquidation

Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Claimholders and the Senior Secured Note Claimholders in respect of the Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then the ABL Claimholders and the Senior Secured Note Claimholders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligations and Senior Secured Note Obligations against the Grantors (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Senior Secured Notes Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties for whom such Collateral is non-priority in accordance with Section 2.1 and Section 2.2), the ABL Claimholders or the Senior Secured Note Claimholders, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that are available from each pool of priority Collateral for each of the ABL Claimholders and the Senior Secured Note Claimholders, respectively, before any distribution is made in respect of the claims held by the other Secured Parties for whom such Collateral is non-priority, with such other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries).

Section 6.8 Asset Dispositions in an Insolvency or Liquidation Proceeding.

(a) Without limiting the ABL Facility Collateral Agent’s and the ABL Claimholders’ rights under Section 3.1(b), neither the Senior Secured Notes Agent nor any other Senior Secured Note Claimholder shall, in any Insolvency or Liquidation Proceeding or otherwise, oppose any sale or other Disposition of any ABL Priority Collateral that is supported by the ABL Claimholders, and the Senior Secured Notes Agent and each other Senior Secured Note Claimholder will be deemed to have irrevocably, absolutely, and unconditionally consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any ABL Priority Collateral supported by the ABL Claimholders and to have released their Liens on such assets; provided that to the extent the Proceeds of such Collateral are not applied to reduce ABL Obligations the Senior Secured Notes Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement.

(b) Without limiting the Senior Secured Notes Agent’s and the Senior Secured Note Claimholders’ rights under Section 3.2(b), neither the ABL Facility Collateral Agent nor any other ABL Claimholder shall, in any Insolvency Proceeding or otherwise, oppose any sale or other Disposition of any Senior Secured Notes Priority Collateral that is supported by the Senior Secured Note Claimholders and made subject to Section 3.3(d), and the ABL Facility Collateral Agent and each other ABL Claimholder will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Senior Secured Notes Priority Collateral supported by the Senior Secured Note Claimholders and to have released their Liens on such assets; provided that to the extent the Proceeds of such Collateral are not applied to reduce Senior Secured Note Obligations, the ABL Facility Collateral Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement; provided further that the ABL Facility Collateral Agent’s and the ABL Claimholders’ rights under Sections 3.3 and 3.4 shall survive any such sale or disposition.

ARTICLE VII

Reliance; Waivers; Etc.

Section 7.1 Reliance. Other than any reliance on the terms of this Agreement, the ABL Facility Collateral Agent, on behalf of the ABL Claimholders, acknowledges that it and the other ABL Claimholders have, independently and without reliance on the Senior Secured Notes Agent or any Senior Secured Note Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into ABL Loan Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the ABL Loan Documents or this Agreement; provided that the Collateral Agent, in such capacity, has not made any credit analysis or credit decision in connection with its actions or the performance of its duties in such capacity. The Senior Secured Notes Agent, on behalf of the Senior Secured Note Claimholders, acknowledges that it and the other Senior Secured Note Claimholders have, independently and without reliance on the ABL Facility Collateral Agent or any other ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the other Senior Secured Note Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the Senior Secured Note Documents or this Agreement; provided that the Senior Secured Notes Agent, in such capacity, has not made any credit analysis or credit decision in connection with its actions or the performance of its duties in such capacity.

Section 7.2 No Warranties or Liability. The ABL Facility Collateral Agent, on behalf of the ABL Claimholders, acknowledges and agrees that each of the Senior Secured Notes Agent and the Senior Secured Note Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the other Senior Secured Note Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Senior Secured Notes Agent and the Senior Secured Note Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Secured Note Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Senior Secured Notes Agent, on behalf the Senior Secured Note Claimholders, acknowledges and agrees that the ABL Facility Collateral Agent and the other ABL Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the other ABL Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the ABL Facility Collateral Agent and the other ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective ABL Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Other than as provided in Sections 5.3(c) and (d), The Senior Secured Notes Agent and the Senior Secured Note Claimholders shall have no duty to the ABL Facility Collateral Agent or any of the ABL Claimholders, and the ABL Facility Collateral Agent and the other ABL Claimholders shall have no duty to the Senior Secured Notes Agent or any of the other Senior Secured Note Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the ABL Loan Documents and the Senior Secured Note Documents), regardless of any knowledge thereof which they may have or be charged with.

Section 7.3 No Waiver of Lien Priorities.

(a) No right of the Agents, the other ABL Claimholders or the other Senior Secured Note Claimholders to enforce any provision of this Agreement or any ABL Loan Document or Senior Secured Note Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Agents, ABL Claimholders or Senior Secured Note Claimholders or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Loan Documents or any of the Senior Secured Note Documents, regardless of any knowledge thereof which the Agents or the ABL Claimholders or Senior Secured Note Claimholders, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the ABL Loan Documents and Senior Secured Note Documents and subject to the provisions of Sections 5.3(a), 5.3(c), and, as applicable, 5.3(d)), the Agents, the other ABL Claimholders and the other Senior Secured Note Claimholders may, at any time and from time to time in accordance with the ABL Loan Documents and Senior Secured Note Documents and/or applicable law, without the consent of, or notice to, the other Agent or the ABL Claimholder or the Senior Secured Note Claimholders (as applicable), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Agents or any rights or remedies under any of the ABL Loan Documents or the Senior Secured Note Documents;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(iv) exercise or delay in or refrain from exercising any right or remedy against any security or any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.

Section 7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Claimholders and the Senior Secured Note Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any ABL Loan Documents or any Senior Secured Note Documents;

(b) except, in each case, as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Senior Secured Note Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Loan Document or any Senior Secured Note Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Senior Secured Note Obligations or any guaranty thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the ABL Facility Collateral Agent, the ABL Obligations, any ABL Claimholder, the Senior Secured Notes Agent, the Senior Secured Note Obligations or any Senior Secured Note Claimholder in respect of this Agreement.

ARTICLE VIII

Miscellaneous

Section 8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Loan Document or any Senior Secured Note Document, the provisions of this Agreement shall govern and control.

Section 8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of Lien subordination (as opposed to an agreement of debt or claim subordination), and the ABL Claimholders and Senior Secured Note Claimholders may continue, at any time and without notice to the other Agent, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon. Each of the Agents, on behalf the ABL Claimholders or the Senior Secured Note Claimholders, as

applicable, hereby irrevocably, absolutely, and unconditionally waives any right any Claimholder may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Consistent with, but not in limitation of, the preceding sentence, each of the Agents, on behalf of the ABL Claimholders and the Senior Secured Note Claimholders, as applicable, irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as applicable) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) with respect to the ABL Facility Collateral Agent, the ABL Claimholders and the ABL Obligations, the date the Discharge of ABL Obligations occurs, subject to the rights of the ABL Claimholders under Section 6.4; and

(b) with respect to the Senior Secured Notes Agent, the Senior Secured Note Claimholders and the Senior Secured Note Obligations, the date the Discharge of Senior Secured Note Obligations occurs, subject to the rights of the Senior Secured Note Claimholders under Section 6.4.

Section 8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Senior Secured Notes Agent or the ABL Facility Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights or obligations are directly and adversely affected.

Section 8.4 Information Concerning Financial Condition of the Issuers and Their Subsidiaries. The ABL Facility Collateral Agent and the ABL Claimholders, on the one hand, and the Senior Secured Notes Agent and the Senior Secured Note Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Issuers, Holdings and the Company Subsidiaries and all endorsers and/or guarantors and other Grantors of the ABL Obligations or the Senior Secured Note Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Senior Secured Note Obligations. Neither the ABL Claimholders, on the one hand, nor the Senior Secured Note Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either the ABL Facility Collateral Agent or any of the other ABL Claimholders, on the one hand, or the Senior Secured Notes Agent or any of the other Senior Secured Note Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation, (i) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation, or (iv) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 8.5 Subrogation. (a) With respect to the value of any payments or distributions in cash, property or other assets that any of the Senior Secured Note Claimholders actually pays over to the ABL Facility Collateral Agent or the ABL Claimholders under the terms of this Agreement, the Senior Secured Note Claimholders shall be subrogated to the rights of the ABL Claimholders; provided, however, that the Senior Secured Notes Agent, on behalf of the Senior Secured Note Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of ABL Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Senior Secured Note Claimholders that are paid over to the ABL Claimholders pursuant to this Agreement shall not reduce any of the Senior Secured Note Obligations. Notwithstanding the foregoing provisions of this Section 8.5(a), none of the Senior Secured Note Claimholders shall have any claim against any of the ABL Claimholders for any impairment of any subrogation rights herein granted to the Senior Secured Note Claimholders.

(b) With respect to the value of any payments or distributions in cash, property or other assets that any of the ABL Claimholders actually pays over to the Senior Secured Note Claimholders under the terms of this Agreement, the ABL Claimholders shall be subrogated to the rights of the Senior Secured Note Claimholders; provided, however, that the ABL Facility Collateral Agent, on behalf of the ABL Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Secured Note Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the ABL Claimholders that are paid over to the Senior Secured Note Claimholders pursuant to this Agreement shall not reduce any of the ABL Obligations. Notwithstanding the foregoing provisions of this Section 8.5(b), none of the ABL Claimholders shall have any claim against any of the Senior Secured Note Claimholders for any impairment of any subrogation rights herein granted to the ABL Claimholders.

Section 8.6 SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PERSON ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND ON BEHALF OF THE SENIOR SECURED NOTE CLAIMHOLDERS (IN THE CASE OF THE SENIOR SECURED NOTES AGENT) AND THE ABL CLAIMHOLDERS (IN THE CASE OF THE ABL FACILITY COLLATERAL AGENT), IRREVOCABLY:

(i) AGREES THAT THE ONLY NECESSARY PARTIES TO ANY AND ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE THE PARTIES HERETO, EXCEPT WHERE IN ANY SUCH JUDICIAL PROCEEDING RELIEF (INCLUDING INJUNCTIVE RELIEF OR THE RECOVERY OF MONEY) IS BEING SOUGHT DIRECTLY AGAINST OR FROM A PERSON THAT IS NOT A PARTY AND EXCEPT THAT, IN ANY SUCH JUDICIAL PROCEEDINGS BETWEEN THE SENIOR SECURED NOTES AGENT AND THE ABL FACILITY COLLATERAL AGENT THAT DOES NOT SEEK ANY RELIEF AGAINST OR FROM THE ISSUERS, HOLDINGS OR ANY OF THE COMPANY SUBSIDIARIES, THE ISSUERS, HOLDINGS AND THE COMPANY SUBSIDIARIES SHALL NOT BE NECESSARY PARTIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND CONSISTENT WITH THE PROVISIONS OF SECTIONS 8.14 AND 8.17, NONE OF THE ABL CLAIMHOLDERS (OTHER THAN THE ABL FACILITY COLLATERAL AGENT) OR THE SENIOR SECURED NOTE CLAIMHOLDERS (OTHER THAN THE SENIOR SECURED NOTES AGENT) SHALL BE NECESSARY OR OTHERWISE APPROPRIATE PARTIES TO ANY SUCH JUDICIAL PROCEEDINGS, UNLESS IN SUCH JUDICIAL PROCEEDING SUMS ARE BEING SOUGHT TO BE RECOVERED DIRECTLY FROM SUCH PERSONS, INCLUDING PURSUANT TO SECTION 4.2;

(ii) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(iii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(iv) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PERSON (AND IN THE CASE OF A PARTY, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7); AND

(v) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iv) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PERSON IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE ABL LOAN DOCUMENTS OR ANY OF THE SENIOR SECURED NOTE DOCUMENTS. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF

ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE ABL LOAN DOCUMENTS AND THE SENIOR SECURED NOTE DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.

Section 8.7 Notices. All notices permitted or required under this Agreement need be sent only to the Senior Secured Notes Agent and the ABL Facility Collateral Agent, as applicable, in order to be effective and otherwise binding on any applicable Claimholder. If any notice is sent for whatever reason to the other Senior Secured Note Claimholders or the ABL Claimholders, such notice shall also be sent to the applicable Agent and to the Company. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by overnight courier service and signed for against receipt thereof, upon receipt of telefacsimile during normal business hours, or three Business Days after depositing it in the United States certified mails (return receipt requested) with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Section 8.8 Further Assurances. The ABL Facility Collateral Agent, on behalf of the ABL Claimholders, and the Senior Secured Notes Agent, on behalf of the Senior Secured Note Claimholders, and the Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the ABL Facility Collateral Agent or the Senior Secured Notes Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

Section 8.9 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 8.10 Specific Performance. Each of the ABL Facility Collateral Agent and the Senior Secured Notes Agent may demand specific performance of this Agreement. The ABL Facility Collateral Agent, on behalf of itself and the ABL Claimholders, and the Senior Secured Notes Agent, on behalf of itself and the Senior Secured Note Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the ABL Facility Collateral Agent or the other ABL Claimholders or the Senior Secured Notes Agent or the other Senior Secured Note Claimholders, as applicable. Without limiting the generality of the foregoing or of the other provisions of this Agreement, in seeking specific performance in any Insolvency or Liquidation Proceeding, an Agent may seek such relief as if it were the “holder” of the claims of the other Agent’s Claimholders under Section 1126(a) of the Bankruptcy Code or otherwise had been granted an irrevocable power of attorney by the other Agent’s Claimholders.

Section 8.11 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

Section 8.12 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. In proving this Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. A set of counterparts executed by all the parties hereto shall be lodged with the Issuers and the Agents. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be as effective as delivery of an original executed counterpart hereof.

Section 8.13 Authorization. By its signature, each party hereto represents and warrants to the other parties hereto that the individual signing this Agreement on its behalf is duly authorized to execute this Agreement. The Senior Secured Notes Agent hereby represents that it is authorized to, and by its signature hereon does, bind the Holders of the Notes, and the other Senior Secured Note Claimholders who duly authorize and appoint the Senior Secured Notes Agent, to the terms of this Agreement. The ABL Facility Collateral Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other ABL Claimholders to the terms of this Agreement.

Section 8.14 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of (and shall be binding upon) each of the Agents, the other ABL Claimholders and the other Senior Secured Note Claimholders and their respective successors and assigns. Without limiting the generality of the foregoing, each of the Senior Secured Notes Indenture, each Additional Pari Passu Notes Agreement, each Senior Secured Note Security Document and each ABL Security Document shall expressly refer to this Agreement and acknowledge that its provisions shall be binding on the Senior Secured Notes Agent, and the other Senior Secured Note Claimholders (and their respective successors and assigns) and on the ABL Facility Collateral Agent and the other ABL Claimholders (and their respective successors and assigns), as applicable, and, in any event, this Agreement shall be binding on the Agents, the other ABL Claimholders, and the other Senior Secured Note Claimholders and their respective successors and assigns as if its provisions were set forth in their entirety in the ABL Credit Agreement, the Senior Secured Notes Indenture and each Additional Pari Passu Notes Agreement.

Section 8.15 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Claimholders on the one hand and the Senior Secured Note Claimholders on the other hand. Except as set forth in the last sentence of Section 8.3, no Grantor or any other creditor thereof shall have any rights hereunder, and no Grantor may rely on the terms hereof. Nothing in this

Agreement is intended to or shall impair as between the Grantors and the ABL Facility Collateral Agent and the other ABL Claimholders, or as between the Grantors and the Senior Secured Notes Agent and the other Senior Secured Note Claimholders, the obligations of any Grantor, which are absolute and unconditional, to pay principal, interest, fees and other amounts as provided in the other ABL Loan Documents and the other Senior Secured Note Documents, respectively, including as and when the same shall become due and payable in accordance with their terms.

Section 8.16 Marshalling of Assets. The Senior Secured Notes Agent, on behalf of the Senior Secured Note Claimholders, hereby irrevocably, absolutely, and unconditionally waives any and all rights or powers any Senior Secured Note Claimholder may have at any time under applicable law or otherwise to have the ABL Priority Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the ABL Facility Collateral Agent’s Liens. The ABL Facility Collateral Agent, on behalf of the ABL Claimholders, hereby waives irrevocably, absolutely, and unconditionally any and all rights any ABL Claimholder may have at any time under applicable law or otherwise to have the Senior Secured Notes Priority Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the Senior Secured Notes Agent’s Liens.

Section 8.17 Exclusive Means of Exercising Rights under this Agreement. The Senior Secured Note Claimholders shall be deemed to have irrevocably appointed the Senior Secured Notes Agent, and the ABL Claimholders shall be deemed to have irrevocably appointed the ABL Facility Collateral Agent, as their respective and exclusive agents hereunder. Consistent with such appointment, the Senior Secured Note Claimholders and the ABL Claimholders further shall be deemed to have agreed that only their respective Agent (and not any individual Claimholder or group of Claimholders) shall have the exclusive right to exercise any rights, powers or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement) or the Collateral; provided, that (i) ABL Claimholders holding Obligations in respect to Bank Products or Obligations in respect of ABL Secured Hedging Agreements may exercise customary netting rights with respect thereto, (ii) cash collateral may be held pursuant to the terms of the ABL Loan Documents (including any relating to Bank Products or ABL Secured Hedging Agreements) and any such individual ABL Claimholder may act against such Collateral, and (iii) ABL Claimholders may exercise customary rights of setoff against depository or other accounts maintained with them. Specifically, but without limiting the generality of the foregoing, each Noteholder or group of Senior Secured Note Claimholders, and each ABL Lender or group of ABL Claimholders, shall not be entitled to take or file, but instead shall be precluded from taking or filing (whether in any Insolvency or Liquidation Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement) or otherwise in relation to the Collateral, except solely as provided in the proviso in the preceding sentence.

Section 8.18 Interpretation. This Agreement is a product of negotiations among representatives of, and has been reviewed by counsel to, the initial purchasers of the Initial Senior Secured Notes, the Senior Secured Notes Agent, the ABL Facility Collateral Agent, the Issuers, Holdings, and the Company Subsidiaries and is the product of those Persons on behalf of themselves and the Senior Secured Note Claimholders (in the case of the initial purchasers of the Initial Senior Secured Notes) and the ABL Claimholders (in the case of the ABL Claimholders). Accordingly, this Agreement’s provisions shall not be construed against, or in favor of, any party or other Person merely by virtue of that party or other Person’s involvement, or lack of involvement, in the preparation of this Agreement and of any of its specific provisions.

Section 8.19 Capacity of Senior Secured Notes Agent. Wells Fargo Bank, National Association is entering into this Agreement solely in its capacity as Trustee and Collateral Agent under the Senior Secured Notes Indenture and the rights, powers, privileges and protections afforded to the Trustee and Collateral Agent under the Senior Secured Notes Indenture shall also apply to Wells Fargo Bank, National Association as the Senior Secured Notes Agent hereunder. The Senior Secured Notes Indenture expressly authorizes the Senior Secured Notes Agent to execute and deliver this Agreement. The rights, powers and privileges afforded to the Additional Pari Passu Notes Agent under the Additional Pari Passu Notes Agreement shall also apply to the Senior Secured Notes Agent hereunder.

Section 8.20 Termination. This Agreement shall terminate and be of no further force and effect upon the Discharge of the ABL Obligations or upon the Discharge of the Senior Secured Note Obligations, subject to the rights of the ABL Claimholders and the Senior Secured Note Claimholders, as applicable, under Section 6.4.

[Remainder of this page intentionally left blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

ABL Facility Collateral Agent:	DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity, but solely in its capacity as Administrative Agent and Collateral Agent under the ABL Credit Agreement, as ABL Facility Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Notice Address:	60 Wall Street New York, NY 10006 Attention: Scottye Lindsey Telephone No.: (212) 250-6115 Fax No.: (646) 736-7095

Senior Secured Notes Agent:	WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee and Collateral Agent under the Senior Secured Notes Indenture and Collateral Agent under the Senior Secured Note Documents, as Senior Secured Notes Agent

By:
Name: Patrick Giordano
Title: Vice President

Notice Address:	1445 Ross Avenue- 2nd Floor Dallas, TX 75202-2812 Attention: Corporate Trust Services Telephone No.: (214) 740-1573 Fax No.: (214) 777-4086

Bi-Lo Intercreditor Agreement

Acknowledged and Agreed to by:

c/o BI-LO Holding, LLC, 208 BI-LO Boulevard	BI-LO HOLDING, LLC
Greenville, South Carolina 29607	By:
Attention: Kenneth Jones		Name:
Facsimile: (864)234-6999		Title:

with a copy to:

BI-LO, LLC

Hudson Advisors, LLC 2711 N. Haskell Avenue, Suite 1800 Dallas, Texas 75204	By:
Attention: Legal Department		Name:
Facsimile: (214) 754-8302		Title:

BI-LO, FINANCE CORP.

By:
Name:
Title:

BG CARDS, LLC

By:
Name:
Title:

ARP BALLENTINE LLC

By:
Name:
Title:

ARP CHICKAMAUGA LLC

By:
Name:
Title:

Bi-Lo Intercreditor Agreement

ARP HARTSVILLE LLC

By:
Name:
Title:

ARP JAMES ISLAND LLC

By:
Name:
Title:

ARP MOONVILLE LLC

By:
Name:
Title:

ARP MORGANTON LLC

By:
Name:
Title:

ARP WINSTON SALEM LLC

By:
Name:
Title:

Bi-Lo Intercreditor Agreement

EXHIBIT F

FORM OF INCREMENTAL COMMITMENT AGREEMENT

[Name(s) of Lender(s)]

[Date]

BI-LO Holding, LLC

208 BI-LO Boulevard

Greenville, South Carolina 29607

Attention: Kenneth Jones

Phone: (864) 987-8380

Fax: (864) 234- 6999

BI-LO, LLC

208 BI-LO Boulevard

Greenville, South Carolina 29607

Attention: Kenneth Jones

Phone: (864) 987-8380

Fax: (864) 234- 6999

Re:	Incremental Commitments

Ladies and Gentlemen:

Reference is hereby made to the ABL Credit Agreement, dated as of March 9, 2012, among BI-LO Holding, LLC (“Holdings”), BI-LO, LLC (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), Citibank, N.A., as Syndication Agent, Wells Fargo Bank, National Association, SunTrust Bank and TD Bank, N.A., as Co-Documentation Agents, Deutsche Bank Trust Company Americas, as Administrative Agent (the “Administrative Agent”) and as Collateral Agent, and Citibank, N.A., Deutsche Bank Trust Company Americas and Wells Fargo Bank, National Association, as Collateral Monitors (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement. Each lender (each an “Incremental Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Incremental Commitment set forth opposite its name on Annex I attached hereto (for each such Incremental Lender, its “Incremental Commitment”). Each Incremental Commitment provided pursuant to this Agreement shall be subject to all of the terms and conditions set forth in the Credit Agreement, including, without limitation, Sections 2.01(a) and 2.14 thereof.

Each Incremental Lender, the Borrower and the Administrative Agent acknowledge and agree that the Incremental Commitments provided pursuant to this Agreement shall constitute Incremental Commitments and, upon the Agreement Effective Date (as hereinafter defined), the Incremental Commitment of each Incremental Lender shall become, or in the case of an existing Lender, shall be added to (and thereafter become a part of), the Revolving Loan Commitment of such Incremental Lender. Each Incremental Lender, the Borrower and the Administrative Agent further agree that, with respect to the Incremental Commitment provided by each Incremental Lender pursuant to this Agreement, such Incremental Lender shall receive from the Borrower such upfront fees and/or other fees, if any, as may be separately agreed to in writing with the Borrower and acknowledged by the Administrative Agent (such acknowledgement not to be unreasonably withheld), all of which fees shall be due and payable to such Incremental Lender on the terms and conditions set forth in each such separate agreement.

Furthermore, each of the parties to this Agreement hereby agrees to the terms and conditions set forth on Annex I hereto in respect of each Incremental Commitment provided pursuant to this Agreement.

Each Incremental Lender party to this Agreement, to the extent not already a party to the Credit Agreement as a Lender thereunder, (i) confirms that it is an Eligible Transferee, (ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents, (iv) appoints and authorizes the Administrative Agent, the Collateral Agent and the Collateral Monitors to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent, the Collateral Agent and the Collateral Monitors, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender, and (vi) in the case of each Incremental Lender organized under the laws of a jurisdiction outside the United States, attaches the forms and/or Section 5.04(b)(ii) Certificate referred to in Section 5.04(b) of the Credit Agreement.

Upon the date of (i) the execution of a counterpart of this Agreement by each Incremental Lender, the Borrower, Holdings, each Subsidiary Guarantor, the Administrative Agent, the Swingline Lender and each Issuing Lender if required pursuant to Section 2.14(a)(ii) of the Credit Agreement, (ii) the delivery to the Administrative Agent, Holdings and the Borrower of a fully executed counterpart (including by way of facsimile or other electronic transmission) hereof, (iii) the payment of any fees then due and payable in connection herewith, (iv) the satisfaction of the Incremental Commitment Requirements and (v) the satisfaction of any other conditions precedent set forth in Section 4 of Annex I hereto (such date, the “Agreement Effective Date”), each Incremental Lender party hereto (i) shall be obligated to make the Revolving Loans provided to be made by it as provided in this Agreement, and participate in Swingline Loans and Letters of Credit made or issued on the terms, and subject to the conditions, set forth in the Credit Agreement and in this Agreement and (ii) shall constitute a Lender for all purposes of the Credit Agreement and each other applicable Credit Document.

The Borrower acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Incremental Commitments provided hereby as provided in the Credit Agreement including, without limitation, all Revolving Loans made pursuant thereto, and (ii) all such Obligations (including all such Revolving Loans) shall be entitled to the benefits of the respective Security Documents and Guaranties in accordance with the requirements of the Credit Agreement.

The Borrower acknowledges and agrees that, on the Incremental Commitment Date, (i) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the Incremental Commitment Date, both before and after giving effect to any Credit Event to occur on the Incremental Commitment Date and the application of the proceeds thereof (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified by an Applicable Qualifier shall be true and correct in all respects as written, including by giving effect to such Applicable Qualifier as of any such date), and (ii) no Default or Event of Default exists or would exist after giving effect to any Credit Event to occur on the Incremental Commitment Date or the application of proceeds therefrom.

Holdings and each Subsidiary Guarantor acknowledge and agree that all Obligations with respect to the Incremental Commitments provided hereby and all Revolving Loans made pursuant thereto shall (i) be fully guaranteed pursuant to the relevant Guaranties as, and to the extent, provided therein and in the Credit Agreement and (ii) be entitled to the benefits of the Credit Documents as, and to the extent, provided therein and in the Credit Agreement.

Attached hereto as Annex II are true and correct copies of officers’ certificates, board of director (or equivalent) resolutions and good standing certificates (to the extent available under applicable law) of the Credit Parties required to be delivered pursuant to clause (iv) of the definition of “Incremental Commitment Requirements” appearing in Section 1.01 of the Credit Agreement.

Attached hereto as Annex III is a true and correct copy of the officer’s certificate of Holdings required to be delivered pursuant to clause (v) of the definition of “Incremental Commitment Requirements” appearing in Section 1.01 of the Credit Agreement.

You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on                     , 20    . If you do not so accept this Agreement by such time, our Incremental Commitments set forth in this Agreement shall be deemed canceled.

After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by facsimile or other electronic transmission) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 13.12 of the Credit Agreement.

In the event of any conflict between the terms of this Agreement and those of the Credit Agreement, the terms of the Credit Agreement shall control.

*        *        *

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Very truly yours, [NAME OF EACH INCREMENTAL LENDER]

By
Name:
Title:

Agreed and Accepted

this [        ] day of [                    , 20    ]:

BI-LO HOLDING, LLC

By:

Name:
Title:

BI-LO, LLC

By:

Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and Swingline Lender

By:
Name:
Title:

By:
Name:
Title:

[EACH ISSUING LENDER]

By:
Name:
Title:][1]

[1]	To be required if any Incremental Lender is not already a Lender.

Each Subsidiary Guarantor acknowledges and agrees to each the foregoing provisions of this Incremental Commitment Agreement and to the incurrence of the Revolving Loans to be made pursuant thereto.

[EACH SUBSIDIARY GUARANTOR], as a Subsidiary Guarantor

By:
Name:
Title:

ANNEX I

TERMS AND CONDITIONS FOR INCREMENTAL COMMITMENT AGREEMENT

Dated as of                     ,

1.	Name of the Borrower: BI-LO, LLC

2.	Incremental Commitment amounts (as of the Agreement Effective Date):

Names of Incremental Lenders	Amount of Incremental Commitment

Total:1

3.	Applicable Margins and Adjustable Applicable Margins to be applicable to all Revolving Loans[2]

4.	Other Conditions Precedent:[3]

[1]	The aggregate amount of Incremental Commitments must be at least $25,000,000 (or such lesser amount that is acceptable to the Administrative Agent). The aggregate amount of all Incremental Commitments permitted to be provided pursuant to Section 2.14 of the Credit Agreement shall not exceed in the aggregate $200,000,000.
[2]	Insert the Applicable Margins that shall apply to the Revolving Loans to be made pursuant to the Incremental Commitments being provided hereunder; provided if the Applicable Margins with respect to the Revolving Loans to be incurred pursuant to an Incremental Commitment shall be higher in any respect than those applicable to any other Loans, the Applicable Margins for the other Loans and extension of credit under the Credit Agreement shall be automatically increased as and to the extent needed to eliminate any deficiencies in accordance with the definition of “Applicable Margin” in the Credit Agreement.
[3]	Insert any additional conditions precedent which may be required to be satisfied prior to the Agreement Effective Date.

ANNEX II

[True and correct copies of officers’ certificates, board of director (or equivalent) resolutions and good standing certificates (to the extent available under applicable law) of the Credit Parties, delivered pursuant to clause (iv) of the definition of “Incremental Commitment Requirements” appearing in Section 1.01 of the Credit Agreement.]

ANNEX III

[True and correct copy of the Officer’s Certificate of Holdings required to be delivered pursuant to clause (v) of the definition of “Incremental Commitment Requirements” appearing in Section 1.01 of the Credit Agreement.]

EXHIBIT I

FORM OF

SECURITY AGREEMENT

among

BI-LO HOLDING, LLC,

BI-LO, LLC,

CERTAIN SUBSIDIARIES OF BI-LO, LLC

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as COLLATERAL AGENT

Dated as of March 9, 2012

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of March 9, 2012, made by each of the undersigned assignors (each, an “Assignor” and, together with any other entity that becomes an assignor hereunder pursuant to Section 10.12 hereof, the “Assignors”) in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS (in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise, “DBTCA”), as collateral agent (together with any successor collateral agent, the “Collateral Agent”), for the benefit of the Secured Creditors (as defined below). Certain capitalized terms as used herein are defined in Article IX hereof. Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, BI-LO Holding, LLC, a Delaware limited liability company (“Holdings”), BI-LO, LLC, a Delaware limited liability company (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), DBTCA, as administrative agent (in such capacity, together with any successor administrative agent, the “Administrative Agent”) and as Collateral Agent, Citibank, N.A., as Syndication Agent, Wells Fargo Bank, National Association, SunTrust Bank and TD Bank, N.A., as Co-Documentation Agents, and Citibank, N.A., DBTCA and Wells Fargo Bank, National Association, as Collateral Monitors, have entered into an ABL Credit Agreement, dated as of March 9, 2012 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower, all as contemplated therein (the Lenders, each Issuing Lender, the Administrative Agent, the Collateral Agent and the Syndication Agent are herein called the “Lender Creditors”);

WHEREAS, the Borrower and/or one or more of its Subsidiaries have entered into, or may at any time and from time to time on or after the Effective Date enter into, one or more Secured Hedging Agreements with one or more Lender Counterparties (the “Secured Hedging Creditors”);

WHEREAS, the Borrower and/or one or more of its Subsidiaries and any Lender (and/or one or more of its banking affiliates) reasonably acceptable to the Administrative Agent, in each case designated to the Administrative Agent in writing by the Borrower as a provider of Treasury Services (as defined below), including Wells Fargo Bank, National Association who is hereby so designated (collectively, the “Treasury Services Creditors” and, together with the Lender Creditors and the Secured Hedging Creditors, the “Secured Creditors”) has entered into, or in the future may enter into, arrangements to provide treasury, depositary or cash management services (including without limitation, overnight overdraft services and lines of credit for the purposes of funding or reimbursing expenses incurred by management employees) to the Borrower and such Subsidiaries, and automated clearinghouse transfers of funds (collectively, “Treasury Services,” and with any written agreement evidencing such arrangements (for purposes of the various agreements guaranteeing or securing the Credit Agreement), as amended, modified, supplemented, replaced or refinanced from time to time, herein called a “Treasury Services Agreement”), where such Treasury Services Agreements may be evidenced by standard account terms of the respective Treasury Services Creditor;

WHEREAS, pursuant to the Guaranties, each Pledgor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations;

WHEREAS, the Intercreditor Agreement governs the relative rights and priorities of the Secured Creditors and the Senior Secured Notes Secured Parties in respect of the ABL Priority Collateral and the Senior Secured Notes Priority Collateral (and with respect to certain other matters as described therein);

WHEREAS, it is a condition precedent to (i) the making of Loans to, and the issuance of (and participation in) Letters of Credit for the account of, the Borrower under the Credit Agreement, (ii) the Secured Hedging Creditors entering into Secured Hedging Agreements with the Borrower and/or its Subsidiaries and (iii) the extension of the Treasury Services by Treasury Services Creditors to the Borrower and/or its Subsidiaries that each Assignor shall have executed and delivered to the Collateral Agent this Agreement; and

WHEREAS, each Assignor will obtain benefits from the incurrence of Loans by the Borrower and the issuance of (and participation in) Letters of Credit for the account of the Borrower under the Credit Agreement and the entering into by the Borrower and/or its Subsidiaries of Secured Hedging Agreements with the Secured Hedging Creditors and the extension of Treasury Services to the Borrower and its Subsidiaries and, accordingly, desires to execute this Agreement in order to (i) satisfy the condition described in the preceding paragraph and (ii) induce (x) the Lenders to make Loans to the Borrower and issue (and/or participate in) Letters of Credit for the respective accounts of the Borrower, (y) the Secured Hedging Creditors to enter into Secured Hedging Agreements with the Borrower and/or its Subsidiaries and (z) the Treasury Services Creditors to provide Treasury Services pursuant to Treasury Services Agreements;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:

ARTICLE I

SECURITY INTERESTS

1.1. Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of its Obligations, each Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in all of the right, title and interest of such Assignor in, to and under all of the following personal property and fixtures (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case whether now existing or hereafter from time to time acquired:

(i)	each and every Account;

(ii)	all cash;

(iii)	the Cash Collateral Account and all monies, securities, Instruments and other investments deposited or required to be deposited in the Cash Collateral Account;

(iv)	all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(v)	all Commercial Tort Claims set forth on Annex G hereto, as amended or supplemented from time to time;

(vi)	all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including but not limited to Domain Names and Trade Secret Rights;

(vii)	all Contracts, together with all Contract Rights arising thereunder;

(viii)	all Copyrights;

(ix)	all Deposit Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by such Assignor with any Person and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;

(x)	all Documents;

(xi)	all Equipment and fixtures;

(xii)	all General Intangibles;

(xiii)	all Goods;

(xiv)	all Instruments;

(xv)	all Inventory;

(xvi)	all Investment Property;

(xvii)	all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);

(xviii)	all Marks, together with the registrations and right to all renewals thereof, the goodwill of the business of such Assignor symbolized by the Marks and all causes of action arising prior to or after the date hereof for infringement of any of the Marks or unfair competition regarding the same;

(xix)	all Patents, together with all causes of action arising prior to or after the date hereof for infringement of any of the Patents or unfair competition regarding the same;

(xx)	all Payment Intangibles (including corporate and other tax refunds);

(xxi)	all Permits;

(xxii)	all Prescription Lists;

(xxiii)	all Software and all Software licensing rights, all writings, plans, specifications and schematics, all engineering drawings, customer lists, goodwill and licenses, and all recorded data of any kind or nature, regardless of the medium of recording;

(xxiv)	all Supporting Obligations, related letters of credit, guaranties and collateral liens;

(xxv)	all books and records relating to the items referred to in the preceding clauses (i) through (xxiv) (including all books, databases, customer lists, and records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (i) through (xxiv)); and

(xxvi)	all substitutions, replacements accessions, Proceeds and products of any and all of the foregoing (all of the above, the “Collateral”).

(b) Notwithstanding anything herein to the contrary, in no event shall the security interest and lien granted under Section 1.1(a) hereof attach to, and the term “Collateral” (and the component terms thereof) shall not include, (i) any property or other rights for so long as the grant of such security interest shall (A) constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of any Assignor therein, (B) constitute or result in a breach or termination pursuant to the terms of, or a default under, any General Intangible, lease, license, contract, agreement or other document, (C) constitute or result in a breach of any law or regulation which prohibits the creation of a security interest thereunder (other than to the extent that any such term specified in clause (A), (B) or (C) above is rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other then-applicable law (including the Bankruptcy Code) or principles of equity) or (D) require the consent of a Governmental Authority to permit the grant of a security interest therein (and such consent has not been obtained); provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation, unenforceability, breach or termination shall no longer be effective or such consent is acquired or no longer required and, to the extent severable, shall attach immediately to any portion of such property or other rights that does not result in any of the consequences specified in clause (A), (B), (C) or (D) above; (ii)(A) all Equity Interests of any Foreign Subsidiary with respect to which a pledge of such Foreign Subsidiary’s Equity Interests is prohibited by applicable law and (B) voting Equity Interests of an Exempted Foreign Entity of any Assignor in excess of 65% of the total combined voting power of all classes of such Exempted Foreign Entity of such Assignor entitled to vote; (iii) any assets subject to the Liens of the type permitted to Section 10.01(c), (f), (g) and (n) of the Credit Agreement to the extent the terms of such Liens (or any related agreement) prohibit the granting of another security interest in the assets subject to such Liens; (iv) any real property with a fair market value of less than $7,500,000; (v) assets located outside the United States to the extent a Lien on such assets cannot be perfected by the filing of UCC financing statements in such Assignor’s jurisdiction of organization; (vi) any aircraft, motor vehicles and other assets subject to certificates of title to the extent that a security interest therein cannot be perfected by the filing of a UCC financing statement; (vii) Deposit Accounts the balance of which consists (x) exclusively of withheld income taxes, employment taxes, or amounts required to be paid over to certain employee benefit plans and (y) segregated deposit accounts constituting and the balance of which consists solely of funds set aside in connection with tax, payroll and trust accounts; (viii) any Equity Interests in Topco Holdings, Inc., a Wisconsin corporation, owned by any Assignor to the extent prohibited by the terms of Topco Holdings, Inc.’s organizational documents; and (ix) any direct substitutions, replacements accessions, Proceeds or products of any of the foregoing, but only to the extent such substitutions, replacements accessions, Proceeds or products would otherwise constitute Excluded Assets (the assets described in clauses (i) through (ix) hereof collectively, the “Excluded Assets”); provided that immediately upon the amendment of the Code to allow the pledge of a greater percentage of the Equity Interests in a Foreign Subsidiary without repatriation of earnings or adverse tax consequences (in the reasonable judgment of such Assignor), the Collateral shall include, and the security interest granted by each Assignor shall attach to, such greater percentage of Equity Interests of each directly owned Foreign Subsidiary of such Assignor.

(c) The security interest of the Collateral Agent under this Agreement extends to all Collateral which any Assignor may acquire, or with respect to which any Assignor may obtain rights, at any time during the term of this Agreement.

(d) Notwithstanding anything to the contrary contained in this Section 1.1 or elsewhere in this Agreement, each Assignor and the Collateral Agent (on behalf of the Secured Creditors) acknowledges and agrees that: (x) the security interest granted pursuant to this Agreement (including pursuant to this Section 1.1) to the Collateral Agent for the benefit of the Secured Creditors (i) in the ABL Priority Collateral, shall be a First Priority Lien and (ii) in the Senior Secured Notes Priority Collateral, shall be a Second Priority Lien, fully junior, subordinated and subject to the security interest granted to the Senior Secured Notes Agent for the benefit of the Senior Secured Notes Secured Parties in the Senior Secured Notes Priority Collateral on the terms and conditions set forth in the Intercreditor Agreement and all other rights and benefits afforded hereunder to the Secured Creditors with respect to the Senior Secured Notes Priority Collateral are expressly subject to the terms and conditions of the Intercreditor Agreement and (y) the Senior Secured Notes Secured Parties’ security interests in the Collateral constitute security interests separate and apart (and of a different class and claim) from the Secured Creditors’ security interests in the Collateral.

(e) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT HEREUNDER, ARE SUBJECT TO THE PROVISIONS OF

THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THE TERMS OF THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

1.2. Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.

ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

2.1. Necessary Filings. All filings, registrations, recordings and other actions necessary or appropriate to create, preserve and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral have been or will be accomplished, in each case to the extent and within the time frames required by this Agreement and the Credit Agreement, and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral creates a valid and, together with all such filings, registrations, recordings and other actions, and subject to the Intercreditor Agreement, a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by possession or control (within the meaning of the UCC as in effect on the date hereof in the State of New York), by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction or by a filing of a Grant of Security Interest in the respective form attached hereto in the United States Patent and Trademark Office or in the United States Copyright Office.

2.2. No Liens. Such Assignor is, and as to all Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens and the Liens relating to the Existing Credit Agreements which are being released and terminated on the Effective Date), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

2.3. Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens and the Liens relating to the Existing Credit Agreements which are being released and terminated on the Effective Date), and so long as the Termination Date has not occurred, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in connection with Permitted Liens.

2.4. Chief Executive Office, Record Locations. The chief executive office of such Assignor is, on the date of this Agreement, located at the address indicated on Annex A hereto for such Assignor. During the period of the four (4) calendar months preceding the date of this Agreement, the chief executive office of such Assignor has not been located at any address other than that indicated on Annex A in accordance with the immediately preceding sentence, in each case unless each such other address is also indicated on Annex A hereto for such Assignor.

2.5. Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof, or held at any time during the four (4) calendar months prior to the date hereof, by each Assignor is located at one of the locations shown on Annex B hereto for such Assignor.

2.6. Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Federal Employer Identification Number; Changes Thereto; etc. The exact legal name of each Assignor, the type of organization of such Assignor, whether or not such Assignor is a Registered Organization, the jurisdiction of organization of such Assignor, such Assignor’s Location, the organizational identification number (if any) of such Assignor, the Federal Employer Identification Number (if any) and whether or not such Assignor is a Transmitting Utility, is listed on Annex C hereto for such Assignor. Such Assignor shall not change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, its organizational identification number (if any) or its Federal Employer Identification Number (if any) from that used on Annex C hereto, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreements and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) such Assignor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 15 days’ prior written notice of each change to the information listed on Annex C (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex C which shall correct all information contained therein for such Assignor, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably necessary or requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that such Assignor does not have an organizational identification number on the date hereof and later obtains one, such Assignor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

2.7. Trade Names; etc. Such Assignor does not have or operate in any jurisdiction under, or in the five years preceding the date hereof has not had or has not operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name as specified in Annex C and such other trade or fictitious names as are listed on Annex D hereto for such Assignor. Such Assignor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the Collateral Agent not less than 15 days’ written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name will be used and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all action reasonably necessary or requested by the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

2.8. Certain Significant Transactions. During the three (3) year period preceding the date of this Agreement, no Person shall have merged or consolidated with or into any Assignor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, any Assignor, in each case except as described in Annex E hereto. With respect to any transactions so described in Annex E hereto, the respective Assignor shall have furnished such information that the Collateral Agent reasonably requested with respect to the Person (and the assets of the Person and locations thereof) which merged with or into or consolidated with such Assignor, or was liquidated into or transferred all or substantially all of its assets to such Assignor, and shall have furnished, or caused to be furnished, to the Collateral Agent such UCC lien searches as may have been reasonably requested with respect to such Person and its assets, to establish that no security interest (excluding Permitted Liens) continues perfected on the date hereof with respect to any Person described above (or the assets transferred to the respective Assignor by such Person), including without limitation pursuant to Section 9-316(a)(3) of the UCC.

2.9. Non-UCC Property. The aggregate fair market value (as determined by the Assignors in good faith) of all property of the Assignors of the types described in clauses (1), (2) and (3) of Section 9-311(a) of the UCC (other than Excluded Assets) does not exceed $250,000. If the aggregate value of all such property at any time owned by all Assignors exceeds $250,000, the Assignors shall provide prompt written notice thereof to the Collateral Agent and, upon the request of the Collateral Agent, the Assignors shall promptly (and in any event within 30 days) take such actions (at their own cost and expense) as may be required under the respective United States, State or other laws referenced in Section 9-311(a) of the UCC to perfect the security interests granted herein in any Collateral where the filing of a financing statement does not perfect the security interest in such property in accordance with the provisions of Section 9-311(a) of the UCC.

2.10. As-Extracted Collateral; Timber-to-be-Cut. On the date hereof, such Assignor does not own, or expect to acquire, any property which constitutes, or would constitute, As-Extracted Collateral or Timber-to-be-Cut. If at any time after the date of this Agreement such Assignor owns, acquires or obtains rights to any As-Extracted Collateral or Timber-to-be-Cut, such Assignor shall furnish the Collateral Agent with prompt written notice thereof (which notice shall describe in reasonable detail the As-Extracted Collateral and/or Timber-to-be-Cut and the locations thereof) and shall take all actions as may be deemed reasonably necessary or desirable by the Collateral Agent to perfect the security interest of the Collateral Agent therein.

2.11. Collateral in the Possession of a Bailee. Without limiting the provisions of the Credit Agreement for Inventory to constitute Eligible Inventory, if an Event of Default shall occur and be continuing and if any Inventory or other Goods are at any time in the possession of a bailee, such Assignor shall promptly notify the Collateral Agent thereof and, if requested by the Collateral Agent, shall use its commercially reasonable efforts to promptly obtain an acknowledgment from such bailee, in form and substance reasonably satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and shall act upon the instructions of the Collateral Agent, without the further consent of such Assignor. The Collateral Agent agrees with such Assignor that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing.

2.12. Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein in the Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

ARTICLE III

SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS;

INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL

3.1. Additional Representations and Warranties. As of the time when each of its Accounts arises, each Assignor shall be deemed to have represented and warranted that each such Account, and all records, papers and documents relating thereto (if any) are genuine and what they purport to be, and that all papers and documents (if any) relating thereto (i) will, to the knowledge of such Assignor, represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will, to the knowledge of such Assignor, evidence true and valid obligations, enforceable in accordance with their respective terms, and (iii) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

3.2. Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense accurate records of its Accounts and Contracts, including, but not limited to, originals (to the extent obtained by such Assignor in the ordinary course of business) of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such

Assignor will make the same available on such Assignor’s premises to the Collateral Agent for inspection, at such Assignor’s own cost and expense, at any and all reasonable times upon prior notice to such Assignor and otherwise in accordance with the Credit Agreement. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of such evidence and books and records may be retained by such Assignor). Upon the occurrence and during the continuance of an Event of Default and if the Collateral Agent so directs, such Assignor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, the Accounts and the Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

3.3. Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs any Assignor, such Assignor agrees (x) to cause all payments on account of the Accounts and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Accounts and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such Accounts and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Without notice to or assent by any Assignor, the Collateral Agent may, upon the occurrence and during the continuance of an Event of Default, apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account toward the payment of the Obligations in the manner provided in Section 7.4 of this Agreement. The reasonable costs and expenses of collection (including reasonable attorneys’ fees), whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (y) to the relevant Assignor; provided that (x) the failure by the Collateral Agent to so notify such Assignor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.3 and (y) no such notice shall be required if an Event of Default of the type described in Section 11.05 of the Credit Agreement has occurred and is continuing.

3.4. Modification of Terms; etc. Except in accordance with such Assignor’s ordinary course of business and consistent with reasonable business judgment or as permitted by Section 3.5 hereof, no Assignor shall rescind or cancel any indebtedness evidenced by any Account or under any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any Account or Contract, or interest therein, without the prior written consent of the Collateral Agent, except to the extent that such rescission, cancellation, modification, adjustment, extension, renewal, compromise, or settlement, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Except to the extent otherwise permitted by this Agreement or the Credit Agreement, no Assignor will do anything to impair the rights of the Collateral Agent in the Accounts or Contracts.

3.5. Collection. Each Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Accounts or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Account or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account or under such Contract. Except as otherwise directed by the Collateral Agent after the occurrence and during the continuation of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Assignor finds appropriate in accordance with reasonable business judgment. The reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

3.6. Instruments. If any Assignor owns or acquires any Instrument with a value of $250,000 or more constituting Collateral (other than (x) checks and other payment instruments received and collected in the ordinary course of business and (y) any Instrument subject to pledge pursuant to the Pledge Agreement), such Assignor will within 10 Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent will, subject to the Intercreditor Agreement, promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent.

3.7. Assignors Remain Liable Under Accounts. Anything herein to the contrary notwithstanding, each Assignor shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Account pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.8. Assignors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, each Assignor shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any

Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.9. Deposit Accounts; etc. (a) No Assignor maintains, or at any time after the date of this Agreement shall establish or maintain, any demand, time, savings, passbook or similar account, except for such accounts maintained with a bank (as defined in Section 9-102 of the UCC) whose jurisdiction (determined in accordance with Section 9-304 of the UCC) is within a State of the United States. Annex F hereto accurately sets forth, as of the date of this Agreement, for each Assignor, each Deposit Account (except for any Excluded Deposit Accounts) maintained by such Assignor (including a description thereof and the respective account number), the name of the respective bank with which such Deposit Account is maintained, and whether the jurisdiction of the respective bank with respect to such Deposit Account is within a State of the United States. For each Deposit Account (other than (i) the Cash Collateral Account or any other Deposit Account maintained with the Collateral Agent and (ii) Excluded Deposit Accounts) the respective Assignor shall cause the bank with which the Deposit Account is maintained to execute and deliver to the Collateral Agent, within 90 days after the date of this Agreement (or such longer period as may be agreed by the Administrative Agent in its sole discretion) or, if later, at the time of the establishment of the respective Deposit Account, a “control agreement” in form and substance reasonably acceptable to the Collateral Agent, or such other form as may be reasonably acceptable to the Collateral Agent. If any bank with which a Deposit Account which is required to be subject to a “control agreement” hereunder is maintained refuses to, or does not, enter into such a “control agreement”, then the respective Assignor shall promptly (and in any event within 90 days after the date of this Agreement (or such longer period as may be agreed by the Administrative Agent in its sole discretion) or, if later, 90 days (or such longer period as may be agreed by the Administrative Agent in its sole discretion) after the establishment of such account close the respective Deposit Account and transfer all balances therein to the Cash Collateral Account or another Deposit Account meeting the requirements of this Section 3.9. If any bank with which a Deposit Account which is required to be subject to a “control agreement” hereunder is maintained refuses to subordinate all its claims with respect to such Deposit Account to the Collateral Agent’s security interest therein on terms satisfactory to the Collateral Agent, then the Collateral Agent, at its option, may (x) require that such Deposit Account be terminated in accordance with the immediately preceding sentence or (y) agree to a “control agreement” without such subordination, provided that in such event the Collateral Agent may at any time, at its option, subsequently require that such Deposit Account be terminated (within 90 days after notice from the Collateral Agent) in accordance with the requirements of the immediately preceding sentence.

(b) After the date of this Agreement, no Assignor shall establish any new demand, time, savings, passbook or similar account, except for Deposit Accounts established and maintained with banks and meeting the requirements of preceding clause (a) and except for

Excluded Deposit Accounts. At the time any such Deposit Account is established, the appropriate “control agreement” shall be entered into in accordance with the requirements of preceding clause (a) and the respective Assignor shall furnish to the Collateral Agent a supplement to Annex F hereto containing the relevant information with respect to the respective Deposit Account and the bank with which same is established.

3.10. Letter-of-Credit Rights. If any Assignor is at any time a beneficiary under a letter of credit with a stated amount of $250,000 or more, such Assignor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, such Assignor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use its commercially reasonable efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement after the occurrence and during the continuance of an Event of Default.

3.11. Commercial Tort Claims. All material Commercial Tort Claims of each Assignor in existence on the date of this Agreement are described in Annex G hereto. If any Assignor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $250,000 or more, such Assignor shall promptly notify the Collateral Agent thereof in a writing signed by such Assignor and describing the details thereof and shall grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

3.12. Chattel Paper. Upon the reasonable request of the Collateral Agent made at any time or from time to time, each Assignor shall promptly furnish to the Collateral Agent a list of all Electronic Chattel Paper held or owned by such Assignor. Furthermore, if requested by the Collateral Agent, each Assignor shall promptly take all actions which are reasonably practicable so that the Collateral Agent has “control” of all such Electronic Chattel Paper with a value of $250,000 or more in accordance with the requirements of Section 9-105 of the UCC. Each Assignor will promptly (and in any event within 10 days) following any request by the Collateral Agent deliver all of its Tangible Chattel Paper with a value of $250,000 or more to the Collateral Agent.

3.13. Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps, including any and all actions as may be necessary or required under the Federal Assignment of Claims Act, relating to its Accounts, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require.

3.14. Overriding Provisions with respect to Senior Secured Notes Priority Collateral. Notwithstanding anything to the contrary contained above in this Article III, or elsewhere in this Agreement or any other Security Document, to the extent the provisions of this Agreement (or any other Security Documents) require the delivery of, or control over, Senior Secured Notes Priority Collateral to be granted to the Collateral Agent at any time prior to the Senior Notes Obligations Termination Date, then delivery of such Senior Secured Notes Priority Collateral (or control with respect thereto) shall instead be made to the Senior Secured Notes Agent, to be held in accordance with the Senior Secured Note Documents and the Intercreditor Agreement. Furthermore, at all times prior to the Senior Notes Obligations Termination Date, the Collateral Agent is authorized by the parties hereto to effect transfers of Senior Secured Notes Priority Collateral at any time in its possession (and any “control” or similar agreements with respect to Senior Secured Notes Priority Collateral) to the Senior Secured Notes Agent.

ARTICLE IV

SPECIAL PROVISIONS CONCERNING TRADEMARKS AND DOMAIN NAMES

4.1. Additional Representations and Warranties. Each Assignor represents and warrants that, on the date hereof, it is the true and lawful owner of or otherwise has the right to use the registered Marks and Domain Names listed in Annex H hereto for such Assignor and that said listed Marks and Domain Names include all United States marks and applications for United States marks registered in the United States Patent and Trademark Office and all Domain Names that such Assignor owns or uses in connection with its business as of the date hereof. Each Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use, all Marks and Domain Names that it uses. Each Assignor further warrants that it has no knowledge of any third party claim received by it that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any trademark, service mark or trade name of any other Person other than as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Assignor represents and warrants that (a) it is the true and lawful owner of or otherwise has the right to use all U.S. trademark registrations and applications and Domain Name registrations listed in Annex H hereto and (b) said registrations are valid, subsisting, have not been canceled and that such Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable, and is not aware that there is any reason that any of said registrations is invalid or unenforceable, and is not aware that there is any reason that any of said applications will not mature into registrations other than, in the case of preceding clause (b), as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office or similar registrar in order to effect an absolute assignment of all right, title and interest in each Mark and/or Domain Name, and record the same.

4.2. Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any Mark or Domain Name, in each case to the extent such Mark or Domain Name is material to the conduct of such Assignor’s business, absent prior written approval of the Collateral Agent.

4.3. Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Assignor believes is, or may be, infringing or diluting or otherwise violating any of such Assignor’s rights in and to any Mark or Domain Name in any manner that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or with respect to any party claiming that such Assignor’s use of any Mark or Domain Name material to such Assignor’s business violates in any material respect any property right of that party. Each Assignor further agrees to prosecute diligently in accordance with reasonable business practices any Person infringing any Mark or Domain Name in any manner that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.4. Preservation of Marks and Domain Names. Each Assignor agrees to use its Marks and Domain Names which are material to such Assignor’s business in interstate commerce during the time in which this Agreement is in effect and to take all such other actions as are reasonably necessary to preserve such Marks as trademarks or service marks under the laws of the United States (other than any such Marks which are no longer used or useful in its business or operations).

4.5. Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents reasonably required to maintain all Mark and/or Domain Name registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its material registered Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent (other than with respect to registrations and applications deemed by such Assignor in its reasonable business judgment to be no longer useful in its business or operations).

4.6. Future Registered Marks and Domain Names. If any Mark registration is issued hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office or any Domain Name is registered by Assignor, within 30 days of receipt of such certificate or similar indicia of ownership, such Assignor shall deliver to the Collateral Agent a copy of such registration certificate or similar indicia of ownership, and a grant of a security interest in such Mark and/or Domain Name, to the Collateral Agent and at the expense of such Assignor, confirming the grant of a security interest in such Mark and/or Domain Name to the Collateral Agent hereunder, the form of such security to be substantially in the form of Annex K hereto or in such other form as may be reasonably satisfactory to the Collateral Agent.

4.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, subject to the Intercreditor Agreement, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks and Domain Names, together with all trademark rights and rights of protection to the same, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency or registrar; (ii) take and use or sell the Marks or Domain Names and the goodwill of such Assignor’s business symbolized by the Marks or Domain Names and the right to carry on the business and use the assets of such Assignor in connection with which the Marks or Domain Names have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks or Domain Names in any manner whatsoever, directly or indirectly, and such Assignor shall execute such further documents that the Collateral Agent may reasonably request to further confirm this and to transfer ownership of the Marks or Domain Names and registrations and any pending trademark applications in the United States Patent and Trademark Office or applicable Domain Name registrar to the Collateral Agent.

ARTICLE V

SPECIAL PROVISIONS CONCERNING

PATENTS, COPYRIGHTS AND TRADE SECRETS

5.1. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of all rights in (i) all Trade Secret Rights, (ii) the Patents listed in Annex I hereto for such Assignor and that said Patents include all the United States patents and applications for United States patents that such Assignor owns as of the date hereof and (iii) the Copyrights listed in Annex J hereto for such Assignor and that said Copyrights include all the United States copyrights registered with the United States Copyright Office and applications to United States copyrights that such Assignor owns as of the date hereof. Each Assignor further warrants that it has no knowledge of any third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any patent of any other Person or such Assignor has misappropriated any Trade Secret or proprietary information which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office or the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Patent or Copyright, and to record the same.

5.2. Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any Patent or Copyright, in each case to the extent such Patent or Copyright is material to the conduct of such Assignor’s business, absent prior written approval of the Collateral Agent.

5.3. Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement, contributing infringement or active inducement to infringe or other violation of such Assignor’s rights in any Patent or Copyright or to any claim that the practice of any Patent or use of any Copyright violates any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that practice of any Trade Secret Right violates any property right of a third party, in each case, in any manner which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse

Effect. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, to diligently prosecute, in accordance with its reasonable business judgment, any Person infringing any Patent or Copyright or any Person misappropriating any Trade Secret Right, in each case to the extent that such infringement or misappropriation, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.4. Maintenance of Patents or Copyrights. At its own expense, each Assignor shall make timely payment of all post-issuance fees required to maintain in force its rights under each Patent or Copyright, absent prior written consent of the Collateral Agent (other than any such Patents or Copyrights which are no longer used or are deemed by such Assignor in its reasonable business judgment to no longer be useful in its business or operations).

5.5. Prosecution of Patent or Copyright Applications. At its own expense, each Assignor shall diligently prosecute all material applications for (i) United States Patents listed in Annex I hereto and (ii) Copyrights listed on Annex J hereto, in each case for such Assignor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies (other than applications that are deemed by such Assignor in its reasonable business judgment to no longer be necessary in the conduct of the Assignor’s business), absent written consent of the Collateral Agent.

5.6. Other Patents and Copyrights. Within 30 days of the acquisition or issuance of a United States Patent, registration of a Copyright, or acquisition of a registered Copyright, or of filing of an application for a United States Patent or Copyright, the relevant Assignor shall deliver to the Collateral Agent a copy of said Copyright or Patent, or certificate or registration of, or application therefor, as the case may be, with a grant of a security interest as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the grant of a security interest, the form of such grant of a security interest to be substantially in the form of Annex L or Annex M hereto, as appropriate, or in such other form as may be reasonably satisfactory to the Collateral Agent.

5.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, subject to the Intercreditor Agreement, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents and Copyrights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and such Assignor shall execute such further documents as the Collateral Agent may reasonably request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.

ARTICLE VI

PROVISIONS CONCERNING ALL COLLATERAL

6.1. Protection of Collateral Agent’s Security. Except as otherwise not prohibited by the Secured Debt Agreements, no Assignor will do anything to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times maintain insurance, at such Assignor’s own expense to the extent and in the manner provided in the Credit Agreement. Except to the extent otherwise permitted to be retained by such Assignor or applied by such Assignor pursuant to the terms of the Credit Agreement, the Collateral Agent shall, at the time any proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 7.4 hereof. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

6.2. Warehouse Receipts Non-Negotiable. To the extent practicable, each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such Assignor shall request that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

6.3. Additional Information. Each Assignor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent, promptly (and in any event within 20 days after its receipt of the respective request) furnish to the Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been requested by the Collateral Agent, the value and location of such Collateral, etc.) as may be requested by the Collateral Agent. Without limiting the forgoing, each Assignor agrees that it shall promptly (and in any event within 10 days after its receipt of the respective request) furnish to the Collateral Agent such updated Annexes hereto as may from time to time be reasonably requested by the Collateral Agent.

6.4. Further Actions. Each Assignor will, at its own expense and upon the reasonable request of the Collateral Agent, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which are reasonably necessary or advisable to perfect, preserve or protect the Collateral Agent’s security interest in the Collateral.

6.5. Financing Statements. Each Assignor agrees to execute and deliver (or cause to be executed and delivered) to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as are reasonably necessary or advisable to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor where permitted by law (and such authorization includes describing the Collateral as “all assets” of such Assignor).

ARTICLE VII

REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

7.1. Remedies; Obtaining the Collateral Upon Default. Subject to the terms of the Intercreditor Agreement and applicable law, each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and may:

(i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law and without breach of the peace, and for that purpose may enter upon such Assignor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

(ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;

(iii) instruct all banks which have entered into a control agreement with the Collateral Agent to transfer all monies, securities and instruments held by such depositary bank to the Cash Collateral Account;

(iv) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct such Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

(v) take possession of the Collateral or any part thereof, by directing such Assignor in writing to deliver the same to the Collateral Agent at any reasonable place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:

(x) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

(y) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 hereof; and

(z) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition;

(vi) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Domain Names, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

(vii) apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 7.4; and

(viii) take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607 of the UCC;

it being understood that each Assignor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement and the other Security Documents.

7.2. Remedies; Disposition of the Collateral. Subject to the terms of the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, then any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of such Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable. Any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of Sections 9-610 through 9-613 of the UCC and/or such other mandatory requirements of applicable law as may apply to the respective disposition. The Collateral Agent may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Obligations against the purchase price) of the Collateral or any item thereof, offered for disposition in accordance with this Section 7.2 without accountability to the relevant Assignor. If, under applicable law, the Collateral Agent shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be required by such applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor’s expense.

7.3. Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Assignor hereby further waives, to the extent permitted by law:

(i) all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);

(ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and

(iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

7.4. Application of Proceeds. (a) (I) Subject to sub-clause (II) below, all moneys collected by the Collateral Agent (or, to the extent the Pledge Agreement or any other Security Document requires proceeds of collateral thereunder, which constitutes ABL Priority Collateral, to be applied in accordance with the provisions of this Agreement, the Pledgee under the Pledge Agreement or the assignee, mortgagee or other corresponding party under such other Security Document) upon any sale or other disposition of, any collection from, or other realization upon all or any part of, the ABL Priority Collateral (whether or not expressly characterized as such) in connection with the exercise of its rights and remedies in accordance with this Agreement (or, to the extent applicable, the Pledge Agreement or any other Security Document), or in any Insolvency or Liquidation Proceeding, together with all other moneys received by the Collateral Agent hereunder (or, to the extent the Pledge Agreement or any other Security Document requires proceeds of collateral thereunder, which constitutes ABL Priority Collateral, to be applied in accordance with the provisions of this Agreement, the pledgee under the Pledge Agreement or the assignee, mortgagee or other corresponding party under such other Security Document) with respect thereto, shall be applied as follows:

(i) first, to the payment of all amounts owing the Collateral Agent of the type described in clauses (iv), (v), (vi) and (vii) of the definition of “Obligations”;

(ii) second, to the extent proceeds remain after the application pursuant to preceding clause (i), to the payment of all amounts owing to any other Agent of the type described in clauses (vi) and (vii) of the definition of “Obligations”;

(iii) third, to the extent proceeds remain after the application pursuant to preceding clauses (i) and (ii), an amount equal to the outstanding Primary Obligations which are Credit Document Obligations shall be paid to the Lender Creditors as provided in Section 7.4(e) hereof, with each such Lender Creditor receiving an amount equal to its outstanding Primary Obligations which are Credit Document Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iv) fourth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iii), inclusive, an amount equal to the outstanding Secondary Obligations which are Credit Document Obligations shall be paid to the Lender Creditors as provided in Section 7.4(e) hereof, with each such Lender Creditor receiving an amount equal to its outstanding Secondary Obligations which are Credit Document Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(v) fifth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iv), an amount equal to the outstanding Primary Obligations which are Treasury Services Obligations and Secured Hedging Obligations shall be paid to the Secured Creditors which are Secured Hedging Creditors or Treasury Services Creditors as provided in Section 7.4(e) hereof, with each such Secured Creditor receiving an amount equal to its outstanding Primary Obligations which are Treasury Services Obligations and Secured Hedging Obligations Credit Document Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(vi) sixth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (v), inclusive, an amount equal to the outstanding Secondary Obligations which are Treasury Services Obligations and Secured Hedging Obligations shall be paid to the Secured Creditors which are Secured Hedging Creditors or Treasury Services Creditors as provided in Section 7.4(e) hereof, with each such Secured Creditor receiving an amount equal to its outstanding Secondary Obligations which are Treasury Services Obligations and Secured Hedging Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(vii) seventh, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (vi), inclusive, if the Senior Notes Obligations Termination Date has not theretofore occurred, amounts equal to the Senior Secured Note Obligations shall be paid to the Senior Secured Notes Agent for application to the Senior Secured Note Obligations in accordance with provisions of the Intercreditor Agreement; and

(viii) eighth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (vii), inclusive, and following the termination of this Agreement pursuant to Section 10.8(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus.

(II) Subject to the terms of the Intercreditor Agreement, all moneys collected by the Collateral Agent (or, to the extent the Pledge Agreement or any other Security Document requires proceeds of collateral thereunder, which constitutes Senior Secured Notes Priority Collateral, to be applied in accordance with the provisions of this Agreement, the Pledgee under the Pledge Agreement or the collateral agent or mortgagee under such other Security Document) upon any sale or other disposition of, any collection from, or other realization upon all or any party of, the Senior Secured Notes Priority Collateral (whether or not expressly characterized as such) in connection with the exercise of its rights and remedies in accordance with this Agreement (or, to the extent applicable, the Pledge Agreement or any other Security Document), or in any Insolvency or Liquidation Proceeding, together with all other moneys received by the Collateral Agent hereunder (or, to the extent the Pledge Agreement or any other Security Document requires proceeds of collateral thereunder, which constitutes Senior Secured Notes Priority Collateral, to be applied in accordance with the provisions of this Agreement, the Pledgee under the Pledge Agreement or the collateral agent or mortgagee under such other Security Document) with respect thereto, shall be applied as follows:

(i) first, in accordance with the provisions of the Intercreditor Agreement, to the Senior Secured Notes Agent for application to Senior Secured Note Obligations until same have been repaid in full; and

(ii) second, to the extent proceeds remain after the application pursuant to preceding clause (i), as otherwise provided in Section 7.4(a)(I) hereof.

(b) For purposes of this Agreement: (i) “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations owing to the applicable Secured Creditors entitled thereto, as the case may be; (ii) “Primary Obligations” shall mean (x) in the case of the Credit Document Obligations all principal of, premium, fees and interest on, all Loans, all Unpaid Drawings (and all interest thereon), the Stated Amount of (and the obligation to cash collateralize) all outstanding Letters of Credit and all Fees, (y) in the case of the Secured Hedging Obligations, all amounts due to a Secured Hedging Creditor under each Secured Hedging Agreement (other than indemnities, fees (including, without limitation, reasonable attorneys’ fees) and similar obligations and liabilities) and (z) in the case of Treasury Services Obligations, all amounts due under each Treasury Services Agreement with a Treasury Services Creditor (other than indemnities, fees (including, without limitation, reasonable attorneys’ fees) and similar obligations and liabilities); and (iii) “Secondary Obligations” shall mean all Obligations other than Primary Obligations.

(c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors entitled to such distribution, with each such Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(d) Each of the Secured Creditors, by their acceptance of the benefits hereof and of the other Security Documents, agrees and acknowledges that if the Lender Creditors receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all outstanding Revolving Loans under the Credit Agreement and Unpaid Drawings have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Lender Creditors, as cash security for the repayment of Obligations owing to the Lender Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit under the Credit Agreement, and after the application of all such cash security to the repayment of all Obligations owing to the Lender Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 7.4(a) hereof.

(e) Subject to the terms of the Intercreditor Agreement, all payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Administrative Agent for the account of the Lender Creditors, and (y) if to the Secured Hedging Creditors or the Treasury Services Creditors, to the trustee, paying agent or other similar representative (each, a “Representative”) for the Secured Hedging Creditors or the Treasury Services Creditors, as applicable, or, in the absence of such a Representative, directly to the Secured Hedging Creditors or the Treasury Services Creditors, as applicable.

(f) For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon the Administrative Agent and (ii) the Representative or, in the absence of such a Representative, upon the Secured Hedging Creditors and the Treasury Services Creditors, as applicable, for a determination (which the Administrative Agent, each Representative, the Secured Hedging Creditors and the Treasury Services Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Lender Creditors, the Secured Hedging Creditors or the Treasury Services Creditors, as the case may be.Unless it has received written notice from a Lender Creditor, a Secured Hedging Creditor or a Treasury Services Creditor to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has written notice from a Secured Hedging Creditor to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secured Hedging Agreements are in existence.

(g) It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.

(h) It is understood and agreed by each Assignor and each Secured Creditor that the Collateral Agent shall have no liability for any determinations made by it in this Section 7.4 (including, without limitation, as to whether given Collateral constitutes Senior Secured Notes Priority Collateral or ABL Priority Collateral), in each case except to the extent resulting from the gross negligence or willful misconduct of the Collateral Agent (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Assignor and each Secured Creditor also agrees that the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof and of the Intercreditor Agreement, and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

7.5. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given to the Collateral Agent under this Agreement, the other Secured Debt Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.

7.6. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

ARTICLE VIII

INDEMNITY

8.1. Indemnity. (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, assigns, employees, affiliates and agents (hereinafter in this Section 8.1 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Secured Debt Agreement or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence, bad faith or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each

Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

(b) Without limiting the application of Section 8.1(a) hereof, each Assignor agrees, jointly and severally, to pay or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c) Without limiting the application of Section 8.1(a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any other Secured Debt Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Secured Debt Agreement.

(d) If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

8.2. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Notes issued, and Loans made, under the Credit Agreement, the termination of all Letters of Credit issued under the Credit Agreement, the termination of all Secured Hedging Agreements entered into with the Secured Hedging Creditors, the termination of all Treasury Services Agreements entered into with the Treasury Services Creditors and the payment of all other Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.

ARTICLE IX

DEFINITIONS

The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

“ABL Priority Collateral” shall have the meaning assigned that term in the Intercreditor Agreement.

“Account” shall mean any “account” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. Without limiting the foregoing, the term “account” shall include all Health-Care-Insurance Receivables.

“Administrative Agent” shall have the meaning provided in the recitals of this Agreement.

“Agreement” shall mean this Security Agreement, as the same may be amended, modified, restated and/or supplemented from time to time in accordance with its terms.

“As-Extracted Collateral” shall mean “as-extracted collateral” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Assignor” shall have the meaning provided in the first paragraph of this Agreement.

“Borrower” shall have the meaning provided in the recitals to this Agreement.

“Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

“Chattel Paper” shall mean “chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York. Without limiting the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.

“Class” shall have the meaning provided in Section 10.2 of this Agreement.

“Collateral” shall have the meaning provided in Section 1.1(a) of this Agreement.

“Collateral Agent” shall have the meaning provided in the first paragraph of this Agreement.

“Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Contract Rights” shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any Interest Rate Protection Agreements, Other Hedging Agreements, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements).

“Copyrights” shall mean any United States or foreign copyright now or hereafter owned by any Assignor, including any registrations of any copyrights, in the United States Copyright Office or any foreign equivalent office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or any foreign equivalent office by any Assignor.

“Credit Agreement” shall have the meaning provided in the recitals of this Agreement.

“Credit Document Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.

“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Discharge of Senior Secured Note Obligations” shall have the meaning assigned that term in the Intercreditor Agreement.

“Documents” shall mean “documents” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Assignor now or hereafter has any right, title or interest.

“Electronic Chattel Paper” shall mean “electronic chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Equipment” shall mean any “equipment” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” shall mean any Event of Default under, and as defined in, the Credit Agreement.

“Excluded Assets” shall have the meaning provided in Section 1.1(b) of this Agreement.

“Exempted Foreign Entity” shall mean (a) any CFC, (b) a direct or indirect Subsidiary of the Borrower substantially all of the assets of which consist of the Equity Interests of one or more CFCs, (c) a Subsidiary of the Borrower that is organized under the laws of a jurisdiction located in the United States of America and is owned, directly or indirectly, by a CFC, (d) a Subsidiary of the Borrower treated as disregarded for United States federal income tax purposes that owns, directly or indirectly, through one or more Subsidiaries that are treated as disregarded for United States federal income tax purposes, more than 65% of the Equity Interests of a CFC or of a Subsidiary described in clause (b) or (c) of this definition, and such Equity Interests constitute substantially all the assets of such Subsidiaries; provided, however, to the extent that any of the foregoing entities is not an “Exempted Foreign Entity” for purposes of the Senior Secured Notes Documents, the Revolving Senior Secured Notes Documents or the Additional Obligations Documents, such entity shall not be an Exempted Foreign Entity hereunder.

“General Intangibles” shall mean “general intangibles” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Goods” shall mean “goods” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Health-Care-Insurance Receivable” shall mean any “health-care-insurance receivable” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Holdings” shall have the meaning provided in the recitals hereto.

“Indemnitee” shall have the meaning provided in Section 8.1(a) of this Agreement.

“Insolvency or Liquidation Proceeding” shall have the meaning provided in the Intercreditor Agreement.

“Instrument” shall mean “instruments” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor’s customers, and shall specifically include all “inventory” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Investment Property” shall mean “investment property” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Lender Counterparty” shall mean any counterparty to an Interest Rate Protection Agreement and/or Other Hedging Agreement that is the Administrative Agent, a Lender or an affiliate of the Administrative Agent or a Lender at the time such Person enters into such Interest Rate Protection Agreement and/or Other Hedging Agreement (even if the Administrative Agent or such Lender subsequently ceases to be the Administrative Agent or a Lender, as the case may be, under this Agreement for any reason, together with the Administrative Agent’s, such Lender’s or such affiliate’s successor and assigns), so long as the Administrative Agent, such Lender, such affiliate or such successor or assign participates in such Interest Rate Protection Agreement and/or Other Hedging Agreement.

“Lender Creditors” shall have the meaning provided in the recitals of this Agreement.

“Lenders” shall have the meaning provided in the recitals of this Agreement.

“Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Location” of any Assignor, shall mean such Assignor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Marks” shall mean all right, title and interest in and to any trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration or application for registration of any trademarks and service marks now held or hereafter acquired by any Assignor, which are registered or filed in the United States Patent and Trademark Office or the equivalent thereof in any state of the United States or any equivalent foreign office or agency, as well as any unregistered trademarks and service marks used by an Assignor and any trade dress including logos, designs, fictitious business names and other business identifiers used by any Assignor.

“Obligations” shall mean and include, as to any Assignor, all of the following:

(i) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest, fees and expenses that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest, fees or expenses are allowed in any such proceeding), reimbursement obligations under Letters of Credit, fees, costs and indemnities) of such Assignor to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, each Credit Document to which such Assignor is a party (including, without limitation, in the event such Assignor is a Guarantor, all such obligations, liabilities and indebtedness of such Assignor under its Guaranty) and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in each such Credit Document (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Secured Hedging Agreements or Treasury Services Agreements, being herein collectively called the “Credit Document Obligations”);

(ii) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including without limitation, all interest, fees and expenses that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest, fees or expenses are allowed in any such proceeding) owing by such Assignor to the Secured Hedging Creditors, now existing or hereafter incurred under, arising out of or in connection with any Secured Hedging Agreement, whether such Secured Hedging Agreement is now in existence or hereinafter arising (including, without limitation, in the case of an Assignor that is a Guarantor, all obligations, liabilities and indebtedness of such Assignor under its Guaranty in respect of the Secured Hedging Agreements), and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in each such Secured Hedging Agreement (all such obligations, liabilities and indebtedness under this clause (ii) being herein collectively called the “Secured Hedging Obligations”);

(iii) the full and prompt payment when due (whether at the stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest, fees and expenses that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding at the rate provided for in the respective documentation, whether or not such interest, fees or expenses are allowed in any such proceeding) owing by such Assignor to each Treasury Services Creditor with respect to Treasury Services, whether now in existence or hereafter arising in each case under any Treasury Services Agreement (including, without limitation, in the case of an Assignor that is a Guarantor, all obligations, liabilities and indebtedness of such Assignor under its Guaranty in respect of the Secured Hedging Agreements) (all such obligations, liabilities and indebtedness described in this clause (iii) being herein collectively called the “Treasury Services Obligations”);

(iv) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;

(v) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Assignor referred to in clauses (i), (ii) and (iii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs;

(vi) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement; and

(vii) all amounts owing to the Administrative Agent, the Collateral Agent, the Syndication Agent or any of their respective affiliates pursuant to any of the Credit Documents in its capacity as such;

it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether now existing hereafter incurred or extended from time to time after the date of this Agreement.

“Patents” shall mean any patent in or to which any Assignor now or hereafter has any right, title or interest therein, and any divisions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a patent now or hereafter made by any Assignor.

“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency.

“Primary Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Pro Rata Share” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Proceeds” shall mean all “proceeds” as such term is defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Organization” shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Representative” shall have the meaning provided in Section 7.4(e) of this Agreement.

“Required Secured Creditors” shall mean (i) at any time when any Credit Document Obligations or Letters of Credit are outstanding or any Revolving Loan Commitments under the Credit Agreement exist, the Required Lenders (or, to the extent provided in Section 13.12 of the Credit Agreement, each of the Lenders) and (ii) at any time after all of the Credit Document Obligations have been paid in full and all Revolving Loan Commitments and Letters of Credit under the Credit Agreement have been terminated and no further Commitments and Letters of Credit may be provided thereunder, the holders of a majority of the outstanding Secured Hedging Obligations and Treasury Services Obligations (taken as a whole).

“Requisite Creditors” shall have the meaning provided in Section 10.2 of this Agreement.

“Secondary Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Secured Creditors” shall have the meaning provided in the recitals of this Agreement.

“Secured Debt Agreements” shall mean and include this (i) Agreement, (ii) the other Credit Documents, (iii) the Secured Hedging Agreements entered into with a Secured Hedging Creditor and (iv) the Treasury Services Agreements entered into with a Treasury Services Creditor.

“Secured Hedging Agreement” shall mean each Interest Rate Protection Agreement and/or Other Hedging Agreement entered into between a Borrower and a Lender Counterparty; provided that (i) such Interest Rate Protection Agreement and/or Other Hedging Agreement expressly states that it constitutes a “Secured Hedging Agreement” for purposes of the Credit Agreement and the other Credit Documents and (ii) the Borrower and the other parties thereto shall have delivered to the Collateral Agent a written notice specifying that such Interest Rate Protection Agreement and/or Other Hedging Agreement constitutes a “Secured Hedging Agreement” for purposes of the Credit Agreement and the other Credit Documents.

“Secured Hedging Creditors” shall have the meaning provided in the recitals of this Agreement.

“Secured Hedging Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.

“Senior Notes Obligations Termination Date” shall mean that date upon which the Discharge of Senior Secured Note Obligations shall have occurred.

“Senior Secured Note Documents” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Senior Secured Note Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Senior Secured Notes Agent” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Senior Secured Notes Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Senior Secured Notes Secured Parties” shall have the meaning assigned to the term “Senior Secured Note Claimholders” in the Intercreditor Agreement.

“Software” shall mean “software” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“State” shall mean any state of the United States.

“Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor, or in which any Assignor has any rights, and, in any event, shall include, but shall not be limited to all of such Assignor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property.

“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Termination Date” shall have the meaning provided in Section 10.8(a) of this Agreement.

“Timber-to-be-Cut” shall mean “timber-to-be-cut” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Trade Secrets” shall mean any secretly held existing engineering or other data, information, production procedures and other know-how relating to the design manufacture, assembly, installation, use, operation, marketing, sale and/or servicing of any products or business of an Assignor worldwide whether written or not.

“Trade Secret Rights” shall mean the rights of an Assignor in any Trade Secret it holds.

“Transmitting Utility” shall have the meaning given such term in Section 9-102(a)(80) of the UCC as in effect on the date hereof.

“Treasury Services” shall have the meaning provided in the recitals of this Agreement.

“Treasury Services Agreement” shall have the meaning provided in the recitals of this Agreement.

“Treasury Services Creditors” shall have the meaning provided in the recitals of this Agreement.

“Treasury Services Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

ARTICLE X

MISCELLANEOUS

10.1. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telecopy or courier service and all such notices and communications shall, when mailed, telecopied or sent by courier, be effective when deposited in the mails, delivered to the overnight courier, or sent by telecopier, except that notices and communications to the Collateral Agent or any Assignor shall not be effective until received by the Collateral Agent or such Assignor, as the case may be. All notices and other communications shall be in writing and addressed as follows:

(a)	if to any Assignor, c/o:

c/o BI-LO Holding, LLC,

208 BI-LO Boulevard

Greenville, South Carolina 29607

Attention: Kenneth Jones

Facsimile: (864) 234-6999

with a copy to:

Hudson Advisors, LLC

2711 N. Haskell Avenue, Suite 1800

Dallas, Texas 75204

Attention: Legal Department

Facsimile: (214) 754-8302

(b)	if to the Collateral Agent, at:

Deutsche Bank Trust Company Americas

60 Wall Street

New York, New York 10005

Attention: Dusan Lazarov

Telephone No.: (212) 250-0211

Facsimile No.: (212) 797-5695

(c)	if to any Lender Creditor other than the Collateral Agent, at such address as such Lender Creditor shall have specified in the Credit Agreement;

(d)	if to any Secured Hedging Creditor, at such address as such Secured Hedging Creditor shall have specified in writing to the Borrower and the Collateral Agent;

(e)	if to any Treasury Services Creditor, at such address as such Treasury Services Creditor shall have specified in writing to the Borrower and the Collateral Agent;

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

10.2. Waiver; Amendment. Except as provided in Sections 10.8 and 10.12, none of the terms and conditions of this Agreement or any other Security Document may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly affected thereby (it being understood that the addition or release of any Assignor hereunder or under another Security Document shall not constitute a change, waiver, discharge or termination affecting any Assignor other than the Assignor so added or released) and the Collateral Agent (with the written consent of the Required Secured Creditors); provided, however, that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) also shall require the written consent of the Requisite Creditors of such affected Class. For the purpose of this Agreement and the other Security Documents, the term “Class” shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations, (y) the Secured Hedging Creditors as the holders of the Secured Hedging Obligations or (z) the Treasury Services Creditors as the holders of the Treasury Services Obligations. For the purpose of this Agreement and the other Security Documents, the term “Requisite Creditors” of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Lenders (or, to the extent provided in Section 13.12 of the Credit Agreement, each of the Lenders), (y) with respect to the Secured Hedging Obligations, the holders of at least a majority of all Secured Hedging Obligations outstanding from time to time and (z) with respect to the Treasury Services Obligations, the holders of at least a majority of all the Treasury Services Obligations outstanding from time to time.

10.3. Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; or (c) any amendment to or modification of any other Secured Debt Agreement or any security for any of the Obligations (in each case), whether or not such Assignor shall have notice or knowledge of any of the foregoing.

10.4. Successors and Assigns. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 10.8 hereof, (ii) be binding upon each Assignor, its successors and assigns, provided however, that no Assignor shall assign any of its rights or obligations hereunder without the prior written consent of the Collateral Agent (with the consent of the Required Secured Creditors), and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the other Secured Creditors and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

10.5. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

10.6. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH ASSIGNOR. EACH ASSIGNOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH ASSIGNOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 10.1 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN, HOWEVER, SHALL AFFECT THE

RIGHT OF THE COLLATERAL AGENT UNDER THIS AGREEMENT OR ANY SECURED CREDITOR TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY ASSIGNOR IN ANY OTHER JURISDICTION.

(b) EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE THAT ARE LOCATED IN THE COUNTY OF NEW YORK AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

10.7. Assignors’ Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

10.8. Termination; Release. (a) On the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation in Section 8.1 hereof, shall survive such termination) and the Collateral Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the date upon which the Total Revolving Loan Commitment under the Credit Agreement has been terminated, no Note is outstanding (and all Loans and Unpaid Drawings have been paid in full), all Letters of Credit have been terminated (or arrangements with respect to the Letters of Credits that are satisfactory to the Administrative Agent and the applicable Issuing Lender have been made), all Obligations under Secured Hedging Agreements and Treasury Services Agreements and all other Obligations (other than indemnities under the Secured Debt Agreements which are not then due and payable) then due and payable have been paid in full (or arrangements with respect to the Secured Hedging Agreements and/or Treasury Services Agreements that are satisfactory to the applicable Secured Hedging Creditor or Treasury Services Creditor have been made) and all Secured

Hedging Agreements and Treasury Services Agreements have been terminated (or arrangements with respect to the Secured Hedging Agreements and Treasury Services Agreements that are satisfactory to the applicable Secured Hedging Creditors or Treasury Services Creditors, as the case may be, have been made).

(b) In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than a Credit Party) (x) at any time prior to the time at which all Credit Document Obligations have been paid in full and all Revolving Loan Commitments and Letters of Credit under the Credit Agreement have been terminated, in connection with a sale or disposition permitted by Section 10.02 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 13.12 of the Credit Agreement) or as required pursuant to the Intercreditor Agreement or (y) at any time thereafter, to the extent permitted by the other Secured Debt Agreements, and in the case of clauses (x) and (y), the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Credit Agreement or such other Secured Debt Agreement, as the case may be, to the extent required to be so applied, the Collateral Agent, at the request and expense of such Assignor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements, including UCC-3s, and the like in connection therewith) and assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement. Furthermore, upon the release of any Subsidiary Guarantor from the Subsidiaries Guaranty in accordance with the provisions thereof, such Assignor (and the Collateral at such time assigned by the respective Assignor pursuant hereto) shall be released from this Agreement, and the Collateral Agent, at the request and expense of such Assignor being released, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements, including UCC-3s, and the like in connection therewith) and assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) the Collateral of such Assignor being released. Notwithstanding anything to the contrary contained above in this clause (b), at the time of each release of Collateral pursuant to this clause (b), the Assignor requesting such release shall certify to the Collateral Agent that, at the time of such release and immediately after giving effect thereto (and to the sale of the respective Collateral), either (x) no Obligations are or will be then due and payable or (y) that all Obligations which will then be due and payable shall be paid on such date in accordance with the requirements of the respective Secured Debt Agreement(s).

(c) At any time that an Assignor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 10.8(a) or (b), such Assignor shall deliver to the Collateral Agent a certificate signed by an Authorized Officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 10.8(a) or (b). At any time that Holdings or the respective Assignor desires that a Subsidiary of Holdings which has been released from the Subsidiaries Guaranty be released hereunder as provided in the penultimate sentence of Section 10.8(b) hereof, it shall deliver to the Collateral Agent a certificate signed by an Authorized Officer of Holdings or the respective Assignor stating that the release of the respective Assignor (and its Collateral) is permitted pursuant to such Section 10.8(b).

(d) The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with, or which the Collateral Agent in good faith believes to be in accordance with, this Section 10.8.

10.9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Collateral Agent.

10.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.11. The Collateral Agent and the other Secured Creditors. The Collateral Agent will hold in accordance with this Agreement (and to the extent applicable, the Intercreditor Agreement) all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement, the Credit Agreement and the Intercreditor Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein, in the Credit Agreement and in the Intercreditor Agreement.

10.12. Additional Assignors. It is understood and agreed that any Subsidiary of Holdings that desires to become an Assignor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any other Credit Document, shall become an Assignor hereunder by (x) executing a counterpart hereof and delivering same to the Collateral Agent or by executing a joinder agreement and delivering the same to the Collateral Agent, in each case as may be requested by (and in form and substance satisfactory to) the Collateral Agent, (provided such joinder shall not require the consent of any Assignor) (y) delivering supplements to Annexes A through J, inclusive, hereto as are necessary to cause such Annexes to be complete and accurate with respect to such additional Assignor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Assignor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Collateral Agent and upon such execution and delivery, such Subsidiary shall constitute an Assignor hereunder.

10.13. Release of Assignors. (a) If at any time all of the Equity Interests of any Assignor (or, to the extent any other Security Document requires releases thereunder to occur in accordance with the provisions of this Agreement, the pledgor, transferor, mortgagor or other corresponding party under such other Security Document) owned by Holdings and its Subsidiaries (other than the Equity Interests of the Borrower) are sold (to a Person other than Holdings or any of its Subsidiaries) in a transaction permitted pursuant to the Credit Agreement (and which does not violate the terms of any other Secured Debt Agreement then in effect), then, at the request and expense of Holdings, the respective Assignor shall be released as an Assignor pursuant to this Agreement (and the Collateral Agent (or, to the extent any other Security Document requires releases thereunder to occur in accordance with the provisions of this Agreement, the pledgee, assignee, mortgagee or other corresponding party under such other Security Document) is authorized and directed to execute and deliver such instruments of release as are reasonably satisfactory to it).

(b) In the event that any Assignor is designated as an Unrestricted Subsidiary in accordance with Section 9.18 of the Credit Agreement, such Assignor (and the Collateral at such time assigned by the respective Assignor pursuant hereto) shall be released from this Agreement, and the Collateral Agent, at the request and expense of such Assignor being released, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements, including UCC-3s, and the like in connection therewith) and assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) the Collateral of such Assignor being released.

(c) At any time that Holdings desires that an Assignor be released from this Agreement as provided in clause (a) or (b) of this Section 10.13, Holdings shall deliver to the Collateral Agent a certificate signed by an Authorized Officer of Holdings stating that the release of the respective Assignor is permitted pursuant to this Section 10.13.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

ASSIGNORS: BI-LO HOLDING, LLC

By:
Name:
Title:

BI-LO, LLC

By:
Name:
Title:

BG CARDS, LLC

By:
Name:
Title:

BI-LO FINANCE CORP.

By:
Name:
Title:

ARP BALLENTINE LLC

By:
Name:
Title:

Signature Page to Bi-Lo Security Agreement

ARP CHICKAMAUGA LLC

By:
Name:
Title:

ARP HARTSVILLE LLC

By:
Name:
Title:

ARP JAMES ISLAND LLC

By:
Name:
Title:

ARP MOONVILLE LLC

By:
Name:
Title:

ARP MORGANTON LLC

By:
Name:
Title:

ARP WINSTON SALEM LLC

By:
Name:
Title:

Signature Page to Bi-Lo Security Agreement

OPAL HOLDINGS, LLC

By:
Name:
Title:

DEEP SOUTH PRODUCTS, INC.

By:
Name:
Title:

DIXIE SPIRITS, INC.

By:
Name:
Title:

DIXIE SPRITS FLORIDA, LLC

By:
Name:
Title:

WINN-DIXIE LOGISTICS, INC.

By:
Name:
Title:

Signature Page to Bi-Lo Security Agreement

WINN-DIXIE MONTGOMERY, LLC

By:
Name:
Title:

WINN-DIXIE MONTGOMERY LEASING, LLC

By:
Name:
Title:

WINN-DIXIE PROCUREMENT, INC.

By:
Name:
Title:

WINN-DIXIE PROPERTIES, LLC

By:
Name:
Title:

WINN-DIXIE RALEIGH, INC.

By:
Name:
Title:

Signature Page to Bi-Lo Security Agreement

WINN-DIXIE RALEIGH LEASING, LLC

By:
Name:
Title:

WINN-DIXIE STORES, INC.

By:
Name:
Title:

WINN-DIXIE STORES LEASING, LLC

By:
Name:
Title:

WINN-DIXIE SUPERMARKETS, INC.

By:
Name:
Title:

WINN-DIXIE WAREHOUSE LEASING, LLC

By:
Name:
Title:

Signature Page to Bi-Lo Security Agreement

Accepted and Agreed to:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Bi-Lo Security Agreement

ANNEX A

to

SECURITY AGREEMENT

SCHEDULE OF CHIEF EXECUTIVE OFFICES

ANNEX B

to

SECURITY AGREEMENT

SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS

ANNEX C

to

SECURITY AGREEMENT

SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION

(AND WHETHER A REGISTERED ORGANIZATION AND/OR

A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION

LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS

AND FEDERAL EMPLOYER IDENTIFICATION NUMBERS

ANNEX D

to

SECURITY AGREEMENT

SCHEDULE OF TRADE AND FICTITIOUS NAMES

ANNEX E

to

SECURITY AGREEMENT

DESCRIPTION OF CERTAIN SIGNIFICANT TRANSACTIONS OCCURRING WITHIN

THREE YEAR PRIOR TO THE DATE OF THE SECURITY AGREEMENT

ANNEX F

to

SECURITY AGREEMENT

SCHEDULE OF DEPOSIT ACCOUNTS

ANNEX G

to

SECURITY AGREEMENT

DESCRIPTION OF COMMERCIAL TORT CLAIMS

ANNEX H

to

SECURITY AGREEMENT

Schedule of Marks and Applications; Internet Domain Name Registrations

ANNEX I

to

SECURITY AGREEMENT

SCHEDULE OF PATENTS

ANNEX J

to

SECURITY AGREEMENT

SCHEDULE OF COPYRIGHTS

ANNEX K

FORM OF GRANT OF SECURITY INTEREST

IN UNITED STATES TRADEMARKS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a                     (the “Grantor”) with principal offices at                     , hereby grants to Deutsche Bank Trust Company Americas, as Collateral Agent, with principal offices at 60 Wall Street, New York, NY 10006 (the “Grantee”), a continuing security interest in (i) all of the Grantor’s right, title and interest in, to and under the United States trademarks, trademark registrations and trademark applications (the “Marks”) set forth on Schedule A attached hereto, (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks, (iii) the goodwill of the businesses with which the Marks are associated and (iv) all causes of action arising prior to or after the date hereof for infringement of any of the Marks or unfair competition regarding the same.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO THE GRANTEE PURSUANT TO THIS GRANT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE GRANTEE HEREUNDER, ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT DATED AS OF FEBRUARY 3, 2011 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG THE GRANTEE, WELLS FARGO BANK, NATIONAL ASSOCIATION AND THE GRANTORS (AS DEFINED THEREIN) FROM TIME TO TIME PARTY THERETO. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THE TERMS OF THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Security Agreement among the Grantor, the other assignors from time to time party thereto and the Grantee, dated as of March 9, 2012 (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Marks acquired under this Grant.

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the             day of                     ,             .

[NAME OF GRANTOR], Grantor

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent and Grantee

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

MARK	REG. NO.	REG. DATE

ANNEX L

to

SECURITY AGREEMENT

FORM OF GRANT OF SECURITY INTEREST

IN UNITED STATES PATENTS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a             (the “Grantor”) with principal offices at                     , hereby grants to Deutsche Bank Trust Company Americas, as Collateral Agent, with principal offices at 60 Wall Street, New York, NY 10006 (the “Grantee”), a continuing security interest in (i) all of the Grantor’s rights, title and interest in, to and under the United States patents (the “Patents”) set forth on Schedule A attached hereto, in each case together with (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Patents, and (iii) all causes of action arising prior to or after the date hereof for infringement of any of the Patents or unfair competition regarding the same.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO THE GRANTEE PURSUANT TO THIS GRANT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE GRANTEE HEREUNDER, ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT DATED AS OF FEBRUARY 3, 2011 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG THE GRANTEE, WELLS FARGO BANK, NATIONAL ASSOCIATION AND THE GRANTORS (AS DEFINED THEREIN) FROM TIME TO TIME PARTY THERETO. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THE TERMS OF THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Security Agreement among the Grantor, the other assignors from time to time party thereto and the Grantee, dated as of March 9, 2012 (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Patents acquired under this Grant.

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the             day of                     ,             .

[NAME OF GRANTOR], Grantor

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent and Grantee

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

PATENT	PATENT NO.	ISSUE DATE

ANNEX M

FORM OF GRANT OF SECURITY INTEREST

IN UNITED STATES COPYRIGHTS

WHEREAS, [Name of Grantor], a             (the “Grantor”), having its chief executive office at                    ,             , is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto;

WHEREAS, Deutsche Bank Trust Company Americas, as Collateral Agent, having its principal offices at 60 Wall Street, New York, NY 10006 (the “Grantee”), desires to acquire a security interest in said copyrights and copyright registrations and applications therefor; and

WHEREAS, the Grantor is willing to grant to the Grantee a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of March 9, 2012, made by the Grantor, the other assignors from time to time party thereto and the Grantee (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”), the Grantor hereby assigns to the Grantee as Collateral Agent, and grants to the Grantee a security interest in, the copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto. Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Copyrights acquired under this Grant.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO THE GRANTEE PURSUANT TO THIS GRANT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE GRANTEE HEREUNDER, ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT DATED AS OF FEBRUARY 3, 2011 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG THE GRANTEE, WELLS FARGO BANK, NATIONAL ASSOCIATION AND THE GRANTORS (AS DEFINED THEREIN) FROM TIME TO TIME PARTY THERETO. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THE TERMS OF THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the              day of             ,             .

[NAME OF GRANTOR], Grantor

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent and Grantee

By:
Name:
Title:

By:
Name:
Title:

TABLE OF CONTENTS

Page
ARTICLE I SECURITY INTERESTS	2

1.1. Grant of Security Interests	2
1.2. Power of Attorney	6

ARTICLE II GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS	6

2.1. Necessary Filings	6
2.2. No Liens	6
2.3. Other Financing Statements	7
2.4. Chief Executive Office, Record Locations	7
2.5. Location of Inventory and Equipment	7
2.6. Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Federal Employer Identification Number; Changes Thereto; etc.	7
2.7. Trade Names; etc.	8
2.8. Certain Significant Transactions	8
2.9. Non-UCC Property	8
2.10. As-Extracted Collateral; Timber-to-be-Cut	9
2.11. Collateral in the Possession of a Bailee	9
2.12. Recourse	9

ARTICLE III SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL	9

3.1. Additional Representations and Warranties	9
3.2. Maintenance of Records	9
3.3. Direction to Account Debtors; Contracting Parties; etc.	10
3.4. Modification of Terms; etc.	10
3.5. Collection	11
3.6. Instruments	11
3.7. Assignors Remain Liable Under Accounts	11
3.8. Assignors Remain Liable Under Contracts	11
3.9. Deposit Accounts; etc.	12
3.10. Letter-of-Credit Rights	13
3.11. Commercial Tort Claims	13
3.12. Chattel Paper	13
3.13. Further Actions	13
3.14. Overriding Provisions with respect to Senior Secured Notes Priority Collateral	14

ARTICLE IV SPECIAL PROVISIONS CONCERNING TRADEMARKS AND DOMAIN NAMES	14

4.1. Additional Representations and Warranties	14

(i)

4.2. Licenses and Assignments	14
4.3. Infringements	15
4.4. Preservation of Marks and Domain Names	15
4.5. Maintenance of Registration	15
4.6. Future Registered Marks and Domain Names	15
4.7. Remedies	15

ARTICLE V SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS	16

5.1. Additional Representations and Warranties	16
5.2. Licenses and Assignments	16
5.3. Infringements	16
5.4. Maintenance of Patents or Copyrights	17
5.5. Prosecution of Patent or Copyright Applications	17
5.6. Other Patents and Copyrights	17
5.7. Remedies	17

ARTICLE VI PROVISIONS CONCERNING ALL COLLATERAL	18

6.1. Protection of Collateral Agent’s Security	18
6.2. Warehouse Receipts Non-Negotiable	18
6.3. Additional Information	18
6.4. Further Actions	18
6.5. Financing Statements	18

ARTICLE VII REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT	19

7.1. Remedies; Obtaining the Collateral Upon Default	19
7.2. Remedies; Disposition of the Collateral	20
7.3. Waiver of Claims	21
7.4. Application of Proceeds	22
7.5. Remedies Cumulative	25
7.6. Discontinuance of Proceedings	26

ARTICLE VIII INDEMNITY	26

8.1. Indemnity	26
8.2. Indemnity Obligations Secured by Collateral; Survival	27

ARTICLE IX DEFINITIONS	28

ARTICLE X MISCELLANEOUS	36

10.1. Notices	36
10.2. Waiver; Amendment	37
10.3. Obligations Absolute	37
10.4. Successors and Assigns	38
10.5. Headings Descriptive	38

(ii)

10.6. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	38
10.7. Assignors’ Duties	39
10.8. Termination; Release	39
10.9. Counterparts	41
10.10. Severability	41
10.11. The Collateral Agent and the other Secured Creditors	41
10.12. Additional Assignors	41
10.13. Release of Assignors	41

ANNEX A	Schedule of Chief Executive Offices Address(es) of Chief Executive Office
ANNEX B	Schedule of Inventory and Equipment Locations
ANNEX C	Schedule of Legal Names, Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility), Jurisdiction of Organization, Location and Organizational Identification Numbers
ANNEX D	Schedule of Trade and Fictitious Names
ANNEX E	Description of Certain Significant Transactions Occurring Within One Year Prior to the Date of the Security Agreement
ANNEX F	Schedule of Deposit Accounts
ANNEX G	Schedule of Commercial Tort Claims
ANNEX H	Schedule of Marks and Applications; Internet Domain Name Registrations
ANNEX I	Schedule of Patents
ANNEX J	Schedule of Copyrights
ANNEX K	Grant of Security Interest in United States Trademarks
ANNEX L	Grant of Security Interest in United States Patents
ANNEX M	Grant of Security Interest in United States Copyrights

(iii)

EXHIBIT J

FORM OF SOLVENCY CERTIFICATE

[DATE]

To the Administrative Agent and each of the Lenders party to the Credit Agreement referred to below:

I, the undersigned, the [Chief Financial Officer] [Treasurer] of BI-LO Holding, LLC, (“Holdings”), a Delaware limited liability company, in that capacity only and not in my individual capacity, do hereby certify as of the date hereof that:

1. This Certificate is furnished to the Administrative Agent and the Lenders pursuant to Section 6.14(a) of the ABL Credit Agreement, dated as of March 9, 2012, among Holdings, BI-LO, LLC, the lenders party thereto from time to time (each a “Lender”, and, collectively, the “Lenders”), Citibank, N.A., as Syndication Agent, Wells Fargo Bank, National Association, SunTrust Bank and TD Bank, N.A., as Co-Documentation Agents, Deutsche Bank Trust Company Americas, as Collateral Agent and as Administrative Agent (the “Administrative Agent”), and Citibank, N.A., Deutsche Bank Trust Company Americas and Wells Fargo Bank, National Association, as Collateral Monitors (the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2. For purposes of this Certificate, the terms below shall have the following definitions:

(a)	“Fair Value”

The amount at which the assets (both tangible and intangible), in their entirety, of Holdings and its Restricted Subsidiaries (taken as a whole) would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

(b)	“Present Fair Salable Value”

The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of Holdings and its Restricted Subsidiaries (taken as a whole) are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises.

(c)	“New Financing”

All Indebtedness incurred or to be incurred by Holdings and its Restricted Subsidiaries in connection with the Transaction (including Indebtedness under the Credit Documents in the form of Loans and Letters of Credit being incurred on the Effective Date), in each case after giving effect to the Transaction.

(d)	“Stated Liabilities”

The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of Holdings and its Restricted Subsidiaries (taken as a whole) as of the date hereof after giving effect to the consummation of the Transaction (which, for purposes of this Certificate, shall include the retirement and repayment on the Effective Date of Indebtedness in respect of the Refinancing with the proceeds of the New Financing), determined in accordance with GAAP consistently applied.

(e)	“Identified Contingent Liabilities”

The estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities (other than such contingent liabilities included within the term “Stated Liabilities”) of Holdings and its Restricted Subsidiaries (taken as a whole) after giving effect to the Transaction (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of Holdings and its Restricted Subsidiaries or that have been identified as such by an officer of Holdings or any of its Restricted Subsidiaries, determined in accordance with GAAP.

(f)	“will be able to pay its or their respective Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.”

For the period from the date hereof through the stated maturity of all New Financing, Holdings and its Restricted Subsidiaries (taken as a whole) will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or otherwise become payable.

(g)	“does or do not have Unreasonably Small Capital”

For the period from the date hereof through the stated maturity of all New Financing, Holdings and its Restricted Subsidiaries (taken as a whole) after consummation of the Transaction and all Indebtedness (including the Loans) being incurred, issued and Liens created by Holdings and its Restricted Subsidiaries in connection therewith, are a going concern and have sufficient capital to ensure that they will continue to be a going concern (as such term is determined in accordance with GAAP) for such period and to remain a going concern.

3. For purposes of this Certificate, I, or officers of Holdings and/or its Restricted Subsidiaries under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

(a)	Reviewed the financial statements (including the pro forma financial statements) referred to in Section 8.05 of the Credit Agreement.

(b)	Made inquiries of certain officials of Holdings and its Restricted Subsidiaries who have responsibility for financial and accounting matters regarding (i) the existence and amount of Identified Contingent Liabilities associated with the business of Holdings and its Restricted Subsidiaries and (ii) whether the financial statements referred to in paragraph (a) above are in conformity with GAAP applied on a basis consistent with that of Holdings’ most recent audited financial statements.

(c)	Reviewed to my satisfaction the Credit Documents and the respective Schedules and Exhibits thereto.

(d)	With respect to Identified Contingent Liabilities:

1.	inquired of certain officials of Holdings and/or its Restricted Subsidiaries who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all Identified Contingent Liabilities associated with the business of Holdings and its Restricted Subsidiaries;

2.	confirmed with officers of Holdings and/or its Restricted Subsidiaries that, to the best of such officers’ knowledge, (i) all appropriate items were included in Stated Liabilities or Identified Contingent Liabilities and that (ii) the amounts relating thereto were the estimated amount of liabilities reasonably likely to result therefrom as of the date hereof; and

3.	to the best of my knowledge, in making the certification set forth in paragraph 4 below, considered all material Identified Contingent Liabilities that may arise from any pending litigation, asserted claims and assessments, guarantees, uninsured risks and other Identified Contingent Liabilities of Holdings and its Restricted Subsidiaries (exclusive of such Identified Contingent Liabilities to the extent reflected in Stated Liabilities) (after giving effect to the Transaction) and with respect to each such Identified Contingent Liability the amount of the reasonably probable liability with respect thereto was used in making such certification.

(e)	Made inquiries of certain officers of Holdings and/or its Restricted Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause Holdings and its Restricted Subsidiaries (taken as a whole), after giving effect to the consummation of the Transaction and the related financing transactions (including the incurrence of the New Financing), to (i) have assets with a Fair Value or Present Fair Salable Value that are less than the sum of its or their Stated Liabilities and Identified Contingent Liabilities; (ii) have Unreasonably Small Capital; or (iii) not be able to pay its or their respective Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

(f)	Had the Projections relating to Holdings and its Restricted Subsidiaries which have been previously delivered to the Administrative Agent and the Lenders, prepared under my direction based on good faith estimates and assumptions, and have re-examined the Projections on the date hereof and considered the effect thereon of any changes since the date of the preparation thereof on the results projected therein. After such review, I hereby certify that in my opinion the Projections are (and remain) reasonable and attainable (it being recognized by the Lenders that such projections of future events are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results contained therein) and the Projections support the conclusions contained in paragraph 4 below.

4. Based on and subject to the foregoing, I hereby certify on behalf of Holdings that, on and as of the date hereof and after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred, issued or assumed and Liens created by the Credit Parties in connection therewith, it is my opinion that (i) the Fair Value and Present Fair Salable Value of the assets of Holdings and its Restricted Subsidiaries (taken as a whole) exceed their respective Stated Liabilities and Identified Contingent Liabilities; (ii) Holdings and its Restricted Subsidiaries (taken as a whole) do not have Unreasonably Small Capital; and (iii) Holdings and its Restricted Subsidiaries (taken as a whole) intend to and believe that they will be able to pay their respective Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

5. Holdings and its Restricted Subsidiaries do not intend, in consummating the transactions contemplated by the New Financing, to delay, hinder, or defraud either present or future creditors.

IN WITNESS WHEREOF, the undersigned has set his hand as of the date first written above.

BI-LO HOLDING, LLC

By:
Name: Title:

EXHIBIT K

FORM OF COMPLIANCE CERTIFICATE

[DATE]

This Compliance Certificate is delivered to you pursuant to Section 9.01(f) of the ABL Credit Agreement, dated as of March 9, 2012 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), among BI-LO Holding, LLC (“Holdings”), BI-LO, LLC (the “Borrower”), the lenders party thereto from time to time, Wells Fargo Bank, National Association, SunTrust Bank and TD Bank, N.A., as Co-Documentation Agents, Citibank, N.A., as Syndication Agent, Deutsche Bank Trust Company Americas, as Collateral Agent and as Administrative Agent, and Citibank, N.A., Deutsche Bank Trust Company Americas and Wells Fargo Bank, National Association, as Collateral Monitors. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

1. I am the duly elected, qualified and acting [Title of Authorized Officer] of Holdings.

2. I have reviewed and am familiar with the contents of this Compliance Certificate. I am providing this Compliance Certificate solely in my capacity as an officer of Holdings. The matters set forth herein are true to the best of my knowledge after due inquiry.

3. I have reviewed the terms of the Credit Agreement and the other Credit Documents and have made or caused to be made under my supervision a review in reasonable detail of the transactions and condition of Holdings and its Subsidiaries during the accounting period covered by the financial statements attached hereto as ANNEX 1 (the “Financial Statements”). Such review did not disclose the existence at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default [other than as set forth in ANNEX 2 attached hereto]1.

4. [I have reviewed the terms of the Security Documents. [I hereby certify that there have been no changes to Annexes C through J, in each case, of the Security Agreement and Annexes A through F of the Pledge Agreement, in each case, since the [Effective Date] [date of the most recent compliance certificate delivered pursuant to Section 9.01(f) of the Credit Agreement] (but, in each case, only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents).] [I hereby certify that the changes to Annexes C through J, in each case, of the Security Agreement and Annexes A through F of the Pledge Agreement, in each case, since the [Effective Date] [date of the most recent compliance certificate delivered pursuant to Section 9.01(f) of the Credit Agreement] are listed in reasonable detail at ANNEX 2 together with confirmation that Holdings and the other Credit Parties have otherwise taken all actions required to be taken by them

[1]	To be included if any Default or Event of Default has occurred and is continuing.

pursuant to such Security Documents in connection with any such changes (but, in each case, only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents).]2

5. Attached hereto as ANNEX 3 are reasonably detailed computations of the Fixed Charge Coverage Ratio for the Test Period ended [            ].

6. Attached hereto as ANNEX 4 is a list of all Unrestricted Subsidiaries of Holdings as of the date hereof (if any), together with consolidating financial statements reflecting adjustments to the Financial Statements necessary to eliminate the accounts of such Unrestricted Subsidiaries from such Financial Statements.

* * *

[2]	To be included for any compliance certificate delivered with respect to the end of any Fiscal Quarter or Fiscal Year.

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first written above.

BI-LO HOLDING, LLC

By:
Name:
Title:

ANNEX 1

[Applicable Financial Statements To Be Attached]

ANNEX 2

[Details of the changes to Annexes C through J, in each case of the Security Agreement and Annexes A through F of the Pledge Agreement]

[Specify in reasonable detail the nature and extent of any Default or Event of Default]

ANNEX 3

The information described herein is as of             ,             1 (the “Computation Date”) and, except as otherwise indicated below, pertains to the period from [first day of applicable Test Period] to the Computation Date (the “Relevant Period”).

Financial Covenants	Amount

A. Financial Covenant

(i) Fixed Charge Coverage Ratio (Section 10.07)

a.

(i) Consolidated EBITDA for the Test Period (as defined in the Credit Agreement) ended on the Computation Date[2] minus		$

(ii) the aggregate amount of all Capital Expenditures made by Holdings and its Restricted Subsidiaries during such period (other than Capital Expenditures to the extent financed with the proceeds of any sale or issuance of Equity Interests, the proceeds of any asset sale (other than the sale of inventory in the ordinary course of business), the proceeds of any Recovery Event or the proceeds of any incurrence of Indebtedness (other than the incurrence of any Loans), but including Capital Expenditures to the extent financed with proceeds of Loans) minus

$

(iii) the aggregate amount of all cash payments made by Holdings and its Restricted Subsidiaries in respect of income taxes or income tax liabilities (net of cash income tax refunds) during such period (including Dividends paid pursuant to Section 10.03(e) of the Credit Agreement, but excluding such cash payments related to asset sales not in the ordinary course of business) minus

$

[1]	Insert the last day of the respective Fiscal Month, Fiscal Quarter or Fiscal Year covered by the financial statements which are required to be accompanied by this Compliance Certificate.
[2]	Attach hereto in reasonable detail the calculations required to arrive at Consolidated EBITDA for purposes of the Fixed Charge Coverage Ratio.

(iv) without duplication of any amounts included in clause (iii) above, the aggregate amount of all cash Dividends paid by Holdings or any of its Restricted Subsidiaries to any Person other than Holdings or any of its Restricted Subsidiaries as permitted under Section 10.03 of the Credit Agreement for such period

$

b. Fixed Charges for the Test Period ended on the Computation Date	$

c. Ratio of line a to line b	:1.00

d. Minimum required pursuant to Section 10.07 (during a Compliance Period only)	1.00 :1.00

ANNEX 4

[List of Unrestricted Subsidiaries as of the Date of the Respective Compliance Certificate and Applicable Consolidating Financial Statements To Be Attached]

EXHIBIT L

FORM OF ASSIGNMENT

AND

ASSUMPTION AGREEMENT1

This Assignment and Assumption Agreement (this “Assignment”), is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item [1][2] below ([the] [each, an] “Assignor”) and [the] [each] Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of such [Assignees][and Assignors] hereunder are several and not joint.] Capitalized terms used herein but not defined herein shall have the meanings given to them in the ABL Credit Agreement identified below (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”). The Standard Terms and Conditions for Assignment and Assumption Agreement set forth in Annex 1 hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the] [each] Assignee, and [the] [each] Assignee hereby irrevocably purchases and assumes from [the][each] Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of [the][each] Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the [respective] Assignor’s outstanding rights and obligations identified below (including Letters of Credit, Revolving Loans and Swingline Loans) ([the] [each, an] “Assigned Interest”). [Each] [Such] sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment, without representation or warranty by [the][any] Assignor.

[1.	Assignor:

2.	Assignee:	][2]

[1][3].	Credit Agreement:	ABL Credit Agreement, dated as of March 9, 2012, among BI-LO Holding, LLC (“Holdings”), BI-LO, LLC (the “Borrower”), the lenders party thereto from time to time, Wells Fargo Bank, National Association, SunTrust Bank and TD Bank, N.A., as Co- Documentation Agents, Citibank, N.A., as Syndication Agent, Deutsche Bank Trust Company Americas, as Collateral Agent and as Administrative Agent, and Citibank, N.A., Deutsche Bank Trust Company Americas and Wells Fargo Bank, National Association, as Collateral Monitors.

[1]	This Form of Assignment and Assumption Agreement should be used by Lenders for an assignment to a single Assignee or to funds managed by the same or related investment managers.
[2]	If the form is used for a single Assignor and Assignee, items 1 and 2 should list the Assignor and the Assignee, respectively. In the case of an assignment to funds managed by the same or related investment managers, or an assignment by multiple Assignors, the Assignors and the Assignee(s) should be listed in the table under bracketed item 2 below.

[2.	Assigned Interest:[3]

Assignor	Assignee	Aggregate Amount of Total Revolving Loan Commitment	Amount of Revolving Loan Commitment Assigned	Percentage Assigned of Revolving Loan Commitments
[Name of Assignor]	[Name of Assignee]	$	$		%
[Name of Assignor]	[Name of Assignee]	$	$		%

[3]	Insert this chart if this Form of Assignment and Assumption Agreement is being used for assignments to funds managed by the same or related investment managers or for an assignment by multiple Assignors. Insert additional rows as needed.

[4.	Assigned Interest:[4]

Aggregate Amount of Total Revolving Loan Commitment	Amount of Revolving Loan Commitment Assigned	Percentage Assigned of Revolving Loan Commitments
$	$	%

Effective Date , , .

Assignor[s] Information		Assignee[s] Information
Payment Instructions:		Payment Instructions:

	Reference:		Reference:

Notice Instructions:		Notice Instructions:

	Reference:		Reference:

[Signature page follows.]

[4]	Insert this chart if this Form of Assignment and Assumption Agreement is being used by a single Assignor for an assignment to a single Assignee.

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR	ASSIGNEE
[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE][5]

By:	By:
Name:	Name:
Title:	Title:

[5]	Add additional signature blocks, as needed, if this Form of Assignment and Assumption Agreement is being used by funds managed by the same or related investment managers.

Consented to and Accepted:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[BI-LO, LLC

By:
Name:
Title:][6]

[NAME OF EACH ISSUING LENDER],
as Issuing Lender

By:
Name:
Title:

[6]	Insert only if no Event of Default is then in existence and the assignment is being made to an Eligible Transferee pursuant to 13.04(b)(y) of the Credit Agreement. Consent of the Borrower shall not be unreasonably withheld, delayed or conditioned, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice hereof.

ANNEX 1

BI-LO, LLC

CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1. Representations and Warranties.

1.1. Assignor. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [its] Assigned Interest, (ii) [the] [its] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document delivered pursuant thereto (other than this Assignment) or any collateral thereunder, (iii) the financial condition of Holdings or any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by Holdings or any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) confirms that it is (A) a Lender, (B) the parent company and/or an Affiliate of [the][each] Assignor which is at least 50% owned by [the][each] Assignor or its parent company, (C) an Affiliate of any other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an Affiliate of such other Lender for the purposes of this paragraph 1.2), provided, that no such assignment may be made to any such Person that is, or would at such time constitute, a Defaulting Lender, (D) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of any Lender or by an Affiliate of such investment advisor or (E) an Eligible Transferee under Section 13.04(b) of the Credit Agreement; (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][its] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase [the][its] Assigned Interest on the basis of which it has made such analysis and decision and (v) if it is organized under the laws of a jurisdiction outside the United States, it has attached to this Assignment any tax documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it; (b) agrees that it will, independently and without reliance upon the Administrative Agent, [the][each] Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes the Administrative Agent, the Collateral Agent and the Collateral Monitors to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to or otherwise conferred upon the Administrative Agent, the Collateral Agent or the Collateral Monitors, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payment. From and after the Effective Date, the Administrative Agent shall make all payments in respect [the] [each] Assigned Interest (including payments of principal, interest, fees, commissions and other amounts) to [the][each] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date.

3. Effect of Assignment. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Effective Date, (i) [the][each] Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) [the][each] Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

4. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of the Assignment. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5.1401 OF THE GENERAL OBLIGATIONS LAW).

*         *         *

EXHIBIT M

FORM OF INTERCOMPANY NOTE

[This Note, and the obligations of [NAME OF PAYOR] (the “Payor”) hereunder, shall be subordinate and junior in right of payment to all Senior Indebtedness (as defined in Section 1.07 of Annex A hereto) on the terms and conditions set forth in Annex A hereto, which Annex A is herein incorporated by reference and made a part hereof as if set forth herein in its entirety. Annex A shall not be amended, modified or supplemented without the written consent of the Required Lenders (as defined in the Credit Agreement referred to below)1

[Location]

[                    ], 20

FOR VALUE RECEIVED, [            ], a [            ], organized under the laws of [            ] (“Payor”), promises to pay on demand to the order of [            ] (the “Payee”), the unpaid principal amount of all loans and advances from time to time outstanding made by the Payee to the Payor. Payor further promises to pay interest on the unpaid principal amount of all such loans and advances from the date of such loans and advances until paid at such rate per annum and at such times as shall be agreed upon from time to time by such Payor and such Payee.

This note (this “Note”) evidences loans and advances that may be borrowed, repaid and reborrowed from time to time and Payor shall be obligated hereunder to pay to Payee on demand the net amount outstanding on the date of any such demand.

All payments in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of Payee, or at such other place as shall be designated for such purpose by Payee. Payor and Payee agree to record in their respective accounting records all outstanding loans and advances hereunder and all payments made hereunder; provided, however, that the failure by Payor or Payee to so record any such loan or advance or any payment made on this Note shall not limit or otherwise affect the obligations of Payor hereunder with respect to amounts owed under this Note. This Note may be prepaid in whole or in part at any time without penalty or premium.

Payor, for itself and its successors and assigns, waives presentment, demand, protest and notice thereof or of dishonor and waives the right to be released by reason of any extension of time or other indulgences or change in the terms of payment or any change, alteration or release of any security given for the payment hereof. This Note may be amended, modified or supplemented only by an instrument in writing executed by Payor and Payee.

[1]	EACH PROMISSORY NOTE EVIDENCING AN INTERCOMPANY LOAN INCURRED BY ANY CREDIT PARTY SHALL HAVE INCLUDED ON ITS FACE THIS BRACKETED LEGEND AND SHALL HAVE “ANNEX A TO NOTE” ATTACHED THERETO AND MADE A PART THEREOF.

This Note shall be binding upon Payor and its respective successors and assigns and shall inure to the benefit of Payee and its respective successors and assigns (it being understood that Payee may assign this Note without the consent of Payor).

No director, officer, employee, stockholder or shareholder of Payor or any affiliate of any of the foregoing shall have any personal liability in respect of the obligations of Payor under this Note by reason of his or her status, and this provision is part of the consideration for the issuance of the Note.

This Note is subject to the terms of (i) that certain ABL Credit Agreement, dated as of March 9, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), BI-LO Holding, LLC (“Holdings”), BI-LO LLC (the “Borrower”), the lenders party thereto from time to time, Wells Fargo Bank, National Association, SunTrust Bank and TD Bank, N.A., as Co-Documentation Agents, Citibank, N.A., as Syndication Agent, Deutsche Bank Trust Company Americas, as collateral agent (the “ABL Collateral Agent”) and as administrative agent, and Citibank, N.A., Deutsche Bank Trust Company Americas and Wells Fargo Bank, National Association, as Collateral Monitors, and (ii) that certain Indenture, dated as of February 3, 2011 (the “Indenture”), among the Borrower, BI-LO Finance Corp. (“Finance Corp.”), Holdings, the other Subsidiaries of Holdings, party thereto, Wells Fargo Bank, National Association, as trustee and as collateral agent (the “Senior Secured Notes Collateral Agent” and, together with the ABL Collateral Agent, the “Collateral Agents”), relating to the Borrower’s and Finance Corp.’s 9.25% Senior Secured Notes due 2019 (the “2019 Notes”). This Note shall be pledged by Payee pursuant to (i) that certain Pledge Agreement, dated as of February 3, 2011, executed by the Borrower, Holdings and certain other parties in favor of the Senior Secured Notes Collateral Agent and (ii) that certain Pledge Agreement, dated as of March 9, 2012, executed by the Borrower, Holdings and certain other parties in favor of the ABL Collateral Agent, in each case to the extent required pursuant to the terms thereof. Payee hereby acknowledges and agrees that, subject to the terms of the Intercreditor Agreement (as defined in the Credit Agreement) each Collateral Agent may exercise its respective rights provided in the Credit Agreement, the Indenture and the applicable Pledge Agreement with respect to this Note.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

IN WITNESS WHEREOF, Payor has caused this Note to be duly executed and delivered by its duly authorized officer as of the date first written above.

[ ]

By:
Title:

ANNEX A

TO

INTERCOMPANY NOTE

Section 1.01. Subordination of Liabilities. [NAME OF PAYOR] (the “Payor”), for itself, its successors and assigns, covenants and agrees, and each holder of the promissory note to which this Annex A is attached (the “Note”) by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, and interest on, and all other amounts owing in respect of, the Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex A). The provisions of this Annex A shall constitute a continuing offer to all persons or other entities who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

Section 1.02. The Payor Not to Make Payments with Respect to Note in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including, without limitation, interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex A) due and owing in respect thereof shall first be paid in full in cash before any payment of any kind or character (whether in cash, property, securities or otherwise) is made on account of the principal of (including installments thereof), or interest on, or any other amount otherwise owing in respect of, the Note. The Payor may not, directly or indirectly (and no Person or other entity on behalf of the Payor may), make any payment of any principal of, and interest on, or any other amount owing in respect of, the Note and may not acquire all or any part of the Note for cash, property or securities until all Senior Indebtedness has been paid in full in cash if any Default or Event of Default (each as defined below) is then in existence or would result therefrom. Each holder of the Note hereby agrees that, so long as any Default or Event of Default in respect of any Senior Indebtedness exists, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts owing in respect of the Note. As used herein, the terms “Default” and “Event of Default” shall mean any Default or Event of Default respectively, under and as defined in, the relevant documentation governing any Senior Indebtedness and in any event shall include any payment default with respect to any Senior Indebtedness.

(b) In the event that, notwithstanding the provisions of the preceding subsection (a) of this Section 1.02, any payment shall be made on account of the principal of, or interest on, or other amounts otherwise owing in respect of the Note, at a time when payment is not permitted by the terms of the Note or by said subsection (a), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if such notice is not given, the Payor shall give the holder of the Note prompt written notice of any maturity of Senior Indebtedness after which such Senior Indebtedness remains unsatisfied.

Section 1.03. Note Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of the Payor. (a) Upon any distribution of assets of the Payor upon any total or partial dissolution, winding up, liquidation or reorganization of the Payor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors, marshalling of assets or otherwise and whether voluntary or involuntary):

(i) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment of any kind or character on account of the principal of or interest on or any other amount owing in respect of the Note;

(ii) any payment or distribution of assets of the Payor of any kind or character, whether in cash, property or securities, to which the holder of the Note would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person or entity making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(iii) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Payor of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of principal of, or interest or other amounts due on, the Note before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall forthwith be paid over to the holders of the Senior Indebtedness remaining unpaid or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

(b) To the extent any payment of Senior Indebtedness (whether by or on behalf of any Payor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred.

(c) If the holder of the Note does not file a proper claim or proof of debt in the form required in any proceeding or other action referred to in the introduction paragraph of this Section 1.03 prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Indebtedness or their representative is hereby authorized to file an appropriate claim for and on behalf of the holder of the Note.

(d) Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if such notice is not given, the Payor shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of the Payor (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

Section 1.04. Subrogation. Subject to the prior payment in full in cash of all Senior Indebtedness, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Payor applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Payor or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note shall, as between the Payor, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by the Payor to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 1.05. Obligation of the Payor Unconditional. Nothing contained in this Annex A or in the Note is intended to or shall impair, as between the Payor and the holder of the Note, the obligation of the Payor, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of the Payor, other than the holders of the Senior Indebtedness, nor shall anything herein or therein, except as expressly provided herein, prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of the Payor received upon the exercise of any such remedy. Upon any distribution of assets of the Payor referred to in this Annex A, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the holder of the Note, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Payor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

Section 1.06. Subordination Rights Not Impaired by Acts or Omissions of the Payor or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Payor or by any act or failure to act by any such holder, or by any noncompliance by the Payor with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect thereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew, or alter or increase the amount of, any Senior Indebtedness, or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

Section 1.07. Senior Indebtedness. The term “Senior Indebtedness” shall mean all Obligations of the Payor under, or in respect of, (i) the Credit Agreement and each other Credit Document (as defined in the Credit Agreement) to which the Payor is a party, and any renewal, extension, restatement, refinancing or refunding of any thereof, (ii) each Secured Hedging Agreement (as defined in the Credit Documents), (iii) all Treasury Services Obligations (as defined in the Credit Documents), (iv) the Indenture, (v) the 2019 Notes, (vi) any other Senior Secured Note Obligations (as defined in the Intercreditor Agreement referred to in the Credit Agreement), (vii) the Refinancing Senior Secured Notes, and (viii) any Additional Obligations. As used herein, the term “Obligation” shall mean all principal, interest, premium, reimbursement obligations, penalties, fees, expenses, indemnities and other liabilities and obligations (including, without limitation, any guaranties of the foregoing liabilities and obligations) payable under the documentation governing any indebtedness (including, without limitation, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the documentation with respect thereto, whether or not such interest is an allowed claim against the debtor in any such proceeding).

Section 1.08. Miscellaneous. If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made by the Payor or any other Person or entity is rescinded or must otherwise be returned by the holders of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Payor or such other Person or entity), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

EXHIBIT N

FORM OF LANDLORD WAIVER AND CONSENT AGREEMENT

[DATE]

This LANDLORD WAIVER AND CONSENT AGREEMENT (this “Agreement”) is entered into by [NAME OF LANDLORD] (“Landlord”), to and for the benefit of DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as Collateral Agent for the Secured Creditors (as defined below) (in such capacity and together with any successor thereto, the “Collateral Agent”). Unless otherwise defined herein, all capitalized used herein and defined in the ABL Credit Agreement referred to below shall be used herein as therein defined.

RECITALS:

WHEREAS, Landlord is the record title holder and owner of certain real property located at [ADDRESS OF PROPERTY] (the “Real Property”);

WHEREAS, [NAME OF TENANT], a [STATE OF INCORPORATION/ FORMATION] (“Tenant”), has possession of and occupies all or a portion of the Real Property (the “Premises”);

WHEREAS, Tenant’s interest in the Premises arises under the lease agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”) more particularly described on Exhibit B annexed hereto, to which Landlord and Tenant are a party;

WHEREAS, reference is made to that certain ABL Credit Agreement, dated as of March 9, 2012 (as it may be amended, amended and restated, supplemented, refinanced or otherwise modified from time to time, the “ABL Credit Agreement”), among BI-LO Holding, LLC, BI-LO, LLC (the “Borrower”), the lenders party thereto from time to time (the “Lenders”), Wells Fargo Bank, National Association, SunTrust Bank and TD Bank, N.A., as Co-Documentation Agents, Citibank, N.A., as Syndication Agent, DBTCA, as Collateral Agent and as administrative agent (together with any successor administrative agent, the “Administrative Agent” and, together with the Collateral Agent, each Issuing Lender under the ABL Credit Agreement, the Syndication Agent and the Lenders, the “Lender Creditors”), and Citibank, N.A., Deutsche Bank Trust Company Americas and Wells Fargo Bank, National Association, as Collateral Monitors, pursuant to which Tenant (or affiliate of the Borrower) has executed a security agreement and other collateral documents in relation to the ABL Credit Agreement;

WHEREAS, Holdings, the Borrower, Tenant and/or one or more of their Subsidiaries have entered into, or may from time to time after the date hereof enter into, one or more Secured Hedging Agreements with the Administrative Agent, one or more Lenders and/or any affiliate of the foregoing (each of the Administrative Agent, any such Lender and/or affiliate, even if the Administrative Agent and/or the respective Lender subsequently ceases to be an Administrative Agent or a Lender under the ABL Credit Agreement for any reason, together with the Administrative Agent’s, such Lender’s or such affiliate’s successors and assigns, if any, collectively, the “Secured Hedging Creditors” and, together with the Lender Creditors, the “Secured Creditors”);

WHEREAS, Tenant’s repayment of (or guaranty of) the extensions of credit made by the Secured Creditors under the ABL Credit Agreement and/or any other Secured Debt Agreement (as defined in the Security Documents) will be secured, in part, by all of the following now or hereafter located on the Premises, (i) all inventory of Tenant, (ii) all equipment used in Tenant’s business, (iii) all leasehold improvements of Tenant, and (iv) all furniture and all other personal property (the “Collateral”); and

WHEREAS, the Collateral Agent has requested that Landlord execute this Agreement as a requirement under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby represents and warrants to, and covenants and agrees with, the Collateral Agent as follows:

1. Landlord Lien. (a) Landlord hereby (i) waives and releases unto the Collateral Agent and its successors and assigns any and all security interests created by statute, contract (including the Lease) or by common law and any and all rights granted by or under any present or future laws to levy or distraint for rent or any other charges which may be due to Landlord against the Collateral, and any and all other claims, liens and demands of every kind which it now has or may hereafter have against the Collateral (including, without limitation, any right to include the Collateral in any secured financing that Landlord may become a party to), and (ii) agrees that any rights it may have in or to the Collateral, no matter how arising (to the extent not effectively waived pursuant to clause (a)(i) of this paragraph 1), shall be subordinate to the rights of the Collateral Agent in respect thereof. Landlord acknowledges that the Collateral is and will remain personal property and not fixtures or part of the underlying real estate even though it may be affixed to or placed on the Premises.

(b) Landlord further agrees not to assert any claim to the Collateral while Tenant is indebted under (or in respect of) the Credit Agreement or any other Secured Debt Agreement (as defined in that certain Security Agreement, dated as of March 9, 2012, executed by the Borrower, Holdings and certain other parties in favor of the Collateral Agent). Landlord acknowledges that the Collateral Agent shall have a first priority security interest in the Collateral and that the Collateral Agent shall have the right to file and record Uniform Commercial Code financing statements against the Collateral.

2. Nature of Collateral. The Collateral may be installed in or located on the Premises and is not and shall not be deemed to be a fixture or part of the underlying real estate but shall at all times be considered personal property.

3. Status of Lease. Landlord certifies that (a) Landlord is the landlord under the Lease, (b) the Lease is in full force and effect and has not been amended, modified, or supplemented except as set forth on Exhibit A annexed hereto, (c) to the knowledge of Landlord, there is no defense, offset, claim or counterclaim by or in favor of Landlord against Tenant under the Lease or against the obligations of Landlord under the Lease, (d) no notice of default has been given under or in connection with the Lease which has not been cured, and Landlord has no knowledge of the occurrence of any other default under or in connection with the Lease, and (e) except as disclosed to Collateral Agent, no portion of the Premises is encumbered in any way by any deed of trust or mortgage lien or ground or superior lease.

4. Collateral Agent’s Access. (a) Landlord agrees that while the Lease is in effect (including during any extension or renewal periods) it will not prevent the Collateral Agent or its designees from entering upon the Premises at all reasonable times to inspect, appraise or remove the Collateral.

(b) In the event that Landlord either deems itself entitled to redeem or take possession of the Premises during the term of the Lease or intends to terminate the Lease prior to the expiration of the term thereof due to a default of Tenant thereunder, Landlord will deliver notice (the “Termination Notice”) to the Collateral Agent to that effect not less than twenty (20) days before taking such action. Landlord agrees that within the 90-day period after the Collateral Agent receives the Termination Notice (the “Disposition Period”), the Collateral Agent shall have the right, but not the obligation, to enter upon and into the Premises for the purpose of assembling, repossessing, appraising, displaying, removing, preparing for sale or lease, repairing, transferring, selling (at public or private sale) or otherwise dealing with the Collateral. Landlord further agrees that during the Disposition Period, Landlord will not interfere with the Collateral Agent’s actions in removing the Collateral from the Premises or such other of the Collateral Agent’s actions in otherwise enforcing its security interest in the Collateral. Notwithstanding anything to the contrary in this paragraph, Landlord acknowledges that the Collateral Agent shall at no time have any obligation to remove the Collateral from the Premises. The Collateral Agent shall not be liable for any diminution in value of the Premises caused by the absence of the Collateral actually removed or by the need to replace the Collateral after such removal. For the actual period of occupancy by the Collateral Agent during the Disposition Period, the Collateral Agent will pay to Landlord a fee equal to the basic rent required to be paid under the Lease by tenant as if the Lease were in full force and effect, pro rated on a per diem basis based on a 30 day month, to the extent that such amount is not paid by Tenant.

(c) In entering upon or into the Premises under either clause (a) or (b) set forth above of this paragraph 4, the Collateral Agent hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, liabilities, costs and expenses incurred by Landlord and caused solely by the Collateral Agent entering upon or into the Premises and taking any of the foregoing actions with respect to the Collateral. Such costs shall include any damage to the Premises made by the Collateral Agent in severing and/or removing the Collateral therefrom and taking any of the foregoing actions with respect to the Collateral. Additionally, the Collateral Agent shall repair, at its sole cost and expense, any physical damage to the Premises actually caused by the Collateral Agent’s taking any of the foregoing actions with respect to the Collateral.

5. Default Notices. Landlord shall send to the Collateral Agent a copy of any notice of default under the Lease sent by Landlord to Tenant (the “Default Notice”). Any Default Notice shall state the nature of the default and shall specify the amounts of rent or other payments provided for that are claimed to be in default.

6. Default and Cure Rights. Notwithstanding anything to the contrary contained in the Lease, and without thereby assuming Tenant’s obligations under the Lease, in the event of a default by Tenant under the Lease, the Collateral Agent shall have the right, but not the obligation, to cure any such default(s) within the later of (a) thirty (30) days following receipt of a Default Notice, and (b) the last day of the cure period available to Tenant under the terms of the Lease (except with respect to payment default(s), which cure must be made within the later of (i) fifteen (15) days following receipt of a Default Notice, and (ii) the last day of the cure period available to Tenant under the terms of the Lease with respect to payment default(s)); provided, however, that if a non-monetary default cannot reasonably be cured by the Collateral Agent within such thirty (30) day period, the Collateral Agent shall have such additional period of time as shall be reasonably necessary (at Landlord’s reasonable discretion) to cure such non-monetary default so long as the Collateral Agent commences such curative measures within such thirty (30) day period and thereafter proceeds diligently to complete such curative measures.

7. Estoppel Certificate. Within fifteen (15) days after written request therefor from the Collateral Agent, but no more frequently than two (2) times per any twelve (12) month period, Landlord shall deliver to the Collateral Agent (and any other party identified by the Collateral Agent) an estoppel certificate signed by Landlord in form reasonably designated by the Collateral Agent that certifies as to: (a) the rent payable under the Lease; (b) the term of the Lease and the rights of Tenant, if any, to extend the term of the Lease; (c) the nature of any defaults by Tenant alleged by Landlord; and (d) any other matters reasonably requested by the Collateral Agent.

8. Delivery of Notices. All notices to the Collateral Agent under this Agreement shall be in writing and sent to the Collateral Agent by telefacsimile, by United States certified mail, return receipt requested, or by overnight delivery service at the address set forth on the signature page to this Agreement.

9. Expiration of Agreement. The provisions of this Agreement shall continue in effect until the earlier of (a) the date on which the Lease would otherwise terminate absent a Tenant default, and (b) Landlord shall have received the Collateral Agent’s written certification that all amounts advanced under the ABL Credit Agreement and the other Secured Debt Agreements and all obligations thereunder have been paid in full and all such agreements have been terminated.

10. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the law of the State in which the Premises are located, without regard to conflicts of laws principles.

11. Successors and Assigns. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the successor and assigns of Landlord (including any successor owner of the Real Property) and the Collateral Agent. Landlord will disclose the terms and conditions of this Agreement to any purchaser or successor to Landlord’s interest in the Premises.

12. Amendments. This Agreement may not be changed or terminated orally and is binding upon, and inures to the benefit of, the parties hereto and each of their respective successors and assigns. Landlord will disclose the terms and provisions of this Agreement to any purchaser or successor to Landlord’s interest in the Premises.

13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but together the counterparts shall constitute one and the same document.

14. Secured Debt Agreements. The Secured Creditors may, without in any way affecting or limiting this Agreement, and without notice to Landlord, modify, supplement, restate (in whole or in part) or refinance any Secured Debt Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the day and year first set forth above.

[NAME OF LANDLORD]

By:
Name:
Title: [Address]

Address: 60 Wall Street New York, NY 10005-2858 Attention: Dusan Lazarov Telephone No.: (212) 250-0211	Collateral Agent: DEUTSCHE BANK TRUST COMPANY AMERICAS
By:
Name:
Facsimile No.: (212) 797-5695		Title:

By:
Name:
Title:

EXHIBIT A TO

LANDLORD WAIVER AND CONSENT

Description of Lease (including any amendments thereto and assignments thereof):

[Landlord to provide]

EXHIBIT O

FORM OF JOINDER AGREEMENT

THIS JOINDER IN SUBSIDIARIES GUARANTY, SECURITY AGREEMENT, PLEDGE AGREEMENT AND INTERCREDITOR AGREEMENT (this “Joinder”) is executed as of             , 20            by [NAME OF NEW SUBSIDIARY], a             [corporation] [limited liability company] [partnership] (the “Joining Party”), and delivered to Deutsche Bank Trust Company Americas, as Administrative Agent and as Collateral Agent, for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, BI-LO Holding, LLC, a Delaware limited liability company, BI-LO, LLC, a Delaware limited liability company (the “Borrower”), the various lenders from time to time party thereto (the “Lenders”), Citibank, N.A., as Syndication Agent, Wells Fargo Bank, National Association, SunTrust Bank and TD Bank, N.A., as Co-Documentation Agents, Deutsche Bank Trust Company Americas, as Administrative Agent and as Collateral Agent, and Citibank, N.A., Deutsche Bank Trust Company Americas and Wells Fargo Bank, National Association, as Collateral Monitors, have entered into an ABL Credit Agreement, dated as of March 9, 2012 (as the same may be amended, modified or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrower as contemplated therein;

WHEREAS, the Joining Party is a Domestic Subsidiary of the Borrower and desires, or is required pursuant to the provisions of the Credit Agreement, to become a Subsidiary Guarantor under the Subsidiaries Guaranty, an Assignor under the Security Agreement, a Pledgor under the Pledge Agreement and a Grantor under the Intercreditor Agreement; and

WHEREAS, the Joining Party will obtain benefits from the incurrence of Loans by the Borrower, and the issuance of, and participation in, Letters of Credit for the account of the Borrower, in each case pursuant to the Credit Agreement, and, accordingly, desires to execute this Joinder in order to (i) satisfy the requirements described in the preceding paragraph and (ii) induce the Lenders to make Loans to the Borrower and issue, and/or participate in, Letters of Credit for the account of the Borrower;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Joining Party, the receipt and sufficiency of which are hereby acknowledged, the Joining Party hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

1. By this Joinder, the Joining Party becomes (i) a Subsidiary Guarantor for all purposes under the Subsidiaries Guaranty, pursuant to Section 22 thereof, (ii) an Assignor for all purposes under the Security Agreement, pursuant to Section 10.12 thereof, (iii) a Pledgor for all purposes under the Pledge Agreement, pursuant to Section 30 thereof and (iv) a Grantor for all purposes under the Intercreditor Agreement.

2. The Joining Party agrees that, upon its execution hereof, it will become a Guarantor under, and as defined in, the Subsidiaries Guaranty with respect to all Guaranteed Obligations (as defined in the Subsidiaries Guaranty), and will be bound by all terms, conditions and duties applicable to a Guarantor under the Subsidiaries Guaranty and the other Credit Documents. Without limitation of the foregoing, and in furtherance thereof, the Joining Party absolutely, unconditionally and irrevocably, and jointly and severally, guarantees the due and punctual payment and performance when due of all Guaranteed Obligations (on the same basis as the other Guarantors under the Subsidiaries Guaranty).

3. The Joining Party agrees that, upon its execution hereof, it will become a Pledgor under, and as defined in, the Pledge Agreement, and will be bound by all terms, conditions and duties applicable to a Pledgor under the Pledge Agreement. Without limitation of the foregoing and in furtherance thereof, as security for the due and punctual payment when due of the Obligations (as defined in the Pledge Agreement), the Joining Party hereby pledges and assigns to the Collateral Agent for the benefit of the Secured Creditors and grants to the Collateral Agent for the benefit of the Secured Creditors a security interest in all its right, title and interest in, to and under the Pledge Agreement Collateral, if any, now owned or hereafter acquired by it, in each case to the extent provided in the Pledge Agreement.

4. The Joining Party agrees that, upon its execution hereof, it will become an Assignor under, and as defined in, the Security Agreement, and will be bound by all terms, conditions and duties applicable to an Assignor under the Security Agreement. Without limitation of the foregoing and in furtherance thereof, as security for the due and punctual payment when due of the Obligations (as defined in the Security Agreement), the Joining Party hereby pledges and assigns to the Collateral Agent for the benefit of the Secured Creditors and grants to the Collateral Agent for the benefit of the Secured Creditors a security interest in all its right, title and interest in, to and under the Security Agreement Collateral, if any, now owned or hereafter acquired by it, in each case to the extent provided in the Security Agreement.

5. The Joining Party agrees that, upon its execution hereof, it will become a Grantor under, and as defined in, the Intercreditor Agreement, and will be bound by all terms, conditions and duties applicable to a Grantor under the Intercreditor Agreement.

6. In connection with the grant by the Joining Party, pursuant to paragraph 3 above, of a security interest in all of its right, title and interest in the Pledge Agreement Collateral in favor of the Collateral Agent, the Joining Party agrees to perform (to the extent required) for the benefit of the Secured Creditors, together with the delivery of this Joinder, each of the actions specified in Section 3.2 of the Pledge Agreement.

7. The Joining Party hereby makes and undertakes, as the case may be, each covenant, representation and warranty made by, and as (i) each Subsidiary Guarantor pursuant to Section 9 of the Subsidiaries Guaranty, (ii) each Assignor pursuant to Articles II, III, IV, V and VI of the Security Agreement and (iii) each Pledgor pursuant to Section 16 of the Pledge Agreement, in each case as of the date hereof (except to the extent any such representation or warranty relates solely to an earlier date in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and agrees to be bound by all covenants, agreements and obligations of a Subsidiary Guarantor, an Assignor and a Pledgor pursuant to the Subsidiaries Guaranty, Security Agreement and Pledge Agreement, respectively, and all other Credit Documents to which it is or becomes a party.

8. Annexes A, B, C, D, E, F and G to the Pledge Agreement are hereby amended by supplementing such Annexes with the information for the Joining Party contained on Annexes A, B, C, D, E, F and G attached hereto as Annex I. In addition, Annexes A, B, C, D, F, G, H, I and J to the Security Agreement are hereby amended by supplementing such Annexes with the information for the Joining Party contained on Annexes A, B, C, D, F, G, H, I and J attached hereto as Annex II.

9. This Joinder shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns; provided, however, that the Joining Party may not assign any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders or as otherwise permitted by the Credit Documents. THIS JOINDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES). This Joinder may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Joinder shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Joinder which shall remain binding on all parties hereto.

10. From and after the execution and delivery hereof by the parties hereto, this Joinder shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

11. Each of the representations and warranties set forth in the Credit Agreement and each other Credit Document and applicable to the undersigned is true and correct in all material respects, both before and after giving effect to this Joinder on the date hereof, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date (it being understood that any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on any such date).

12. No event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default.

13. The effective date of this Joinder is [            ], 20    .

*    *    *

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the date first above written.

[NAME OF NEW CREDIT PARTY]

By:
Name:
Title:

Accepted and Acknowledged by: DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[ANNEX I and II to be attached by the Joining Party]

EXHIBIT P

FORM OF BORROWING BASE CERTIFICATE

[DATE]

The undersigned hereby certifies that:

(1) I am the duly elected                          of BI-LO, LLC, a Delaware limited liability company (the “Borrower”).

(2) In accordance with subsection 9.01(j) of that certain ABL Credit Agreement, dated as of March 9, 2012 (said ABL Credit Agreement, as it may be amended, restated, modified and/or supplemented, being the “Credit Agreement”, the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined), by and among BI-LO Holding, LLC, the Borrower, Citibank, N.A., as Syndication Agent, Wells Fargo Bank, National Association, SunTrust Bank and TD Bank, N.A., as Co-Documentation Agents, Deutsche Bank Trust Company Americas, as Collateral Agent and as Administrative Agent, Citibank, N.A., Deutsche Bank Trust Company Americas and Wells Fargo Bank, National Association, as Collateral Monitors and the lenders party thereto from time to time, attached hereto as Annex 1 is a true and accurate calculation of the Borrowing Base as of             , 20    , determined in accordance with the requirements of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of the date first written above.

BI-LO, LLC

By:
Name:
Title:

ANNEX A

TO

EXHIBIT P

ANNEX 1 TO

BORROWING BASE CERTIFICATE

[Attach in reasonable detail the respective components of clauses (a), (b), (c) and (d) of the definition of Borrowing Base and all applicable Reserves and the amount, if any, under clause

(b) at the end of the first paragraph of the definition of Borrowing Base and the respective calculations of the foregoing and of the aggregate Borrowing Base under clauses (a), (b), (c) and

(d) and all applicable Reserves and such other amount]

EXHIBIT Q

FORM OF SHAREHOLDER SUBORDINATED NOTE

$	New York, New York
,

FOR VALUE RECEIVED, BI-LO Holding, LLC, a Delaware limited liability company (the “Company”), hereby promises to pay to             or [its] [his] [her] assigns (the “Payee”), in lawful money of the United States of America in immediately available funds, at             , the principal sum of             DOLLARS, which amount shall be payable on             ,             .1

[The Company also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at a rate per annum equal to             , such interest to be paid [semi-annually] [annually] on             [and             ] of each year and at maturity hereof.]

This Note is subject to voluntary prepayment, in whole or in part, at the option of the Company, without premium or penalty.

This Note is one of the Shareholder Subordinated Notes referred to in the Credit Agreement, dated as of March 9, 2012, among the Company, BI-LO, LLC, a Delaware limited liability company, the lenders party thereto from time to time, Wells Fargo Bank, National Association, SunTrust Bank and TD Bank, N.A., as Co-Documentation Agents, Citibank, N.A. (“Citi”), as Syndication Agent, Deutsche Bank Trust Company Americas (“DBTCA”), as Administrative Agent and as Collateral Agent, and DBTCA, Wells Fargo Bank, National Association and Citi, as Collateral Monitors, (as amended, restated, modified, supplemented, extended, renewed, refinanced, replaced and/or refunded from time to time, the “Credit Agreement”) and shall be subject to the provisions thereof. Unless otherwise defined herein, all capitalized terms used herein or in Annex A attached hereto and defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

Notwithstanding anything to the contrary contained in this Note, the Payee understands and agrees that the Company shall not be required to make, and shall not make, any payment of principal, interest or other amounts on this Note to the extent that such payment is prohibited by, or would give rise to a default or an event of default under, the terms of any Senior Indebtedness (as defined in Annex A attached hereto), including, but not limited to, Sections 10.03 and 10.08 of the Credit Agreement.

This Note, and the Company’s obligations hereunder, shall be subordinate and junior to all indebtedness constituting Senior Indebtedness (as defined in Section 1.07 of Annex A attached hereto) on the terms and conditions set forth in Annex A attached hereto, which Annex A is herein incorporated by reference and made a part hereof as if set forth herein in its entirety. Annex A shall not be amended, modified or supplemented without the written consent of the Required Lenders (or, after the Credit Agreement has been terminated, the other holders holding at least a majority of the outstanding amount of the other Senior Indebtedness (as defined therein in such Annex A)).

[1]	Insert a date that is at least one year after the Final Maturity Date.

The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

BI-LO HOLDING, LLC

By:
Name:
Title:

ANNEX A

TO

EXHIBIT Q

Section 1.01. Subordination of Liabilities. BI-LO Holding, LLC (the “Company”), for itself, its successors and assigns, covenants and agrees, and each holder of the Note to which this Annex A is attached (the “Note”) by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Note (the “Subordinated Indebtedness”) is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex A). The provisions of this Annex A shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

Section 1.02. Company Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex A) due and owing in respect thereof shall first be paid in full in cash, before any payment of any kind or character (whether in cash, property, securities or otherwise) is made on account of the Subordinated Indebtedness.

(b) Until all Senior Indebtedness has been paid in full in cash and all commitments and letters of credit in respect of such Senior Indebtedness have been terminated, the sum of all payments in respect of the Note (including principal and interest), together with the sum of (i) all payments made under all other Shareholder Subordinated Notes and (ii) all payments made by the Company and its Restricted Subsidiaries to repurchase stock of the Company held by employees, officers and directors of the Company and its Subsidiaries shall not exceed at any time that amount permitted to be paid by the Company for such purpose by the terms of the respective issue of Senior Indebtedness.

(c) The Company may not, directly or indirectly (and no other Person on behalf of the Company may), make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash, property or securities until all Senior Indebtedness has been paid in full in cash and all commitments and letters of credit in respect of such Senior Indebtedness have been terminated if any default or event of default under the Credit Agreement (as defined in Section 1.07 of this Annex A) or any other issue of Senior Indebtedness is then in existence or would result therefrom. Each holder of the Note hereby agrees that, so long as any such default or event of default in respect of any issue of Senior Indebtedness exists, it will not sue for, or otherwise take any action to enforce the Company’s obligations to pay, amounts owing in respect of the Note. Each holder of the Note understands and agrees that to the extent that this clause (c) prohibits any payment, or clause (b) of this Section 1.02 reduces the payment of, interest, principal and/or other amounts which would otherwise be payable under the Note but for the limitations set forth in this clause (c) or such clause (b), such unpaid amount shall not constitute a payment default under the Note and the holder of the Note may not sue for, or otherwise take action to enforce the Company’s obligation to pay such amount, provided that such unpaid principal, interest or other amount shall remain an obligation of the Company to the holder of the Note pursuant to the terms of the Note.

(d) In the event that, notwithstanding the provisions of the preceding subsections (a), (b) and (c) of this Section 1.02, the Company (or any other Person on behalf of the Company) shall make (or the holder of the Note shall receive) any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a), (b) or (c), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture, loan agreement or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued or made, as their respective interests may appear (after taking into account any intercreditor arrangements among the holders of Senior Indebtedness), for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. The Company shall give the holder of the Note prompt written notice of any event which would prevent payments under Section 1.02(a), (b) or (c) hereof; provided, however, that failure to give such notice shall not in any way modify the provisions of this Annex A or affect the subordination effected hereby.

Section 1.03. Subordination to Prior Payment of all Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company. Upon any distribution of assets of the Company upon dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate (including the default rate) provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

(b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holder of the Note would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture, loan agreement or other agreement under which any instruments evidencing any such Senior Indebtedness may have been issued or made, as their respective interests may appear (after taking into account any intercreditor arrangements among the holders of Senior Indebtedness), to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(c) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or their representative or representatives, or to the trustee or trustees under any indenture, loan agreement or other agreement under which any instruments evidencing any of such Senior Indebtedness may have been issued or made, as their respective interests may appear (after taking into account any intercreditor arrangements among the holders of Senior Indebtedness), for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

If the holder of the Note does not file a proper claim or proof of debt in the form required in any proceeding or other action referred to in the introduction paragraph of this Section 1.03 prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Indebtedness or their representative is hereby authorized to file an appropriate claim for and on behalf of the holder of the Note.

Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if the hereafter referenced notice is not given, the Company shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

Section 1.04. Subrogation. Subject to the prior payment in full in cash of all Senior Indebtedness and all commitments and letters of credit in respect of such Senior Indebtedness having been terminated, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note shall, as between the Company, its creditors, other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 1.05. Obligation of the Company Unconditional. Nothing contained in this Annex A or in the Note is intended to or shall impair, as between the Company and the holder of the Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of the Company other than the holders of the Senior Indebtedness, nor, except as specifically provided herein, shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law upon an event of default under the Note, subject to the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Annex A, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the holder of the Note, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

Section 1.06. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

Section 1.07. Senior Indebtedness. The term “Senior Indebtedness” shall mean all Obligations (as defined below) of (i) the Company under (or in respect of) the Credit Agreement, dated as of March 9, 2012 (as amended, restated, modified, supplemented, extended, renewed, refinanced, replaced and/or refunded from time to time, the “Credit Agreement”), among the Company, BI-LO, LLC, a Delaware limited liability company, the lenders party thereto from time to time, Wells Fargo Bank, National Association, SunTrust Bank and TD Bank, N.A., as Co-Documentation Agents, Citibank, N.A. (“Citi”), as Syndication Agent, Deutsche Bank Trust Company Americas (“DBTCA”), as Administrative Agent and as

Collateral Agent, and DBTCA, Wells Fargo Bank, National Association and Citi, as Collateral Monitors, and each other Credit Document (as defined in the Credit Agreement) and (in each case) any renewal, extension, restatement, refinancing or refunding (in whole or in part) thereof, (ii) the Company under (or in respect of) any Interest Rate Protection Agreement or Other Hedging Agreement (as each such term is defined in the Credit Agreement), (iii) the Company under (or in respect of) the Senior Secured Notes or the other Senior Secured Notes Documents (as each such term is defined in the Credit Agreement) and (iv) the Company under (or in respect of) any Treasury Services Agreement. As used herein, the term “Obligation” shall mean any principal, interest, premium, penalties, fees, expenses, indemnities and other liabilities and obligations payable under the documentation governing any indebtedness, including guaranties of the foregoing obligations and liabilities (including interest, fees and expenses after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the relevant rate provided pursuant to the terms of the respective documentation, whether or not such interest, fees or expenses are an allowed claim against the debtor in any such proceeding).

Section 1.08. Miscellaneous. If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made by the Company or any other Person is rescinded or must otherwise be returned by the holders of the Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or such other Person), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.